     As filed with the Securities and Exchange Commission on July 30, 2002

                                                  Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   ----------
                BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                   03-0469601
   -------------------------------        ------------------------------------
   (STATE OR OTHER JURISDICTION OF        (I.R.S. EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)

                                553 CAPITAL DRIVE
                           LAKE ZURICH, ILLINOIS 60047
                                 (847) 540-6554

                                  -------------
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                SCOTT J. READING
                                    PRESIDENT
                BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION
                                553 CAPITAL DRIVE
                           LAKE ZURICH, ILLINOIS 60047
                                 (847) 540-6554

            (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                  -------------
                                   COPIES TO:

                              H. JOHN STEELE, ESQ.
                                MCKEE NELSON LLP
                                  1919 M STREET
                             WASHINGTON, D.C. 20036
                                 (202) 775-4136

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

                                  -------------
         If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. /X/

                         CALCULATION OF REGISTRATION FEE

                                                Amount Being      Proposed Maximum      Proposed Maximum       Amount of
    Title of Securities Being Registered         Registered      Offering Price Per    Aggregate Offering    Registration
                                                                      Unit(1)               Price(1)              Fee
--------------------------------------------- ----------------- --------------------- --------------------- ----------------
Asset-Backed Certificates and Asset-Backed      $1,000,000.00           100%             $1,000,000.00          $92.00
Notes
============================================= ================= ===================== ===================== ================

(1)  Estimated solely for the purpose of calculating the registration fee.

                                ----------------
         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                  PROSPECTUS SUPPLEMENT DATED [________] [__],
                  (TO PROSPECTUS DATED [_________] [__], 2002)

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

[LOGO]                           $[___________]
                    MORTGAGE LOAN ASSET BACKED CERTIFICATES,
                               SERIES 200[__]-[_]
                         BASIC MORTGAGE TRUST 200[_]-[_]
        PRINCIPAL AND INTEREST PAYABLE MONTHLY, BEGINNING IN [   ] 200[ ]

                BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION

                                    DEPOSITOR

                               [_________________]

                                [MASTER SERVICER]

                               [_________________]

                                    [SELLER]

     The trust will issue:

     -  [   ] classes of senior certificates; and

     -  [   ] classes of subordinated certificates.

     For a description of the certificates offered by this prospectus supplement, see "Offered Certificates" in this prospectus supplement.

                                ----------------

     The assets of the trust will include [ ] groups of mortgage loans secured by one-to-four family residential properties. [One group will consist of first and second lien, fixed rate mortgage loans. The [ ] group will consist of first lien, adjustable rate mortgage loans.] [The trust will also hold cash for the purchase of subsequent mortgage loans on or before [ ][ ], 2002.]

     The mortgage loans were or will be originated or acquired in accordance with underwriting guidelines that are not as restrictive as federal agency guidelines. As a result, the mortgage loans may experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with more restrictive standards.

                                ----------------

     AN INVESTMENT IN THE OFFERED CERTIFICATES INVOLVES SIGNIFICANT RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-[ ] OF THIS PROSPECTUS SUPPLEMENT AND PAGE [ ] OF THE PROSPECTUS.

                                ----------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The underwriters will offer the certificates offered by this prospectus supplement from time to time at varying prices to be determined at the time of sale. The certificates will be available for delivery to investors in book-entry form through the facilities of The Depository Trust Company, or upon request through Clearstream and the Euroclear System on or about [ ][ ], 2002.

                                 [Underwriters]

                  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
                IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

     The offered certificates are described in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates. Investors can find a glossary of certain significant defined terms at the end of this prospectus supplement.

     This prospectus supplement does not contain complete information about the offering of these securities. We suggest that you read both this prospectus supplement and the prospectus in full. We cannot sell these securities to you unless you have received both this prospectus supplement and the prospectus.

     IF INFORMATION VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. No one has been authorized to provide you with different information.

     We are not offering the certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their cover pages.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date of the prospectus supplement.

     This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the materials, including tables, under the headings "Risk Factors" and "Prepayment and Yield Considerations." Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by accompanying language, including "expects," "intends," "anticipates," "estimates" or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor's control. These forward-looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to distribute any updates or revisions to any forward-looking statements to reflect changes in the depositor's expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

                                TABLE OF CONTENTS

                PROSPECTUS SUPPLEMENT

Offered Certificates.........................S-__

Summary of Terms.............................S-__

Risk Factors.................................S-__

Recent Developments..........................S-__

The Mortgage Loan Pool.......................S-__

[The Originators.............................S-__

Prepayment and Yield Considerations..........S-__

Description of The Offered Certificates......S-__

The Certificate Insurance Policy.............S-__

The Agreement................................S-__

Material Federal Income Tax Consequences.....S-__

Erisa Considerations.........................S-__

Ratings......................................S-__

Legal Investment Considerations..............S-__

Use of Proceeds..............................S-__

Legal matters................................S-__

Underwriting.................................S-__

Glossary.....................................S-__

Appendix A: Pool Information.................A-__

                  PROSPECTUS

Important Notice About Information
Presented in this Prospectus and
the Prospectus Supplement .......................   2

Risk Factors ....................................   5

The Trust Fund ..................................  22

Description of the Securities ...................  39

Credit Enhancement ..............................  60

Yield and Prepayment Considerations .............  68

The Agreements ..................................  71

Legal Aspects of
the Loans .......................................  90

Material Federal Income Tax
Consequences .................................... 101

State and Local Tax Considerations .............. 122

ERISA Considerations ............................ 123

Legal Investment ................................ 129

Method of Distribution .......................... 130

Legal Matters ................................... 131

Financial Information ........................... 131

Rating .......................................... 132

                              OFFERED CERTIFICATES

     The trust will issue the following classes of certificates that are being offered by this prospectus supplement and the accompanying prospectus.

              INITIAL                               FINAL
            CERTIFICATE                           SCHEDULED
             PRINCIPAL              RATINGS      DISTRIBUTION
 CLASS(1)     BALANCE    COUPON  MOODY'S/S&P(5)     DATE(6)    TYPE
----------  -----------  ------  --------------  ------------  ----
[      (2)  $       (3)  %                                        ]
                    (4)

----------
[(1) These pass-through rates are subject to a cap.
(2)  These classes will not receive any principal payments.
(3)  The [   ] Certificates will accrue interest on their notional amount at the variable rate described in this prospectus supplement.
(4)  The [   ] Certificates will accrue interest on their notional amount at the stepped rate described in this prospectus supplement.
(5) A rating reflects the rating agency's assessment of the likelihood that timely payments will be made on the certificates. Ratings do not address the likelihood or expected rate of prepayments, or the possibility that investors in the certificates might suffer a lower than anticipated yield due to prepayments.
(6) Calculated as described herein under "Prepayment and Yield Considerations." The actual final distribution date of the offered certificates may be substantially earlier or later than the final scheduled distribution date.]

                                SUMMARY OF TERMS

     This summary highlights selected information from this document. It does not contain all the information that you need to consider in making your investment decision. To understand the terms of the offered certificates and the characteristics of the underlying mortgage loans, read carefully the entire prospectus supplement and the accompanying prospectus.

     - This summary provides an overview of structural provisions, calculations, cash flows and other information to aid your understanding and is qualified by the full description of the structural provisions, calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

THE TRUST

     The issuer of the certificates is BASIC Mortgage Trust 2002-[_]. The trust was created for the sole purpose of issuing the certificates. The certificates represent individual ownership interests in the trust and are not the obligation of any other entity. Neither the certificates nor the mortgage loans will be insured by any governmental agency or instrumentality.

SELLERS

     [_______________].

DEPOSITOR

     BancCap Asset Securitization Issuance Corporation.

MASTER SERVICER

     [_______________].

SERVICER

     [_______________].

TRUSTEE AND CALCULATION AGENT

     [_______________].

CUT OFF DATE

     As of the close of business on [____] 1, 2002 for the mortgage loans to be sold to the trust on the closing date.

CLOSING DATE

     On or about [____] [__], 2002.

OFFERED CERTIFICATES

     As described in this prospectus supplement, the trust will be divided into [____] groups, group [_] and group [_], respectively. [The mortgage loans in group [_] bear interest at fixed rates; the mortgage loans in group [_] bear interest at adjustable rates. [In general, the trust will distribute collections on the mortgage loans in group [_] to the group [_] senior certificates and collections on mortgage loans in group [_] to the group [_] senior certificates.]

     [The Class [_] Certificates will be entitled to distributions from group [_] and group [_].]

     [The subordinate certificates and the Class [_] and Class [_] Certificates will be entitled to distributions from all mortgage loan groups.

DISTRIBUTION DATE

     The trust will make distributions on the 25th day of each month, or if that day is not a business day, the next business day. The first distribution date will be [____] 25, 2002.

PASS-THROUGH RATES

     The pass-through rates on the group [_] senior certificates (other than the Class [____] Certificates), and on the Class [____]Certificates are fixed as described herein and are shown on page S-[_]. The Class [____] Certificates have a stepped rate, as further described in this prospectus supplement. [The pass-through rates for the group [_] senior certificates will be capped as described in this prospectus supplement.]

     [The pass-through rates on the group [_] senior certificates and the Class [____], Class [____], Class [____], Class [____] and Class [____] Certificates adjust on each distribution date, based on the value of one month LIBOR. The pass-through rates for the group [_] senior certificates and the Class [____], Class [____], Class [____] and Class [_] Certificates will be subject to a cap described in this prospectus supplement.]

     [Whenever a pass-through rate for a certificate is capped, any shortfall in interest on that certificate resulting from the application of the cap will be on such distribution date or on future distribution dates, to the extent available, carried over to subsequent distribution dates and, to the extent available, will be paid from excess interest as more fully described in this prospectus supplement.]

     [The Class [____] and Class [____] Certificates will not be entitled to distributions of any kind after the [____] and [____] distribution dates, respectively.]

     [The Class [____], Class [____] and Class [____] Certificates will not receive any principal payments. Interest on the Class [____] Certificates will be subordinate to the payment of other amounts as described in this prospectus supplement.]

INTEREST DISTRIBUTIONS

     On each distribution date, the trust will distribute interest, to the extent collected, in the following order:

- [out of collections from the related loan group,] all interest due the related senior certificates (including the allocable portion of such interest due the Class [____] and Class [____] Certificates);

- [in combination with such remaining amounts from the other mortgage loan group,] to the payment of the subordinate certificates (including the allocable portion of such interest due the Class [____] Certificates) in the order of priority described in this prospectus supplement; and

- any remaining amounts will be applied as described under "Excess Interest" below.

[EXCESS INTEREST AND PLEDGED PREPAYMENT PENALTY CASHFLOW

     On each distribution date, the trust generally will apply a specified percentage of prepayment penalties collected from a group ("pledged prepayment penalties") to pay any interest shortfall resulting from application of a cap on the pass-through rate of the related certificates.]

     [Additionally,] on each distribution date, the trust will distribute [any remaining pledged prepayment penalties and] any excess interest in the following order:

- [for the first [____] distribution dates only, to the certificates, in order of seniority, any interest shortfall resulting from application of a cap;]

- to the certificates, as an extra principal distribution, but only to the limited extent described in this prospectus supplement;

- to the subordinate certificates, in order of seniority, the amount of unpaid interest for prior distribution dates (excluding any shortfall resulting from application of a cap) and amounts in repayment of any realized losses previously allocated to those certificates;

- [to the certificates, in order of seniority, any interest shortfall resulting from application of a cap;]

- to specified classes of certificates to the extent of any remaining losses allocated thereto; and

-  to the Class [____] and Class [____] Certificates, any remainder.]

PRINCIPAL DISTRIBUTIONS

     On each distribution date, the trust will distribute principal collected [for a group] to the [related] certificates as described under "Description of the Offered Certificates--Distributions" herein.

     [The Class [____], Class [____] and Class [____] Certificates are not entitled to distributions of principal.]

[CREDIT ENHANCEMENT

     Credit enhancement refers to various mechanisms that are intended to protect owners of classes of certificates against losses due to defaults on the mortgage loans.

     The certificates have the benefit of the following types of credit enhancement:

- the use of excess interest (including available pledged prepayment penalties) to distribute principal to a limited extent to create over-collateralization, to pay interest shortfalls due certificates and to reimburse certificates for losses;

- the subordination of distributions on the subordinate certificates to the required distributions on more senior certificates; and

- the allocation of realized losses on the mortgage loans first to the subordinate certificates.

     [The Class [____] Certificates [will/will not] be insured by a financial guaranty insurance policy.]

MORTGAGE LOANS

     On the closing date, [in addition to amounts on deposit in the pre-funding account,] the assets of the trust will consist of mortgage loans with an aggregate principal balance as of the cut off date of approximately $[_________]. The mortgage loans in the trust were or will be originated or acquired in accordance with the seller's program for non-conforming credits. We refer you to "Risk Factors - Non-conforming underwriting standards" in this prospectus supplement for additional information.

     [The mortgage loans in the trust have been separated into [____] groups, each containing mortgage loans secured by one-to-four family residential properties:

-  GROUP [____] consists of first and second lien, fixed rate mortgage loans.

-  GROUP [____] consists of first lien, adjustable rate mortgage loans.]

[PRE-FUNDING FEATURE

     The trust may purchase additional mortgage loans on or before [____] [_], 2002 for inclusion in any group of loans. At the closing, the trustee will hold in trust, from the proceeds of the sale of the offered certificates, approximately $[_________], which may be applied to the purchase of subsequent fixed rate mortgage loans for inclusion in group [_] and approximately $[________], which may be applied to the purchase of subsequent adjustable rate mortgage loans for inclusion in group [_]. Pre-funding account funds allocated to one group may not be used to purchase mortgage loans in another group. If those funds are not completely used by [____] [_], 2002, any remaining pre-funding amounts will be distributed as principal prepayments on the group [____] certificates, to the extent the remaining funds had been allocated for the purchase of group [____] fixed rate mortgage loans, on the group [____] certificates, to the extent the remaining funds had been allocated to the purchase of group [____] adjustable rate mortgage loans. This distribution will be made on the distribution date immediately following the end of the pre-funding period.]

OPTIONAL TERMINATION

     The [____________] has the right to exercise a clean-up call on any distribution date on which the sum of the aggregate principal balance of the mortgage loans has declined to less than [____]% of the sum of the aggregate principal balance of the mortgage loans as of the cut off date [and the amount initially deposited in the pre-funding account.] Exercise of this clean-up call will result in the early retirement of your certificates.

[REALIZED LOSSES

     If (1) the trust disposes of a mortgage loan for less than its scheduled principal balance plus accrued interest, reimbursement of liquidation expenses, and servicer advances, or (2) the servicer determines that a delinquent mortgage loan constitutes a "nonrecoverable mortgage loan" as described herein, the trust will incur a realized loss.

     If on any distribution date, the aggregate certificate principal balance of the certificates exceeds the aggregate principal balance of the mortgage loans, the trust will generally reduce the certificate principal balances of the subordinate certificates in reverse order of seniority, beginning with the Class [____] Certificates, then the Class [____] Certificates, then the Class [____] Certificates, except that the certificate principal balances of the Class [____] Certificates will not be reduced on account of realized losses. After a reduction, the holders of any of these certificates will generally only be entitled to distributions of both principal and interest on the reduced certificate principal balance of their certificates.]

PRIVATE CERTIFICATES

     The Class [____], Class [____] and Class [____] certificates are not being offered by this prospectus supplement or the accompanying prospectus. The Class [____] and Class [____] Certificates represent the most junior ownership interests in the assets of the trust.

DENOMINATIONS

     The trust will issue the offered certificates in book-entry form in minimum denominations of $[_______], in the case of the Class [____] Certificates, and

$[_______], in the case of the Class [____], Class [____] and Class [____] Certificates, in original principal amount and integral multiples of $1,000 in excess thereof. The trust will issue the Class [____], Class [____] and Class [____] Certificates in book-entry form in minimum denominations of $1,000,000, in original notional amount and integral multiples of $1,000 in excess thereof.

TAX STATUS

     [REMIC, FASIT or grantor trust status to be described as applicable.]

ERISA CONSIDERATIONS

     [To be provided as applicable.]

     ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans. Because of the complexity of regulations that govern these plans, you should consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any certificates.

LEGAL INVESTMENT CONSIDERATIONS

     [The certificates will [not] constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

     Other legal restrictions apply to the ability of some types of investors to purchase the certificates. Prospective investors should consider these restrictions.

[STATISTICAL MORTGAGE LOAN DATA

     As of the date of this prospectus supplement, information relating to only a portion of the mortgage loans to be included in the trust as of the closing date was available. Accordingly, information presented with respect to the mortgage loans in this prospectus supplement is derived solely from those identified mortgage loans. Additional mortgage loans will be included in the pool of mortgage loans to be conveyed to the trust on the closing date. After the closing date subsequent mortgage loans may, because of the application of funds in the pre-funding account, be conveyed to the trust until [_______], 2002. The characteristics of the mortgage loans to be conveyed to the trust on the closing date will vary from the characteristics of the identified mortgage loans and from the subsequent mortgage loans to be conveyed to the trust after the closing date.]

     DETAILED TABULAR INFORMATION REGARDING THE MORTGAGE LOANS IDENTIFIED TO BE INCLUDED IN THE TRUST IS SET FORTH IN APPENDIX A HERETO. See "Risk Factors -- Loan characteristics of the mortgage pool may vary from the characteristics of the mortgage loans disclosed in this prospectus supplement" and "The Mortgage Loan Pool -- Characteristics of the Mortgage Loans" herein.

                                  RISK FACTORS

     You should consider the following risk factors and the information set forth under "Risk Factors" in the accompanying prospectus before you purchase any of the offered certificates. Statistical information with respect to the mortgage loans set forth in this "Risk Factors" section is given as of the statistical cut off date, unless otherwise specified.

[MORTGAGE INTEREST     Generally, the pass-through rates on the Class [____]
RATES MAY LIMIT PASS-  Certificates, the group [____] senior certificates and
THROUGH RATES OF       the subordinate certificates adjust monthly based upon
CERTAIN CLASSES        one month LIBOR. However, the group [____] mortgage
                       interest rates adjust periodically based upon various indices beginning at a specified period after origination, and the group [____] mortgage loans have fixed rates.

                       - In a rising interest rate environment, the pass-through rates on the Class [____] Certificates, the group [____] senior certificates and the subordinate certificates may rise before the interest rates on the related adjustable rate mortgage loans, and may rise above the fixed rates on the related fixed rate mortgage loans, as applicable.

                       - One month LIBOR may respond to economic and market factors that differ from those affecting the other indices. It could rise while the other indices are stable or are falling. Even if they move in the same direction, one month LIBOR may rise more rapidly than the other indices in a rising interest rate environment or fall less rapidly in a declining interest rate environment.

                       In any of these interest rate environments, the pass-through rates on the Class [____] Certificates, the group [____] senior certificates and the subordinate certificates may be limited by application of the Net WAC Cap. The Net WAC Cap is described in this prospectus supplement and is calculated on the basis of the mortgage loans in all mortgage loan groups. As a result, the composition of the net mortgage rates in group [____]and group [____] will determine the Net WAC Cap. If, on any distribution date, the pass-through rate on the Class [____] Certificates, the group [____] senior certificates or any subordinate certificate is so limited, a "Cap Carryover Amount" will result. This amount will generally equal the excess of interest that would have been distributable absent application of the cap over interest calculated at the capped rate. On any distribution date, the trust will repay any Cap Carryover Amounts to the extent of amounts in the Basis Risk Reserve Fund available for such purpose. There can be no assurance that such amounts will be sufficient to repay such Cap Carryover Amounts. The ratings on the certificates do not represent an assessment of the likelihood of the distribution of any Cap Carryover Amount.

                       - The otherwise fixed pass-through rates of the remaining group [____] senior certificates are similarly capped at the Net WAC Cap, which as described above is calculated based on the net mortgage rates of the mortgage loans in all groups. To the extent mortgage loans bearing net interest rates above the pass-through rates of those classes prepay (or are the subject of defaults), the Net WAC Cap will be reduced and the pass-through rates of those classes of certificates may be capped. On any distribution date, the trust will repay any Cap Carryover Amounts to the extent of amounts in the Basis Risk Reserve Fund available for such purpose. There can be no assurance that such amounts will be sufficient to repay such Cap Carryover Amounts. The ratings on the certificates do not represent an assessment of the likelihood of the distribution of any amounts that might be carried over.]

MECHANICS OF THE       Under the interest distribution mechanics of the trust:
TRUST PLACE RISK OF
LOSS PRIMARILY ON      -   Class [____] Certificates receive distributions only
SUBORDINATE                after required distributions to the Class [____]
CERTIFICATES               Certificates;

                       - Class [____] Certificates receive distributions only after required distributions to the Class [____] and Class [____] Certificates; and

                       - Class [____] Certificates receive distributions only after required distributions to the Class [____], Class [____] and Class [____] Certificates.

                       If the trust does not have sufficient funds to distribute interest to all classes of certificates, the shortfall will be borne by the certificates in reverse order of seniority.

                       If the trust disposes of a mortgage loan at a loss or the servicer determines a mortgage loan to be nonrecoverable, the aggregate certificate principal balances of the certificates may exceed the aggregate principal balance of the mortgage loans. In that event, the trust will generally reduce the certificate principal balances of the Class [____] Certificates, and then the remaining classes in reverse order of seniority, provided that the certificate principal balances of the senior certificates will not be so reduced.

                       Investors in the subordinate certificates are urged to consider that the performance of such certificates will be affected by the payment experience of all mortgage loan groups, since distributions on such certificates are determined on the basis of all loan groups.

                       You should fully consider the subordination risks associated with an investment in the Class [____], Class [____] or Class [____] Certificates. These include the possibility that you may not fully recover your initial investment as a result of losses on the mortgage loans.

[OWNERS OF CLASS       The Class [____], Class [____] and Class [____]
[____], CLASS [____]   Certificates are entitled to  distributions of interest
AND CLASS [____]       only and are not entitled to distributions of principal.
CERTIFICATES MAY NOT   In addition, interest is calculated on the Class [____]
RECOVER THEIR INITIAL  Certificates on the basis of a  notional balance which is
INVESTMENTS            reduced to zero after the [________] distribution date
                       after  the closing date. Following such date, the Class
                       [____] Certificates will not be entitled to further distributions of interest. Similarly, interest accrues on the Class [____] Certificates generally on the basis of a notional balance, which is reduced to zero following the [____]distribution date after the closing date.
                       Thereafter, the Class [____] Certificates will not be entitled to further distributions of interest.

                       The yield to investors in the Class [____], Class [____] and Class [____] Certificates will be sensitive in varying degrees to high rates of principal payments (including prepayments) on the mortgage loans in the related group or groups, which could affect the ability of investors in such classes to recover their initial investments. See "Prepayment and Yield Considerations -- The Class [____], Class [____] and Class [____] Certificates."

[CHANGES IN LIBOR      The amount of interest distributable on the Class [____]
MAY REDUCE THE YIELD   Certificates is calculated by reference to the excess of
ON THE                 a specified rate over one month LIBOR. If LIBOR equals or
CLASS [____]           exceeds [____]% (approximately the current value of
CERTIFICATES           LIBOR), the pass-through rate on this class will be zero.
                       See "Prepayment and Yield Considerations-- The Class
                       [____], Class [____] and Class [____] Certificates."
                       Currently, LIBOR is at an historically low level. There can be no assurance that LIBOR will continue at its current level or decline.]

[LOAN                  This prospectus supplement describes only a portion of
CHARACTERISTICS OF THE the mortgage loans to be sold to the trust on the closing
FINAL MORTGAGE POOL    date. The additional mortgage loans to be delivered on
MAY VARY FROM THE      the closing date may have characteristics that differ
CHARACTERISTICS OF THE somewhat from the identified mortgage loans described in
IDENTIFIED MORTGAGE    this prospectus supplement. In addition, subsequent
LOANS DISCLOSED IN     mortgage loans to be purchased by the trust after the
THIS PROSPECTUS        closing date with amounts on deposit in the pre-funding
SUPPLEMENT             account may have characteristics that differ from the
                       identified mortgage loans described in this prospectus supplement. However, each of the subsequent mortgage loans must satisfy the criteria described under "The
                       Mortgage Loan Pool -- Conveyance of Subsequent Mortgage
                       Loans" herein. The trust will file a current report on Form 8-K after the termination of the pre-funding period following the final purchase of additional and subsequent mortgage loans by the trust. The current report on Form
                       8-K will include the same type of information regarding the additional and subsequent mortgage loans that is included in this prospectus supplement with respect to the identified mortgage loans.]

[THERE IS A RISK OF    The seller anticipates that the trust will use
EARLY PREPAYMENT OF    substantially all of the funds in the pre-funding account
PRINCIPAL ASSOCIATED   to purchase subsequent mortgage loans for the trust.
WITH THE PRE-FUNDING   However, if the principal amount of eligible subsequent
ACCOUNT                mortgage loans available during the pre-funding period is
                       less than the full pre-funded amount, the seller will not have sufficient subsequent mortgage loans to sell to the trust. This could result in a prepayment of principal to holders of certificates as described in this prospectus supplement, which could adversely affect the yield of such certificates to the extent they were purchased at a premium. The seller does not expect that a material amount of principal prepayment will occur due to insufficient amounts of subsequent mortgage loans.]

EFFECT OF              The rating assigned to your class of certificates will
PERFORMANCE OF         depend on the performance of the mortgage loans in all
MORTGAGE LOANS ON      pools. Therefore, since the subordinate certificates
RATINGS OF THE         provide credit support for the group [____] and group
CERTIFICATES           [____] seniorcertificates, the poor performance of one
                       pool may affect the rating assigned to your class notwithstanding the better performance of the remaining pools.

THE FOLLOWING CHARACTERISTICS OF THE MORTGAGE LOANS MAY INCREASE RISK OF LOSS:

NON-CONFORMING         As a general matter, the seller originated or purchased
UNDERWRITING           or will originate or purchase the mortgage loans in
STANDARDS              accordance with its mortgage loan program for
                       non-conforming credits -- a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to credit characteristics that do not meet Fannie Mae or Freddie Mac guidelines.

                       The mortgage loans are expected to experience rates of delinquency, bankruptcy and loss that are higher, perhaps significantly, than mortgage loans originated under Fannie Mae or Freddie Mac guidelines.

[INCLUSION OF          Approximately [____]% of the mortgage loans (by aggregate
DELINQUENT             principal balance as of the cut-off date), were 30 to 59
MORTGAGE LOANS         days contractually delinquent. None of the mortgage loans
INCREASES RISK OF      were 60 to 89 days contractually delinquent.
LOSS                   Approximately [____]% of the mortgage loans (by aggregate
                       principal balance as of the cut-off date were re-performing mortgage loans that were 90 days or more contractually delinquent. As a result, the mortgage pool may bear more risk than a pool of mortgage loans without any delinquencies but with otherwise comparable characteristics. It is possible that a delinquent mortgage loan (including a mortgage loan that is a re-performing mortgage loan) will not ever become current or, if it does become current, that the mortgagor may become delinquent again.

                       These past due payments on mortgage loans which were delinquent on or prior to the cut-off date are called "arrearages" and, to the extent previously advanced, are not a part of the Trust. The servicer will be required to make advances of delinquent payments of principal and interest on delinquent mortgage loans (other than simple interest mortgage loans and REO properties), each to the extent such advances are deemed recoverable, until such mortgage loans become current or the related mortgaged property is acquired through foreclosure. In the event that a mortgage loan is liquidated before the related arrearage is reduced to zero, the arrearage, together with reimbursements for advances of principal and interest and servicing advances with respect to such mortgage loan, will reduce the liquidation proceeds available for distribution to certificateholders.]

GEOGRAPHIC             The mortgaged premises for approximately [____]% of the
CONCENTRATION          identified group [____] mortgage loans and approximately
                       [____]% of the identified group [____] mortgage loans are located in [ ]. An overall decline in the residential real estate market, or the occurrence of a natural disaster such as an earthquake, in [ ] could adversely affect the values of the mortgaged premises located in [
                       ] and increase the risk of loss on the related mortgage loans.

[SECOND LIENS          Approximately [____]% of the aggregate scheduled
                       principal balance of the identified group [____] mortgage loans are secured by second liens subordinate to the rights of the mortgagee under the related first mortgage.
                       The trust will have no source of funds to satisfy the first mortgage or make payments due to the first mortgagee and, accordingly, its ability to realize on its second lien may be limited.]

[BALLOON LOANS         Approximately [____]% of the aggregate scheduled
                       principal balance of the identified group [____] mortgage loans and approximately [____]% of the aggregate scheduled principal balance of the identified group
                       [____] mortgage loans are "balloon loans" that provide for the payment of the unamortized principal balance in a single payment at maturity. If the borrower is unable to repay the loan at maturity or refinance the amount owed, you may suffer a loss if the collateral for the loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.]

[THE RECOVERY OF       Approximately [____]% of the mortgage loans (by aggregate
DEFAULTED AMOUNTS      principal balance as of the cut-off date) are covered by
UNDER FHA AND VA       either insurance from the Federal Housing Administration
PROGRAMS IS            or a guaranty from the United States Department of
UNCERTAIN              Veterans Affairs. As described in this Prospectus
                       Supplement, the amount of coverage may be limited. In addition, recovery of the insured amounts from these agencies is dependent upon material compliance by the originator and the servicer with applicable regulations.
                       These regulations are subject to interpretative uncertainties. If upon filing a claim for recovery of a defaulted amount, it is discovered that the mortgage loan did not comply with a regulation, the servicer may not be able to fully recover the insured amounts. Defaults on mortgage loans either insured by the Federal Housing
                       Administration or guaranteed by the United States
                       Department of Veterans Affairs should have the same effect on the related certificates as a prepayment of such mortgage loans. However, in the event that such guaranty or insurance is no longer available to provide protection or does not cover the full amount of the loss, any losses on such mortgage loans will be borne by the related certificateholders. See "The Mortgage Pool--FHA
                       Mortgage Loans and VA Mortgage Loans" in this Prospectus
                       Supplement.]

[THERE ARE RISKS       Certain of the mortgage loans will be delinquent as of
RELATING TO            the closing date. Other mortgage loans may become
ALTERNATIVES TO        delinquent after the closing date. The servicer may
FORECLOSURE            either foreclose on any such mortgage loan or work out an
                       agreement with the mortgagor, which may involve waiving or modifying certain terms of the mortgage loan. If the servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be reduced.]

[THERE ARE RISKS       Approximately [____] of the mortgage loans (by aggregate
RELATING TO            principal balance as of the cut-off date) evidence a
SUBORDINATE LOANS      second lien that is subordinate to the rights of the
                       mortgagee under a first mortgage. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding principal balance of such junior mortgage loans only to the extent that the claims of any senior mortgage loans have been satisfied in full, including any foreclosure costs. In circumstances where the servicer determines that it would be uneconomical to foreclose on the related mortgaged property, the servicer may write-off the entire outstanding principal balance of the related mortgage loan as bad debt. The foregoing considerations will be particularly applicable to junior mortgage loans that have high combined loan-to-value ratios because the servicer is more likely to determine that foreclosure would be uneconomical. You should consider the risk that to the extent losses on mortgage loans are not covered by available credit enhancement, such losses will be borne by the holders of the certificates.]

[HIGH LOAN-TO-VALUE    Mortgage loans with high loan-to-value ratios may present
RATIOS INCREASE RISK   a greater risk of loss than mortgages with loan-to-value
OF LOSS                ratios of 80% or below. Approximately [____]% of the
                       identified group [____] mortgage loans and [____]% of the identified group [____] mortgage loans based on aggregate cut off date principal balances had original loan-to-value ratios or original combined loan-to-value ratios in the case of second lien mortgages in excess of 80%.]

OTHER LEGAL            Federal and state laws, public policy and general
CONSIDERATIONS         principles of equity relating to the protection of
                       consumers, unfair and deceptive practices and debt collection practices:

                       - regulate interest rates and other charges on mortgage loans;

                       -   require certain disclosures to borrowers;

                       - require licensing of the seller and the other originators; and

                       - regulate generally the origination, servicing and collection process for the mortgage loans.

                       Violations of these laws:

                       - may limit the ability of the trust to collect on the mortgage loans;

                       - may entitle a borrower to rescind the loan and/or obtain a refund of amounts previously paid; and

                       - could result in liability for damages and administrative enforcement against the originator or the servicer of the mortgage loans.

                       The seller has represented that all applicable federal and state laws were or will be complied with in connection with the origination of the mortgage loans that are or will be part of the trust. If there is a material and adverse breach of this representation, the seller must repurchase any affected mortgage loan or substitute a new complying mortgage loan.

LIMITATIONS ON         Standard hazard insurance policies do not insure against
HAZARD INSURANCE       physical damage arising from earth movement, including
                       earthquakes, landslides and mudflows. The occurrence of natural disasters may result in increased losses on mortgage loans relating to mortgaged property affected by such natural disasters.

INSOLVENCY OF SELLER   The seller believes that the transfers of the mortgage
COULD CAUSE PAYMENT    loans by the seller to the depositor and by the depositor
DELAYS                 to the trust constitute sales by the seller to the
                       depositor and by the depositor to the trust and that, accordingly, the mortgage loans will not be part of the assets of the seller or the depositor in the event of an insolvency proceeding. Nevertheless, a bankruptcy trustee or a creditor may argue that the transfers were pledges in connection with a borrowing rather than true sales.
                       Even if this argument proves unsuccessful, delays in distributions could result.

                       The trustee, the depositor and the rating agencies rating the offered certificates will receive an opinion of McKee Nelson LLP, counsel to the depositor, with respect to the true sale of the mortgage loans, in form and substance satisfactory to the rating agencies.

                               RECENT DEVELOPMENTS

[RECENT ATTACKS AND POSSIBLE MILITARY ACTION

     The effects that the recent attacks in the United States, possible future attacks and other incidents and related military action may have on the performance of the mortgage loans or on the values of the mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events. In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of loans whose interest rates are reduced by application of the Soldiers' and Sailors' Civil Relief Act of 1940. Interest payable to the holders of the related senior certificates and subordinate certificates will be reduced on a pro rata basis by any reductions in the amount of interest collectible as a result of application of the Soldiers' and Sailors' Civil Relief Act of 1940. Legislation granting similar loan payment relief to certain persons not covered by the Soldiers' and Sailors' Civil Relief Act of 1940 has been proposed in California and may be enacted in California or other states. See "Material Legal Aspects of Mortgage Loans - Soldiers' and Sailors' Civil Relief Act of 1940" in the Prospectus.]

                             THE MORTGAGE LOAN POOL

GENERAL

     On the closing date, [in addition to amounts on deposit in the pre-funding account], the assets of the trust will consist of mortgage loans with an aggregate principal balance as of the cut off date of approximately $ [________]. The seller originated or acquired or will originate or acquire all the mortgage loans to be included in the trust in accordance with its mortgage loan program as described in this prospectus supplement and in the accompanying prospectus. As a general matter, the seller's mortgage loan program consists of the origination, or purchase, and packaging of mortgage loans relating to non-conforming credits. A non-conforming credit is a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to credit characteristics that do not meet Fannie Mae or Freddie Mac guidelines. Mortgage loans originated or purchased under the seller's mortgage loan program are likely to experience rates of delinquency, bankruptcy and loss that are higher than mortgage loans originated under Fannie Mae or Freddie Mac guidelines.

CHARACTERISTICS OF THE MORTGAGE LOANS

     The mortgaged premises consist of residential properties which may be detached or attached:

     -    one-to-four family dwellings;

     -    condominium units;

     -    townhouses;

     -    manufactured housing; and

     -    units in a planned unit development.

     The mortgaged premises may be owner-occupied or non-owner-occupied investment properties. Owner-occupied properties include second and vacation homes. The mortgage loans are or will be secured by first [and, in the case of the group [____] mortgage loans, second] mortgages on the mortgaged premises.

     This prospectus supplement contains statistical information with respect to only a portion of the mortgage loans to be sold to the trust on the closing date. Accordingly, except where otherwise specifically indicated, statistical information presented with respect to the mortgage loans included in this prospectus supplement is derived solely from the identified mortgage loans as of [____] 1, 2002, the statistical cut off date; no information is included, therefore, with respect to additional mortgage loans to be conveyed to the trust on the closing date or subsequent mortgage loans to be purchased by the trust after the closing date. Whenever reference is made to the characteristics of the identified mortgage loans or to a percentage of the identified mortgage loans, the reference is based on the scheduled principal balances of those mortgage loans. The trust may purchase subsequent mortgage loans after the closing date until [_______], 2002. See "-Conveyance of Subsequent Mortgage Loans" herein. The characteristics of the mortgage loans as a whole will change at the closing date and upon the acquisition of subsequent mortgage loans. See "-Additional Information" herein.

     The identified mortgage loans satisfy certain criteria including:

     -    a remaining term to stated maturity of no more than 360 months; and

     - a mortgage interest rate of at least [____]% and [____]% with respect to group [____]and group [____], respectively.

     [None of the identified mortgage loans had an original loan-to-value ratio or, in the case of second lien mortgage loans, combined loan-to-value ratio in excess of 100.00%.] In addition, substantially all of the identified mortgage loans were originated less than six months prior to the statistical cut off date. [Each mortgage loan in the trust will be assigned to one of the [____] groups comprising fixed rate mortgage loans, in the case of group [____] and adjustable rate mortgage loans, in the case of group [____]. [Additional mortgage loans to be delivered on the closing date and subsequent mortgage loans to be purchased after the closing date will be included in group [____] and group [____] and will be selected using generally the same criteria used to select the identified mortgage loans. In addition, generally the same representations and warranties will be made with respect to those additional and subsequent mortgage loans.]

     Of the identified mortgage loans as of the statistical cut off date, [____] mortgage loans representing approximately [____]% of the aggregate principal balance of the mortgage loans in group [____] and [____] mortgage loans representing approximately [____]% of the aggregate principal balance of the mortgage loans in group [____] provide for the payment of prepayment penalties. Prepayment penalties provide that if the borrower were to prepay the mortgage loan in excess of a specified amount at any time from the origination of the mortgage loan to a date set forth in the related note (the "Prepayment Penalty Period"), the borrower would also have to pay a fee in addition to the amount necessary to repay the mortgage loan. The Prepayment Penalty Period for the mortgage loans varies from one to five years, depending on the terms set forth in the related mortgage note. In some instances, applicable state laws limit the amount of the prepayment penalty that a lender may charge. The specific Prepayment Penalty Periods and the amounts of the prepayment penalties applicable to the mortgage loans are set forth in more detail in the tables entitled "Prepayment Penalty" in Appendix A hereto. A specified percentage of prepayment penalties owed by borrowers will be distributed to holders of the offered certificates to the extent and in the manner described under "Description of the Offered Certificates -- Distribution of Interest."

     [All the identified mortgage loans in group [____] as of the statistical cut off date, and certain identified mortgage loans in group [____] as of the statistical cut off date, are subject to:

     -    periodic interest rate adjustment caps;

     -    lifetime interest rate ceilings; and

     -    lifetime interest rate floors.

     Substantially all of the identified mortgage loans in group [____], and approximately [____]% of the identified mortgage loans in group [____] representing substantially all of the identified adjustable rate mortgage loans in group [____], had interest rates which were not fully indexed as of the statistical cut off date. This means the mortgage interest rates did not equal the sum of the gross margin and the applicable index as of that date. The group [____] mortgage loans, and certain of the group [____] mortgage loans, have interest rate factors that fall into the following categories:

     - Six month LIBOR mortgage loans bear interest at a rate that adjusts semiannually based on the London interbank offered rate for six month United States Dollar deposits in the London market based on quotations of major banks as published in THE WALL STREET JOURNAL;

     - 2/28 LIBOR mortgage loans, 3/27 LIBOR mortgage loans and 5/25 LIBOR mortgage loans bear interest initially at a rate fixed at origination for two, three and five years, respectively, and thereafter at a rate that adjusts semiannually based on six month LIBOR; and

     - One Year CMT mortgage loans bear interest at a rate that adjusts annually based on the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year as made available by the Federal Reserve Board.

It is expected that the additional and subsequent mortgage loans included in group [____] and the additional and subsequent adjustable rate mortgage loans in group [____] will not have materially different interest rate features.]

     The Mortgage Pool will consist of fixed-rate Mortgage-Loans (the "Fixed-Rate Mortgage Loans") and adjustable-rate Mortgage Loans (the "Adjustable-Rate Mortgage Loans"). The Fixed-Rate Mortgage Loans consist of __ FHA Mortgage Loans and __ VA Mortgage Loans and ____ fixed-rate Mortgage Loans not covered by FHA insurance or a VA guaranty with an aggregate principal balance of $______________ as of the Cut-off Date. The Adjustable-Rate Mortgage Loans consist of 1,487 adjustable-rate Mortgage Loans with an aggregate principal balance of $_______________ as of the Cut-off Date.

     The Mortgage Loans consist of Performing Mortgage Loans, Sub-Performing Mortgage Loans and Re-Performing Mortgage Loans, each as defined below:

       - A "Performing Mortgage Loan" is a Mortgage Loan pursuant to which no payment due under the related mortgage note (or any modification thereto) prior to the Cut-off Date, is 30 or more days Delinquent.

       - A "Sub-Performing Mortgage Loan" is a Mortgage Loan (that might be a Forbearance Plan Mortgage Loan or a Bankruptcy Plan Mortgage Loan) pursuant to which a payment due prior to the Cut-off Date under the terms of the related mortgage note (or any modification thereto), is at least 30 but not more than 89 days Delinquent. Certain Sub-Performing Mortgage Loans have been modified in writing and are also characterized as follows:

          (a) If a Sub-Performing Mortgage Loan is a "Forbearance Plan Mortgage Loan", the related mortgagor must make monthly payments ("Modified Scheduled Payments") in an amount at least equal to the sum of (i) the amount of the monthly scheduled payment of principal and interest determined in accordance with such Mortgage Loan's original amortization schedule ("REGULAR SCHEDULED PAYMENTS") plus (ii) an additional amount to be applied to pay down the total amount of scheduled monthly payments due thereon on or before the Cut-off Date but not received prior to the Cut-off Date plus the aggregate amount of tax and insurance advances made with respect to such Mortgage Loan to the extent remaining outstanding as of the Cut-off Date.

          (b) If a Sub-Performing Mortgage Loan is a "Bankruptcy Plan Mortgage Loan," the related mortgagor defaulted and, after default, became the subject of a case under either Chapter 7 or 13 of the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code") and, as of the Cut-off Date, had a confirmed bankruptcy plan. Each such bankruptcy plan generally requires the related mortgagor to make Modified Scheduled Payments in an amount at least equal to (i) the Regular Scheduled Payment plus
               (ii) an additional amount sufficient to pay down overdue amounts resulting from the period of default, generally over a period of three to five years from the commencement of such bankruptcy plan.

               - A "Re-Performing Mortgage Loan" is a Mortgage Loan (that might be a Forbearance Plan Mortgage Loan or a Bankruptcy Plan Mortgage Loan) which had defaulted in the past and which is currently at least 90 days Delinquent with respect to certain Regular Scheduled Payments but which satisfies one of the following criteria (the "Re-Performance Test"):

                    (a) the mortgagor has made at least three aggregate Regular Scheduled Payments in the three calendar months preceding the Cut-off Date (regardless of either the timing of receipt of such payments or the payment history of such loans prior to ___________, 200__), or

                    (b) the mortgagor has made at least four aggregate Regular Scheduled Payments in the four calendar months preceding the Cut-off Date (regardless of either the timing of receipt of such payments or the payment history of such loans prior to ___________, 200__), or

                    (c) the mortgagor has made at least five aggregate Regular Scheduled Payments in the five calendar months preceding the Cut-off Date (regardless of either the timing of receipt of such payments or the payment history of such loans prior to ___________, 200__).

     A Mortgage Loan is "Delinquent" if the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related mortgagor under the related Mortgage Note (the "Monthly Payment") due on a due date is not paid by the close of business on the next scheduled due date for such Mortgage Loan. Thus, a Mortgage Loan for
which the mortgagor failed to make the Monthly Payment due on [      ] will be
reported as Delinquent on [      ] if the payment is not made by the close of
business on [      ].

     With respect to certain Delinquent Mortgage Loans, the total amount scheduled Monthly Payments due thereon on or before the Cut-off Date but not received prior to the Cut-off Date, together with any outstanding servicing advances on such Mortgage Loans, is referred to as the "Arrearage." The Servicer has previously made advances in respect of the Arrearages. Any Arrearage will not be included as part of the Trust Fund and, accordingly, payments with respect to Arrearage will not be payable to the Certificateholders as and when received. However, the Servicer shall be required to make servicing advances on Delinquent Mortgage Loans and make advances of delinquent payments of principal and interest on Delinquent Mortgage Loans (other than Simple Interest Mortgage Loans or REO Properties), each to the extent such advances are deemed recoverable, until such Mortgage Loans become current or an REO Property.

FHA MORTGAGE LOANS AND VA MORTGAGE LOANS

     As noted above, approximately ___% of the Mortgage Loans are subject to either FHA insurance as described herein (the "FHA Mortgage Loans") or are subject to a VA guaranty as described herein (the "VA Mortgage Loans"). All FHA Mortgage Loans and VA Mortgage Loans must conform to HUD or VA origination guidelines, as the case may be, at the time of origination. The FHA Mortgage Loans will be insured by the Federal Housing Administration (the "FHA") of the United States Department of Housing and Urban Development ("HUD") as authorized under the National Housing Act of 1934, as amended (the "National Housing Act"), and the United States Housing Act of 1937, as amended (the "United States Housing Act"). No FHA Mortgage Loan may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such FHA Mortgage Loan.

     The VA Mortgage Loans will be partially guaranteed by The United States Department of Veterans Affairs (the "VA") under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has a current mortgage loan limit of $203,000, requires no down payment from the purchaser and permits the guarantee of mortgage loans of generally up to 30 years' duration. However, no VA Mortgage Loan will have an original principal amount greater than five times the amount of the related guarantee.

     The Servicer collects insurance premiums for the FHA Mortgage Loans and pays them to the FHA. The regulations governing FHA-insured single-family mortgage insurance programs generally provide that insurance benefits are payable upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD. With respect to a defaulted FHA Mortgage Loan, the Servicer may be limited in its ability to initiate foreclosure proceedings. Historically, pursuant to an assignment program (the "Assignment Program"), HUD in certain circumstances offered qualified mortgagors who had defaulted on an FHA insured mortgage loan an opportunity to avoid foreclosure and retain their homes. Under the Assignment Program, the FHA serviced FHA-insured mortgage loans that had defaulted and been assigned to HUD under the Assignment Program. In addition, HUD gave forbearance for a period of no longer than 36 months to mortgagors who had demonstrated a temporary inability to make full payments due to circumstances beyond the mortgagor's control such as a reduction in income or increase in expenses. The Assignment Program was terminated and replaced with mandatory loss mitigation procedures in April 1996 whereby servicers of defaulted FHA-insured mortgage loans must choose from a variety of tools to cure a default prior to filing an FHA insurance claim.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims for most programs are being paid in cash and, for the most part, claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate and mature 20 years from the date of issue.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted FHA Mortgage Loan, adjusted to reimburse the Servicer of that FHA Mortgage Loan for certain costs and expenses and to deduct certain amounts the Servicer receives or retains after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Servicer is generally compensated for no more than two-thirds of its foreclosure costs and attorneys' fees (which fees are evaluated based upon HUD guidelines), and is compensated for accrued and unpaid mortgage interest for a limited period prior to the institution of foreclosure or other acquisition in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD, and the Servicer is otherwise in material compliance with FHA regulations. Provided that the Servicer is in material compliance with FHA regulations, the Servicer will generally be entitled to the debenture interest which would have been earned, as of the date the cash payment is received, had the benefits been paid in debentures. Except where unpaid mortgage interest is recoverable pursuant to an approved special forbearance plan, such debenture interest is generally payable from a date 60 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under the mortgage loan, which results in no recovery of interest accrued during the first two months of delinquency.

     Under certain circumstances, as set forth in the regulations, HUD is authorized to request or require the Servicer to pursue a deficiency judgment against any defaulting mortgagor. In this regard, HUD may request or require the Servicer (as the case may be under the regulations) to pursue a deficiency judgment in connection with the foreclosure. Under neither case would the Servicer be responsible for collecting on the judgment. Further, in all cases, HUD may reimburse the Servicer for all additional costs of seeking the judgment.

     As of the date hereof, the maximum guaranty that may be issued by the VA under a VA Mortgage Loan is generally (a) as to loans with an original principal amount of $45,000 or less, 50% of such loan, (b) as to loans with an original principal amount of greater than $45,000, but not more than $56,250, $22,500;
(c) as to loans with an original principal amount of more than $56,250, but not more than $144,000, the lesser of $36,000 or 40% of the loan, and (d) as to loans with an original principal amount of more than $144,000 (for an owner-occupied, single-family home or condominium unit), the lesser of $60,000 or 25% of the loan. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     With respect to a defaulted VA Mortgage Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. However, notwithstanding the foregoing, the regulations require the Servicer to take immediate action if it determines that the property to be foreclosed upon has been abandoned by the debtor or has been or may be subject to extraordinary waste or if there exist conditions justifying the appointment of a receiver for the property. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property. Upon default and subsequent termination of a VA-guaranteed loan by a Servicer, the VA makes a determination, using a formula, whether it will reduce its maximum claim liability by acquiring and reselling the property or by paying the claim on its guaranty without such acquisition. If the VA determines it will acquire the property, it will establish a maximum price, known as the specified amount, which a servicer may bid at the foreclosure sale in order for such servicer to subsequently convey the property to the VA. If a servicer purchases the property at the sale for no more than such specified amount, it may convey the property to the VA in return for the payment of such amount. The VA also pays, up to the maximum amount of the loan guaranty, the claim for the difference between the price paid for the property and any balance remaining on the loan. If, however, the VA determines that acquiring and disposing of the property would increase rather than reduce the government's loss, it will not establish a maximum bid price for the holder to bid at the foreclosure sale (thus, a "no-bid"), but rather will solely pay the guaranty claim up to the maximum amount of the guaranty, once the loss on the loan has been established. In the event of a no-bid, the Servicer must foreclose on the defaulted VA Mortgage Loan and thus a loss may be incurred on such mortgage loan in an amount equal to the difference between (a) the total indebtedness and (b) the sum of
(i) the guaranteed amount and (ii) the proceeds of any foreclosure.

     The amount payable under the guaranty will be the percentage of the VA Mortgage Loan originally guaranteed applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be applied to the unpaid principal amount of the VA Mortgage Loan, interest accrued on the unpaid balance thereof to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

TERMS OF THE MORTGAGE LOANS

     The Mortgage Loans accrue interest on a simple interest basis (the "Simple Interest Mortgage Loans") or a self-amortizing basis (the "Actuarial Mortgage Loans"). Approximately ____% of the Mortgage Loans are expected to be Simple Interest Mortgage Loans, and approximately ____% of the Mortgage Loans are expected to be Actuarial Mortgage Loans, in each case as a percentage of the Cut-off Date Principal Balance.

     For Simple Interest Mortgage Loans, the Mortgage Loan is amortized over a series of equal monthly payments. Each monthly interest payment is calculated by multiplying the outstanding Principal Balance of the loan by the stated interest rate. Such product is then multiplied by a fraction, the numerator of which is the number of days elapsed since the preceding payment of interest was made and the denominator of which is either 365 or 360, depending on applicable state law. Payments received on a Simple Interest Mortgage Loan are applied first to interest accrued to the date payment is received and second to reduce the unpaid Principal Balance of the Mortgage Loan. Accordingly, if a mortgagor makes a payment on the Mortgage Loan less than 30 days after the previous payment, the interest collected for the period since the preceding payment was made will be less than 30 days' interest, and the amount of principal repaid in such month will be correspondingly greater. Conversely, if a mortgagor makes a payment on the Mortgage Loan more than 30 days after the previous payment, the interest collected for the period since the preceding payment was made will be greater than 30 days' interest, and the amount of principal repaid in the month will be correspondingly reduced. As a result, based on the payment characteristics of a particular mortgagor, the principal due on the final due date of a Simple Interest Mortgage Loan may vary from the principal payment tha would be made if payments for such Mortgage Loan were always made on their due dates.

     For Actuarial Mortgage Loans, interest will be calculated based on a 360-day year of twelve 30-day months. When a full prepayment of principal is made on an Actuarial Mortgage Loan during a month, the mortgagor is charged interest only on the days of the month actually elapsed up to the date of such prepayment, at a daily interest rate that is applied to the principal amount of the loan so prepaid. When a partial prepayment of principal is made on an Actuarial Mortgage Loan during a month, the mortgagor generally is not charged interest on the amount of the partial prepayment during the month in which such prepayment is made.

     If a mortgagor pays more than one installment on a Simple Interest Mortgage Loan at a time, the regular installment will be treated as described above. However, the entire amount of the additional installment will be treated as a receipt of one or more regular principal payments and applied to reduce the Principal Balance of the related Mortgage Loan. Although such mortgagor will not be required to make the next monthly installment, interest will continue to accrue on the Principal Balance of such Mortgage Loan, as reduced by the application of the early installment. As a result, when such mortgagor pays the next required installment on a Simple Interest Mortgage Loan, such payment may be insufficient to cover the interest that has accrued since the last payment bye the mortgagor. Notwithstanding such insufficiency, such Mortgage Loan would be considered to be current. This situation would continue until the monthly installments are once again sufficient to cover all accrued interest and to reduce the Principal Balance of such Mortgage Loan. Depending on the Principal Balance and interest rate of the related Mortgage Loan and on the number of installments paid early, there may be extended periods of time during which Simple Interest Mortgage Loans in respect of which such additional installments have been made are not amortizing and are considered current.

     DETAILED INFORMATION ON THE MORTGAGE LOANS IS INCLUDED IN APPENDIX A HERETO. SUCH INFORMATION IS APPROXIMATE AND IS BASED SOLELY ON THE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE IDENTIFIED MORTGAGE LOANS AS OF THE STATISTICAL CUT OFF DATE. THIS INFORMATION DOES NOT INCLUDE INFORMATION ABOUT ADDITIONAL MORTGAGE LOANS THAT ARE EXPECTED TO BE DELIVERED ON THE CLOSING DATE OR SUBSEQUENT MORTGAGE LOANS TO BE PURCHASED AFTER THE CLOSING DATE. TOTALS MAY NOT ADD

COMPLETELY TO 100% BECAUSE OF ROUNDING. EACH OF THE CALCULATIONS REPRESENTS A PERCENTAGE OF THE GIVEN GROUP. UNLESS OTHERWISE SPECIFIED, ALL WEIGHTED AVERAGES ARE BASED UPON CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AS OF THE STATISTICAL CUT OFF DATE.

[CONVEYANCE OF ADDITIONAL AND SUBSEQUENT MORTGAGE LOANS

     The depositor will deliver additional mortgage loans on the closing date that are not included in the mortgage loan pool on which the statistical information in this prospectus supplement was based. In addition, the trust may acquire with amounts on deposit in the pre-funding account after the closing date approximately $ [_________] in aggregate scheduled principal balance of mortgage loans for addition to group [____] and approximately $ [________] in aggregate scheduled principal balance for addition to group [____]. Accordingly, the initial characteristics of the mortgage loan pool as a whole and of group [____] and group [____] will change after the acquisition by the trust of the additional and subsequent mortgage loans. The depositor has agreed to include additional mortgage loans on the closing date and to deliver subsequent mortgage loans for inclusion in the trust that will not materially change the initial characteristics of the group [____] or group [____] mortgage loans.

     The inclusion of additional mortgage loans on the closing date and the delivery of subsequent mortgage loans will be subject to the following requirements:

     - no such mortgage loan will be selected in a manner adverse to the interests of certificateholders;

     - the addition of such mortgage loans will not result in the reduction, qualification or withdrawal of the then current ratings of the certificates;

     - each such mortgage loan will have been underwritten in accordance with the seller's underwriting guidelines;

     - no such mortgage loan may have a remaining term to maturity exceeding 360 months;

     - no such mortgage loan may have a loan-to-value ratio greater than 100%;

     - no such mortgage loan added to group [____] or group [____] may be a junior mortgage loan;

     - each such mortgage loan included in group [____] and group [____] will conform with agency loan balance requirements; and

     - each such mortgage loan added to group [____] must be a fixed rate mortgage loan and each such mortgage loan added to group [____] must be an adjustable rate mortgage loan.

     Following the inclusion of additional mortgage loans on the closing date and the purchase of all of the subsequent mortgage loans by the trust, the pool of mortgage loans in the trust will have the following characteristics as of their respective cut off dates:

     - a weighted average mortgage interest rate of at least [____]% for group [____] and at least [____]% for group [____];

     - a weighted average original combined loan-to-value ratio of not more than [____]% for group [____];

     - a weighted average original loan-to-value ratio of not more than [____]% for group [____];

     - no more than [____]% of the principal balance of mortgage loans for group [____] will be cash out refinancing loans;

     - in the case of group [____], at least [____]% of the mortgage loans (based on principal balance) will have credit grades of A- or better, in the case of group [____], at least 67.00% of the mortgage loans (based on principal balance) will have credit grades of A- or better;

     - at least [____]% of the mortgage loans (based on principal balance) in group [____] will have been originated pursuant to a full documentation program; and

     - the weighted average credit score will be no less than [____] for mortgage loans in group [____] and no less than 570 for mortgage loans in group [____].]

ADDITIONAL INFORMATION

     [The description in this prospectus supplement of the mortgage loans and the mortgaged premises is based upon the pool of identified mortgage loans, as constituted at the close of business on the statistical cut off date, except where otherwise specifically indicated. The pool of mortgage loans will include additional loans to be delivered on the closing date and subsequent mortgage loans to be acquired during the pre-funding period.] In addition, the depositor may remove mortgage loans included in the statistical pool prior to closing:

     - as a result of incomplete documentation or non-compliance with representations and warranties or

     -    if the depositor believes that removal is necessary or appropriate.

     The depositor may substitute other mortgage loans subject to specified terms and conditions set forth in the agreement creating the trust. The seller believes that the information set forth in this prospectus supplement with respect to group [____] and group [____] is representative of the characteristics of the respective group as it will be constituted at the closing date.

     The depositor will file a current report on Form 8-K with the Commission, within fifteen days after the initial issuance of the offered certificates. The depositor will note the effect of any changes in the pool in the current report on Form 8-K as a result of adding or removing any mortgage loans.

                                [THE ORIGINATORS

     The information in this section has been provided by [the Originators]. None of the Depositor, the Trustee, [the Master Servicer], the Servicer, [the Insurer], the Underwriter or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

GENERAL

     [Description of the Originators.]

LENDING ACTIVITIES AND LOAN SALES

     [_________________________] originates real estate loans through its network of offices and loan origination centers. [_________________________] also participates in secondary market activities by originating and selling mortgage loans while continuing to service the majority of the loans sold. In other cases [_______]'s whole loan sale agreements provide for the transfer of servicing rights.

     [_________________________]'s primary lending activity is funding loans to enable borrowers to purchase or refinance residential real property, which loans are secured by first or second liens on the related real property. [_________________________]'s single-family real estate loans are predominantly "conventional" mortgage loans, meaning that they are not insured by the Federal Housing Administration or partially guaranteed by the U.S. Department of Veterans Affairs.

     The following table summarizes [_________________________]'s one-to four-family residential mortgage loan origination and sales activity for the periods shown below. Sales activity may include sales of mortgage loans purchased by [________] from other loan originators.

                      Year Ended December 31                     Three Months
                      ----------------------                     Ended
                      (DOLLARS IN THOUSANDS)
Originated and      $      $       $       $       $       $
  purchased.......
Sales.............  $      $       $       $       $       $

UNDERWRITING GUIDELINES

     The Mortgage Loans were originated generally in accordance with guidelines (the "Underwriting Guidelines") established by [_________________________]. The Underwriting Guidelines are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral and are also intended to consider the borrower's credit standing and repayment ability. On a case-by-case basis and only with the approval of two or more senior lending officers, [_________________________] may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment and time in residence at the applicant's current address. It is expected that a substantial number of the Mortgage Loans will have been originated under underwriting exceptions.]

     [Describe each Originator's underwriting guidelines.]

SERVICING OF THE MORTGAGE LOANS

     GENERAL. [_________________________] will service the mortgage loans. The principal offices of the servicer are located in [_____________]. [The servicer is a HUD-approved originator.] The servicer will provide customary servicing functions with respect to the mortgage loans. Among other things, the servicer is obligated under some circumstances to advance delinquent payments of principal and interest with respect to the mortgage loans and to pay month end interest with respect to mortgage loans serviced by it. The servicer must obtain approval of the master servicer with respect to some of its servicing activities. In managing the liquidation of defaulted mortgage loans, the servicer will have sole discretion to take such action in maximizing recoveries to the certificateholders including, without limitation, selling defaulted mortgage loans and REO properties. See "Servicing of Mortgage Loans" in the prospectus.

     As of [____] [_], 2002, the servicer serviced a portfolio of approximately [____] one-to-four family conventional residential mortgage loans totaling approximately $[____] billion. The following table sets forth certain unaudited information concerning the delinquency experience, including loans in foreclosure, and mortgage loans foreclosed with respect to the servicer's conventional loan servicing portfolio as of the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is 31 days past due on a contractual basis.

                                                            PERCENTAGE OF TOTAL PORTFOLIO
                     ------------------------------------------------------------------------------------------------------
                        [____], 2002      DECEMBER 31, 2001    DECEMBER 31, 2000    DECEMBER 31, 1999    DECEMBER 31, 1998
                     ------------------- -------------------  -------------------  -------------------  -------------------
                      By No.   By Dollar  By No.   By Dollar   By No.   By Dollar   By No.   By Dollar   By No.   By Dollar
                     of Loans   Amount   of Loans   Amount    of Loans   Amount    of Loans   Amount    of Loans   Amount
                     --------  --------- --------  ---------  --------  ---------  --------  ---------  --------  ---------
Period of
Delinquency               %          %        %          %         %          %         %          %         %          %
31-60 days                %          %        %          %         %          %         %          %         %          %
61-90 days                %          %        %          %         %          %         %          %         %          %
91 days or more           %          %        %          %         %          %         %          %         %          %
Total Delinquency(1)      %          %        %          %         %          %         %          %         %          %

Loans in foreclosure      %          %        %          %         %          %         %          %         %          %

----------
(1) Totals may not sum due to rounding.

     These statistics represent the recent experience of the servicer. There can be no assurance that the delinquency and foreclosure experience of the mortgage loans in the trust will be comparable. In addition, these statistics are based on all of the one-to-four family residential mortgage loans in the servicer's servicing portfolio, including mortgage loans with a variety of payment and other characteristics, including geographic locations and underwriting standards. Not all the mortgage loans in the servicer's servicing portfolio constitute non-conforming credits. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE DELINQUENCY AND FORECLOSURE EXPERIENCE OF THE TRUST'S MORTGAGE LOANS IN THE FUTURE WILL CORRESPOND TO THE FUTURE DELINQUENCY AND FORECLOSURE

EXPERIENCE OF THE SERVICER'S ONE-TO-FOUR FAMILY CONVENTIONAL RESIDENTIAL MORTGAGE LOAN SERVICING PORTFOLIO. The actual delinquency and foreclosure experience of the mortgage loans will depend, among other things, upon:

     -    the value of real estate securing the mortgage loans; and

     -    the ability of borrowers to make required payments.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES; REPURCHASES

     The servicing fee rate applicable to each mortgage loan equals one-twelfth of a fixed percentage per annum of the scheduled principal balance of the mortgage loan on the first day of the due period with respect to each distribution date. A due period is the period from and including the second day of a month to and including the first day of the following month. In addition, late payment fees with respect to the mortgage loans, revenue from miscellaneous servicing administration fees, and any interest or other income earned on collections with respect to the mortgage loans pending remittance, will be paid to or retained by the servicer as additional servicing compensation. The servicer must pay certain insurance premiums and ongoing expenses. The servicer may, with the consent of the master servicer, transfer its servicing to successor servicers that meet the criteria for servicers approved by the rating agencies.

     The servicer and/or the depositor will have the right, but not the obligation, to repurchase from the trust any mortgage loan delinquent as to three consecutive scheduled payments, at a price equal to the unpaid principal balance thereof plus accrued interest on that balance or, in the case of a Nonrecoverable Mortgage Loan, at a price equal to the Nonrecoverable Mortgage Loan Purchase Price, which is based on the servicer's determination of the projected net liquidation proceeds for the Nonrecoverable Mortgage Loan.

ADVANCES AND PAYMENT OF COMPENSATING INTEREST

     Before each distribution date, the servicer and any successor servicer must advance its own funds with respect to delinquent payments of principal of and interest on the mortgage loans, net of the servicing fees with respect to any mortgage loan for which it is making an advance, unless the servicer reasonably determines that the advance is non-recoverable. Advances of principal and interest on a mortgage loan will be considered non-recoverable only to the extent those amounts are not reimbursable from:

     -    late collections in respect of such loan;

     -    insurance proceeds in respect of such loan; and

     -    net liquidation proceeds in respect of such loan.

The servicer's obligation to advance delinquent payments of principal of and interest on any mortgage loan as to which the servicer has entered into a modification or forbearance agreement will be based upon the terms of that mortgage loan as so modified. In addition, if the servicer determines that the expenses associated with the foreclosure and liquidation of a delinquent loan will exceed the projected liquidation proceeds, the servicer's obligation to make advances in respect of such loan will terminate at the time of such determination.

     Any failure by the servicer to make any required advance will constitute an event of default under the servicing agreement. If the servicer fails to make a required advance of principal and interest, the master servicer will be obligated to make the advance. The total advance obligations of the master servicer may be subject to a dollar limitation that is acceptable to the rating agencies as set forth in the agreement for the trust. If so specified in the agreement, the servicer may be terminated upon the occurrence of one or more specified events (including performance of the mortgage loans). See "Servicing of Mortgage Loans -- Advances" in the prospectus.

     In addition, in the event of a prepayment in full received by the servicer during the period from the 18th day of a month to the end of that month, the servicer must deposit in the distribution account on or before the distribution date in the immediately succeeding month an amount equal to any resulting Prepayment Interest Shortfall, but only to the extent of the aggregate servicing fee payable with respect to such distribution date (such payment, "Compensating Interest"). If the servicer fails to deposit an amount equal to any Compensating Interest, as required, the master servicer will be obligated to deposit the amount that the servicer was required to have deposited.

[THE MASTER SERVICER

     [_________________], will act as master servicer of the mortgage loans. The master servicer has limited experience master servicing mortgage loans. The master servicer will:

     -    supervise the servicing of the mortgage loans;

     - provide or cause to be provided specified reports to the trustee regarding the mortgage loans;

     - make advances to the extent described in this prospectus supplement with respect to the mortgage loans if the servicer fails to make a required advance; and

     -    appoint a successor servicer if a servicer is terminated.

     The master servicer is entitled to a master servicing fee, payable on each distribution date, in the amount equal to one-twelfth of the master servicing fee rate multiplied by the scheduled principal balance of the mortgage loans as of the first day of the month immediately preceding the month of such distribution date. The master servicer will pay the trustee its monthly fees out of the master servicing fee.]

                       PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

     The weighted average life of, and, if purchased at other than par, the yield to maturity on, each class of the offered certificates will be directly related to the rate of payment of principal of the mortgage loans in the related group, including:

     -    payments in full prior to stated maturity;

     -    liquidations due to defaults;

     -    casualties and condemnations; and

     -    repurchases of mortgage loans by the depositor.

     If the actual rate of principal payments on the mortgage loans in a group is slower than the rate anticipated by an investor who purchases an offered certificate at a discount, the actual yield to the investor will be lower than that investor's anticipated yield. If the actual rate of principal payments on the mortgage loans in a group is faster than the rate anticipated by an investor who purchases an offered certificate at a premium [(and, in particular, the Class [____], Class [____] and Class [____] Certificates)], the actual yield to that investor will be lower than such investor's anticipated yield.

     The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things:

     -    the age of the mortgage loans;

     -    the geographic locations of the properties securing the loans;

     -    the extent of the mortgagors' equity in the properties;

     -    changes in the mortgagors' housing needs, job or employment status;
          and

     -    the credit quality of the mortgage loans.

     The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the offered certificates. The depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with an investor's determination.

     The calculation of a Realized Loss on a Nonrecoverable Mortgage Loan will be calculated prior to the actual liquidation of such a loan. As a result of such earlier determination, the yield to investors may be adversely affected. Similarly, the purchase by the master servicer of any Nonrecoverable Mortgage Loan (in exercise of its option to purchase a delinquent loan or as part of an optional termination) may result in reduced yields on the certificates, and in particular, subordinate classes. The determination that a mortgage loan is a Nonrecoverable Mortgage Loan will be made by the servicer[, an affiliate of the initial holder of the Class [____] Certificate. As a result of any such determination, a benefit may accrue to such initial holder under certain circumstances.]

     The term weighted average life refers to the average amount of time that will elapse from the date of issuance of a certificate until each dollar of principal of that certificate will be distributed to the investor. The weighted average life and yield to maturity, if purchased at a price other than par, of each class of the offered certificates will be influenced by the rate at which principal payments on the mortgage loans in the related group are paid. These payments may be in the form of scheduled amortization or prepayments which include prepayments and liquidations due to default or early termination of the trust.

     [The Class [____] Certificates will not be entitled to distributions of principal, either scheduled or unscheduled, until the [____] 200[_] distribution date, except as otherwise described in this prospectus supplement. On and after that date, the relative entitlement of the Class [____] Certificates to payments in respect of principal is subject to increase in accordance with the calculation of the Class [____] Distribution Amount. See "Description of the Offered Certificates - Distributions" herein.]

     [As described herein, Excess Interest will be applied, to the extent available, as an additional payment of principal on the related offered certificates to build and maintain limited overcollateralization at levels required as set forth in the Agreement. See "Description of the Offered Certificates -- Excess Interest" herein. The level of Excess Interest available on any distribution date will be influenced by, among other things:

     - The overcollateralization level of the mortgage loans. This means the extent to which interest on the mortgage loans is accruing on a higher principal balance than the certificate principal balances of the certificates;

     - The loss experience of the mortgage loans. For example, Excess Interest will be reduced as a result of realized losses on the mortgage loans;

     - The extent to which the Weighted Average Net Rate of the loans in all groups exceeds the weighted average of the pass-through rates of the offered certificates; and

     - The amount of prepayment penalties due and paid by borrowers during the related due period.

No assurances can be given as to the amount of Excess Interest distributable at any time or in the aggregate.]

[MANDATORY PREPAYMENT

     Amounts, other than interest or investment earnings, remaining in the pre-funding account on the first distribution date after the end of the pre-funding period will be applied as a payment of principal on the certificates as described in this prospectus supplement under the heading "Description of the Offered Certificate -- Distributions" herein. The seller believes that almost all of the original pre-funded amount will be used by the trust to purchase subsequent mortgage loans. It is unlikely, however, that the aggregate amount of subsequent mortgage loans purchased will be identical to the original pre-funded amount. Consequently, certificateholders will receive some prepayment of principal. See "Description of the Offered Certificates -- Pre-Funding Account."]

PREPAYMENTS AND YIELDS FOR OFFERED CERTIFICATES

     [All of the mortgage loans in group [____], and a portion of the mortgage loans in group [____] are or will be fixed rate mortgage loans. The rate of prepayments with respect to conventional fixed rate mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, those mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.]

     [All of the mortgage loans in group [____], and a portion of the mortgage loans in group [____] are or will be adjustable rate mortgage loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Nevertheless, no assurance can be given as to the level of prepayments that the mortgage loans will experience. The Class [____] Certificates will generally reflect the prepayment experience of the group II mortgage loans and the Class [____] Certificates will generally reflect the prepayment experience of the group [____] mortgage loans.]

     The final scheduled distribution date for the Class [____] Certificates is the date on which the certificate principal balance or notional balance thereof would be reduced to zero assuming, among other things, that no prepayments are received on the mortgage loans in the related group or groups and that scheduled monthly payments of principal of and interest on each of such mortgage loans are timely received and that no excess interest is applied to build overcollaterization. The final scheduled distribution date for the Class [____] Certificates is the

[____] distribution date following the closing date. The final scheduled distribution date for the Class [____] Certificates is the [____] distribution date following the closing date.

     The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its final scheduled distribution date because:

     -    excess interest will be applied to build overcollateralization,

     - prepayments are likely to occur which will be distributed in reduction of the related certificate principal balances or notional principal balances, as applicable, and

     - the master servicer will have the right to purchase all of the mortgage loans on any distribution date when the aggregate principal balance of the mortgage loans has declined to less than [____]% of the sum of:

          - the aggregate principal balance of the initial mortgage loans as of the cut off date, and

          -    [any amounts initially deposited in the pre-funding account.]

     The actual final distribution date with respect to each class of the offered certificates will also be affected by the default and recovery experience of the mortgage loans. The actual final distribution date of the offered certificates may be earlier or later than the final scheduled distribution date.

     Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard, called the prepayment assumption. A separate prepayment assumption has been calculated for the fixed and the adjustable rate mortgage loans. Both prepayment assumptions represent an assumed rate of constant prepayment relative to the then outstanding principal balance of a pool of mortgage loans for a specified period. With respect to the fixed rate mortgage loans, 100% of the prepayment assumption (Scenario [____] for group [____] and for the fixed rate mortgage loans in group [____]) assumes prepayment rates of [____]% per annum of the then outstanding principal balance of the related mortgage loans in the first month of the life of those mortgage loans and an additional approximately [____]% per annum in each month thereafter up to and including the tenth month. Beginning in the [____] month and in each month thereafter during the life of those mortgage loans, 100% of the prepayment assumption for the fixed rate mortgage loans assumes a constant prepayment rate of [____]% per annum. With respect to the adjustable rate mortgage loans, 100% of the prepayment assumption (Scenario [____] for group [____] and for the adjustable rate mortgage loans in group [____]) assumes prepayment rates of [____]% per annum of the then outstanding principal balance of the related mortgage loans in the first month of the life of those mortgage loans and an additional approximately [____]% per annum in each month thereafter up to and including the twenty-second month. Beginning in the twenty-second month and in each month thereafter during the life of those mortgage loans, 100% of the prepayment assumption for the adjustable rate mortgage loans assumes a constant prepayment rate of [____]% per annum. As used in the tables below, 0% prepayment assumption (Scenario [____] for each group below) assumes prepayment rates equal to 0% of the prepayment assumption. No prepayment assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans.

     The following tables have been prepared on the basis of the following assumptions known as modeling assumptions:

     - the mortgage loans of the related group or groups prepay at the indicated percentage of the related prepayment assumption;

     - distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in [____] 2002, in accordance with the payment priorities set forth in this prospectus supplement;

     - no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

     - scheduled payments on the mortgage loans are assumed to be received on the last day of each due period commencing in [____] 2002, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each prepayment period, commencing in [____] 2002, and include 30 days' interest thereon;

     -    [six month LIBOR remains constant at [____]%;

     -    one year CMT remains constant at [____]%;

     -    one month LIBOR is equal to [____]%;]

     -    the closing date for the offered certificates is [____] [_], 2002;

     -    the master servicer's fee is [____]%;

     - there is zero reinvestment income on all amounts in the distribution account;

     - [interest from amounts on deposit in the pre-funding account is equal to $[____] and is not available as Extra Principal Distribution Amounts;]

     - [subsequent mortgage loans are acquired during the month indicated in the following mortgage loan characteristics tables;]

     - the prepayment penalty has been calculated as [____]% of the indicated number of months interest on the prepaid amount for prepayments which occur before the expiration of the prepayment penalty term as indicated in the loan tables below;

     - [the mortgage interest rate for each adjustable rate mortgage loan is adjusted on its next reset date and on subsequent reset dates, if necessary, to equal the sum, subject to the applicable periodic adjustment caps and floors, of:

          -    the assumed level of the applicable index and

          -    the respective gross margin;]

     - for purposes of the "Weighted Average Life-- Optional Termination" in the tables, the offered certificates are redeemed on the initial Clean-Up Call Date;

     - credit enhancement percentages for each group were derived from the certificate principal balances of the offered certificates set forth in this prospectus supplement; and

     - each group consists of mortgage loans having the approximate characteristics set forth in the following tables.

     The actual amount on deposit in the pre-funding account as of the closing date may vary from the assumed amount of pre-funding proceeds used in preparing the following tables.

               INITIAL GROUP [____] MORTGAGE LOAN CHARACTERISTICS

                                                       ORIGINAL
                                ORIGINAL  REMAINING  AMORTIZATION                  REMAINING
                CURRENT  GROSS  TERM TO    TERM TO     TERM TO     SERVICING  PREPAYMENT PENALTY  PREPAYMENT
  AMORTIZATION  BALANCE   WAC   MATURITY  MATURITY     MATURITY       FEE            TERM         MONTHS OF
   METHODOLOGY    ($)     (%)   (MONTHS)  (MONTHS)     (MONTHS)       (%)          (MONTHS)        INTEREST
  ------------  -------  -----  --------  ---------  ------------  ---------  ------------------  ----------
    [Level







    Balloon]

             [SUBSEQUENT GROUP [____] MORTGAGE LOAN CHARACTERISTICS

                                                     ORIGINAL
                              ORIGINAL  REMAINING  AMORTIZATION              REMAINING
               CURRENT  GROSS  TERM TO   TERM TO      TERM TO    SERVICING   PREPAYMENT   PREPAYMENT
 AMORTIZATION  BALANCE   WAC  MATURITY  MATURITY     MATURITY       FEE     PENALTY TERM   MONTHS OF  PRE-FUNDING
  METHODOLOGY    ($)     (%)  (MONTHS)  (MONTHS)     (MONTHS)       (%)       (MONTHS)     INTEREST      MONTH*
 ------------  -------  ----- --------  ---------  ------------  ---------  ------------  ----------  -----------
   [Level








   Balloon]

* Indicates the 30-day period during the pre-funding period in which such mortgage loan is acquired.]

       [INITIAL GROUP [____] ADJUSTABLE RATE MORTGAGE LOAN CHARACTERISTICS

                                       ORIGINAL
                ORIGINAL  REMAINING  AMORTIZATION                                                                         INITIAL
CURRENT  GROSS  TERM TO    TERM TO      TERM TO    SERVICING  GROSS      MAXIMUM        MINIMUM      NEXT      RESET     PERIODIC
BALANCE   WAC   MATURITY  MATURITY     MATURITY       FEE     MARGIN  MORTGAGE RATE  MORTGAGE RATE   RESET    FREQUENCY  RATE CAP
  ($)     (%)   (MONTHS)  (MONTHS)     (MONTHS)       (%)      (%)         (%)            (%)       (MONTHS)  (MONTHS)      (%)
-------  -----  --------  ---------  ------------  ---------  ------  -------------  -------------  --------  ---------  --------


                    REMAINING
         PERIODIC   PREPAYMENT
CURRENT    RATE      PENALTY    PREPAYMENT
BALANCE    CAP         TERM      MONTHS OF
  ($)      (%)       (MONTHS)    INTEREST
-------  --------   ----------  ----------


      SUBSEQUENT GROUP [____] ADJUSTABLE RATE MORTGAGE LOAN CHARACTERISTICS

                                         ORIGINAL
                 ORIGINAL   REMAINING  AMORTIZATION                       MAXIMUM    MINIMUM                          INITIAL
CURRENT  GROSS    TERM TO    TERM TO     TERM TO    SERVICING  GROSS     MORTGAGE    MORTGAGE     NEXT      RESET     PERIODIC
BALANCE   WAC    MATURITY   MATURITY     MATURITY     FEE      MARGIN      RATE        RATE       RESET   FREQUENCY   RATE CAP
  ($)     (%)    (MONTHS)   (MONTHS)     (MONTHS)     (%)       (%)         (%)        (%)      (MONTHS)   (MONTHS)     (%)
-------  -----   --------   ---------  ------------ ---------  ------    --------    --------   --------  ---------  ---------


                     REMAINING
         PERIODIC   PREPAYMENT
CURRENT    RATE       PENALTY   PREPAYMENT
BALANCE    CAP         TERM      MONTHS OF  PRE-FUNDING
  ($)      (%)       (MONTHS)    INTEREST     MONTH*
-------  --------   ----------  ----------  -----------



* Indicates the 30-day period during the funding period in which such mortgage loan is acquired.]

                              PREPAYMENT SCENARIOS

             SCENARIO [_]  SCENARIO [_]  SCENARIO [_]   SCENARIO [_]   SCENARIO [_]  SCENARIO [_]  SCENARIO [_]
Group [_]
Prepayment
Assumption:        0%
Group [_]
Prepayment
Assumption:        0%

     The following tables set forth the approximate percentages of the initial principal amount of the offered certificates that would be outstanding after each of the dates shown assuming the clean-up call is not exercised, and the approximate weighted average life in years of the offered certificates, based on prepayment scenarios described in the table entitled "Prepayment Scenarios." The percentages have been rounded to the nearest 1%.

               PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                            CLASS [     ] SCENARIO
                 ---------------------------------------------
                  I     II     III    IV      V     VI     VII
                  -     --     ---    --      -     --     ---
INITIAL PERCENT  100%  100%   100%   100%   100%   100%   100%
__/25/2003.
__/25/2004.
__/25/2005.
__/25/2006.
__/25/2007.
__/25/2008.
__/25/2009.
__/25/2010.
__/25/2011.
__/25/2012.
__/25/2013.
__/25/2014.
__/25/2015.
__/25/2016.
__/25/2017.
__/25/2018.
__/25/2019.
__/25/2020.
__/25/2021.
__/25/2022.
__/25/2023.
__/25/2024.
__/25/2025.
__/25/2026.
__/25/2027.
__/25/2028.
__/25/2029.
__/25/2030.
__/25/2031.
__/25/2032.
Weighted
Average
Life(1) to
Maturity
(Yrs.)
Optional
Termination
(Yrs.)

                            CLASS [     ] SCENARIO
                  --------------------------------------------
                   I     II     III    IV     V     VI     VII
                   -     --     ---    --     -     --     ---
INITIAL PERCENT  100%  100%    100%  100%   100%   100%   100%
__/25/2003.
__/25/2004.
__/25/2005.
__/25/2006.
__/25/2007.
__/25/2008.
__/25/2009.
__/25/2010.
__/25/2011.
__/25/2012.
__/25/2013.
__/25/2014.
__/25/2015.
__/25/2016.
__/25/2017.
__/25/2018.
__/25/2019.
__/25/2020.
__/25/2021.
__/25/2022.
__/25/2023.
__/25/2024.
__/25/2025.
__/25/2026.
__/25/2027.
__/25/2028.
__/25/2029.
__/25/2030.
__/25/2031.
__/25/2032.
Weighted
Average
Life(1) to
Maturity
(Yrs.)
Optional
Termination
(Yrs.)

                           CLASS [     ] SCENARIO
                 ----------------------------------------------
                  I      II     III    IV      V     VI     VII
                  -      --     ---    --      -     --     ---
Initial Percent  100%   100%    100%   100%   100%   100%   100%
__/25/2003.
__/25/2004.
__/25/2005.
__/25/2006.
__/25/2007.
__/25/2008.
__/25/2009.
__/25/2010.
__/25/2011.
__/25/2012.
__/25/2013.
__/25/2014.
__/25/2015.
__/25/2016.
__/25/2017.
__/25/2018.
__/25/2019.
__/25/2020.
__/25/2021.
__/25/2022.
__/25/2023.
__/25/2024.
__/25/2025.
__/25/2026.
__/25/2027.
__/25/2028.
__/25/2029.
__/25/2030.
__/25/2031.
__/25/2032.
Weighted
Average
Life(1) to
Maturity
(Yrs.)
Optional
Termination
(Yrs.)

                            CLASS [     ] SCENARIO
                   -------------------------------------------
                    I     II    III    IV     V     VI     VII
                    -     --    ---    --     -     --     ---
Initial Percent   100%  100%   100%   100%  100%   100%   100%
__/25/2003.
__/25/2004.
__/25/2005.
__/25/2006.
__/25/2007.
__/25/2008.
__/25/2009.
__/25/2010.
__/25/2011.
__/25/2012.
__/25/2013.
__/25/2014.
__/25/2015.
__/25/2016.
__/25/2017.
__/25/2018.
__/25/2019.
__/25/2020.
__/25/2021.
__/25/2022.
__/25/2023.
__/25/2024.
__/25/2025.
__/25/2026.
__/25/2027.
__/25/2028.
__/25/2029.
__/25/2030.
__/25/2031.
__/25/2032.
Weighted
Average
Life(1) to
Maturity
(Yrs.)
Optional
Termination
(Yrs.)

 (1) The weighted average life is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results and (iii) dividing the sum by the initial certificate principal balance for the applicable class.

THE CLASS [_____], CLASS [_____] AND CLASS [_____] CERTIFICATES

     The Class [_____], Class [_____] and Class [_____] Certificates are entitled to distributions of interest only and are not entitled to distributions of principal. Additionally, interest on the Class [_____] Certificates is calculated generally on the basis of the lesser of (i) the scheduled notional principal balance for such date or (ii) the Assumed Principal Balance, which is reduced to zero after the thirty-first distribution date after the closing date. Following such date, the Class [_____] Certificates will not be entitled to distributions of any kind. Similarly, interest accrues on the Class [_____] Certificates generally on a notional amount equal to the aggregate principal balance of the adjustable rate mortgage loans that have not reached their initial adjustment date, up to and including the thirty-sixth distribution date after the closing date. Thereafter, the Class [_____] Certificates will not be entitled to distributions of any kind.

     As indicated in the tables below, the yield to investors on the Class [_____], Class [_____] and Class [_____] Certificates will be sensitive to a high rate of principal payments (including prepayments) on the mortgage loans in the related group or groups, which generally can be repaid at any time (subject, in certain cases, to payment of a prepayment penalty). Additionally, the yield to investors on the Class [_____] Certificates will be highly sensitive to the value of one month LIBOR, and will vary inversely with such value. In other words, as the value of one month LIBOR increases, the pass-through rate on such class will decrease. IF ONE MONTH LIBOR EQUALS OR EXCEEDS [_____]% (WHICH IS THE CURRENT, HISTORICALLY LOW LEVEL OF ONE MONTH LIBOR), THE PASS-THROUGH RATE ON THE CLASS [_____] CERTIFICATES WILL BE ZERO. If LIBOR does not decrease from its current level, the yield on the Class [_____] Certificates will be negative.

     The information set forth in the following tables was prepared on the basis of the modeling assumptions and the assumption that the purchase price of each of the Class [_____], Class [_____] and Class [_____] Certificates (expressed as a percentage of its original notional principal balance) is as indicated in such table and does not include accrued interest. The yields shown for the Class [_____] Certificates also assume different values of one month LIBOR. The assumed purchase price is not necessarily that at which actual sales will occur. Additionally, the yields set forth in the tables below were calculated by determining the monthly discounted rates that, when applied to the applicable assumed stream of cash flow to be paid on such certificates, would cause the discounted present value of such assumed stream of cash flow to equal the assumed purchase price of that class plus accrued interest and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on such certificates and consequently do not purport to reflect the return on any investment in that class when such reinvestment rates are considered.

            SENSITIVITY OF CLASS [_____] CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)
                              ASSUMED PRICE [____]%

                                                      CPR
              30%                  40%                50%                60%                   70%
        -------------------------------------------------------------------------------------------------
          [____]%              [____]%            [____]%            [____]%             ([____])%
        -------------------------------------------------------------------------------------------------

             SENSITIVITY OF CLASS [____] CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)
                              ASSUMED PRICE [____]%

                                                       CPR
                30%                 35%                 40%                45%                50%
        -------------------- ------------------ ------------------ ------------------- ------------------
              [____]%             [____]%             [____]%            [____]%           ([____])%
        -------------------- ------------------ ------------------ ------------------- ------------------

             SENSITIVITY OF CLASS [____] CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)
                              ASSUMED PRICE [____]%

                                                                                         CPR
ONE MONTH LIBOR                                               45%           50%          55%          60%          65%
---------------                                               ---           ---          ---          ---          ---
[____]%..............................................       [____]%       [____]%      [____]%      [____]%      [____]%
[____]%..............................................       [____]%       [____]%      [____]%      [____]%      [____]%

     THERE IS NO ASSURANCE THAT PREPAYMENTS WILL OCCUR AT ANY CONSTANT PERCENTAGE OR IN ACCORDANCE WITH ANY OF THE PREPAYMENT ASSUMPTIONS.]

PAYMENT DELAY FEATURE

     The effective yield to the holders of group [____] senior certificates (other than the Class [____] Certificates) and the Class [____] and Class [____] Certificates, will be lower than the yield otherwise produced by the related pass-through rate and the purchase price of those certificates because principal and interest distributions will not be payable to holders until at least the 25th day of the month following the month of accrual (without any additional distributions of interest or earnings thereon in respect of such delay).

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The certificates to be issued by the trust will consist of:

     - the following group [____] senior certificates, all of which are offered by this prospectus supplement:

          -    Class [____], Class [____], Class [____], Class [____], Class
               [____] and Class [____] Certificates;

     - the following group [____] senior certificates, all of which are offered by this prospectus supplement:

          -    Class [____] Certificates;

     - [the following interest only certificates, which are offered by this prospectus supplement:

          -    Class [____] Certificates;

     - the following subordinate certificates, all of which are offered by this prospectus supplement:

          -    the Class [____] Certificates;

     - the Class [____], Class [____] and Class [____] Certificates, which are not offered hereby.

     The Class [____] Certificates are subordinate in right of payment to the Class [____] and Class [____] Certificates; the Class [____] Certificates are subordinate in right of payment to the Class [____], Class [____] and Class [____] Certificates; and the Class [____] Certificates are subordinate in right of payment to the Class [____], Class [____], Class [____] and Class [____] Certificates, in each case to the extent described herein. The Class [____] Certificates are subordinate in right of payment of interest to the extent described herein. See "--Distributions -- Distributions of Principal."

     Significant defined terms that are necessary to develop an understanding of the manner in which distributions will be made on the offered certificates appear in the Glossary at the end of this prospectus supplement.

     Persons in whose names certificates are registered in the certificate register maintained by the trustee are the holders of the certificates. For as long as the offered certificates are in book-entry form with DTC, the only holder of the offered certificates (as the term holder is used in the agreement) for the trust will be Cede & Co., a nominee of DTC. No beneficial owner will be entitled to receive a definitive certificate representing the beneficial owner's interest in the trust, except in the event that physical certificates are issued under limited circumstances set forth in the agreement. All references in this prospectus supplement and the accompanying prospectus to the holders of offered certificates shall mean and include the rights of holders as such rights may be exercised through DTC and its participating organizations, except as otherwise specified in the agreement. See "Description of the Offered Certificates -- Book-entry Registration of the Offered Certificates" herein.

     [As described under "The Mortgage Loan Pool," the mortgage loan pool is divided into group [____], which contains mortgage loans having fixed interest rates and group [____], which contains mortgage loans having adjustable interest rates.]

     The agreement requires that the trustee create a distribution account. All funds in that account must be invested and reinvested, as directed by the master servicer, in permitted investments. See "The Agreement -- Administration of Accounts" in the prospectus.

     One day prior to the related distribution date or, if that day is not a business day, the immediately preceding business day, the master servicer is required to withdraw from the master servicer custodial account and remit to the distribution account an amount equal to the interest funds and principal funds (less the master servicing fee for that distribution date) with respect to each group for that distribution date.

DISTRIBUTIONS

     GENERAL. Distributions on the offered certificates (other than the Class [____] Certificates) will be made on each distribution date to holders of record as of the last business day of the month immediately preceding the calendar month in which the distribution date occurs, or the closing date in the case of the first distribution date, in an amount equal to the product of the holder's percentage interest and the amount to be distributed to that class on the distribution date. Distributions on the Class [____] Certificates will be made on each distribution date to holders of record as of the business day immediately preceding that distribution date in an amount equal to the product of the holder's percentage interest and the amount to be distributed to that class on the distribution date. The percentage interest represented by any certificate will be equal to the percentage obtained by dividing the certificate principal balance of the certificate by the certificate principal balance of all certificates of the same class.

     DISTRIBUTIONS OF INTEREST. On each distribution date, the amount of interest distributable with respect to the group I senior certificates [(other than the Class [____] Certificates)] and the Class [____] and Class [____] Certificates is the interest which has accrued on those certificates at the related pass-through rate during the calendar month immediately preceding the calendar month in which the distribution date occurs. On each distribution date, interest distributable with respect to the Class [____] Certificates, the group [____] senior certificates, the group [____] senior certificates, the Class [____] Certificates and the subordinate certificates is the interest which has accrued on those certificates at the then applicable pass-through rate from and including the preceding distribution date (or from the closing date in the case of the first distribution date) to and including the day prior to the current distribution date. Each period referred to in the prior sentence relating to the accrual of interest is an accrual period for the related distribution date.

     All calculations of interest on the group [____] senior certificates (other than the Class [____] Certificates), the Class [____] and Class [____] Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months (30/360). All calculations of interest on the Class [____], group [____] senior certificates, the group [____] senior certificates, Class [____], Class [____], Class [____] and Class [____] Certificates will be made on the basis of the actual number of days in each monthly accrual period and a year of 360 days (actual/360).

     On each distribution date, the Interest Funds with respect to each group will be distributed in the following order of priority:

     - FIRST, from interest collections on each mortgage loan group, to each related class of senior certificates and the Class [____] and Class [____] Certificates, the Current Interest and any Interest Carry Forward Amount for such class (or, in the case of the Class [____] and Class [____] Certificates, the related Allocable Portion thereof) on that distribution date; PROVIDED, HOWEVER, that, in the case of each group, any related shortfall in available amounts will be applied on a pro rata basis among such classes;

     - SECOND, the remaining amount for each mortgage loan group will be combined and applied in the following order of priority:

          - to the Class [____] Certificates, the Current Interest for that class and distribution date;

          - to the Class [____] Certificates, the Current Interest for that class and distribution date;

          - to the Class [____] Certificates, the Current Interest for that class and distribution date;

          - to the Class [____] Certificates, the Current Interest for that class and distribution date; and

          - any remainder will be treated as Excess Interest and distributed as described below under the subheading "-- Excess Interest" herein.

     [The pass-through rate for the Class [____] Certificates will be equal to the lesser of (i) the Formula Rate, and (ii) the Net WAC Cap.

     - The Formula Rate for each such class is the lesser of (i) one month LIBOR plus the applicable margin set forth on page S-[__], and (ii) the Maximum Cap Rate.

     The pass-through rate of the Class [____] Certificates is the lesser of (i) the per annum rate for such class set forth on page S-[__], and (ii) the Net WAC Cap.]

     [After the Clean-Up Call Date, the pass-through rates on the Class [____] and Class [____] Certificates will increase by [____]% and the spread over one month LIBOR for the Class [____] and Class [____] Certificates will increase to [____]% and [____]%, respectively.

     [The pass-through rate of the Class [____] Certificates is [____]% per annum. The per annum pass-through rate of the Class [____] Certificates is the lesser of (i) up to and including the distribution date in [____] 200[_], [____]% per annum, beginning in [____] 2004 and thereafter [ ]% per annum, and
(ii) the excess of (a) the Net WAC Cap over (b) the weighted average of the Pass-Through Rates of the offered certificates other than the Class [____], Class [____] and Class [____] Certificates. The per annum pass-through rate of the Class [____] Certificates is the greater of (i) [ ]% minus one month LIBOR and (ii) 0.00%.

     - Interest will accrue on the Class [____], Class [____] and Class [____] Certificates on the basis of the Notional Principal Balances of such classes.]

     DISTRIBUTIONS OF PRINCIPAL. On each distribution date, the Principal Distribution Amount for that distribution date with respect to each group is required to be distributed as follows:

     - The Class A Principal Distribution Amount for Group [____] will be distributed as follows:

          - FIRST to the Class [____] Certificates in an amount up to the Class [____] Distribution Amount for such date, until the certificate principal balance thereof has been reduced to zero; and SECOND sequentially to the Class [____], Class [____], Class [____], Class [____], Class [____] and Class [____] Certificates, in that order, until the certificate principal balance of such certificates has been reduced to zero; PROVIDED, HOWEVER, that on and after any distribution date on which the certificate principal balance of the subordinate certificates has been reduced to zero, such amounts will be distributed on a PRO RATA basis, and not sequentially, among such classes.

     - The Class A Principal Distribution Amount for Group [____] will be distributed to the Class [____] Certificates until the certificate principal balance thereof has been reduced to zero.

     - In the event the certificate principal balance of one or more of (A) the group I senior certificates or (B) the group [____] senior certificates has been reduced to zero, on each distribution date thereafter principal distributions otherwise distributable to such retired certificates will be applied to the remaining senior certificates related to the other mortgage loan groups, pro rata, on the basis of their group certificate principal balances (after giving effect to the distributions described above). Any such distributions in respect of the group [____] senior certificates will be made in the order of priority described above.

     - The combined Principal Distribution Amount of all groups remaining after distributions to the senior certificates described above will be distributed in the following order of priority:

            - to the Class [____] Certificates, the Class [____] Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

            - to the Class [____] Certificates, the Class [____] Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero; and

            - to the Class [____] Certificates, the Class [____] Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero.

     Notwithstanding the foregoing, before the Stepdown Date, or while a Trigger Event exists, the Principal Distribution Amount for each group will be distributed in the following order of priority:

     - exclusively to the related Class [____] Certificates (in the case of Group [____], in the manner described above) until the certificate principal balance of the Class [____] Certificates has been reduced to zero;

     - after the certificate principal balance of the Class [____] Certificates has been reduced to zero, exclusively to the Class [____] Certificates until the certificate principal balance of the Class [____] Certificates has been reduced to zero;

     - after the certificate principal balance of the Class [____] Certificates has been reduced to zero, exclusively to the Class [____] Certificates until the certificate principal balance of the Class [____] Certificates has been reduced to zero; and

     - after the certificate principal balance of the Class [____] Certificates has been reduced to zero, exclusively to the Class [____] Certificates until the certificate principal balance of the Class [____] Certificates has been reduced to zero.

     On each distribution date, the Released Principal Amount, if any, will be distributed to the holder of the Class [____] Certificates.

[EXCESS INTEREST AND PLEDGED PREPAYMENT PENALTY CASHFLOW

     The certificates of each group will have the benefit of a portion of prepayment penalties paid on mortgage loans in the related group. [The prepayment penalties not allocated to the offered certificates will be paid to the holders of the Class [____] Certificates.] On each distribution date, Pledged Prepayment Penalties with respect to each group will be applied to pay any shortfall in interest on certificates in the related group resulting from the application of a cap.

     On each distribution date, Interest Funds from each group not otherwise required to be distributed as described under the heading
"--Distributions--Distributions of Interest" and Net Pledged Prepayment Penalties will be distributed in the following order of priority:

     - on each of the first three distribution dates only, to the Basis Risk Reserve Fund, any Basis Risk Payment for such date;

     - on each of the first three distribution dates only, from amounts on deposit in the Basis Risk Reserve Fund, to the Class [____] Certificates on a pro rata basis, any Cap Carryover Amount applicable to the Class [____] Certificates;

     - on each of the first three distribution dates only, from amounts on deposit in the Basis Risk Reserve Fund, sequentially, to the Class [____], Class [____] and Class [____] Certificates, in that order, any Cap Carryover Amount applicable to the Class [____], Class [____] and Class [____] Certificates;

     - the Principal Percentage for Group [____] of the Extra Principal Distribution Amount will be added to the Principal Distribution Amount for Group [____]; and the Principal Percentage for Group [____] of the Extra Principal Distribution Amount will be added to the Principal Distribution Amount for Group [____];

     - to the Class [____] Certificates, any Interest Carry Forward Amount for that class;

     - to the Class [____] Certificates, any Interest Carry Forward Amount for that class;

     - to the Class [____] Certificates, any Unpaid Realized Loss Amount for that class;

     - to the Class [____] Certificates, any Interest Carry Forward Amount for that class;

     - to the Class [____] Certificates, any Unpaid Realized Loss Amount for that class;

     - to the Class [____] Certificates, any Interest Carry Forward Amount for that class;

     - to the Class [____] Certificates, any Unpaid Realized Loss Amount for that class;

     -    to the Basis Risk Reserve Fund, any Basis Risk Payment for such date;

     - from amounts in the Basis Risk Reserve Fund, to the Class [____] Certificates on a pro rata basis, any Cap Carryover Amount applicable to the Class [____] Certificates;

     - from amounts in the Basis Risk Reserve Fund, sequentially, to the Class [____], Class [____] and Class [____] Certificates, in that order, any Cap Carryover Amount applicable to the Class [____], Class [____] and Class [____] Certificates; and

     - to the other certificates to the extent of any remaining Unpaid Realized Loss Amount;

     - to the Class [____] and Class [____] Certificates, the remaining amount.

     The level of Excess Interest will depend on, among other things:

     -    the rate at which prepayment penalties are collected;

     -    the overcollateralization level of the mortgage loans;

     -    the loss experience of the mortgage loans;

     - the level of one month LIBOR and the indices for the adjustable rate mortgage loans; and

     - the extent to which the weighted average of the net rates of the loans in all loan groups exceeds the weighted average of the pass through rates of the offered certificates.

No assurance can be given as to the levels of Excess Interest at any time. For a more detailed description of the factors affecting the levels of Excess Interest and prepayment penalties see "Prepayment and Yield Considerations--General."]

[REALIZED LOSSES

     Prior to each distribution date, the servicer will determine whether any Realized Losses have occurred on the mortgage loans. As to any liquidated mortgage loan (i.e., a loan that the servicer has determined that all amounts recoverable on such loan have been received), a Realized Loss is calculated at final liquidation and is generally equal to the amount by which the unpaid principal balance thereof exceeds the related net liquidation proceeds. As to any Nonrecoverable Mortgage Loan (I.E., a defaulted loan as to which the servicer has determined that estimated liquidation expenses will exceed expected liquidation proceeds), a Realized Loss is calculated by the servicer at the time of such determination and is generally equal to the amount by which the unpaid principal balance thereof exceeds the estimated net liquidation proceeds of the loan.

     If, on any distribution date, the aggregate certificate principal balance of the certificates (after giving effect to all distributions to be made on that distribution date) exceeds the aggregate principal balance of the mortgage loans (plus any amounts on deposit in the pre-funding account), the certificate principal balance of the subordinate certificates (but not the Class A

Certificates) will be reduced by an amount equal to that excess, which is an Applied Realized Loss Amount, in inverse order of seniority:

     - FIRST, to the Class [____] Certificates, until the certificate principal balance of that class has been reduced to zero;

     - SECOND, to the Class [____] Certificates, until the certificate principal balance of that class has been reduced to zero; and

     - THIRD, to the Class [____] Certificates, until the certificate principal balance of that class has been reduced to zero.

     If the certificate principal balance of a class of subordinate certificates is reduced, that class thereafter will be entitled to distributions of interest and principal only with respect to the certificate principal balance so reduced. The earlier the reduction of the certificate principal balance of a class of subordinate certificates (e.g., as a result of a Nonrecoverable Mortgage Loan), the greater the effect on the accrual of interest on such class. On subsequent distribution dates, however, as described above, Excess Interest, if any, will be applied to reduce Unpaid Realized Loss Amounts in direct order of seniority.

     Since a Realized Loss on a Nonrecoverable Mortgage Loan is calculated BEFORE the liquidation of such loan by estimating net liquidation proceeds, the effect to certificateholders (i.e., a reduction in available overcollateralization or, after such overcollateralization has been reduced to zero, a reduction of the certificate principal balance of the subordinate certificates) will be experienced by certificateholders in advance of the time that would have been the case if such Realized Loss had been determined at the time of liquidation. In the event that the servicer ultimately recovers an amount in respect of a Nonrecoverable Mortgage Loan in excess of the Realized Loss previously calculated for such loan ("Subsequent Recoveries"), such amounts will be applied

     - FIRST, to the most senior class of subordinate certificates then outstanding in reduction of any Applied Realized Loss Amount previously allocated to such class (which amount will not further reduce the certificate principal balance of such class); and

     -    SECOND, to increase Interest Funds for the related group on such date.

     Notwithstanding any application of a Subsequent Recovery to a class of subordinate certificates to reduce any Unpaid Realized Loss Amount outstanding to such class, no payment will be made in respect of the amount of interest that would have accrued on such class of certificates had such Unpaid Realized Loss Amount not been allocated thereto.

     Although the certificate principal balance of Class [____] Certificates will not be reduced on account of Realized Losses even if the certificate principal balances of all the subordinate certificates have been reduced to zero, under certain loss scenarios, the amount available to be distributed to the Class [____] Certificates as principal may be less than the certificate principal balances of the Class [____] Certificates. Additionally, since the notional principal balance of the Class [____] Certificates is generally equal to the aggregate principal balance of the mortgage loans, Realized Losses will reduce the notional principal balance of the Class [____] Certificates and, consequently, will result in the reduction of interest distributable thereon. Similarly, since the notional principal balance of the Class [____] Certificates is generally equal to the aggregate principal balance of the adjustable rate mortgage loans that have not reached their initial adjustment date, Realized Losses on such mortgage loans will reduce the notional principal balance of the Class [____] Certificates and, consequently, will result in the reduction of interest distributable thereon.]

                        THE CERTIFICATE INSURANCE POLICY

     The following information has been supplied by [      ] (the "Insurer") for
inclusion in this Prospectus Supplement. Accordingly, the Depositor, the Servicer and the Underwriter do not make any representation as to the accuracy and completeness of this information.

     The Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Certificate Guaranty Insurance Policy (the "Insurance Policy") and the Insurer set forth below under this heading "The Insurance Policy." Additionally, the Insurer makes no representation regarding the Certificates or the advisability of investing in the Certificates.

THE INSURER

     [To be provided if applicable.]

INSURER FINANCIAL INFORMATION

     [To be provided if applicable.]

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION ABOUT THE INSURER

     [To be provided if applicable.]

FINANCIAL STRENGTH RATINGS OF THE INSURER

     [To be provided if applicable.]

THE INSURANCE POLICY

     [To be provided if applicable.]

[PRE-FUNDING ACCOUNT

     On the closing date, the seller will deposit approximately $[_________] into a separate pre-funding account to be maintained in the name of the trustee for the benefit of the holders of the group [____] certificates and group [____] certificates, as applicable. Approximately $[________] of the original pre-funded amount will be used to acquire group [____] subsequent mortgage loans, approximately $[________] of the original pre-funded amount will be used to acquire group II subsequent mortgage loans and approximately $[________] of the original pre-funded amount will be used to acquire group [____] subsequent mortgage loans, in each case during the period beginning on the closing date and generally terminating on the earlier to occur of:

     - the date on which the amount on deposit in the pre-funding account, excluding any interest or other investment earnings, is less than $100,000; and

     -    [____], 2002.

     The original pre-funded amount will be reduced during the pre-funding period by the amount used to purchase subsequent mortgage loans in accordance with the agreement for the trust. Any pre-funded amount, excluding any interest or other investment earnings, remaining at the end of the pre-funding period will be included as part of principal funds and will be distributed to holders of the group [____] certificates, group [____] certificates and group [____] certificates, respectively, then entitled to distributions of principal on the first distribution date thereafter as a prepayment of principal in reduction of the related certificate principal balances. This will result in an unscheduled distribution of principal in respect of the related certificates on that date.

     Amounts on deposit in the pre-funding account will be invested in permitted investments. All interest and any other investment earnings on amounts on deposit in the pre-funding account will be paid to the seller. The pre-funding account will not be an asset of any REMIC established under the agreement for the trust. For federal income tax purposes, the pre-funding account will be owned by, and all interest and other investment earnings on amounts in the pre-funding account will be taxable to, the seller.]

CALCULATION AGENT

     The master servicer has appointed __________________________ to serve as calculation agent for the trust. As calculation agent, _______________________ will be responsible for calculating and distributing to holders of certificates all amounts of principal and interest due on each distribution date.

[CALCULATION OF ONE MONTH LIBOR

     On each interest determination date, which is the second business day preceding each distribution date (or, in the case of the first accrual period, [__________], 2002), the calculation agent, as agent of the master servicer, will determine one month LIBOR.

     One month LIBOR means, as of any interest determination date, the rate for one-month U.S. dollar deposits which appears on the Telerate Page 3750, as of 11:00 a.m., London time, on that interest determination date. If that rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant accrual period (commencing on the first day of that accrual period). The calculation agent, as agent for the master servicer, will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the master servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant accrual period (commencing on the first day of that accrual period).

     Telerate Page 3750 means the display page currently so designated on the Bridge Telerate Market Report (or another page that may replace that page on that service for the purpose of displaying comparable rates or prices) and reference banks means leading banks selected by the master servicer and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.]

BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

     The offered certificates will be book-entry certificates. Beneficial owners may elect to hold their book-entry certificates directly through DTC in the United States or upon request Clearstream Banking, societe anonyme (formerly Cedelbank), or Euroclear in Europe if they are participants of those systems or indirectly through organizations which are participants. The book-entry certificates will be issued in one or more certificates per class of offered certificates which in the aggregate equal the principal balance of the offered certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. See "Description of the Certificates -- Book-Entry Procedures" and "-- Global Clearance, Settlement and Tax Documentation Procedures" in the prospectus.

                                  THE AGREEMENT

     The certificates will be issued in accordance with a trust agreement to be dated as of [__________], 2002, among the depositor, the master servicer, the securities administrator and the trustee. In addition to the provisions of the agreement summarized elsewhere in this prospectus supplement, there is set forth below a summary of certain other provisions of the agreement. See also "The Agreement -- The Trustee," "-- Administration of Accounts," "-- Events of Default and Remedies," "-- Amendment" and "-- Termination" in the prospectus.

FORMATION OF THE TRUST

     On the closing date, the depositor will create and establish the trust under the agreement and will sell without recourse the initial mortgage loans to the trust, and the trust will issue the certificates under the terms of the agreement. During the pre-funding period, the depositor may sell without recourse subsequent mortgage loans to the trust. The prospectus contains important additional information regarding the terms and conditions of the certificates. The depositor will provide to any prospective or actual holder of offered certificates, upon written request, a copy of the agreement without exhibits. Requests should be addressed to BancCap Asset Securitization Issuance Corporation, [_____________________________________________], Attention:
Secretary.

     The trust will consist of:

     -    the mortgage loans;

     - prepayment penalties to the extent described in this prospectus supplement;

     - those assets that are held in any account held for the benefit of the certificateholders;

     - any mortgaged premises acquired on behalf of the certificateholders by foreclosure or by deed in lieu of foreclosure;

     - the rights of the trustee to receive the proceeds of applicable insurance policies and funds, if any, required to be maintained under the terms of the agreement; and

     - certain rights of the depositor to the enforcement of representations and warranties made by the seller relating to the mortgage loans.

     The offered certificates will not represent an interest in or an obligation of, nor will the mortgage loans be guaranteed by, the seller, the depositor, the servicer, the master servicer or the trustee.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, the master servicer will report or cause to be reported to each holder of an offered certificate, by posting to the trustee's website [(http://www-______________________)] or other means of reporting described in the agreement:

     - with respect to each class of offered certificates based on a certificate in the original principal amount of $1,000:

          - the amount of the aggregate distribution on such distribution date;

          -    the amount of the distribution allocable to interest;

          - the amount of the distribution allocable to principal, separately identifying the aggregate amount of any prepayments, substitution shortfalls, repurchase amounts or other recoveries of principal included therein, any Extra Principal Distribution Amount and any Applied Realized Loss Amount with respect to, and any Unpaid Realized Loss Amount at, the distribution date;

     - the principal balance after giving effect to any distribution allocable to principal; and

     -    [any Interest Carry Forward Amount;]

     -    [any Cap Carryover Amount;]

     - the weighted average of the mortgage interest rates on the mortgage loans in each group less the servicing and master servicing fee rates;

     - the Realized Losses for each group for the related period and cumulatively since the cut off date;

     -    the largest mortgage loan balance outstanding in each group;

     - the prepayment penalties due from borrowers, collected by the servicer or the master servicer and transferred to the trust, in each case for the related prepayment period;

     -    the servicing fees and master servicing fees allocable to each group;

     -    [one month LIBOR on the most recent interest determination date;]

     - the pass-through rates for each class (and whether such rates have been capped); and

     - [for each distribution date during the pre-funding period, the amount, if any, on deposit in the pre-funding account.]

Certificateholders may obtain assistance in operating the trustee's website by calling the trustee's investor relations department at [(___) _______].

DELIVERY AND SUBSTITUTION OF MORTGAGE LOANS

     The depositor must repurchase any mortgage loan for which the required documentation is not delivered on the closing date (or subsequent closing date in the case of subsequent mortgage loans) or reasonably promptly thereafter. Under the limited circumstances specified in the agreement, the depositor may substitute substantially similar mortgage loans for mortgage loans initially delivered. It is anticipated that any permitted substitution will not materially change the characteristics of the mortgage pools, as set forth above. See "The Trusts -- The Mortgage Loans -- General," and "-- Substitution of Mortgage Loans" in the prospectus.

THE TRUSTEE

     [_________________ will act as trustee of the trust. The mailing address of the trustee's Corporate Trust Office is c/o _________________________, __________________, __________, __________ _______, Attention: BASIC Mortgage
2002-__ (______), and its telephone number is (___) ___-_____.]

VOTING RIGHTS

     The voting rights of the trust will be allocated as follows:

     -    [__]% to the Class [___] Certificates;

     -    [__]% to the Class [___] Certificates;

     -    [__]% to the Class [__] Certificates;

     -    [__]% to the Class [__] Certificates;

     - [__]% to the classes of offered certificates (other than the Class [___], Class [__] and Class [___] Certificates) in proportion to their respective outstanding certificate principal balances; and

     -    [__]% to each of the Class [__] and Class [___] Certificates.

TERMINATION

     The trust will terminate upon the payment to the holders of all certificates of all amounts required to be paid to the holders and upon the last to occur of:

     - the final payment or other liquidation, or any related advance, of the last mortgage loan; and

     - the disposition of all property acquired in respect of any mortgage loan remaining in the trust.

     BY THE [_________]. At its option, the [__________] may, on any distribution date when the aggregate principal balance of the mortgage loans is less than [__]% of the sum of:

     - the aggregate principal balances of the initial mortgage loans as of the cut off date; and

     -    any amounts initially deposited in the pre-funding account,

purchase from the trust all remaining mortgage loans, in whole only, and other property acquired by foreclosure, deed in lieu of foreclosure or otherwise then constituting the trust at a price generally equal to 100% of the aggregate principal balance of the mortgage loans (or, in the case of Nonrecoverable Mortgage Loan, at the Nonrecoverable Mortgage Loan Purchase Price) plus one month's interest computed as provided in the agreement. The date on which this optional repurchase is made is known as the Clean-Up Call Date.

SALE OF MORTGAGE LOANS

     In connection with the sale of mortgage loans, the depositor will be required to deliver a file with respect to each mortgage loan consisting of:

     - the original note endorsed in blank or to the order of the trustee or a custodian acting on behalf of the trustee, or a lost note affidavit in lieu thereof, with all prior and intervening endorsements (the seller, in some instances, having instructed the party selling a mortgage loan to the seller to have required the originator to endorse the original note directly to such custodian);

     - the original recorded security instrument or a certified copy, naming the originator of the related servicer, trustee or custodian as mortgagee, or if the original security instrument has been submitted for recordation but has not been returned by the applicable public recording office, a photocopy certified by an officer of the related servicer, title company, closing/settlement-escrow agent or closing attorney;

     - each original recorded intervening assignment of the security instrument as may be necessary to show a complete chain of title to the related servicer, trustee or custodian (the seller, in some instances, having instructed the party selling a mortgage loan to the seller to record an assignment directly from the originator to the custodian) or if any assignment has been submitted for recordation but has not been returned from the applicable public recording office or is otherwise not available, a copy certified by an officer of the related servicer;

     - if an assignment of the security instrument to the related servicer has been recorded or sent for recordation, an original assignment of the security instrument from the servicer in blank or to the trustee or custodian in recordable form;

     - except as to any second lien mortgage loan with a balance of less than $50,000, an original title insurance policy, certificate of title insurance or written commitment or a copy certified as true and correct by the insurer; and

     - if indicated on the applicable schedule, the original or certified copies of each assumption agreement, modification agreement, written assurance or substitution agreement, if any.

The custodian is required to review each mortgage loan note and provide certification regarding the existence of such mortgage loan notes on or before the closing date and the custodian is required to review the remainder of the mortgage loan file within a specified number of days after the closing date and provide a final certification on the entire mortgage loan file prior to the first anniversary of the closing date.

     On the closing date, the depositor will also assign to the trustee all the depositor's right, title and interest in the sales agreement between the seller and the depositor insofar as it relates to the representations and warranties made therein by the seller in respect of the origination of the mortgage loans and the remedies provided for breach of such representations and warranties. Such representations and warranties include, among others, in the case of the mortgage loans in group [_] and group [__], that (i) no such mortgage loan was subject to Home Ownership and Equity Protection Act of 1994 or any comparable state law, (ii) no proceeds from any such mortgage loan were used to finance single-premium credit insurance policies, (iii) the servicer will accurately and fully report for each such mortgage loan its borrower credit files to all three credit repositories in a timely manner and (iv) no prepayment penalty is payable on any such mortgage loan for a period in excess of five years following origination. Upon discovery by the trustee or the master servicer of a breach of any representation, warranty or covenant which materially and adversely affects the interests of the holders of the certificates, the discovering party will promptly notify the depositor and the seller. The seller will have 60 days from its discovery or its receipt of a notice to cure the breach or, if required, to repurchase the mortgage loan or, subject to the conditions in the agreement, to substitute a qualified substitute mortgage loan. See "Origination of Mortgage Loans -Representations and Warranties" in the prospectus.

EVENTS OF DEFAULT

     The trustee and the holder of the ___________ certificate will each have the right to direct the termination of the servicer if the servicer is in breach under the agreement. In the event of a termination, the trustee with the consent of the holder of the class __ certificate must appoint a successor servicer to assume the obligations of the servicer under the agreement, including the obligation to make advances. If a successor servicer is not appointed, the master servicer will be obligated to service the mortgage loans. Any successor servicer will be entitled to compensation arrangements similar to, but no greater than, those provided to the predecessor servicer.

GOVERNING LAW

     The agreement and each certificate will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     [The Trust Agreement provides that the Trustee will elect to treat the Trust Fund as a [REMIC] [grantor trust] [FASIT]. Upon the issuance of the Offered Certificates, McKee Nelson LLP ("Tax Counsel") will deliver its opinion to the effect that, assuming compliance with the Trust Agreement, for federal income tax purposes, [the Trust Fund will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Offered Certificates will represent the ownership of regular interests in the REMIC.] [Offered Certificates will be treated as debt and the trust will not be characterized as an association, a publicly traded partnership taxable as a corporation, or a taxable mortgage pool.] [The trust will qualify as a FASIT.]

TAX TREATMENT OF THE OFFERED CERTIFICATES

     [To be provided as applicable.]

                              ERISA CONSIDERATIONS

ERISA CONSIDERATION

     The offered certificates are eligible for relief under an individual exemption issued to [_________________], Inc. on [____________, _____]
(Prohibited Transaction Exemption [__-__]) (the "Exemption"), and may be purchased by an employee benefit plan or other retirement arrangement that is subject to the Employment Retirement Income Security Act of 1974, as amended ("ERISA") or to Section 4975 of the Internal Revenue Code of 1986, as amended (collectively, a "Plan") and that is an "accredited investor" within the meaning of Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, or by a person investing on behalf of or with plan assets of such a plan or arrangement. A fiduciary of any employee benefit plan or other retirement arrangement subject to ERISA, or the Code, should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. The Exemption has been amended by Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021 (July 21, 1997) and Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765 (Nov. 13, 2000). See "ERISA Considerations" in the accompanying Prospectus for a description of the requirements for relief under the Exemption.

     The rating of an offered certificate may change. If a class of offered certificates no longer has a rating of at least BBB- or Baa3 (the lowest permitted rating), certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased a certificate of that class when the class had a permitted rating would not be required by the Exemption to dispose of it).

                                     RATINGS

     It is a condition of the issuance of the offered certificates that they receive ratings as set forth on page S-2.

     The ratings do not represent any assessment of the likelihood or rate of principal prepayments [or the likelihood that any Cap Carryover Amount will be paid].

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The security rating assigned to the offered certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

     The ratings assigned by S&P and Moody's to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which certificateholders are entitled. S&P's and Moody's ratings address the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. S&P's and Moody's ratings on mortgage pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments.

     The initial ratings assigned to the offered certificates do not address the possibility that holders of the offered certificates might suffer a lower than anticipated yield in the event of principal payments on the offered certificates resulting from rapid prepayments of the mortgage loans or the application of the Extra Principal Distribution Amount as described herein, or in the event that the trust fund is terminated before the expected final distribution dates of the offered certificates. The ratings on the offered certificates do not address the ability of the trust to acquire subsequent mortgage loans, any potential redemption with respect thereto or the effect on yield resulting therefrom.

                         LEGAL INVESTMENT CONSIDERATIONS

     [Upon the termination of the pre-funding period,] the Class [___] and Class [___] Certificates [will/will not ]constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 [for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations.] [As such, they will be legal investments for particular entities to the extent provided in SMMEA, subject to state laws overriding SMMEA.] In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities. [Furthermore, some states have enacted legislation overriding the legal investment provisions of SMMEA.]

                                 USE OF PROCEEDS

     The depositor will sell the initial mortgage loans to the trust concurrently with the delivery of the offered certificates. Net proceeds from the sale of the offered certificates less the original pre-funded amount will represent, together with the private certificates, certain of which may be retained by the depositor or its affiliates, the purchase price to be paid by the trust to the depositor for the initial mortgage loans.

                                  LEGAL MATTERS

     Legal matters relating to the validity of the issuance of the certificates will be passed upon for the depositor and the seller by McKee Nelson LLP Washington, D.C. Legal matters relating to the validity of the offered certificates will be passed upon for the underwriters by [______________]

                                  UNDERWRITING

     Under the terms and subject to the conditions contained in the underwriting agreement dated March 8, 2002, the depositor has agreed to cause the trust to sell to the underwriters named below the following principal amounts or notional amounts of offered certificates.

  CLASS   UNDERWRITER   UNDERWRITER   UNDERWRITER  UNDERWRITER
--------  -----------   -----------   -----------  -----------
[                 $             $             $            $]

  CLASS   UNDERWRITER   UNDERWRITER   UNDERWRITER  UNDERWRITER
--------  -----------   -----------   -----------  -----------


     [The depositor intends initially to retain the Class [__] and Class [____] Certificates and a portion of the Class [_____] Certificates but may offer such certificates for sale from time to time in the future.]

     The underwriting agreement provides that the underwriters are obligated to purchase all of the offered certificates if any are purchased. The underwriting agreement also provides that if an underwriter defaults the purchase commitments of non-defaulting underwriters may be increased or the offering of the offered certificates may be terminated.

     The underwriters will offer the offered certificates for sale from time to time in one or more transactions (which may include block transactions), in negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriters may do so by selling the offered certificates to or through broker/dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or the purchasers of the offered certificates for whom they may act as agents. In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from the trust in the form of underwriting discounts, and the underwriters may also receive commissions from the purchasers of the offered certificates for whom they may act as agent. The underwriters and any broker/dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the offered certificates by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

     The depositor expects to receive net proceeds (including accrued interest) of approximately $[___________] before deducting expenses payable by it of approximately $[_______].

     The depositor and the seller have agreed to indemnify the underwriters against certain liabilities including liabilities under the Securities Act of 1933, or contribute to payments that the underwriters may be required to make in that respect.

     There is currently no secondary market for the offered certificates. Each underwriter intends to make a secondary market in the offered certificates offered by that underwriter but has no obligation to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue.

     Some of the mortgage loans may have been the subject of financing provided by affiliates of the underwriters.

                                    GLOSSARY

     An "accrual period" means, with respect to any distribution date, for the Class [____], Class [____], Class [____], Class [__], Class [____], Class
[____], and Class [____] Certificates, the period from the preceding distribution date (or from the closing date in the case of the first distribution date) to and including the day prior to the current distribution date. An "accrual period" means, with respect to any distribution date, for the Class [____], Class [____], Class [____], Class [____], Class [____], Class
[____] and Class [____] Certificates, the calendar month immediately preceding the month of such distribution date.

     The "agreement" referred to in this prospectus supplement means the trust agreement, dated as of the cut off date, among the depositor, the servicer and the master servicer.

     ["Allocable Portion" for each group, distribution date and each of the Class [____] and Class [____] Certificates is equal to a fraction, expressed as a percentage, the numerator of which is (i) the Interest Funds for such date and such group; and the denominator of which is (ii) the Interest Funds for such date and all groups related to such class of certificates.]

     "Applied Realized Loss Amount" with respect to any class of subordinate certificates and as to any distribution date, the sum of Realized Losses with respect to mortgage loans which have been applied in reduction of the certificate principal balance of the class (less any Excess Interest previously distributed in repayment thereof).

     "Assumed Principal Balance" as of any distribution date is the aggregate scheduled principal balance of the mortgage loans [plus applicable amounts on deposit in the pre-funding account,] in each case as of the related determination date [(or, in the case of any calculation made as of the cut off date, amounts on deposit in the pre-funding account on the closing date).]

     ["Basis Risk Payment" means, for any distribution date, an amount to be deposited into the Basis Risk Reserve Fund equal to the sum of (i) the Cap Carryover Amounts for such distribution date and (ii) any Required Reserve Fund Deposit for such distribution date, PROVIDED HOWEVER, the amount of the Basis Risk Payment for any distribution date cannot exceed the amount of Excess Interest for such date.]

     "Basis Risk Reserve Fund" means a fund created under the agreement and held as part of the trust, but not as part of any REMIC created under the agreement, to provide a source for payments of Cap Carryover Amounts. The Basis Risk Reserve Fund will initially be funded with a deposit of $[_____].

     ["Cap Carryover Amount" means with respect to any distribution date and any class of offered certificates, other than the Class [____], Class [____] and Class [____] Certificates, the sum of (i) the excess of the interest calculated at the pass-through rate applicable to such class for such date determined without regard to the Net WAC Cap over the amount of interest calculated at the Net WAC Cap, and (ii) the unpaid portion of the excess described in clause (i) for prior distribution dates together with accrued interest thereon at the applicable pass-through rate determined without regard to the Net WAC Cap. The Cap Carryover Amount for any class will be reduced by any amounts repaid to such class in respect of such Cap Carryover Amount.]

     The "certificate principal balance" of each class of certificates, as of any distribution date, is the aggregate principal amount of the certificates of that class on the closing date as reduced by:

     - all amounts distributed on previous distribution dates in reduction of the certificate principal balance thereof, and

     - in the case of a subordinate certificate, reductions in the certificate principal balance thereof as a result of the application of Realized Losses.

Any amounts distributed to a class of subordinate certificates in respect of any Unpaid Realized Loss Amount will not further reduce the certificate principal balance of that class.

     "Class [____] Principal Distribution Amount" for each group on any distribution date is the Principal Percentage for such group of the Senior Principal Distribution Amount on such date.

     ["Class ___ Distribution Amount" for any distribution date, is the product of:

     - a fraction, the numerator of which is the certificate principal balance of the Class [____] Certificates and the denominator of which is the certificate principal balances of the Class [____], Class[____], Class [____], Class [____], Class [____] and Class [____]
          Certificates, in each case immediately prior to the distribution date,

     - the Class [____] Principal Distribution Amount with respect to group [____] or such distribution date and

     - the applicable percentage for such distribution date set forth in the following table:

                     DISTRIBUTION DATE             PERCENTAGE
                     -----------------             ----------
                     ____ 2002 - ____ 2005            [ ]%
                     ____ 2005 - ____ 2007            [ ]%
                     ____ 2007 - ____ 2008            [ ]%
                     ____ 2008 - ____ 2009            [ ]%
                     ____ 2009 and thereafter         [ ]%

     "Class [__] Principal Distribution Amount" with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of

     -    the sum of

          - the Class [__] certificate principal balance (after giving effect to distributions on that date),

          - the Class [__] certificate principal balance (after giving effect to distributions on that date),

          - the Class [__] certificate principal balance (after giving effect to distributions on that date), and

          - the Class [__] certificate principal balance immediately prior to the distribution date OVER ----

     -    the lesser of

          - [______]% of the Assumed Principal Balance on the preceding determination date and

          - the Assumed Principal Balance on the preceding determination date less [____]% of the Assumed Principal Balance as of the cut off date (but in no event less than zero).

     "Class [___] Principal Distribution Amount" with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of

     -    the sum of

          - the Class [___] certificate principal balance (after giving effect to distributions on that date) and

          - the Class [___] certificate principal balance immediately prior to the distribution date OVER ----

     -    the lesser of

          - [_____]% of the Assumed Principal Balance on the preceding determination date and

          - the Assumed Principal Balance on the preceding determination date less [___]% of the Assumed Principal Balance as of the cut off date (but in no event less than zero).

     "Class [___] Principal Distribution Amount" with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of

     -    the sum of

          - the Class [___] certificate principal balance (after giving effect to distributions on that date),

          - the Class [___] certificate principal balance (after giving effect to distributions on that date), and

          - the Class [___] certificate principal balance immediately prior to the distribution date OVER ----

     -    the lesser of

          - [_____]% of the Assumed Principal Balance on the preceding determination date and

          - the Assumed Principal Balance on the preceding determination date less [___]% of the Assumed Principal Balance as of the cut off date (but in no event less than zero).

     "Clean-Up Call Date" is any distribution date when the Assumed Principal Balance is less than [___]% of the Assumed Principal Balance on the cut off date.

     The "collection account" is an account maintained by the servicer into which collections on the mortgage loans are deposited.

     "Compensating Interest" means an amount, as of any distribution date, payable by the servicer, equal to the lesser of

     - prepayment interest shortfalls for such date in respect of any prepayments in full, and

     -    the servicing fee for such date.

     "CPR" is a constant prepayment standard or model commonly used to measure prepayments on mortgage loans. The model represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of the mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of the mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the trust.

     "Current Interest," with respect to each class of the certificates and each distribution date, is the interest accrued on the certificate principal balance of the class (or, in the case of the Class [___], Class [___] or Class [___] Certificates, the related Notional Principal Balance) immediately prior to the distribution date during the applicable accrual period at the applicable pass-through rate as reduced, on a pro rata basis, by any related Net Prepayment Interest Shortfalls and Relief Act Shortfalls for such date.

     The "cut off date" is [_____] 1, 2002 in respect of the mortgage loans to be sold to the trust on the closing date.

     The "depositor" under the agreement is BancCap Asset Securitization Issuance Corporation, a Delaware corporation.

     The "determination date" for each distribution date is the seventeenth day of the month, or if such day is not a business day, the immediately preceding business day.

     The "distribution account" is an account maintained by the trustee from which distributions are made on the certificates.

     A "due period" is the period from and including the second day of a month to and including the first day of the following month.

     "Excess Interest" for any distribution date means, interest funds remaining after the payment of all related interest distributions as described under "Distributions -- Distributions of Interest" in this prospectus supplement, [plus Net Pledged Prepayment Penalties].

     "Extra Principal Distribution Amount" with respect to any distribution date is the lesser of (i) Excess Interest, if any, and (ii) the excess of (A) the Required Overcollateralization Amount over (B) the Overcollateralization Amount (assuming for this purpose that all Principal Funds are distributed as principal to the certificates on such date).

     The "group [__] senior certificates" are the Class [___], Class [___], Class [___], Class [___], Class [___] and Class [___] Certificates.

     The "group [___] senior certificates" are the Class [____] Certificates.

     "Interest Carry Forward Amount" with respect to each class of the certificates and each distribution date, is the sum of

     -    the excess of

          - Current Interest for the class with respect to prior distribution dates (excluding any Cap Carryover Amount) over

          - the amount actually distributed to the class with respect to Current Interest on those prior distribution dates and

     -    interest on the excess at the applicable pass-through rate.

     "Interest Funds" with respect to each master servicer remittance date, to the extent actually deposited in the master servicer custodial account, are equal to the sum, without duplication of

     - all scheduled interest due during the related due period and collected by the servicer as of the related determination date less the related servicing fee and master servicing fee;

     -    all advances relating to interest;

     -    all Compensating Interest;

     - liquidation proceeds to the extent the liquidation proceeds relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the related due period; and

     -    any Subsequent Recoveries for such date.

     The "master servicer" under the agreement is [_______________], a [______] corporation.

     ["Maximum Cap Rate" as to any Distribution Date is a per annum rate that would equal the Net WAC Cap for such date if such Net WAC Cap were determined under the assumption that (i) each adjustable rate Mortgage Loan had an interest rate equal to the maximum rate permitted under the terms of the related mortgage note, and (ii) each fixed rate Mortgage Loan had an interest rate equal to its stated fixed rate.]

     The "mortgage loans" referred to in this prospectus are the mortgage loans to be conveyed by the depositor to the trust under the agreement.

     ["Net Pledged Prepayment Penalties" for each distribution date means the Pledged Prepayment Penalties remaining after payment of any Cap Carryover Amounts.]

     "Net Prepayment Interest Shortfalls" for any distribution date refer to the excess of (a) any prepayment interest shortfalls, over (b) any Compensating Interest payments made by the servicer or master servicer.

     ["Net WAC Cap" as to any Distribution Date, is a per annum rate equal to the Weighted Average Net Rate of the Mortgage Loans less:

     - The pass-through rate for the Class [___] Certificates for such Distribution Date multiplied by a fraction equal to:

          - the Notional Principal Balance of the Class [___] Certificates prior to such Distribution Date divided by;

          -    the Assumed Principal Balance; and

     - The pass-through rate for the Class [__] Certificates for such Distribution Date multiplied by a fraction equal to:

          - the Notional Principal Balance of the Class [__] Certificates prior to such Distribution Date divided by;

          -    the Assumed Principal Balance.]

     In the case of the Class [___] Certificates, the group [__] senior certificates and the subordinate certificates, other than the Class [___] Certificates, the Net WAC Cap derived under the above described formula will be adjusted to reflect an actual/360 day count convention.]

     A "Nonrecoverable Mortgage Loan" is any defaulted loan as to which the servicer has determined under the agreement that the expenses associated with the liquidation and foreclosure thereof will exceed the proceeds expected to be recovered in any such proceeding.

     The "Nonrecoverable Mortgage Loan Purchase Price" means an amount determined under the agreement in respect of any Nonrecoverable Mortgage Loan generally equal to the sum of:

          - the projected net liquidation value thereof (i.e., the fair market value of the related mortgaged property less all expenses expected to be incurred in liquidation of such loan); and

          -    interest accrued on such loan.

     [The "Notional Principal Balance" of the Class [___] Certificates, as of any distribution date, is equal to the lesser of the amount set forth below for such date and the Assumed Principal Balance for such distribution date:

            DISTRIBUTION DATE         NOTIONAL AMOUNT
            -----------------         ---------------
                 1 -  6                           $
                 7 -  9                           $
                10 - 12                           $
                13 - 15                           $
                16 - 18                           $
                19 - 21                           $
                22 - 24                           $
                25 - 27                           $
                28 - 31                           $
                32 and thereafter                 $0]

     [The "Notional Principal Balance" of the Class [__] Certificates, as of any distribution date on or prior to the [____] distribution date after the closing date, is equal to the aggregate principal balance of the adjustable rate mortgage loans for such distribution date that have not reached their initial adjustment date. Following the [____] distribution date, the Notional Principal Balance of the Class [__] Certificates will be zero.]

     [The "Notional Principal Balance" of the Class [___] Certificates as of any distribution date is the Assumed Principal Balance as of such date.]

     "Overcollateralization Amount" for each distribution date is the excess of the Assumed Principal Balance on that distribution date over the aggregate certificate principal balance of the certificates after giving effect to principal distributions on that distribution date.

     ["Pledged Prepayment Penalties" for any distribution date and any group is an amount equal to the sum of (i) the lesser of (x) prepayment penalties collected for the group during the related Prepayment Period and (y) [__]% of the prepayment penalties owed and not waived by the servicer pursuant to the terms of the agreement for that group and the related Prepayment Period and (ii) the aggregate amount, if any, by which (i)(y) exceeded (i)(x) for prior distribution dates for that group.]

     A "prepayment interest shortfall" means, as to each distribution date and any mortgage loan as to which a prepayment of principal was received during the period from the eighteenth day of the month preceding the month of such distribution date through the last day of such month, the amount, if any, by which one month's interest at the related mortgage rate (less the servicing fee) on such prepayment exceeds the amount of interest actually paid by the mortgagor in connection with such prepayment.

     "Prepayment Penalty Period" has the meaning set forth in this prospectus supplement under the heading "The Mortgage Loan Pool -- Characteristics of the Mortgage Loans."

     "Prepayment Period" with respect to each distribution date is the period beginning on the 18th day of the month (or, if the immediately preceding Prepayment Period ended on a later day, that later day) immediately preceding the month in which such distribution date occurs (or, in the case of the first distribution date, the cut off date) and ending on the Determination Date of the month in which such distribution date occurs.

     "Principal Distribution Amount" with respect to each group and distribution date, is the excess of

     -    the sum of

          -    the Principal Funds for that distribution date and group and

          - the related Principal Percentage of any Extra Principal Distribution Amount for that distribution date OVER

     - the related Principal Percentage of the Released Principal Amount for that distribution date.

     "Principal Funds" with respect to each master servicer remittance date, to the extent actually deposited in the master servicer custodial account, are equal to the sum, without duplication of:

     - the scheduled principal collected by the servicer during the related due period or advanced on or before the master servicer remittance date;

     - prepayments of principal collected by the servicer in the applicable prepayment period;

     - the scheduled principal balance of each mortgage loan that was repurchased by the depositor;

     - any substitution shortfall, which is the amount, if any, by which the aggregate unpaid principal balance of any substitute mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans, delivered by the depositor in connection with a substitution of mortgage loans; and

     - all liquidation proceeds collected by the servicer during the related due period, to the extent the liquidation proceeds related to principal, less all non-recoverable advances relating to principal reimbursed during the related due period.

     "Principal Percentage" for any distribution date and group is the percentage equivalent of a fraction, the numerator of which is the Principal Funds for such group and the denominator of which is the Principal Funds for all groups.

     "Realized Loss" means as to any distribution date and any

     - liquidated mortgage loan (other than a Nonrecoverable Mortgage Loan), the amount by which the unpaid principal balance thereof exceeds the net liquidation proceeds received thereon; and

     - Nonrecoverable Mortgage Loan, the amount by which the unpaid principal balance thereof exceeds the projected net liquidation proceeds thereof (i.e., the amount expected to be recovered in liquidation of such loan, less estimated expenses) as determined at the time that the amount of Realized Loss for the related Nonrecoverable Mortgage Loan was calculated.

     "Released Principal Amount" as to any distribution date will equal the amount by which the Overcollateralization Amount (assuming for this purpose that all Principal Funds for that date are distributed as principal to the certificates) on that distribution date exceeds the Required
Overcollateralization Amount for that distribution date.

     [The "Required Overcollateralization Amount" for each distribution date is

     - prior to the Stepdown Date, [___]% of the Assumed Principal Balance as of the cut off date and

     - on and after the Stepdown Date, if a Trigger Event is not in effect, the greater of

          -    the lesser of

               - [___]% of the Assumed Principal Balance as of the cut off date and

               - [___]% of the Assumed Principal Balance on the preceding determination date and

          - [___]% of the Assumed Principal Balance as of the cut off date and

     - if a Trigger Event is in effect, the Overcollateralization Amount as of the preceding distribution date.]

     ["Required Reserve Fund Deposit" means, for any distribution date on which the difference between (a) the excess of the Net WAC Cap over the rate payable on the Class [___] Certificates for such date, and (b) the weighted average of the rates on the offered certificates, other than the Class [___], Class [___] and Class [___] Certificates, is less than [___]%, an amount that would cause the balance held in the Basis Risk Reserve Fund to equal [___]% of the Assumed Principal Balance for such date, and, for any other distribution date, the amount that would cause the balance held in the Basis Risk Reserve Fund to equal $[___].]

     The "seller" of the mortgage loans to the trust is BancCap Mortgage Corporation, an Oklahoma corporation.

     "Senior Credit Enhancement Percentage" as of any distribution date is equal to a fraction, expressed as a percentage, the numerator of which is the sum of the aggregate certificate principal balance of the subordinate certificates for such distribution date and the

Overcollateralization Amount for such distribution date, and the denominator of which is the Assumed Principal Balance of the mortgage loans as of such distribution date.

     "Senior Principal Distribution Amount" is

     - with respect to any distribution date prior to the Stepdown Date or as to which a Trigger Event exists, 100% of the aggregate Principal Distribution Amount for the distribution date and

     - with respect to any distribution date on or after the Stepdown Date and as to which a Trigger Event is not in effect, the excess of

          - the Class [____] certificate principal balance immediately prior to the distribution date OVER

          -    the lesser of

               - [_____]% of the Assumed Principal Balance on the preceding determination date and

               - the Assumed Principal Balance on the preceding determination date less [___]% of the Assumed Principal Balance as of the cut off date (but in no event less than zero).

     The "servicer" of the mortgage loans is [_____________________], a [_______] corporation.

     The "statistical cut off date" is [______] 1, 2002.

     "Stepdown Date" is the earlier to occur of:

     -    the later to occur of

          -    the distribution date in [_____] 200[_] and

          - the first distribution date on which the certificate principal balance of the senior certificates is less than or equal to [_____]% of the Assumed Principal Balance on such date and

     - the distribution date after the certificate principal balance of the Class [__] Certificates has been reduced to zero.

     "Subsequent Recoveries" for any Nonrecoverable Mortgage Loan on any distribution means the amount by which net liquidation proceeds recovered on such loan exceed the previously estimated Realized Loss for such loan.

     [A "Trigger Event," with respect to each distribution date after the Stepdown Date, exists if either (i)

     -    the quotient, expressed as a percentage, of

     - the aggregate scheduled principal balance of all 60 or more day delinquent mortgage loans (including bankruptcy, foreclosure and REO loans) and

     -    the Assumed Principal Balance as of the preceding determination date equals or exceeds [___]% of the Senior Credit Enhancement Percentage, or (ii) losses occurring since the closing date as a percentage of the Assumed Principal Balance as of the cut off date, for the related distribution dates, are greater than:

               DISTRIBUTION DATE         CUMULATIVE LOSS PERCENTAGE
               -----------------         --------------------------
               [37 to 48                             %
               49 to 60                              %
               61 and thereafter]                    %

     "Unpaid Realized Loss Amount" with respect to any class of subordinate certificates and as to any distribution date, is the excess of

     -    Applied Realized Loss Amounts with respect to the class OVER

     - the sum of all distributions in reduction of the Applied Realized Loss Amounts to the class on all previous distribution dates.

     "Weighted Average Net Rate" is the weighted average of the mortgage interest rates of the mortgage loans less the sum of the servicing fee rate and master servicing fee rate, as applicable, multiplied, in the case of the first three distribution dates, by a fraction the numerator of which is the aggregate scheduled principal balance of the mortgage loans acquired on the closing date as of the statistical cut off date and the denominator of which is the Assumed Principal Balance as of the statistical cut off date.

                                   APPENDIX A:
                                POOL INFORMATION

                            GROUP [__] MORTGAGE LOANS

TOTAL SCHEDULED PRINCIPAL BALANCE:                                 $
NUMBER OF LOANS:

                                                         AVERAGE               MINIMUM               MAXIMUM
SCHEDULED PRINCIPAL BALANCE:                                       $                  $                      $

                                                     WEIGHTED AVERAGE          MINIMUM               MAXIMUM
MORTGAGE RATE:                                                     %                  %                      %
SERVICING FEE:                                                     %                  %                      %
NET MORTGAGE RATE:                                                 %                  %                      %

COMBINED ORIGINAL LTV:                                             %                  %                      %
ORIGINAL LTV:                                                      %                  %                      %
CREDIT SCORE:

ORIGINAL TERM (MONTHS):
REMAINING TERM (MONTHS):
SEASONING (MONTHS):                                                                  0
REMAINING AMORTIZATION TERM (MONTHS):

                                                                              EARLIEST               LATEST
FIRST PAYMENT DATE:
MATURITY DATE:

                       CURRENT SCHEDULED PRINCIPAL BALANCE

                                                                                                  PERCENTAGE OF
                                                                               TOTAL              MORTGAGE LOANS
                                                                             SCHEDULED          BY TOTAL SCHEDULED
                                                                             PRINCIPAL          PRINCIPAL BALANCE
                CURRENT SCHEDULED                      NUMBER OF         BALANCE AS OF THE      AS OF THE CUT-OFF
              PRINCIPAL BALANCE ($)                  MORTGAGE LOANS         CUT-OFF DATE               DATE
--------------------------------------------     -------------------   -------------------     --------------------
[10,000.00   to     25,000.00...........                                                                    %
 25,000.01   to     50,000.00...........
 50,000.01   to     75,000.00...........
 75,000.01   to    100,000.00...........
100,000.01   to    125,000.00...........
125,000.01   to    150,000.00...........
150,000.01   to    175,000.00...........
175,000.01   to    200,000.00...........
200,000.01   to    225,000.00...........
225,000.01   to    250,000.00...........
250,000.01   to    275,000.00...........
275,000.01   to    300,000.00]..........
 Total..................................                                               $              100.00%
                                                                                       =              ======

                         CURRENT MORTGAGE INTEREST RATES

                                                                                TOTAL               PERCENTAGE OF
                                                                              SCHEDULED             MORTGAGE LOANS
                                                                          PRINCIPAL BALANCE       BY TOTAL SCHEDULED
                 CURRENT MORTGAGE                      NUMBER OF          AS OF THE CUT-OFF      PRINCIPAL BALANCE AS
                INTEREST RATES (%)                   MORTGAGE LOANS             DATE             OF THE CUT-OFF DATE
--------------------------------------------     -------------------   -------------------     --------------------
 [6.250 to   6.250......................                                               $                    %
  6.251 to   6.500......................
  6.501 to   6.750......................
  6.751 to   7.000......................
  7.001 to   7.250......................
  7.251 to   7.500......................
  7.501 to   7.750......................
  7.751 to   8.000......................
  8.001 to   8.250......................
  8.251 to   8.500......................
  8.501 to   8.750......................
  8.751 to   9.000......................
  9.001 to   9.250......................
  9.251 to   9.500......................
  9.501 to   9.750......................
  9.751 to  10.000......................
 10.001 to  10.250......................
 10.251 to  10.500......................
 10.501 to  10.750......................
 10.751 to  11.000......................
 11.001 to  11.250......................
 11.251 to  11.500......................
 11.501 to  11.750......................
 11.751 to  12.000......................
 12.001 to  12.250......................
 12.251 to  12.500......................
 12.501 to  12.750......................
 12.751 to  13.000......................
 13.001 to  13.250......................
 13.251 to  13.500......................
 13.501 to  13.750......................
 13.751 to  14.000......................
 14.001 to  14.250......................
 14.251 to  14.500......................
 14.501 to  14.750......................
 14.751 to  15.000......................
 15.001 to  15.250......................
 16.001 to  16.250......................
 16.501 to  16.625].....................
  Total.................................                                               $              100.00%
                                                                                       =              ======

                    ORIGINAL COMBINED LOAN-TO-VALUE RATIO(1)

                                                                                                  PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                TOTAL                BY TOTAL
                                                                              SCHEDULED             SCHEDULED
                                                                          PRINCIPAL BALANCE     PRINCIPAL BALANCE
                ORIGINAL COMBINED                      NUMBER OF          AS OF THE CUT-OFF     AS OF THE CUT-OFF
             LOAN-TO-VALUE RATIO (%)                 MORTGAGE LOANS              DATE                 DATE
--------------------------------------------     -------------------   -------------------     --------------------
[12.07  to   15.00......................                                               $                    %
 15.01  to   20.00......................
 20.01  to   25.00......................
 25.01  to   30.00......................
 30.01  to   35.00......................
 35.01  to   40.00......................
 40.01  to   45.00......................
 45.01  to   50.00......................
 50.01  to   55.00......................
 55.01  to   60.00......................
 60.01  to   65.00......................
 65.01  to   70.00......................
 70.01  to   75.00......................
 75.01  to   80.00......................
 80.01  to   85.00......................
 85.01  to   90.00......................
 90.01  to   95.00......................
 95.01  to  100.00].....................
 Total..................................                                                              100.00%
                                                                                                      ======

     (1) The combined loan-to-value ratio of a mortgage loan (including a second mortgage loan) is equal to the ratio (expressed as a percentage) of the original scheduled principal balance of the mortgage loan plus any senior lien balances and the fair market value of the mortgaged premises at the time of origination. The fair market value is the lower of (i) the purchase price and
(ii) the appraised value in the case of purchases and is the appraised value in all other cases.

                      REMAINING SCHEDULED TERM TO MATURITY

                                                                               TOTAL               PERCENTAGE OF
                                                                             SCHEDULED            MORTGAGE LOANS
                                                                         PRINCIPAL BALANCE      BY TOTAL SCHEDULED
                                                        NUMBER OF        AS OF THE CUT-OFF     PRINCIPAL BALANCE AS
              REMAINING TERM (MONTHS)                MORTGAGE LOANS             DATE            OF THE CUT-OFF DATE
--------------------------------------------     -------------------   -------------------     --------------------
[58   to     60.........................                                               $                    %
109   to    120.........................
133   to    144.........................
157   to    168.........................
169   to    180.........................
229   to    240.........................
289   to    300.........................
337   to    348.........................
349   to    360]........................
 Total..................................                                                              100.00%
                                                                                                      ======

                           REMAINING AMORTIZATION TERM

                                                                               TOTAL              PERCENTAGE OF
                                                                             SCHEDULED            MORTGAGE LOANS
                                                                         PRINCIPAL BALANCE      BY TOTAL SCHEDULED
              REMAINING AMORTIZATION                    NUMBER OF        AS OF THE CUT-OFF     PRINCIPAL BALANCE AS
                   TERM (MONTHS)                     MORTGAGE LOANS             DATE           OF THE CUT-OFF DATE
--------------------------------------------     -------------------   -------------------     --------------------
[60   to     60.........................                                               $                    %
109   to    120.........................
133   to    144.........................
169   to    180.........................
229   to    240.........................
289   to    300.........................
337   to    348.........................
349   to    360]........................
 Total..................................                                                              100.00%
                                                                                                      ======

                      OCCUPANCY TYPE OF MORTGAGED PREMISES

                                                                                                  PERCENTAGE OF
                                                                             TOTAL                MORTGAGE LOANS
                                                                           SCHEDULED            BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE        PRINCIPAL BALANCE
                                                       NUMBER OF        AS OF THE CUT-OFF        AS OF THE CUT-OFF
                OCCUPANCY TYPE                      MORTGAGE LOANS           DATE                      DATE
--------------------------------------------     -------------------   -------------------     --------------------
Primary Home..............................                                             $
Investment................................
Second Home...............................
   Total..................................                                                            100.00%
                                                                                                      ======

                               ORIGINATION PROGRAM

                                                                                                  PERCENTAGE OF
                                                                             TOTAL                MORTGAGE LOANS
                                                                           SCHEDULED            BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE        PRINCIPAL BALANCE
                                                       NUMBER OF        AS OF THE CUT-OFF        AS OF THE CUT-OFF
                ORIGINATION PROGRAM                 MORTGAGE LOANS           DATE                      DATE
--------------------------------------------     -------------------   -------------------     --------------------
Full Documentation........................                                             $                    %
Stated Documentation......................
Limited Documentation.....................
No Ratio Documentation....................
   Total..................................                                                            100.00%
                                                                                                      ======

                              MORTGAGE LOAN PURPOSE

                                                                                                  PERCENTAGE OF
                                                                             TOTAL                MORTGAGE LOANS
                                                                           SCHEDULED            BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE        PRINCIPAL BALANCE
                                                       NUMBER OF        AS OF THE CUT-OFF        AS OF THE CUT-OFF
            MORTGAGE LOAN PURPOSE                   MORTGAGE LOANS           DATE                      DATE
--------------------------------------------     -------------------   -------------------     --------------------
Cash Out Refinance........................                                             $                    %
Purchase..................................
Refinance.................................
   Total..................................                                                            100.00%
                                                                                                      ======

                                  PROPERTY TYPE


                                                                                                  PERCENTAGE OF
                                                                             TOTAL                MORTGAGE LOANS
                                                                           SCHEDULED            BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE        PRINCIPAL BALANCE
                                                       NUMBER OF        AS OF THE CUT-OFF        AS OF THE CUT-OFF
                  PROPERTY                           MORTGAGE LOANS          DATE                     DATE
--------------------------------------------     -------------------   -------------------     --------------------
Single Family Detached....................                                             $                    %
Planned Unit Development..................
Two to Four Family........................
Condominium Low-Rise......................
Manufactured Housing......................
Single Family Attached....................
Townhouse.................................
Condominium High-Rise.....................
Deminimus PUD.............................
   Total..................................                                                            100.00%
                                                                                                      ======

                                    LOAN TYPE

                                                                                                  PERCENTAGE OF
                                                                             TOTAL                MORTGAGE LOANS
                                                                           SCHEDULED            BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE        PRINCIPAL BALANCE
                                                       NUMBER OF        AS OF THE CUT-OFF        AS OF THE CUT-OFF
            MORTGAGE LOAN TYPE                      MORTGAGE LOANS           DATE                      DATE
--------------------------------------------     -------------------   -------------------     --------------------
[Balloon 15/30............................                                             $                    %
 Fixed Rate 5 Year........................
 Fixed Rate 10 Year.......................
 Fixed Rate 12 Year.......................
 Fixed Rate 15 Year.......................
 Fixed Rate 20 Year.......................
 Fixed Rate 25 Year.......................
 Fixed Rate 30 Year]......................
    Total.................................                                                            100.00%
                                                                                                      ======

                  GEOGRAPHIC DISTRIBUTION OF MORTGAGED PREMISES

                                                                                                  PERCENTAGE OF
                                                                             TOTAL                MORTGAGE LOANS
                                                                           SCHEDULED            BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE        PRINCIPAL BALANCE
                                                       NUMBER OF        AS OF THE CUT-OFF        AS OF THE CUT-OFF
                  STATE                              MORTGAGE LOANS          DATE                     DATE
--------------------------------------------     -------------------   -------------------     --------------------
[Alaska...................................                                             $                    %
Arizona...................................
Arkansas..................................
California................................
Colorado..................................
Connecticut...............................
Delaware..................................
Florida...................................
Georgia...................................
Hawaii....................................
Idaho.....................................
Illinois..................................
Indiana...................................
Iowa......................................
Kansas....................................
Kentucky..................................
Louisiana.................................
Maine.....................................
Maryland..................................
Massachusetts.............................
Michigan..................................
Minnesota.................................
Mississippi...............................
Missouri..................................
Montana...................................
Nebraska..................................
Nevada....................................
New Hampshire.............................
New Jersey................................
New Mexico................................
New York..................................
North Carolina............................
North Dakota..............................
Ohio......................................
Oklahoma..................................
Oregon....................................
Pennsylvania..............................
Rhode Island..............................
South Carolina............................
South Dakota..............................
Tennessee.................................
Texas.....................................
Utah......................................
Vermont...................................
Virginia..................................
Washington................................
West Virginia.............................
Wisconsin.................................
Wyoming]..................................
 Total....................................                                                            100.00%
                                                                                                      ======

     No more than approximately [ ]% of the related mortgaged properties are located in any one postal zip code.

                                  CREDIT SCORE

                                                                                                  PERCENTAGE OF
                                                                             TOTAL                MORTGAGE LOANS
                                                                           SCHEDULED            BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE        PRINCIPAL BALANCE
                                                       NUMBER OF        AS OF THE CUT-OFF        AS OF THE CUT-OFF
                CREDIT SCORE                         MORTGAGE LOANS          DATE                     DATE
--------------------------------------------     -------------------   -------------------     --------------------
     Not Available........................                                             $                    %
 [449   to    450.........................
  451   to    500.........................
  501   to    550.........................
  551   to    600.........................
  601   to    650.........................
  651   to    700.........................
  701   to    750.........................
  751   to    800.........................
  801   to    809]........................
Total            .........................                                                            100.00%
                                                                                                      ======

                                  CREDIT GRADE

                                                                                                  PERCENTAGE OF
                                                                             TOTAL                MORTGAGE LOANS
                                                                           SCHEDULED            BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE        PRINCIPAL BALANCE
                                                       NUMBER OF        AS OF THE CUT-OFF        AS OF THE CUT-OFF
                CREDIT GRADE                         MORTGAGE LOANS          DATE                     DATE
--------------------------------------------     -------------------   -------------------     --------------------
[A+.......................................                                             $                    %
A.........................................
A-........................................
B.........................................
C.........................................
D]........................................
Total.....................................                                                            100.00%
                                                                                                      ======

                                   DELINQUENCY

                                                                                                  PERCENTAGE OF
                                                                             TOTAL                MORTGAGE LOANS
                                                                           SCHEDULED            BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE        PRINCIPAL BALANCE
                                                       NUMBER OF        AS OF THE CUT-OFF        AS OF THE CUT-OFF
                  DELINQUENCY                        MORTGAGE LOANS          DATE                     DATE
--------------------------------------------     -------------------   -------------------     --------------------
Current...................................                                                                  %
30 Days...................................
 Total....................................                                                            100.00%
                                                                                                      ======

                                AMORTIZATION TYPE

                                                                                                  PERCENTAGE OF
                                                                             TOTAL                MORTGAGE LOANS
                                                                           SCHEDULED            BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE        PRINCIPAL BALANCE
                                                       NUMBER OF        AS OF THE CUT-OFF        AS OF THE CUT-OFF
             AMORTIZATION TYPE                       MORTGAGE LOANS          DATE                     DATE
--------------------------------------------     -------------------   -------------------     --------------------
Fully Amortizing..........................                                             $                    %
Balloon...................................
  Total...................................                                                            100.00%
                                                                                                      ======

                                  LIEN POSITION

                                                                                                  PERCENTAGE OF
                                                                             TOTAL                MORTGAGE LOANS
                                                                           SCHEDULED            BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE        PRINCIPAL BALANCE
                                                       NUMBER OF        AS OF THE CUT-OFF        AS OF THE CUT-OFF
                  LIEN POSITION                      MORTGAGE LOANS          DATE                     DATE
--------------------------------------------     -------------------   -------------------     --------------------
First Lien................................                                             $                    %
Second Lien...............................
  Total...................................                                                            100.00%
                                                                                                      ======

                               PREPAYMENT PENALTY

                                                                                                  PERCENTAGE OF
                                                                             TOTAL                MORTGAGE LOANS
                                                                           SCHEDULED            BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE        PRINCIPAL BALANCE
                                                      NUMBER OF         AS OF THE CUT-OFF        AS OF THE CUT-OFF
           PREPAYMENT PENALTY TYPE                 MORTGAGE LOANS             DATE                     DATE
--------------------------------------------     -------------------   -------------------     --------------------
[1 Year-5% of Prepay amount...............                                             $                    %
1 Year-6 months advance...................
1 Year-2% of Prepay amount................
1.5 Year-6 months advance.................
2 Year-6 months advance...................
2.5 Year-1% of Prepay amount..............
3 Year-1% of Prepay amount................
3 Year-2 months advance...................
3 Year-2% of Prepay amount................
3 Year-3 months advance...................
3 Year 6 months advance...................
3.5 Year-2% of Prepay amount..............
4 Year-6 months advance...................
5 Year-1% of Prepay amount................
5 Year-2% of Prepay amount................
5 Year-5/4/3/2/1..........................
5 Year-6 months advance...................
Miscellaneous Prepayment Penalties........
No Prepayment Penalties]..................
 Total....................................                                                            100.00%
                                                                                                      ======

                            GROUP [__] MORTGAGE LOANS

TOTAL SCHEDULED PRINCIPAL BALANCE:                               $
NUMBER OF LOANS:

                                                       AVERAGE               MINIMUM                MAXIMUM
SCHEDULED PRINCIPAL BALANCE:                                    $                  $                    $

                                                  WEIGHTED AVERAGE           MINIMUM                MAXIMUM
MORTGAGE RATE:                                             %                       %                     %
SERVICING FEE:                                             %                       %                     %
NET MORTGAGE RATE:                                         %                       %                     %

GROSS MARGIN:                                              %                       %                     %
FIRST PERIOD RATE CAP:                                     %                       %                     %
PERIOD RATE CAP:                                           %                       %                     %
LIFE FLOOR:                                                %                       %                     %
LIFE CAP:                                                  %                       %                     %

MONTHS TO ROLL (MONTHS):

ORIGINAL LTV:                                              %                       %                     %
CREDIT SCORE:

ORIGINAL TERM (MONTHS):
REMAINING TERM (MONTHS):
SEASONING (MONTHS):

REMAINING AMORTIZATION TERM (MONTHS):

                                                                            EARLIEST                 LATEST
FIRST PAYMENT DATE:
MATURITY DATE:

                       CURRENT SCHEDULED PRINCIPAL BALANCE

                                                                                                  PERCENTAGE OF
                                                                             TOTAL                MORTGAGE LOANS
                                                                           SCHEDULED            BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE        PRINCIPAL BALANCE
               CURRENT SCHEDULED                     NUMBER OF          AS OF THE CUT-OFF        AS OF THE CUT-OFF
            PRINCIPAL BALANCE ($)                  MORTGAGE LOANS             DATE                     DATE
--------------------------------------------     -------------------   -------------------     --------------------
[20,000.00   to     25,000.00...........                                               $                    %
 25,000.01   to     50,000.00...........
 50,000.01   to     75,000.00...........
 75,000.01   to    100,000.00...........
100,000.01   to    125,000.00...........
125,000.01   to    150,000.00...........
150,000.01   to    175,000.00...........
175,000.01   to    200,000.00...........
200,000.01   to    225,000.00...........
225,000.01   to    250,000.00...........
250,000.01   to    275,000.00...........
275,000.01   to    300,000.00...........
300,000.01   to    325,000.00...........
350,000.01   to    375,000.00]..........
 Total..................................                                                              100.00%
                                                                                                      ======

                         CURRENT MORTGAGE INTEREST RATES

                                                                                                  PERCENTAGE OF
                                                                             TOTAL                MORTGAGE LOANS
                                                                           SCHEDULED            BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE        PRINCIPAL BALANCE
                   CURRENT MORTGAGE                  NUMBER OF          AS OF THE CUT-OFF        AS OF THE CUT-OFF
                  INTEREST RATES (%)               MORTGAGE LOANS             DATE                     DATE
--------------------------------------------     -------------------   -------------------     --------------------
[6.625 to    6.750.....................                                                $                    %
 6.751 to    7.000.....................
 7.001 to    7.250.....................
 7.251 to    7.500.....................
 7.501 to    7.750.....................
 7.751 to    8.000.....................
 8.001 to    8.250.....................
 8.251 to    8.500.....................
 8.501 to    8.750.....................
 8.751 to    9.000.....................
 9.001 to    9.250.....................
 9.251 to    9.500.....................
 9.501 to    9.750.....................
 9.751 to   10.000.....................
10.001 to   10.250.....................
10.251 to   10.500.....................
10.501 to   10.750.....................
10.751 to   11.000.....................
11.001 to   11.250.....................
11.251 to   11.500.....................
11.501 to   11.750.....................
11.751 to   12.000.....................
12.001 to   12.250.....................
12.251 to   12.500.....................
12.501 to   12.750.....................
12.751 to   13.000.....................
13.001 to   13.250.....................
13.251 to   13.380]....................
 Total.................................                                                               100.00%
                                                                                                      ======

                          ORIGINAL LOAN-TO-VALUE RATIO

                                                                                                  PERCENTAGE OF
                                                                             TOTAL                MORTGAGE LOANS
                                                                           SCHEDULED            BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE        PRINCIPAL BALANCE
                  ORIGINAL                           NUMBER OF          AS OF THE CUT-OFF        AS OF THE CUT-OFF
             LOAN-TO VALUE RATIO (%)              MORTGAGE LOANS              DATE                     DATE
--------------------------------------------     -------------------   -------------------     --------------------
[10.64  to   15.00......................                                               $                    %
 15.01  to   20.00......................
 20.01  to   25.00......................
 25.01  to   30.00......................
 30.01  to   35.00......................
 35.01  to   40.00......................
 40.01  to   45.00......................
 45.01  to   50.00......................
 50.01  to   55.00......................
 55.01  to   60.00......................
 60.01  to   65.00......................
 65.01  to   70.00......................
 70.01  to   75.00......................
 75.01  to   80.00......................
 80.01  to   85.00......................
 85.01  to   90.00......................
 90.01  to   95.00].....................
  Total.................................                                                              100.00%
                                                                                                      ======

                      REMAINING SCHEDULED TERM TO MATURITY

                                                                                                  PERCENTAGE OF
                                                                             TOTAL                MORTGAGE LOANS
                                                                           SCHEDULED            BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE        PRINCIPAL BALANCE
                                                     NUMBER OF          AS OF THE CUT-OFF        AS OF THE CUT-OFF
               REMAINING TERM (MONTHS)             MORTGAGE LOANS             DATE                     DATE
--------------------------------------------     -------------------   -------------------     --------------------
[293   to    300.........................                                              $                    %
 337   to    348.........................
 349   to    360]........................
  Total..................................                                                             100.00%
                                                                                                      ======

                           REMAINING AMORTIZATION TERM

                                                                                                  PERCENTAGE OF
                                                                             TOTAL                MORTGAGE LOANS
                                                                           SCHEDULED            BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE        PRINCIPAL BALANCE
           REMAINING AMORTIZATION TERM               NUMBER OF          AS OF THE CUT-OFF        AS OF THE CUT-OFF
                   (MONTHS)                        MORTGAGE LOANS             DATE                     DATE
--------------------------------------------     -------------------   -------------------     --------------------
[344   to    348.........................                                              $                    %
 349   to    360]........................
  Total..................................                                                             100.00%
                                                                                                      ======

                                  GROSS MARGIN

                                                                                                  PERCENTAGE OF
                                                                             TOTAL                MORTGAGE LOANS
                                                                           SCHEDULED            BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE        PRINCIPAL BALANCE
                                                     NUMBER OF          AS OF THE CUT-OFF        AS OF THE CUT-OFF
              GROSS MARGIN                         MORTGAGE LOANS             DATE                     DATE
--------------------------------------------     -------------------   -------------------     --------------------
[3.125 to    3.250.....................                                                $                    %
 3.251 to    3.500.....................
 3.501 to    3.750.....................
 3.751 to    4.000.....................
 4.001 to    4.250.....................
 4.251 to    4.500.....................
 4.501 to    4.750.....................
 4.751 to    5.000.....................
 5.001 to    5.250.....................
 5.251 to    5.500.....................
 5.501 to    5.750.....................
 5.751 to    6.000.....................
 6.001 to    6.250.....................
 6.251 to    6.500.....................
 6.501 to    6.750.....................
 6.751 to    7.000.....................
 7.001 to    7.250.....................
 7.251 to    7.500.....................
 7.501 to    7.750.....................
 7.751 to    8.000.....................
 8.001 to    8.250.....................
 8.251 to    8.500.....................
 8.501 to    8.750.....................
 8.751 to    9.000.....................
 9.001 to    9.250.....................
 9.251 to    9.500.....................
 9.751 to   10.000.....................
10.001 to   10.250.....................
10.251 to   10.500.....................
10.501 to   10.750.....................
11.001 to   11.200]....................
 Total.................................                                                               100.00%
                                                                                                      ======

                    MAXIMUM LIFETIME MORTGAGE INTEREST RATES

                                                                                                  PERCENTAGE OF
                                                                             TOTAL                MORTGAGE LOANS
                                                                           SCHEDULED            BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE        PRINCIPAL BALANCE
                 MAXIMUM LIFETIME                    NUMBER OF          AS OF THE CUT-OFF        AS OF THE CUT-OFF
              MORTGAGE INTEREST RATES (%)          MORTGAGE LOANS             DATE                     DATE
--------------------------------------------     -------------------   -------------------     --------------------
[12.625   to   12.750.....................                                             $                    %
 12.751   to   13.000.....................
 13.001   to   13.250.....................
 13.251   to   13.500.....................
 13.501   to   13.750.....................
 13.751   to   14.000.....................
 14.001   to   14.250.....................
 14.251   to   14.500.....................
 14.501   to   14.750.....................
 14.751   to   15.000.....................
 15.001   to   15.250.....................
 15.251   to   15.500.....................
 15.501   to   15.750.....................
 15.751   to   16.000.....................
 16.001   to   16.250.....................
 16.251   to   16.500.....................
 16.501   to   16.750.....................
 16.751   to   17.000.....................
 17.001   to   17.250.....................
 17.251   to   17.500.....................
 17.501   to   17.750.....................
 17.751   to   18.000.....................
 18.001   to   18.250.....................
 18.251   to   18.500.....................
 18.501   to   18.750.....................
 18.751   to   19.000.....................
 19.001   to   19.250.....................
 19.251   to   19.500.....................
 19.501   to   19.750.....................
 19.751   to   20.000.....................
 20.001   to   20.250.....................
 20.251   to   20.380]....................
   Total..................................                                                            100.00%
                                                                                                      ======

                    MINIMUM LIFETIME MORTGAGE INTEREST RATES

                                                                                                  PERCENTAGE OF
                                                                             TOTAL                MORTGAGE LOANS
                                                                           SCHEDULED            BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE        PRINCIPAL BALANCE
              MINIMUM LIFETIME                       NUMBER OF          AS OF THE CUT-OFF        AS OF THE CUT-OFF
          MORTGAGE INTEREST RATES (%)              MORTGAGE LOANS             DATE                     DATE
--------------------------------------------     -------------------   -------------------     --------------------
[4.125  to   4.250.....................                                                $                    %
 4.251  to   4.500.....................
 4.501  to   4.750.....................
 4.751  to   5.000.....................
 5.001  to   5.250.....................
 5.251  to   5.500.....................
 5.501  to   5.750.....................
 5.751  to   6.000.....................
 6.001  to   6.250.....................
 6.251  to   6.500.....................
 6.501  to   6.750.....................
 6.751  to   7.000.....................
 7.001  to   7.250.....................
 7.251  to   7.500.....................
 7.501  to   7.750.....................
 7.751  to   8.000.....................
 8.001  to   8.250.....................
 8.251  to   8.500.....................
 8.501  to   8.750.....................
 8.751  to   9.000.....................
 9.001  to   9.250.....................
 9.251  to   9.500.....................
 9.501  to   9.750.....................
 9.751  to  10.000.....................
10.001  to  10.250.....................
10.251  to  10.500.....................
10.501  to  10.750.....................
10.751  to  11.000.....................
11.001  to  11.250.....................
11.251  to  11.500.....................
11.501  to  11.750.....................
11.751  to  12.000.....................
12.001  to  12.250.....................
12.251  to  12.500.....................
12.501  to  12.750.....................
12.751  to  13.000.....................
13.001  to  13.250.....................
13.251  to  13.380]....................
 Total.................................                                                               100.00%
                                                                                                      ======

                       NEXT INTEREST RATE ADJUSTMENT DATE

                                                                                                  PERCENTAGE OF
                                                                             TOTAL                MORTGAGE LOANS
                                                                           SCHEDULED            BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE        PRINCIPAL BALANCE
                  NEXT INTEREST RATE                 NUMBER OF          AS OF THE CUT-OFF        AS OF THE CUT-OFF
                   ADJUSTMENT DATE                 MORTGAGE LOANS             DATE                     DATE
--------------------------------------------     -------------------   -------------------     --------------------
[August 2002..............................                                             $                    %
January 2003..............................
March 2003................................
April 2003................................
May 2003..................................
June 2003.................................
August 2003...............................
September 2003............................
October 2003..............................
November 2003.............................
December 2003.............................
January 2004..............................
February 2004.............................
March 2004................................
May 2004..................................
August 2004...............................
September 2004............................
October 2004..............................
November 2004.............................
December 2004.............................
January 2005..............................
February 2005.............................
March 2005................................
January 2007..............................
February 2007.............................
March 2007]...............................
Total.....................................                                                            100.00%
                                                                                                      ======

                      OCCUPANCY TYPE OF MORTGAGED PREMISES

                                                                                                  PERCENTAGE OF
                                                                             TOTAL                MORTGAGE LOANS
                                                                           SCHEDULED            BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE        PRINCIPAL BALANCE
                                                     NUMBER OF          AS OF THE CUT-OFF        AS OF THE CUT-OFF
                  OCCUPANCY TYPE                   MORTGAGE LOANS            DATE                     DATE
--------------------------------------------     -------------------   -------------------     --------------------
Primary Home..............................                                             $                    %
Investment................................
Second Home...............................
  Total...................................                                                            100.00%
                                                                                                      ======

                               ORIGINATION PROGRAM

                                                                                                  PERCENTAGE OF
                                                                             TOTAL                MORTGAGE LOANS
                                                                           SCHEDULED            BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE        PRINCIPAL BALANCE
                                                     NUMBER OF          AS OF THE CUT-OFF        AS OF THE CUT-OFF
                ORIGINATION PROGRAM                MORTGAGE LOANS             DATE                     DATE
--------------------------------------------     -------------------   -------------------     --------------------
Full Documentation........................                                             $                    %
Stated Documentation......................
Limited Documentation.....................
No Ratio Documentation....................
 Total....................................                                                            100.00%
                                                                                                      ======

                              MORTGAGE LOAN PURPOSE

                                                                                                  PERCENTAGE OF
                                                                             TOTAL                MORTGAGE LOANS
                                                                           SCHEDULED            BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE        PRINCIPAL BALANCE
                                                     NUMBER OF          AS OF THE CUT-OFF        AS OF THE CUT-OFF
            MORTGAGE LOAN PURPOSE                  MORTGAGE LOANS             DATE                     DATE
--------------------------------------------     -------------------   -------------------     --------------------
Cash Out Refinance........................                                             $                    %
Purchase..................................
Refinance.................................
 Total....................................                                                            100.00%
                                                                                                      ======

                                  PROPERTY TYPE

                                                                                                  PERCENTAGE OF
                                                                             TOTAL                MORTGAGE LOANS
                                                                           SCHEDULED            BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE        PRINCIPAL BALANCE
                                                     NUMBER OF          AS OF THE CUT-OFF        AS OF THE CUT-OFF
                  PROPERTY TYPE                    MORTGAGE LOANS             DATE                     DATE
--------------------------------------------     -------------------   -------------------     --------------------
Single Family Detached....................                                             $                    %
Planned Unit Development..................
Two to Four Family........................
Condominium Low-Rise......................
Manufactured Housing......................
Single Family Attached....................
Townhouse.................................
Condominium High Rise.....................
Deminimus PUD.............................
 Total....................................                                                            100.00%
                                                                                                      ======

                                   LOAN TYPES

                                                                                                  PERCENTAGE OF
                                                                             TOTAL                MORTGAGE LOANS
                                                                           SCHEDULED            BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE        PRINCIPAL BALANCE
                                                     NUMBER OF          AS OF THE CUT-OFF        AS OF THE CUT-OFF
                  LOAN TYPE                        MORTGAGE LOANS             DATE                     DATE
--------------------------------------------     -------------------   -------------------     --------------------
[2/28 LIBOR ARM...........................                                             $                    %
3/27 LIBOR ARM............................
5/25 LIBOR ARM............................
One-Year Treasury ARM]....................
 Total....................................                                                            100.00%
                                                                                                      ======

                                  CREDIT SCORE

                                                                                                  PERCENTAGE OF
                                                                             TOTAL                MORTGAGE LOANS
                                                                           SCHEDULED            BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE        PRINCIPAL BALANCE
                                                     NUMBER OF          AS OF THE CUT-OFF        AS OF THE CUT-OFF
                  CREDIT SCORE                     MORTGAGE LOANS             DATE                     DATE
--------------------------------------------     -------------------   -------------------     --------------------
[   Not Available.........................                                             $                    %
 436    to    450.........................
 451    to    500.........................
 501    to    550.........................
 551    to    600.........................
 601    to    650.........................
 651    to    700.........................
 701    to    750.........................
 751    to    791]........................
  Total...................................                                                            100.00%
                                                                                                      ======

                                  CREDIT GRADE

                                                                                                  PERCENTAGE OF
                                                                             TOTAL                MORTGAGE LOANS
                                                                           SCHEDULED            BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE        PRINCIPAL BALANCE
                                                     NUMBER OF          AS OF THE CUT-OFF        AS OF THE CUT-OFF
                  CREDIT GRADE                     MORTGAGE LOANS             DATE                     DATE
--------------------------------------------     -------------------   -------------------     --------------------
[A+.......................................                                             $                    %
A.........................................
A-........................................
B.........................................
C.........................................
D]........................................
 Total....................................                                                            100.00%
                                                                                                      ======

                                   DELINQUENCY

                                                                                                  PERCENTAGE OF
                                                                             TOTAL                MORTGAGE LOANS
                                                                           SCHEDULED            BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE        PRINCIPAL BALANCE
                                                     NUMBER OF          AS OF THE CUT-OFF        AS OF THE CUT-OFF
                  DELINQUENCY                      MORTGAGE LOANS             DATE                     DATE
--------------------------------------------     -------------------   -------------------     --------------------
Current...................................                                             $                    %
30 Days
   Total..................................                                                            100.00%
                                                                                                      ======

                  GEOGRAPHIC DISTRIBUTION OF MORTGAGED PREMISES

                                                                                                  PERCENTAGE OF
                                                                             TOTAL                MORTGAGE LOANS
                                                                           SCHEDULED            BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE        PRINCIPAL BALANCE
                                                     NUMBER OF          AS OF THE CUT-OFF        AS OF THE CUT-OFF
                  STATE                            MORTGAGE LOANS             DATE                     DATE
--------------------------------------------     -------------------   -------------------     --------------------
[Alaska...................................                                             $                    %
Arizona...................................
Arkansas..................................
California................................
Colorado..................................
Connecticut...............................
Delaware..................................
Florida...................................
Georgia...................................
Hawaii....................................
Idaho.....................................
Illinois..................................
Indiana...................................
Iowa......................................
Kansas....................................
Kentucky..................................
Louisiana.................................
Maine.....................................
Maryland..................................
Massachusetts.............................
Michigan..................................
Minnesota.................................
Mississippi...............................
Missouri..................................
Montana...................................
Nebraska..................................
Nevada....................................
New Hampshire.............................
New Jersey................................
New Mexico................................
New York..................................
North Carolina............................
North Dakota..............................
Ohio......................................
Oklahoma..................................
Oregon....................................

                                                               (TABLE CONTINUED)

                                                                                                  PERCENTAGE OF
                                                                             TOTAL                MORTGAGE LOANS
                                                                           SCHEDULED            BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE        PRINCIPAL BALANCE
                                                     NUMBER OF          AS OF THE CUT-OFF        AS OF THE CUT-OFF
                  STATE                            MORTGAGE LOANS             DATE                     DATE
--------------------------------------------     -------------------   -------------------     --------------------
Pennsylvania..............................
Rhode Island..............................
South Carolina............................
South Dakota..............................
Tennessee.................................
Texas.....................................
Utah......................................
Vermont...................................
Virginia..................................
Washington................................
West Virginia.............................
Wisconsin.................................
Wyoming]..................................
 Total....................................                                                            100.00%
                                                                                                      ======

     No more than approximately [ ]% of the related mortgaged properties are located in any one postal zip code.

                                  LIEN POSITION

                                                                                                  PERCENTAGE OF
                                                                             TOTAL                MORTGAGE LOANS
                                                                           SCHEDULED            BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE        PRINCIPAL BALANCE
                                                     NUMBER OF          AS OF THE CUT-OFF        AS OF THE CUT-OFF
                  LIEN POSITION                    MORTGAGE LOANS             DATE                     DATE
--------------------------------------------     -------------------   -------------------     --------------------
First Lien................................                                                                  %
  Total...................................                                                            100.00%
                                                                                                      ======

                               PREPAYMENT PENALTY

                                                                                                  PERCENTAGE OF
                                                                             TOTAL                MORTGAGE LOANS
                                                                           SCHEDULED            BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE        PRINCIPAL BALANCE
                                                     NUMBER OF          AS OF THE CUT-OFF        AS OF THE CUT-OFF
           PREPAYMENT PENALTY TYPE                 MORTGAGE LOANS             DATE                     DATE
--------------------------------------------     -------------------   -------------------     --------------------
[1 Year-6 months advance.................                                              $                    %
2 Year-6 months advance...................
2.5 Year-1% of Prepay amount..............
3 Year-1% of Prepay amount................
3 Year-2 months advance...................
3 Year-2% of Prepay amount................
3 Year-3 months advance...................
3 Year-3/2/1..............................
3 Year-6 months advance...................
3.5 Year-2% of Prepay amount..............
5 Year - Waived each adjustment...........
5 Year-2% of Prepay amount................
5 Year-6 months advance...................
Miscellaneous Prepayment Penalties........
No prepayment penalties]..................
  Total...................................                                                            100.00%
                                                                                                      ======

                                     [LOGO]


                                 $[___________]


                        BASIC MORTGAGE TRUST 200[__]-[__]

               BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION,
                                  AS DEPOSITOR


                     MORTGAGE LOAN ASSET BACKED CERTIFICATES
                               SERIES [____]-[__]

                                 [UNDERWRITERS]


                              ---------------------
                              PROSPECTUS SUPPLEMENT
                              ---------------------


                                 [_______], 2002

  PROSPECTUS SUPPLEMENT DATED [________] [__], (TO PROSPECTUS DATED [_________]
                                   [__], 2002)

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

[LOGO]                            $[___________]
                        MORTGAGE LOAN ASSET BACKED NOTES,
                               SERIES 200[__]-[_]
                         BASIC MORTGAGE TRUST 200[_]-[_]
         PRINCIPAL AND INTEREST PAYABLE MONTHLY, BEGINNING IN [ ] 200[ ]

                BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION

                                    DEPOSITOR

                               [_________________]

                                [MASTER SERVICER]

                               [_________________]

                                    [SELLER]

     The trust will issue:

     -  [    ] classes of senior notes; and

     -  [    ] classes of subordinated notes.

     For a description of the notes offered by this prospectus supplement, see "Offered Notes" in this prospectus supplement.

                                ----------------

     The assets of the trust will include [ ] groups of mortgage loans secured by one-to-four family residential properties. [One group will consist of first and second lien, fixed rate mortgage loans. The [ ] group will consist of first lien, adjustable rate mortgage loans.] [The trust will also hold cash for the purchase of subsequent mortgage loans on or before [ ] [ ], 2002.]

     The mortgage loans were or will be originated or acquired in accordance with underwriting guidelines that are not as restrictive as federal agency guidelines. As a result, the mortgage loans may experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with more restrictive standards.

                                ----------------

     AN INVESTMENT IN THE OFFERED NOTES INVOLVES SIGNIFICANT RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-[ ] OF THIS PROSPECTUS SUPPLEMENT AND PAGE [ ] OF THE PROSPECTUS.

                                ----------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The underwriters will offer the notes offered by this prospectus supplement from time to time at varying prices to be determined at the time of sale. The notes will be available for delivery to investors in book-entry form through the facilities of The Depository Trust Company, or upon request through Clearstream
and the Euroclear System on or about [   ] [ ], 2002.

                                 [Underwriters]

                  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
                IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

     The offered notes are described in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of notes, and (2) this prospectus supplement, which describes the specific terms of your notes. Investors can find a glossary of certain significant defined terms at the end of this prospectus supplement.

     This prospectus supplement does not contain complete information about the offering of these securities. We suggest that you read both this prospectus supplement and the prospectus in full. We cannot sell these securities to you unless you have received both this prospectus supplement and the prospectus.

     IF INFORMATION VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. No one has been authorized to provide you with different information.

     We are not offering the notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their cover pages.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date of the prospectus supplement.

     This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the materials, including tables, under the headings "Risk Factors" and "Prepayment and Yield Considerations." Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by accompanying language, including "expects," "intends," "anticipates," "estimates" or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor's control. These forward-looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to distribute any updates or revisions to any forward-looking statements to reflect changes in the depositor's expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

                                TABLE OF CONTENTS

              PROSPECTUS SUPPLEMENT

Offered Notes................................S-__

Summary of Terms.............................S-__

Risk Factors.................................S-__

Recent Developments..........................S-__

The Mortgage Loan Pool.......................S-__

[The Originators.............................S-__

Prepayment and Yield
Considerations...............................S-__

Description of The Offered
Notes........................................S-__

The Note Insurance Policy....................S-__

The Agreement................................S-__

Material Federal Income Tax Consequences.....S-__

ERISA Considerations.........................S-__

Ratings......................................S-__

Legal Investment Considerations..............S-__

Use of Proceeds..............................S-__

Legal Matters................................S-__

Underwriting.................................S-__

Glossary.....................................S-__

Appendix A: Pool Information.................A-__

                PROSPECTUS

Important Notice About Information
Presented in this Prospectus and
the Prospectus Supplement .......................   2

Risk Factors ....................................   5

The Trust Fund ..................................  22

Description of the Securities ...................  39

Credit Enhancement ..............................  60

Yield and Prepayment Considerations .............  68

The Agreements ..................................  71

Legal Aspects of
the Loans .......................................  90

Material Federal Income Tax
Consequences .................................... 101

State and Local Tax Considerations .............. 122

ERISA Considerations ............................ 123

Legal Investment ................................ 129

Method of Distribution .......................... 130

Legal Matters ................................... 131

Financial Information ........................... 131

Rating .......................................... 132

                                  OFFERED NOTES

     The trust will issue the following classes of notes that are being offered by this prospectus supplement and the accompanying prospectus.

                                                                                FINAL
                  INITIAL                                                     SCHEDULED
                 PRINCIPAL                                 RATINGS          DISTRIBUTION
   CLASS          BALANCE         INTEREST RATE(1)      MOODY'S/S&P(2)         DATE(3)         TYPE
-----------  --------------   --------------------   ------------------    ---------------   ----------
[            $                                 %                                                      ]






----------
[(1)  These interest rates are subject to a cap.
 (2) A rating reflects the rating agency's assessment of the likelihood that timely payments will be made on the notes. Ratings do not address the likelihood or expected rate of prepayments, or the possibility that investors in the notes might suffer a lower than anticipated yield due to prepayments.
 (3) Calculated as described herein under "Prepayment and Yield Considerations." The actual final distribution date of the offered notes may be substantially earlier or later than the final scheduled distribution date.]

                                SUMMARY OF TERMS

     This summary highlights selected information from this document. It does not contain all the information that you need to consider in making your investment decision. To understand the terms of the offered notes and the characteristics of the underlying mortgage loans, read carefully the entire prospectus supplement and the accompanying prospectus.

     - This summary provides an overview of structural provisions, calculations, cash flows and other information to aid your understanding and is qualified by the full description of the structural provisions, calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

THE TRUST

     The issuer of the notes is BASIC Mortgage Trust 2002-[ ]. The trust was created for the sole purpose of issuing the notes. The notes represent obligations of the trust and are not the obligation of any other entity. Neither the notes nor the mortgage loans will be insured by any governmental agency or instrumentality.

SELLERS

     [____________________________].

DEPOSITOR

     BancCap Asset Securitization Issuance Corporation.

MASTER SERVICER

     [____________________________].

SERVICER

     [____________________________].

TRUSTEE AND CALCULATION AGENT

     [____________________________].

CUT OFF DATE

     As of the close of business on [______] 1, 2002 for the mortgage loans to be sold to the trust on the closing date.

CLOSING DATE

     On or about [____] [___], 2002.

OFFERED NOTES

     As described in this prospectus supplement, the trust will be divided into [____] groups, group [_] and group [_], respectively. [The mortgage loans in group [_] bear interest at fixed rates; the mortgage loans in group [_] bear interest at adjustable rates. [In general, the trust will distribute collections on the mortgage loans in group [_] to the group [_] senior notes and collections on mortgage loans in group [_] to the group [_] senior notes.]

     [The Class [_] notes will be entitled to distributions from group [_] and group [_].]

     [The subordinate notes and the Class [_] and Class [_] notes will be entitled to distributions from all mortgage loan groups.

DISTRIBUTION DATE

     The trust will make distributions on the 25th day of each month, or if that day is not a business day, the next business day. The first distribution date will be [____] 25, 2002.

INTEREST RATES

     The interest rates on the group [_] senior notes (other than the Class [____] notes), and on the Class [____] notes are fixed as described herein and are shown on page S-[_]. The Class [____] notes have a stepped rate, as further described in this prospectus supplement. [The interest rates for the group [_] senior notes will be capped as described in this prospectus supplement.]

     [The interest rates on the group [_] senior notes and the Class [____], Class [____], Class [____], Class [____] and Class [____] notes adjust on each distribution date, based on the value of one month LIBOR. The interest rates for the group [_] senior notes and the Class [____], Class [____], Class [____] and Class [_] notes will be subject to a cap described in this prospectus supplement.]

     [Whenever a an interest rate for a note is capped, any shortfall in interest on that note resulting from the application of the cap will be on such distribution date or on future distribution dates, to the extent available, carried over to subsequent distribution dates and, to the extent available, will be paid from excess interest as more fully described in this prospectus supplement.]

     [The Class [____] and Class [____] Notes will not be entitled to distributions of any kind after the [____] and [____] distribution dates, respectively.]

     Interest on the Class [____] notes will be subordinate to the payment of other amounts as described in this prospectus supplement.]

INTEREST DISTRIBUTIONS

     On each distribution date, the trust will distribute interest, to the extent collected, in the following order:

- [out of collections from the related loan group,] all interest due on the related senior notes (including the allocable portion of such interest due the Class [____] and Class [____] Notes);

- [in combination with such remaining amounts from the other mortgage loan group,] to the payment of the subordinate notes (including the allocable portion of such interest due the Class [____] Notes) in the order of priority described in this prospectus supplement; and

- any remaining amounts will be applied as described under "Excess Interest" below.

[EXCESS INTEREST AND PLEDGED PREPAYMENT PENALTY CASHFLOW

     On each distribution date, the trust generally will apply a specified percentage of prepayment penalties collected from a group ("pledged prepayment penalties") to pay any interest shortfall resulting from application of a cap on the interest rate of the related notes.]

     [Additionally,] on each distribution date, the trust will distribute [any remaining pledged prepayment penalties and] any excess interest in the following order:

- [for the first [____] distribution dates only, to the notes, in order of seniority, any interest shortfall resulting from application of a cap;]

- to the notes, as an extra principal distribution, but only to the limited extent described in this prospectus supplement;

- to the subordinate notes, in order of seniority, the amount of unpaid interest for prior distribution dates (excluding any shortfall resulting from application of a cap) and amounts in repayment of any realized losses previously allocated to those notes;

- [to the notes, in order of seniority, any interest shortfall resulting from application of a cap;]

- to specified classes of notes to the extent of any remaining losses allocated thereto; and

-  to the Class [____] and Class [____] Notes, any remainder.]

PRINCIPAL DISTRIBUTIONS

     On each distribution date, the trust will distribute principal collected [for a group] to the [related] notes as described under "Description of the Offered Notes--Distributions" herein.

[CREDIT ENHANCEMENT

     Credit enhancement refers to various mechanisms that are intended to protect owners of classes of notes against losses due to defaults on the mortgage loans.

     The notes have the benefit of the following types of credit enhancement:

- the use of excess interest (including available pledged prepayment penalties) to distribute principal to a limited extent to create over-collateralization, to pay interest shortfalls due notes and to reimburse notes for losses;

- the subordination of distributions on the subordinate notes to the required distributions on more senior notes; and

- the allocation of realized losses on the mortgage loans first to the subordinate notes.

     [The Class [____] Notes [will/will not] be insured by a financial guaranty insurance policy.]

MORTGAGE LOANS

     On the closing date, [in addition to amounts on deposit in the pre-funding account,] the assets of the trust will consist of mortgage loans with an aggregate principal balance as of the cut off date of approximately $[_________]. The mortgage loans in the trust were or will be originated or acquired in accordance with the seller's program for non-conforming credits. We refer you to "Risk Factors - Non-conforming underwriting standards" in this prospectus supplement for additional information.

     [The mortgage loans in the trust have been separated into [____] groups, each containing mortgage loans secured by one-to-four family residential properties:

-  GROUP [____] consists of first and second lien, fixed rate mortgage loans.

-  GROUP [____] consists of first lien, adjustable rate mortgage loans.]

[PRE-FUNDING FEATURE

     The trust may purchase additional mortgage loans on or before [____] [_], 2002 for inclusion in any group of loans. At the closing, the trustee will hold in trust, from the proceeds of the sale of the offered notes, approximately $[_________], which may be applied to the purchase of subsequent fixed rate mortgage loans for inclusion in group [_] and approximately $[________], which may be applied to the purchase of subsequent adjustable rate mortgage loans for inclusion in group [_]. Pre-funding account funds allocated to one group may not be used to purchase mortgage loans in another group. If those funds are not completely used by [____] [_], 2002, any remaining pre-funding amounts will be distributed as principal prepayments on the group [____] notes, to the extent the remaining funds had been allocated for the purchase of group [____] fixed rate mortgage loans, on the group [____] notes, to the extent the remaining funds had been allocated to the purchase of group [____] adjustable rate mortgage loans. This distribution will be made on the distribution date immediately following the end of the pre-funding period.]

OPTIONAL TERMINATION

     The [____________] has the right to exercise a clean-up call on any distribution date on which the sum of the aggregate principal balance of the mortgage loans has declined to less than [____]% of the sum of the aggregate principal balance of the mortgage loans as of the cut off date [and the amount initially deposited in the pre-funding account.] Exercise of this clean-up call will result in the early payment of your notes.

[REALIZED LOSSES

     If (1) the trust disposes of a mortgage loan for less than its scheduled principal balance plus accrued interest, reimbursement of liquidation expenses, and servicer advances, or (2) the servicer determines that a delinquent mortgage loan constitutes a "nonrecoverable mortgage loan" as described herein, the trust will incur a realized loss.

     If on any distribution date, the aggregate principal balance of the notes exceeds the aggregate principal balance of the mortgage loans, the trust will generally reduce the principal balances of the subordinate notes in reverse order of seniority, beginning with the Class [____] Notes, then the Class [____] Notes, then the Class [____] Notes, except that the principal balances of the Class [____] Notes will not be reduced on account of realized losses. After a reduction, the holders of any of these notes will generally only be entitled to distributions of both principal and interest on the reduced principal balance of their notes.]

PRIVATE NOTES

     The Class [____], Class [____] and Class [____] notes are not being offered by this prospectus supplement or the accompanying prospectus. The Class [____] and Class [____] Notes represent the most junior obligations of the trust.

DENOMINATIONS

     The trust will issue the offered notes in book-entry form in minimum denominations of $[_______], in the case of the Class [____] Notes, and $[_______], in the case of the Class [____], Class [____] and Class [____] Notes, in original principal amount and integral multiples of $1,000 in excess thereof.

TAX STATUS

     [REMIC, FASIT or grantor trust status to be described as applicable.]

ERISA CONSIDERATIONS

     [To be provided as applicable.]

     ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans. Because of the complexity of regulations that govern these plans, you should consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any notes.

LEGAL INVESTMENT CONSIDERATIONS

     [The notes will [not] constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

     Other legal restrictions apply to the ability of some types of investors to purchase the notes. Prospective investors should consider these restrictions.

[STATISTICAL MORTGAGE LOAN DATA

     As of the date of this prospectus supplement, information relating to only a portion of the mortgage loans to be included in the trust as of the closing date was available. Accordingly, information presented with respect to the mortgage loans in this prospectus supplement is derived solely from those identified mortgage loans. Additional mortgage loans will be included in the pool of mortgage loans to be conveyed to the trust on the closing date. After the closing date subsequent mortgage loans may, because of the application of funds in the pre-funding account, be conveyed to the trust until [_______], 2002. The characteristics of the mortgage loans to be conveyed to the trust on the closing date will vary from the characteristics of the identified mortgage loans and from the subsequent mortgage loans to be conveyed to the trust after the closing date.]

     DETAILED TABULAR INFORMATION REGARDING THE MORTGAGE LOANS IDENTIFIED TO BE INCLUDED IN THE TRUST IS SET FORTH IN APPENDIX A HERETO. See "Risk Factors -- Loan characteristics of the mortgage pool may vary from the characteristics of the mortgage loans disclosed in this prospectus supplement" and "The Mortgage Loan Pool -- Characteristics of the Mortgage Loans" herein.

                           --------------------------

                                  RISK FACTORS

     You should consider the following risk factors and the information set forth under "Risk Factors" in the accompanying prospectus before you purchase any of the offered notes. Statistical information with respect to the mortgage loans set forth in this "Risk Factors" section is given as of the statistical cut off date, unless otherwise specified.

[MORTGAGE INTEREST       Generally, the interest rates on the Class [____]
RATES MAY LIMIT          Notes, the group [____] senior notes and the
INTEREST RATES OF        subordinate notes adjust monthly based upon one month
CERTAIN CLASSES          LIBOR. However, the group [____] mortgage interest
                         rates adjust periodically based upon various indices beginning at a specified period after origination, and the group [____] mortgage loans have fixed rates.

                         - In a rising interest rate environment, the interest rates on the Class [____] Notes, the group [____] senior notes and the subordinate notes may rise before the interest rates on the related adjustable rate mortgage loans, and may rise above the fixed rates on the related fixed rate mortgage loans, as applicable.

                         - One month LIBOR may respond to economic and market factors that differ from those affecting the other indices. It could rise while the other indices are stable or are falling. Even if they move in the same direction, one month LIBOR may rise more rapidly than the other indices in a rising interest rate environment or fall less rapidly in a declining interest rate environment.

                         In any of these interest rate environments, the interest rates on the Class [____] Notes, the group [____] senior notes and the subordinate notes may be limited by application of the Net WAC Cap. The Net WAC Cap is described in this prospectus supplement and is calculated on the basis of the mortgage loans in all mortgage loan groups. As a result, the composition of the net mortgage rates in group [____]and group [____] will determine the Net WAC Cap. If, on any distribution date, the interest rate on the Class [____] Notes, the group [____] senior notes or any subordinate note is so limited, a "Cap Carryover Amount" will result. This amount will generally equal the excess of interest that would have been distributable absent application of the cap over interest calculated at the capped rate. On any distribution date, the trust will repay any Cap Carryover Amounts to the extent of amounts in the Basis Risk Reserve Fund available for such purpose. There can be no assurance that such amounts will be sufficient to repay such Cap Carryover Amounts. The ratings on the notes do not represent an assessment of the likelihood of the distribution of any Cap Carryover Amount.

                         - The otherwise fixed interest rates of the remaining group [____] senior notes are similarly capped at the Net WAC Cap, which as described above is calculated based on the net mortgage rates of the mortgage loans in all groups. To the extent mortgage loans bearing net interest rates above the interest rates of those classes prepay (or are the subject of defaults), the Net WAC Cap will be reduced and the interest rates of those classes of notes may be capped. On any distribution date, the trust will repay any Cap Carryover Amounts to the extent of amounts in the Basis Risk Reserve Fund available for such purpose. There can be no assurance that such amounts will be sufficient to repay such Cap Carryover Amounts. The ratings on the notes do not represent an assessment of the likelihood of the distribution of any amounts that might be carried over.]

MECHANICS OF THE         Under the interest distribution mechanics of the trust:
TRUST PLACE
RISK OF LOSS             -  Class [____] Notes receive distributions only after
PRIMARILY ON                required distributions to the Class [____] Notes;
UBORDINATE NOTES
                         -  Class [____] Notes receive distributions only after
                            required distributions to the Class [____] and Class
                            [____] Notes; and

                         - Class [____] Notes receive distributions only after required distributions to the Class [____], Class [____] and Class [____] Notes.

                         If the trust does not have sufficient funds to distribute interest to all classes of notes, the shortfall will be borne by the notes in reverse order of seniority.

                         If the trust disposes of a mortgage loan at a loss or the servicer determines a mortgage loan to be nonrecoverable, the aggregate note principal balances of the notes may exceed the aggregate principal balance of the mortgage loans. In that event, the trust will generally reduce the principal balances of the Class [____] Notes, and then the remaining classes in reverse order of seniority, provided that the note principal balances of the senior notes will not be so reduced.

                         Investors in the subordinate notes are urged to consider that the performance of such notes will be affected by the payment experience of all mortgage loan groups, since distributions on such note are determined on the basis of all loan groups.

                         You should fully consider the subordination risks associated with an investment in the Class [____], Class [____] or Class [____] Notes. These include the possibility that you may not fully recover your initial investment as a result of losses on the mortgage loans.

[CHANGES IN LIBOR        The amount of interest distributable on the Class
MAY REDUCE THE YIELD     [____] Notes is calculated by reference to the excess
ON THE                   of a specified rate over one month LIBOR. If LIBOR
CLASS [____] NOTES       equals or exceeds [____]% (approximately the current
                         value of LIBOR), the interest rate on this class will be zero. See "Prepayment and Yield Considerations-- The
                         Class [____], Class [____] and Class [____] Notes."
                         Currently, LIBOR is at an historically low level. There can be no assurance that LIBOR will continue at its current level or decline.]

[LOAN CHARACTERISTICS    This prospectus supplement describes only a portion of
OF THE FINAL MORTGAGE    the mortgage loans to be sold to the trust on the
POOL MAY VARY FROM       closing date. The additional mortgage loans to be
THE CHARACTERISTICS      delivered on the closing date may have characteristics
OF THE IDENTIFIED        that differ somewhat from the identified mortgage loans
MORTGAGE LOANS           described in this prospectus supplement. In addition,
DISCLOSED IN THIS        subsequent mortgage loans to be purchased by the trust
PROSPECTUS SUPPLEMENT    after the closing date with amounts on deposit in the
                         pre-funding account may have characteristics that differ from the identified mortgage loans described in this prospectus supplement. However, each of the subsequent mortgage loans must satisfy the criteria described under "The Mortgage Loan Pool -- Conveyance of Subsequent Mortgage Loans" herein. The trust will file a current report on Form 8-K after the termination of the pre-funding period following the final purchase of additional and subsequent mortgage loans by the trust. The current report on Form 8-K will include the same type of information regarding the additional and subsequent mortgage loans that is included in this prospectus supplement with respect to the identified mortgage loans.]

[THERE IS A RISK OF      The seller anticipates that the trust will use
EARLY PREPAYMENT OF      substantially all of the funds in the pre-funding
PRINCIPAL ASSOCIATED     account to purchase subsequent mortgage loans for the
WITH THE PRE-FUNDING     trust. However, if the principal amount of eligible
ACCOUNT                  subsequent mortgage loans available during the
                         pre-funding period is less than the full pre-funded amount, the seller will not have sufficient subsequent mortgage loans to sell to the trust. This could result in a prepayment of principal to holders of notes as described in this prospectus supplement, which could adversely affect the yield of such notes to the extent they were purchased at a premium. The seller does not expect that a material amount of principal prepayment will occur due to insufficient amounts of subsequent mortgage loans.]

EFFECT OF                The rating assigned to your class of notes will depend
PERFORMANCE OF           on the performance of the mortgage loans in all pools.
MORTGAGE LOANS ON        Therefore, since the subordinate notes provide credit
RATINGS OF THE NOTES     support for the group [____] and group [____] senior
                         notes, the poor performance of one pool may affect the rating assigned to your class notwithstanding the better performance of the remaining pools.

THE FOLLOWING CHARACTERISTICS OF THE MORTGAGE LOANS MAY INCREASE RISK OF LOSS:

NON-CONFORMING           As a general matter, the seller originated or purchased
UNDERWRITING             or will originate or purchase the mortgage loans in
STANDARDS                accordance with its mortgage loan program for
                         non-conforming credits-- a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to credit characteristics that do not meet Fannie
                         Mae or Freddie Mac guidelines.

                         The mortgage loans are expected to experience rates of delinquency, bankruptcy and loss that are higher, perhaps significantly, than mortgage loans originated under Fannie Mae or Freddie Mac guidelines.

[INCLUSION OF            Approximately [____]% of the mortgage loans (by
DELINQUENT               aggregate principal balance as of the cut-off date),
MORTGAGE LOANS           were 30 to 59 days contractually delinquent. None of
INCREASES RISK OF        the mortgage loans were 60 to 89 days contractually
LOSS                     delinquent. Approximately [____]% of the mortgage loans
                         (by aggregate principal balance as of the cut-off date were re-performing mortgage loans that were 90 days or more contractually delinquent. As a result, the mortgage pool may bear more risk than a pool of mortgage loans without any delinquencies but with otherwise comparable characteristics. It is possible that a delinquent mortgage loan (including a mortgage loan that is a re-performing mortgage loan) will not ever become current or, if it does become current, that the mortgagor may become delinquent again.

                         These past due payments on mortgage loans which were delinquent on or prior to the cut-off date are called "arrearages" and, to the extent previously advanced, are not a part of the Trust. The servicer will be required to make advances of delinquent payments of principal and interest on delinquent mortgage loans (other than simple interest mortgage loans and REO properties), each to the extent such advances are deemed recoverable, until such mortgage loans become current or the related mortgaged property is acquired through foreclosure. In the event that a mortgage loan is liquidated before the related arrearage is reduced to zero, the arrearage, together with reimbursements for advances of principal and interest and servicing advances with respect to such mortgage loan, will reduce the liquidation proceeds available for distribution to noteholders.]

GEOGRAPHIC               The mortgaged premises for approximately [____]% of the
CONCENTRATION            identified group [____] mortgage loans and
                         approximately [____]% of the identified group [____] mortgage loans are located in [___________]. An overall decline in the residential real estate market, or the occurrence of a natural disaster such as an earthquake, in [___________] could adversely affect the values of the mortgaged premises located in [___________] and increase the risk of loss on the related mortgage loans.

[SECOND LIENS            Approximately [____]% of the aggregate scheduled
                         principal balance of the identified group [____] mortgage loans are secured by second liens subordinate to the rights of the mortgagee under the related first mortgage. The trust will have no source of funds to satisfy the first mortgage or make payments due to the first mortgagee and, accordingly, its ability to realize on its second lien may be limited.]

[BALLOON LOANS           Approximately [____]% of the aggregate scheduled
                         principal balance of the identified group [____] mortgage loans and approximately [____]% of the aggregate scheduled principal balance of the identified group [____] mortgage loans are "balloon loans" that provide for the payment of the unamortized principal balance in a single payment at maturity. If the borrower is unable to repay the loan at maturity or refinance the amount owed, you may suffer a loss if the collateral for the loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.]

[THE RECOVERY OF         Approximately [____]% of the mortgage loans (by
DEFAULTED AMOUNTS        aggregate principal balance as of the cut-off date) are
UNDER FHA AND VA         covered by either insurance from the Federal Housing
PROGRAMS IS UNCERTAIN    Administration or a guaranty from the United States
                         Department of Veterans Affairs. As described in this Prospectus Supplement, the amount of coverage may be limited. In addition, recovery of the insured amounts from these agencies is dependent upon material compliance by the originator and the servicer with applicable regulations. These regulations are subject to interpretative uncertainties. If upon filing a claim for recovery of a defaulted amount, it is discovered that the mortgage loan did not comply with a regulation, the servicer may not be able to fully recover the insured amounts. Defaults on mortgage loans either insured by the Federal Housing Administration or guaranteed by the United States Department of Veterans
                         Affairs should have the same effect on the related notes as a prepayment of such mortgage loans. However, in the event that such guaranty or insurance is no longer available to provide protection or does not cover the full amount of the loss, any losses on such mortgage loans will be borne by the related noteholders. See "The Mortgage Pool--FHA Mortgage Loans and VA Mortgage Loans" in this Prospectus Supplement.]

[THERE ARE RISKS         Certain of the mortgage loans will be delinquent as of
RELATING TO              the closing date. Other mortgage loans may become
ALTERNATIVES TO          delinquent after the closing date. The servicer may
FORECLOSURE              either foreclose on any such mortgage loan or work out
                         an agreement with the mortgagor, which may involve waiving or modifying certain terms of the mortgage loan. If the servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be reduced.]

[THERE ARE RISKS         Approximately [____] of the mortgage loans (by
RELATING TO              aggregate principal balance as of the cut-off date)
SUBORDINATE LOANS        evidence a second lien that is subordinate to the
                         rights of the mortgagee under a first mortgage. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding principal balance of such junior mortgage loans only to the extent that the claims of any senior mortgage loans have been satisfied in full, including any foreclosure costs. In circumstances where the servicer determines that it would be uneconomical to foreclose on the related mortgaged property, the servicer may write-off the entire outstanding principal balance of the related mortgage loan as bad debt. The foregoing considerations will be particularly applicable to junior mortgage loans that have high combined loan-to-value ratios because the servicer is more likely to determine that foreclosure would be uneconomical. You should consider the risk that to the extent losses on mortgage loans are not covered by available credit enhancement, such losses will be borne by the holders of the notes.]

[HIGH LOAN-TO-VALUE      Mortgage loans with high loan-to-value ratios may
RATIOS INCREASE RISK     present a greater risk of loss thanmortgages with
OF LOSS                  loan-to-value ratios of 80% or below. Approximately
                         [____]% of the identified group [____] mortgage loans and [____]% of the identified group [____] mortgage loans based on aggregate cut off date principal balances had original loan-to-value ratios or original combined loan-to-value ratios in the case of second lien mortgages in excess of 80%.]

OTHER                    Federal and state laws, public policy and general
LEGAL CONSIDERATIONS     principles of equity relating to the protection of
                         consumers, unfair and deceptive practices and debt collection practices:

                         - regulate interest rates and other charges on mortgage loans;

                         -  require certain disclosures to borrowers;

                         - require licensing of the seller and the other originators; and

                         - regulate generally the origination, servicing and collection process for the mortgage loans.

                         Violations of these laws:

                         - may limit the ability of the trust to collect on the mortgage loans;

                         - may entitle a borrower to rescind the loan and/or obtain a refund of amounts previously paid; and

                         - could result in liability for damages and administrative enforcement against the originator or the servicer of the mortgage loans.

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                         The seller has represented that all applicable federal
                         and state laws were or will be complied with in connection with the origination of the mortgage loans that are or will be part of the trust. If there is a material and adverse breach of this representation, the seller must repurchase any affected mortgage loan or substitute a new complying mortgage loan.

LIMITATIONS ON           Standard hazard insurance policies do not insure
HAZARD INSURANCE         against physical damage arising from earth movement,
                         including earthquakes, landslides and mudflows. The occurrence of natural disasters may result in increased losses on mortgage loans relating to mortgaged property affected by such natural disasters.

INSOLVENCY OF SELLER     The seller believes that the transfers of the mortgage
COULD CAUSE PAYMENT      loans by the seller to the depositor and by the
DELAYS                   depositor to the trust constitute sales by the seller
                         to the depositor and by the depositor to the trust and that, accordingly, the mortgage loans will not be part of the assets of the seller or the depositor in the event of an insolvency proceeding. Nevertheless, a bankruptcy trustee or a creditor may argue that the transfers were pledges in connection with a borrowing rather than true sales. Even if this argument proves unsuccessful, delays in distributions could result.

                         The trustee, the depositor and the rating agencies rating the offered notes will receive an opinion of McKee Nelson LLP, counsel to the depositor, with respect to the true sale of the mortgage loans, in form and substance satisfactory to the rating agencies.

                               RECENT DEVELOPMENTS

[RECENT ATTACKS AND POSSIBLE MILITARY ACTION

     The effects that the recent attacks in the United States, possible future attacks and other incidents and related military action may have on the performance of the mortgage loans or on the values of the mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events. In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of loans whose interest rates are reduced by application of the Soldiers' and Sailors' Civil Relief Act of 1940. Interest payable to the holders of the related senior notes and subordinate notes will be reduced on a pro rata basis by any reductions in the amount of interest collectible as a result of application of the Soldiers' and Sailors' Civil Relief Act of 1940. Legislation granting similar loan payment relief to certain persons not covered by the Soldiers' and Sailors' Civil Relief Act of 1940 has been proposed in California and may be enacted in California or other states. See "Material Legal Aspects of Mortgage Loans - Soldiers' and Sailors' Civil Relief Act of 1940" in the Prospectus.]

                             THE MORTGAGE LOAN POOL

GENERAL

     On the closing date, [in addition to amounts on deposit in the pre-funding account], the assets of the trust will consist of mortgage loans with an aggregate principal balance as of the cut off date of approximately $ [________]. The seller originated or acquired or will originate or acquire all the mortgage loans to be included in the trust in accordance with its mortgage loan program as described in this prospectus supplement and in the accompanying prospectus. As a general matter, the seller's mortgage loan program consists of the origination, or purchase, and packaging of mortgage loans relating to non-conforming credits. A non-conforming credit is a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to credit characteristics that do not meet Fannie Mae or Freddie Mac guidelines. Mortgage loans originated or purchased under the seller's mortgage loan program are likely to experience rates of delinquency, bankruptcy and loss that are higher than mortgage loans originated under Fannie Mae or Freddie Mac guidelines.

CHARACTERISTICS OF THE MORTGAGE LOANS

     The mortgaged premises consist of residential properties which may be detached or attached:

     -  one-to-four family dwellings;

     -  condominium units;

     -  townhouses;

     -  manufactured housing; and

     -  units in a planned unit development.

     The mortgaged premises may be owner-occupied or non-owner-occupied investment properties. Owner-occupied properties include second and vacation homes. The mortgage loans are or will be secured by first [and, in the case of the group [____] mortgage loans, second] mortgages on the mortgaged premises.

     This prospectus supplement contains statistical information with respect to only a portion of the mortgage loans to be sold to the trust on the closing date. Accordingly, except where otherwise specifically indicated, statistical information presented with respect to the mortgage loans included in this prospectus supplement is derived solely from the identified mortgage loans as of [____] 1, 2002, the statistical cut off date; no information is included, therefore, with respect to additional mortgage loans to be conveyed to the trust on the closing date or subsequent mortgage loans to be purchased by the trust after the closing date. Whenever reference is made to the characteristics of the identified mortgage loans or to a percentage of the identified mortgage loans, the reference is based on the scheduled principal balances of those mortgage loans. The trust may purchase subsequent mortgage loans after the closing date until [_______], 2002. See "-Conveyance of Subsequent Mortgage Loans" herein. The characteristics of the mortgage loans as a whole will change at the closing date and upon the acquisition of subsequent mortgage loans. See "-Additional Information" herein.

     The identified mortgage loans satisfy certain criteria including:

     -  a remaining term to stated maturity of no more than 360 months; and

     - a mortgage interest rate of at least [____]% and [____]% with respect to group [____]and group [____], respectively.

     [None of the identified mortgage loans had an original loan-to-value ratio or, in the case of second lien mortgage loans, combined loan-to-value ratio in excess of 100.00%.] In addition, substantially all of the identified mortgage loans were originated less than six months prior to the statistical cut off date. [Each mortgage loan in the trust will be assigned to one of the [____] groups comprising fixed rate mortgage loans, in the case of group [____] and adjustable rate mortgage loans, in the case of group [____]. [Additional mortgage loans to be delivered on the closing date and subsequent mortgage loans to be purchased after the closing date will be included in group [____] and group [____] and will be selected using generally the same criteria used to select the identified mortgage loans. In addition, generally the same representations and warranties will be made with respect to those additional and subsequent mortgage loans.]

     Of the identified mortgage loans as of the statistical cut off date, [____] mortgage loans representing approximately [____]% of the aggregate principal balance of the mortgage loans in group [____] and [____] mortgage loans representing approximately [____]% of the aggregate principal balance of the mortgage loans in group [____] provide for the payment of prepayment penalties. Prepayment penalties provide that if the borrower were to prepay the mortgage loan in excess of a specified amount at any time from the origination of the mortgage loan to a date set forth in the related note (the "Prepayment Penalty Period"), the borrower would also have to pay a fee in addition to the amount necessary to repay the mortgage loan. The Prepayment Penalty Period for the mortgage loans varies from one to five years, depending on the terms set forth in the related mortgage note. In some instances, applicable state laws limit the amount of the prepayment penalty that a lender may charge. The specific Prepayment Penalty Periods and the amounts of the prepayment penalties applicable to the mortgage loans are set forth in more detail in the tables entitled "Prepayment Penalty" in Appendix A hereto. A specified percentage of prepayment penalties owed by borrowers will be distributed to holders of the offered notes to the extent and in the manner described under "Description of the Offered Notes -- Distribution of Interest."

     [All the identified mortgage loans in group [____] as of the statistical cut off date, and certain identified mortgage loans in group [____] as of the statistical cut off date, are subject to:

     -  periodic interest rate adjustment caps;

     -  lifetime interest rate ceilings; and

     -  lifetime interest rate floors.

     Substantially all of the identified mortgage loans in group [____], and approximately [____]% of the identified mortgage loans in group [____] representing substantially all of the identified adjustable rate mortgage loans in group [____], had interest rates which were not fully indexed as of the statistical cut off date. This means the mortgage interest rates did not equal the sum of the gross margin and the applicable index as of that date. The group [____] mortgage loans, and certain of the group [____] mortgage loans, have interest rate factors that fall into the following categories:

     - Six month LIBOR mortgage loans bear interest at a rate that adjusts semiannually based on the London interbank offered rate for six month United States Dollar deposits in the London market based on quotations of major banks as published in THE WALL STREET JOURNAL;

     - 2/28 LIBOR mortgage loans, 3/27 LIBOR mortgage loans and 5/25 LIBOR mortgage loans bear interest initially at a rate fixed at origination for two, three and five years, respectively, and thereafter at a rate that adjusts semiannually based on six month LIBOR; and

     - One Year CMT mortgage loans bear interest at a rate that adjusts annually based on the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year as made available by the Federal Reserve Board.

It is expected that the additional and subsequent mortgage loans included in group [____] and the additional and subsequent adjustable rate mortgage loans in group [____] will not have materially different interest rate features.]

     The Mortgage Pool will consist of fixed-rate Mortgage-Loans (the "Fixed-Rate Mortgage Loans") and adjustable-rate Mortgage Loans (the "Adjustable-Rate Mortgage Loans"). The Fixed-Rate Mortgage Loans consist of __ FHA Mortgage Loans and __ VA Mortgage Loans and ____ fixed-rate Mortgage Loans not covered by FHA insurance or a VA guaranty with an aggregate principal balance of $______________ as of the Cut-off Date. The Adjustable-Rate Mortgage Loans consist of 1,487 adjustable-rate Mortgage Loans with an aggregate principal balance of $_______________ as of the Cut-off Date.

     The Mortgage Loans consist of Performing Mortgage Loans, Sub-Performing Mortgage Loans and Re-Performing Mortgage Loans, each as defined below:

        - A "Performing Mortgage Loan" is a Mortgage Loan pursuant to which no payment due under the related mortgage note (or any modification thereto) prior to the Cut-off Date, is 30 or more days Delinquent.

        - A "Sub-Performing Mortgage Loan" is a Mortgage Loan (that might be a Forbearance Plan Mortgage Loan or a Bankruptcy Plan Mortgage Loan) pursuant to which a payment due prior to the Cut-off Date under the terms of the related mortgage note (or any modification thereto), is at least 30 but not more than 89 days Delinquent. Certain Sub-Performing Mortgage Loans have been modified in writing and are also characterized as follows:

           (a) If a Sub-Performing Mortgage Loan is a "Forbearance Plan Mortgage Loan", the related mortgagor must make monthly payments ("Modified Scheduled Payments") in an amount at least equal to the sum of (i) the amount of the monthly scheduled payment of principal and interest determined in accordance with such Mortgage Loan's original amortization schedule ("REGULAR SCHEDULED PAYMENTS") plus (ii) an additional amount to be applied to pay down the total amount of scheduled monthly payments due thereon on or before the Cut-off Date but not received prior to the Cut-off Date plus the aggregate amount of tax and insurance advances made with respect to such Mortgage Loan to the extent remaining outstanding as of the Cut-off Date.

           (b) If a Sub-Performing Mortgage Loan is a "Bankruptcy Plan Mortgage Loan," the related mortgagor defaulted and, after default, became the subject of a case under either Chapter 7 or 13 of the United States Bankruptcy Code, 11 U.S.C. ss.ss. 101 et seq. (the "Bankruptcy Code") and, as of the Cut-off Date, had a confirmed bankruptcy plan. Each such bankruptcy plan generally requires the related mortgagor to make Modified Scheduled Payments in an amount at least equal to (i) the Regular Scheduled Payment plus
               (ii) an additional amount sufficient to pay down overdue amounts resulting from the period of default, generally over a period of three to five years from the commencement of such bankruptcy plan.

               - A "Re-Performing Mortgage Loan" is a Mortgage Loan (that might be a Forbearance Plan Mortgage Loan or a Bankruptcy Plan Mortgage Loan) which had defaulted in the past and which is currently at least 90 days Delinquent with respect to certain Regular Scheduled Payments but which satisfies one of the following criteria (the "Re-Performance Test"):

                  (a) the mortgagor has made at least three aggregate Regular
                      Scheduled Payments in the three calendar months preceding the Cut-off Date (regardless of either the timing of receipt of such payments or the payment history of such loans prior to ___________, 200__), or

                  (b) the mortgagor has made at least four aggregate Regular
                      Scheduled Payments in the four calendar months preceding the Cut-off Date (regardless of either the timing of receipt of such payments or the payment history of such loans prior to ___________, 200__), or

                  (c) the mortgagor has made at least five aggregate Regular
                      Scheduled Payments in the five calendar months preceding the Cut-off Date (regardless of either the timing of receipt of such payments or the payment history of such loans prior to ___________, 200__).

     A Mortgage Loan is "Delinquent" if the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related mortgagor under the related Mortgage Note (the "Monthly Payment") due on a due date is not paid by the close of business on the next scheduled due date for such Mortgage Loan. Thus, a Mortgage Loan for which the mortgagor failed to make the Monthly Payment due on [____] will be reported as Delinquent on [____] if the payment is not made by the close of business on [____].

     With respect to certain Delinquent Mortgage Loans, the total amount scheduled Monthly Payments due thereon on or before the Cut-off Date but not received prior to the Cut-off Date, together with any outstanding servicing advances on such Mortgage Loans, is referred to as the "Arrearage." The Servicer has previously made advances in respect of the Arrearages. Any Arrearage will not be included as part of the Trust Fund and, accordingly, payments with respect to Arrearage will not be payable to the Noteholders as and when received. However, the Servicer shall be required to make servicing advances on Delinquent Mortgage Loans and make advances of delinquent payments of principal and interest on Delinquent Mortgage Loans (other than Simple Interest Mortgage Loans or REO Properties), each to the extent such advances are deemed recoverable, until such Mortgage Loans become current or an REO Property.

[FHA MORTGAGE LOANS AND VA MORTGAGE LOANS

     As noted above, approximately ___% of the Mortgage Loans are subject to either FHA insurance as described herein (the "FHA Mortgage Loans") or are subject to a VA guaranty as described herein (the "VA Mortgage Loans"). All FHA Mortgage Loans and VA Mortgage Loans must conform to HUD or VA origination guidelines, as the case may be, at the time of origination. The FHA Mortgage Loans will be insured by the Federal Housing Administration (the "FHA") of the United States Department of Housing and Urban Development ("HUD") as authorized under the National Housing Act of 1934, as amended (the "National Housing Act"), and the United States Housing Act of 1937, as amended (the "United States Housing Act"). No FHA Mortgage Loan may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such FHA Mortgage Loan.

     The VA Mortgage Loans will be partially guaranteed by The United States Department of Veterans Affairs (the "VA") under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has a current mortgage loan limit of $203,000, requires no down payment from the purchaser and permits the guarantee of mortgage loans of generally up to 30 years' duration. However, no VA Mortgage Loan will have an original principal amount greater than five times the amount of the related guarantee.

     The Servicer collects insurance premiums for the FHA Mortgage Loans and pays them to the FHA. The regulations governing FHA-insured single-family mortgage insurance programs generally provide that insurance benefits are payable upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD. With respect to a defaulted FHA Mortgage Loan, the Servicer may be limited in its ability to initiate foreclosure proceedings. Historically, pursuant to an assignment program (the "Assignment Program"), HUD in certain circumstances offered qualified mortgagors who had defaulted on an FHA insured mortgage loan an opportunity to avoid foreclosure and retain their homes. Under the Assignment Program, the FHA serviced FHA-insured mortgage loans that had defaulted and been assigned to HUD under the Assignment Program. In addition, HUD gave forbearance for a period of no longer than 36 months to mortgagors who had demonstrated a temporary inability to make full payments due to circumstances beyond the mortgagor's control such as a reduction in income or increase in expenses. The Assignment Program was terminated and replaced with mandatory loss mitigation procedures in April 1996 whereby servicers of defaulted FHA-insured mortgage loans must choose from a variety of tools to cure a default prior to filing an FHA insurance claim.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims for most programs are being paid in cash and, for the most part, claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate and mature 20 years from the date of issue.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted FHA Mortgage Loan, adjusted to reimburse the Servicer of that FHA Mortgage Loan for certain costs and expenses and to deduct certain amounts the Servicer receives or retains after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Servicer is generally compensated for no more than two-thirds of its foreclosure costs and attorneys' fees (which fees are evaluated based upon HUD guidelines), and is compensated for accrued and unpaid mortgage interest for a limited period prior to the institution of foreclosure or other acquisition in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD, and the Servicer is otherwise in material compliance with FHA regulations. Provided that the Servicer is in material compliance with FHA regulations, the Servicer will generally be entitled to the debenture interest which would have been earned, as of the date the cash payment is received, had the benefits been paid in debentures. Except where unpaid mortgage interest is recoverable pursuant to an approved special forbearance plan, such debenture interest is generally payable from a date 60 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under the mortgage loan, which results in no recovery of interest accrued during the first two months of delinquency.

     Under certain circumstances, as set forth in the regulations, HUD is authorized to request or require the Servicer to pursue a deficiency judgment against any defaulting mortgagor. In this regard, HUD may request or require the Servicer (as the case may be under the regulations) to pursue a deficiency judgment in connection with the foreclosure. Under neither case would the Servicer be responsible for collecting on the judgment. Further, in all cases, HUD may reimburse the Servicer for all additional costs of seeking the judgment.

     As of the date hereof, the maximum guaranty that may be issued by the VA under a VA Mortgage Loan is generally (a) as to loans with an original principal amount of $45,000 or less, 50% of such loan, (b) as to loans with an original principal amount of greater than $45,000, but not more than $56,250, $22,500;
(c) as to loans with an original principal amount of more than $56,250, but not more than $144,000, the lesser of $36,000 or 40% of the loan, and (d) as to loans with an original principal amount of more than $144,000 (for an owner-occupied, single-family home or condominium unit), the lesser of $60,000 or 25% of the loan. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     With respect to a defaulted VA Mortgage Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. However, notwithstanding the foregoing, the regulations require the Servicer to take immediate action if it determines that the property to be foreclosed upon has been abandoned by the debtor or has been or may be subject to extraordinary waste or if there exist conditions justifying the appointment of a receiver for the property. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property. Upon default and subsequent termination of a VA-guaranteed loan by a Servicer, the VA makes a determination, using a formula, whether it will reduce its maximum claim liability by acquiring and reselling the property or by paying the claim on its guaranty without such acquisition. If the VA determines it will acquire the property, it will establish a maximum price, known as the specified amount, which a servicer may bid at the foreclosure sale in order for such servicer to subsequently convey the property to the VA. If a servicer purchases the property at the sale for no more than such specified amount, it may convey the property to the VA in return for the payment of such amount. The VA also pays, up to the maximum amount of the loan guaranty, the claim for the difference between the price paid for the property and any balance remaining on the loan. If, however, the VA determines that acquiring and disposing of the property would increase rather than reduce the government's loss, it will not establish a maximum bid price for the holder to bid at the foreclosure sale (thus, a "no-bid"), but rather will solely pay the guaranty claim up to the maximum amount of the guaranty, once the loss on the loan has been established. In the event of a no-bid, the Servicer must foreclose on the defaulted VA Mortgage Loan and thus a loss may be incurred on such mortgage loan in an amount equal to the difference between (a) the total indebtedness and (b) the sum of
(i) the guaranteed amount and (ii) the proceeds of any foreclosure.

     The amount payable under the guaranty will be the percentage of the VA Mortgage Loan originally guaranteed applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be applied to the unpaid principal amount of the VA Mortgage Loan, interest accrued on the unpaid balance thereof to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.]

TERMS OF THE MORTGAGE LOANS

     The Mortgage Loans accrue interest on a simple interest basis (the "Simple Interest Mortgage Loans") or a self-amortizing basis (the "Actuarial Mortgage Loans"). Approximately ____% of the Mortgage Loans are expected to be Simple Interest Mortgage Loans, and approximately ____% of the Mortgage Loans are expected to be Actuarial Mortgage Loans, in each case as a percentage of the Cut-off Date Principal Balance.

     For Simple Interest Mortgage Loans, the Mortgage Loan is amortized over a series of equal monthly payments. Each monthly interest payment is calculated by multiplying the outstanding Principal Balance of the loan by the stated interest rate. Such product is then multiplied by a fraction, the numerator of which is the number of days elapsed since the preceding payment of interest was made and the denominator of which is either 365 or 360, depending on applicable state law. Payments received on a Simple Interest Mortgage Loan are applied first to interest accrued to the date payment is received and second to reduce the unpaid Principal Balance of the Mortgage Loan. Accordingly, if a mortgagor makes a payment on the Mortgage Loan less than 30 days after the previous payment, the interest collected for the period since the preceding payment was made will be less than 30 days' interest, and the amount of principal repaid in such month will be correspondingly greater. Conversely, if a mortgagor makes a payment on the Mortgage Loan more than 30 days after the previous payment, the interest collected for the period since the preceding payment was made will be greater than 30 days' interest, and the amount of principal repaid in the month will be correspondingly reduced. As a result, based on the payment characteristics of a particular mortgagor, the principal due on the final due date of a Simple Interest Mortgage Loan may vary from the principal payment tha would be made if payments for such Mortgage Loan were always made on their due dates.

     For Actuarial Mortgage Loans, interest will be calculated based on a 360-day year of twelve 30-day months. When a full prepayment of principal is made on an Actuarial Mortgage Loan during a month, the mortgagor is charged interest only on the days of the month actually elapsed up to the date of such prepayment, at a daily interest rate that is applied to the principal amount of the loan so prepaid. When a partial prepayment of principal is made on an Actuarial Mortgage Loan during a month, the mortgagor generally is not charged interest on the amount of the partial prepayment during the month in which such prepayment is made.

     If a mortgagor pays more than one installment on a Simple Interest Mortgage Loan at a time, the regular installment will be treated as described above. However, the entire amount of the additional installment will be treated as a receipt of one or more regular principal payments and applied to reduce the Principal Balance of the related Mortgage Loan. Although such mortgagor will not be required to make the next monthly installment, interest will continue to accrue on the Principal Balance of such Mortgage Loan, as reduced by the application of the early installment. As a result, when such mortgagor pays the next required installment on a Simple Interest Mortgage Loan, such payment may be insufficient to cover the interest that has accrued since the last payment bye the mortgagor. Notwithstanding such insufficiency, such Mortgage Loan would be considered to be current. This situation would continue until the monthly installments are once again sufficient to cover all accrued interest and to reduce the Principal Balance of such Mortgage Loan. Depending on the Principal Balance and interest rate of the related Mortgage Loan and on the number of installments paid early, there may be extended periods of time during which Simple Interest Mortgage Loans in respect of which such additional installments have been made are not amortizing and are considered current.

     DETAILED INFORMATION ON THE MORTGAGE LOANS IS INCLUDED IN APPENDIX A HERETO. SUCH INFORMATION IS APPROXIMATE AND IS BASED SOLELY ON THE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE IDENTIFIED MORTGAGE LOANS AS OF THE STATISTICAL CUT OFF DATE. THIS INFORMATION DOES NOT INCLUDE INFORMATION ABOUT ADDITIONAL MORTGAGE LOANS THAT ARE EXPECTED TO BE DELIVERED ON THE CLOSING DATE OR SUBSEQUENT MORTGAGE LOANS TO BE PURCHASED AFTER THE CLOSING DATE. TOTALS MAY NOT ADD

COMPLETELY TO 100% BECAUSE OF ROUNDING. EACH OF THE CALCULATIONS REPRESENTS A PERCENTAGE OF THE GIVEN GROUP. UNLESS OTHERWISE SPECIFIED, ALL WEIGHTED AVERAGES ARE BASED UPON CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AS OF THE STATISTICAL CUT OFF DATE.

[CONVEYANCE OF ADDITIONAL AND SUBSEQUENT MORTGAGE LOANS

     The depositor will deliver additional mortgage loans on the closing date that are not included in the mortgage loan pool on which the statistical information in this prospectus supplement was based. In addition, the trust may acquire with amounts on deposit in the pre-funding account after the closing date approximately $ [_________] in aggregate scheduled principal balance of mortgage loans for addition to group [____] and approximately $ [________] in aggregate scheduled principal balance for addition to group [____]. Accordingly, the initial characteristics of the mortgage loan pool as a whole and of group [____] and group [____] will change after the acquisition by the trust of the additional and subsequent mortgage loans. The depositor has agreed to include additional mortgage loans on the closing date and to deliver subsequent mortgage loans for inclusion in the trust that will not materially change the initial characteristics of the group [____] or group [____] mortgage loans.

     The inclusion of additional mortgage loans on the closing date and the delivery of subsequent mortgage loans will be subject to the following requirements:

     - no such mortgage loan will be selected in a manner adverse to the interests of noteholders;

     - the addition of such mortgage loans will not result in the reduction, qualification or withdrawal of the then current ratings of the notes;

     - each such mortgage loan will have been underwritten in accordance with the seller's underwriting guidelines;

     - no such mortgage loan may have a remaining term to maturity exceeding 360 months;

     -  no such mortgage loan may have a loan-to-value ratio greater than 100%;

     - no such mortgage loan added to group [____] or group [____] may be a junior mortgage loan;

     - each such mortgage loan included in group [____] and group [____] will conform with agency loan balance requirements; and

     - each such mortgage loan added to group [____] must be a fixed rate mortgage loan and each such mortgage loan added to group [____] must be an adjustable rate mortgage loan.

     Following the inclusion of additional mortgage loans on the closing date and the purchase of all of the subsequent mortgage loans by the trust, the pool of mortgage loans in the trust will have the following characteristics as of their respective cut off dates:

     - a weighted average mortgage interest rate of at least [____]% for group [____] and at least [____]% for group [____];

     - a weighted average original combined loan-to-value ratio of not more than [____]% for group [____];

     - a weighted average original loan-to-value ratio of not more than [____]% for group [____];

     - no more than [____]% of the principal balance of mortgage loans for group [____] will be cash out refinancing loans;

     - in the case of group [____], at least [____]% of the mortgage loans (based on principal balance) will have credit grades of A- or better, in the case of group [____], at least 67.00% of the mortgage loans (based on principal balance) will have credit grades of A- or better;

     - at least [____]% of the mortgage loans (based on principal balance) in group [____] will have been originated pursuant to a full documentation program; and

     - the weighted average credit score will be no less than [____] for mortgage loans in group [____] and no less than 570 for mortgage loans in group [____].]

ADDITIONAL INFORMATION

     [The description in this prospectus supplement of the mortgage loans and the mortgaged premises is based upon the pool of identified mortgage loans, as constituted at the close of business on the statistical cut off date, except where otherwise specifically indicated. The pool of mortgage loans will include additional loans to be delivered on the closing date and subsequent mortgage loans to be acquired during the pre-funding period.] In addition, the depositor may remove mortgage loans included in the statistical pool prior to closing:

     - as a result of incomplete documentation or non-compliance with representations and warranties or

     -  if the depositor believes that removal is necessary or appropriate.

     The depositor may substitute other mortgage loans subject to specified terms and conditions set forth in the agreement creating the trust. The seller believes that the information set forth in this prospectus supplement with respect to group [____] and group [____] is representative of the characteristics of the respective group as it will be constituted at the closing date.

     The depositor will file a current report on Form 8-K with the Commission, within fifteen days after the initial issuance of the offered notes. The depositor will note the effect of any changes in the pool in the current report on Form 8-K as a result of adding or removing any mortgage loans.

                                [THE ORIGINATORS

     The information in this section has been provided by [the Originators]. None of the Depositor, the Trustee, [the Master Servicer], the Servicer, [the Insurer], the Underwriter or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

GENERAL

     [Description of the Originators.]

LENDING ACTIVITIES AND LOAN SALES

     [_________________________] originates real estate loans through its network of offices and loan origination centers. [_________________________] also participates in secondary market activities by originating and selling mortgage loans while continuing to service the majority of the loans sold. In other cases [_______]'s whole loan sale agreements provide for the transfer of servicing rights.

     [_________________________]'s primary lending activity is funding loans to enable borrowers to purchase or refinance residential real property, which loans are secured by first or second liens on the related real property. [_________________________]'s single-family real estate loans are predominantly "conventional" mortgage loans, meaning that they are not insured by the Federal Housing Administration or partially guaranteed by the U.S. Department of Veterans Affairs.

     The following table summarizes [_________________________]'s one-to four-family residential mortgage loan origination and sales activity for the periods shown below. Sales activity may include sales of mortgage loans purchased by [________] from other loan originators.

                                                       YEAR ENDED DECEMBER 31                              Three Months
                                                       ----------------------                              Ended
                                                       (DOLLARS IN THOUSANDS)

Originated and        $                  $              $              $             $              $
  purchased.......
Sales.............    $                  $              $              $             $              $

UNDERWRITING GUIDELINES

     The Mortgage Loans were originated generally in accordance with guidelines (the "Underwriting Guidelines") established by [_________________________]. The Underwriting Guidelines are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral and are also intended to consider the borrower's credit standing and repayment ability. On a case-by-case basis and only with the approval of two or more senior lending officers, [_________________________] may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment and time in residence at the applicant's current address. It is expected that a substantial number of the Mortgage Loans will have been originated under underwriting exceptions.]

     [Describe each Originator's underwriting guidelines.]

SERVICING OF THE MORTGAGE LOANS

     GENERAL. [_________________________] will service the mortgage loans. The principal offices of the servicer are located in [_____________]. [The servicer is a HUD-approved originator.] The servicer will provide customary servicing functions with respect to the mortgage loans. Among other things, the servicer is obligated under some circumstances to advance delinquent payments of principal and interest with respect to the mortgage loans and to pay month end interest with respect to mortgage loans serviced by it. The servicer must obtain approval of the master servicer with respect to some of its servicing activities. In managing the liquidation of defaulted mortgage loans, the servicer will have sole discretion to take such action in maximizing recoveries to the noteholders including, without limitation, selling defaulted mortgage loans and REO properties. See "Servicing of Mortgage Loans" in the prospectus.

     As of [____] [_], 2002, the servicer serviced a portfolio of approximately [____] one-to-four family conventional residential mortgage loans totaling approximately $[____] billion. The following table sets forth certain unaudited information concerning the delinquency experience, including loans in foreclosure, and mortgage loans foreclosed with respect to the servicer's conventional loan servicing portfolio as of the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is 31 days past due on a contractual basis.

                                                       PERCENTAGE OF TOTAL PORTFOLIO
                     ------------------------------------------------------------------------------------------------------------
                        [____], 2002        DECEMBER 31, 2001      DECEMBER 31, 2000     DECEMBER 31, 1999     DECEMBER 31, 1998
                     --------------------  -------------------   ---------------------   ------------------   -------------------
                       BY NO.   BY DOLLAR   BY NO.   BY DOLLAR    BY NO.     BY DOLLAR   BY NO.   BY DOLLAR    BY NO.   BY DOLLAR
                      OF LOANS   AMOUNT    OF LOANS    AMOUNT    OF LOANS     AMOUNT    OF LOANS   AMOUNT     OF LOANS   AMOUNT
                      --------  ---------  --------  ---------   --------    ---------  --------  ---------   --------  ---------
Period of                  %          %         %          %          %            %         %          %          %          %
Delinquency
31-60 days                 %          %         %          %          %            %         %          %          %          %
61-90 days                 %          %         %          %          %            %         %          %          %          %
91 days or more            %          %         %          %          %            %         %          %          %          %
Total Delinquency(1)       %          %         %          %          %            %         %          %          %          %

Loans in foreclosure       %          %         %          %          %            %         %          %          %          %

----------
(1)Totals may not sum due to rounding.

     These statistics represent the recent experience of the servicer. There can be no assurance that the delinquency and foreclosure experience of the mortgage loans in the trust will be comparable. In addition, these statistics are based on all of the one-to-four family residential mortgage loans in the servicer's servicing portfolio, including mortgage loans with a variety of payment and other characteristics, including geographic locations and underwriting standards. Not all the mortgage loans in the servicer's servicing portfolio constitute non-conforming credits. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE DELINQUENCY AND FORECLOSURE EXPERIENCE OF THE TRUST'S MORTGAGE LOANS IN THE FUTURE WILL CORRESPOND TO THE FUTURE DELINQUENCY AND FORECLOSURE

EXPERIENCE OF THE SERVICER'S ONE-TO-FOUR FAMILY CONVENTIONAL RESIDENTIAL MORTGAGE LOAN SERVICING PORTFOLIO. The actual delinquency and foreclosure experience of the mortgage loans will depend, among other things, upon:

     -  the value of real estate securing the mortgage loans; and

     -  the ability of borrowers to make required payments.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES; REPURCHASES

     The servicing fee rate applicable to each mortgage loan equals one-twelfth of a fixed percentage per annum of the scheduled principal balance of the mortgage loan on the first day of the due period with respect to each Distribution Date. A due period is the period from and including the second day of a month to and including the first day of the following month. In addition, late payment fees with respect to the mortgage loans, revenue from miscellaneous servicing administration fees, and any interest or other income earned on collections with respect to the mortgage loans pending remittance, will be paid to or retained by the servicer as additional servicing compensation. The servicer must pay certain insurance premiums and ongoing expenses. The servicer may, with the consent of the master servicer, transfer its servicing to successor servicers that meet the criteria for servicers approved by the rating agencies.

     The servicer and/or the depositor will have the right, but not the obligation, to repurchase from the trust any mortgage loan delinquent as to three consecutive scheduled payments, at a price equal to the unpaid principal balance thereof plus accrued interest on that balance or, in the case of a Nonrecoverable Mortgage Loan, at a price equal to the Nonrecoverable Mortgage Loan Purchase Price, which is based on the servicer's determination of the projected net liquidation proceeds for the Nonrecoverable Mortgage Loan.

ADVANCES AND PAYMENT OF COMPENSATING INTEREST

     Before each Distribution Date, the servicer and any successor servicer must advance its own funds with respect to delinquent payments of principal of and interest on the mortgage loans, net of the servicing fees with respect to any mortgage loan for which it is making an advance, unless the servicer reasonably determines that the advance is non-recoverable. Advances of principal and interest on a mortgage loan will be considered non-recoverable only to the extent those amounts are not reimbursable from:

     -  late collections in respect of such loan;

     -  insurance proceeds in respect of such loan; and

     -  net liquidation proceeds in respect of such loan.

The servicer's obligation to advance delinquent payments of principal of and interest on any mortgage loan as to which the servicer has entered into a modification or forbearance agreement will be based upon the terms of that mortgage loan as so modified. In addition, if the servicer determines that the expenses associated with the foreclosure and liquidation of a delinquent loan will exceed the projected liquidation proceeds, the servicer's obligation to make advances in respect of such loan will terminate at the time of such determination.

     Any failure by the servicer to make any required advance will constitute an event of default under the servicing agreement. If the servicer fails to make a required advance of principal and interest, the master servicer will be obligated to make the advance. The total advance obligations of the master servicer may be subject to a dollar limitation that is acceptable to the rating agencies as set forth in the agreement for the trust. If so specified in the agreement, the servicer may be terminated upon the occurrence of one or more specified events (including performance of the mortgage loans). See "Servicing of Mortgage Loans -- Advances" in the prospectus.

     In addition, in the event of a prepayment in full received by the servicer during the period from the 18th day of a month to the end of that month, the servicer must deposit in the distribution account on or before the Distribution Date in the immediately succeeding month an amount equal to any resulting Prepayment Interest Shortfall, but only to the extent of the aggregate servicing fee payable with respect to such Distribution Date (such payment, "Compensating Interest"). If the servicer fails to deposit an amount equal to any Compensating Interest, as required, the master servicer will be obligated to deposit the amount that the servicer was required to have deposited.

[THE MASTER SERVICER

     [_________________], will act as master servicer of the mortgage loans. The master servicer has limited experience master servicing mortgage loans. The master servicer will:

     -  supervise the servicing of the mortgage loans;

     - provide or cause to be provided specified reports to the trustee regarding the mortgage loans;

     - make advances to the extent described in this prospectus supplement with respect to the mortgage loans if the servicer fails to make a required advance; and

     -  appoint a successor servicer if a servicer is terminated.

     The master servicer is entitled to a master servicing fee, payable on each Distribution Date, in the amount equal to one-twelfth of the master servicing fee rate multiplied by the scheduled principal balance of the mortgage loans as of the first day of the month immediately preceding the month of such Distribution Date. The master servicer will pay the trustee its monthly fees out of the master servicing fee.]

                       PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

     The weighted average life of, and, if purchased at other than par, the yield to maturity on, each class of the offered notes will be directly related to the rate of payment of principal of the mortgage loans in the related group, including:

     -  payments in full prior to stated maturity;

     -  liquidations due to defaults;

     -  casualties and condemnations; and

     -  repurchases of mortgage loans by the depositor.

     If the actual rate of principal payments on the mortgage loans in a group is slower than the rate anticipated by an investor who purchases an offered note at a discount, the actual yield to the investor will be lower than that investor's anticipated yield. If the actual rate of principal payments on the mortgage loans in a group is faster than the rate anticipated by an investor who purchases an offered note at a premium [(and, in particular, the Class [____], Class [____] and Class [____] Notes)], the actual yield to that investor will be lower than such investor's anticipated yield.

     The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things:

     -  the age of the mortgage loans;

     -  the geographic locations of the properties securing the loans;

     -  the extent of the mortgagors' equity in the properties;

     -  changes in the mortgagors' housing needs, job or employment status; and

     -  the credit quality of the mortgage loans.

     The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered notes at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered notes may not be offset by a subsequent like reduction or increase in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the offered notes. The depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with an investor's determination.

     The calculation of a Realized Loss on a Nonrecoverable Mortgage Loan will be calculated prior to the actual liquidation of such a loan. As a result of such earlier determination, the yield to investors may be adversely affected. Similarly, the purchase by the master servicer of any Nonrecoverable Mortgage Loan (in exercise of its option to purchase a delinquent loan or as part of an optional termination) may result in reduced yields on the notes, and in particular, subordinate classes. The determination that a mortgage loan is a Nonrecoverable Mortgage Loan will be made by the servicer[, an affiliate of the initial holder of the Class [____] Note. As a result of any such determination, a benefit may accrue to such initial holder under certain circumstances.]

     The term weighted average life refers to the average amount of time that will elapse from the date of issuance of a note until each dollar of principal of that note will be distributed to the investor. The weighted average life and yield to maturity, if purchased at a price other than par, of each class of the offered notes will be influenced by the rate at which principal payments on the mortgage loans in the related group are paid. These payments may be in the form of scheduled amortization or prepayments which include prepayments and liquidations due to default or early termination of the trust.

     [As described herein, Excess Interest will be applied, to the extent available, as an additional payment of principal on the related offered notes to build and maintain limited overcollateralization at levels required as set forth in the Agreement. See "Description of the Offered Notes -- Excess Interest" herein. The level of Excess Interest available on any Distribution Date will be influenced by, among other things:

     - The overcollateralization level of the mortgage loans. This means the extent to which interest on the mortgage loans is accruing on a higher principal balance than the principal balances of the notes;

     - The loss experience of the mortgage loans. For example, Excess Interest will be reduced as a result of realized losses on the mortgage loans;

     - The extent to which the Weighted Average Net Rate of the loans in all groups exceeds the weighted average of the interest rates of the offered notes; and

     - The amount of prepayment penalties due and paid by borrowers during the related due period.

No assurances can be given as to the amount of Excess Interest distributable at any time or in the aggregate.]

[MANDATORY PREPAYMENT

     Amounts, other than interest or investment earnings, remaining in the pre-funding account on the first Distribution Date after the end of the pre-funding period will be applied as a payment of principal on the notes as described in this prospectus supplement under the heading "Description of the Offered Note -- Distributions" herein. The seller believes that almost all of the original pre-funded amount will be used by the trust to purchase subsequent mortgage loans. It is unlikely, however, that the aggregate amount of subsequent mortgage loans purchased will be identical to the original pre-funded amount. Consequently, noteholders will receive some prepayment of principal. See "Description of the Offered Notes -- Pre-Funding Account."]

PREPAYMENTS AND YIELDS FOR OFFERED NOTES

     [All of the mortgage loans in group [____], and a portion of the mortgage loans in group [____] are or will be fixed rate mortgage loans. The rate of prepayments with respect to conventional fixed rate mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, those mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.]

     [All of the mortgage loans in group [____], and a portion of the mortgage loans in group [____] are or will be adjustable rate mortgage loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Nevertheless, no assurance can be given as to the level of prepayments that the mortgage loans will experience. The Class [____] Notes will generally reflect the prepayment experience of the group II mortgage loans and the Class [____] Notes will generally reflect the prepayment experience of the group [____] mortgage loans.]

     The final scheduled Distribution Date for the Class [____] Notes is the date on which the principal balance thereof would be reduced to zero assuming, among other things, that no prepayments are received on the mortgage loans in the related group or groups and that scheduled monthly payments of principal of and interest on each of such mortgage loans are timely received and that no excess interest is applied to build overcollaterization. The final scheduled Distribution Date for the Class [____] Notes is the [____] Distribution Date following the closing date. The final scheduled Distribution Date for the Class [____] Notes is the [____] Distribution Date following the closing date.

     The actual final Distribution Date with respect to each class of offered notes could occur significantly earlier than its final scheduled Distribution Date because:

     -  excess interest will be applied to build overcollateralization,

     - prepayments are likely to occur which will be distributed in reduction of the related notes principal balance, and

     - the master servicer will have the right to purchase all of the mortgage loans on any Distribution Date when the aggregate principal balance of the mortgage loans has declined to less than [____]% of the sum of:

        - the aggregate principal balance of the initial mortgage loans as of the cut off date, and

        -  [any amounts initially deposited in the pre-funding account.]

     The actual final Distribution Date with respect to each class of the offered notes will also be affected by the default and recovery experience of the mortgage loans. The actual final Distribution Date of the offered notes may be earlier or later than the final scheduled Distribution Date.

     Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard, called the prepayment assumption. A separate prepayment assumption has been calculated for the fixed and the adjustable rate mortgage loans. Both prepayment assumptions represent an assumed rate of constant prepayment relative to the then outstanding principal balance of a pool of mortgage loans for a specified period. With respect to the fixed rate mortgage loans, 100% of the prepayment assumption (Scenario [____] for group [____] and for the fixed rate mortgage loans in group [____]) assumes prepayment rates of [____]% per annum of the then outstanding principal balance of the related mortgage loans in the first month of the life of those mortgage loans and an additional approximately [____]% per annum in each month thereafter up to and including the tenth month. Beginning in the [____] month and in each month thereafter during the life of those mortgage loans, 100% of the prepayment assumption for the fixed rate mortgage loans assumes a constant prepayment rate of [____]% per annum. With respect to the adjustable rate mortgage loans, 100% of the prepayment assumption (Scenario [____] for group [____] and for the adjustable rate mortgage loans in group [____]) assumes prepayment rates of [____]% per annum of the then outstanding principal balance of the related mortgage loans in the first month of the life of those mortgage loans and an additional approximately [____]% per annum in each month thereafter up to and including the twenty-second month. Beginning in the twenty-second month and in each month thereafter during the life of those mortgage loans, 100% of the prepayment assumption for the adjustable rate mortgage loans assumes a constant prepayment rate of [____]% per annum. As used in the tables below, 0% prepayment assumption (Scenario [____] for each group below) assumes prepayment rates equal to 0% of the prepayment assumption. No prepayment assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans.

     The following tables have been prepared on the basis of the following assumptions known as modeling assumptions:

     - the mortgage loans of the related group or groups prepay at the indicated percentage of the related prepayment assumption;

     - distributions on the offered notes are received, in cash, on the 25th day of each month, commencing in [____] 2002, in accordance with the payment priorities set forth in this prospectus supplement;

     - no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

     - scheduled payments on the mortgage loans are assumed to be received on the last day of each due period commencing in [____] 2002, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each prepayment period, commencing in [____] 2002, and include 30 days' interest thereon;

     -  [six month LIBOR remains constant at [____]%;

     -  one year CMT remains constant at [____]%;

     -  one month LIBOR is equal to [____]%;]

     -  the closing date for the offered notes is [____] [_], 2002;

     -  the master servicer's fee is [____]%;

     - there is zero reinvestment income on all amounts in the distribution account;

     - [interest from amounts on deposit in the pre-funding account is equal to $[____] and is not available as Extra Principal Distribution Amounts;]

     - [subsequent mortgage loans are acquired during the month indicated in the following mortgage loan characteristics tables;]

     - the prepayment penalty has been calculated as [____]% of the indicated number of months interest on the prepaid amount for prepayments which occur before the expiration of the prepayment penalty term as indicated in the loan tables below;

     - [the mortgage interest rate for each adjustable rate mortgage loan is adjusted on its next reset date and on subsequent reset dates, if necessary, to equal the sum, subject to the applicable periodic adjustment caps and floors, of:

        -  the assumed level of the applicable index and

        -  the respective gross margin;]

     - for purposes of the "Weighted Average Life -- Optional Termination" in the tables, the offered notes are redeemed on the initial Clean-Up Call Date;

     - credit enhancement percentages for each group were derived from the principal balances of the offered notes set forth in this prospectus supplement; and

     - each group consists of mortgage loans having the approximate characteristics set forth in the following tables.

     The actual amount on deposit in the pre-funding account as of the closing date may vary from the assumed amount of pre-funding proceeds used in preparing the following tables.

               INITIAL GROUP [____] MORTGAGE LOAN CHARACTERISTICS

                                                       ORIGINAL
                                ORIGINAL  REMAINING  AMORTIZATION                REMAINING
                CURRENT  GROSS  TERM TO    TERM TO      TERM TO    SERVICING  PREPAYMENT PENALTY  PREPAYMENT
  AMORTIZATION  BALANCE   WAC   MATURITY  MATURITY      MATURITY      FEE            TERM         MONTHS OF
   METHODOLOGY    ($)     (%)   (MONTHS)  (MONTHS)      (MONTHS)      (%)          (MONTHS)        INTEREST
--------------  -------  -----  --------  ---------  ------------  ---------  ------------------  ------------
     [Level





    Balloon]

             [SUBSEQUENT GROUP [____] MORTGAGE LOAN CHARACTERISTICS

                                                       ORIGINAL
                                ORIGINAL  REMAINING  AMORTIZATION              REMAINING
                CURRENT  GROSS  TERM TO    TERM TO      TERM TO    SERVICING   PREPAYMENT   PREPAYMENT
 AMORTIZATION   BALANCE   WAC   MATURITY  MATURITY     MATURITY      FEE      PENALTY TERM   MONTHS OF  PRE-FUNDING
  METHODOLOGY     ($)     (%)   (MONTHS)  (MONTHS)      MONTHS       (%)        (MONTHS)     INTEREST      MONTH*
--------------  -------  -----  --------- ---------  ------------  ---------  ------------  ----------  -----------
     [Level



    Balloon]

*Indicates the 30-day period during the pre-funding period in which such mortgage loan is acquired.]

       [INITIAL GROUP [____] ADJUSTABLE RATE MORTGAGE LOAN CHARACTERISTICS

                                        ORIGINAL
                  ORIGINAL  REMAINING  AMORTIZATION
  CURRENT  GROSS  TERM TO    TERM TO    TERM TO      SERVICING  GROSS      MAXIMUM        MINIMUM
  BALANCE   WAC   MATURITY  MATURITY    MATURITY        FEE     MARGIN  MORTGAGE RATE  MORTGAGE RATE
    ($)     (%)   (MONTHS)  (MONTHS)    (MONTHS)        (%)      (%)         (%)            (%)
---------  -----  --------  ---------  ------------  ---------  ------  -------------  -------------


                                                     REMAINING
                                 INITIAL  PERIODIC  PREPAYMENT
  CURRENT    NEXT      RESET    PERIODIC    RATE      PENALTY   PREPAYMENT
  BALANCE   RESET    FREQUENCY  RATE CAP    CAP        TERM     MONTHS OF
    ($)    (MONTHS)  (MONTHS)      (%)      (%)      (MONTHS)   INTEREST
---------  --------  ---------  --------  -------   ----------  -----------



      SUBSEQUENT GROUP [____] ADJUSTABLE RATE MORTGAGE LOAN CHARACTERISTICS

                                        ORIGINAL
                  ORIGINAL  REMAINING  AMORTIZATION
  CURRENT  GROSS  TERM TO    TERM TO      TERM TO    SERVICING  GROSS      MAXIMUM        MINIMUM
  BALANCE   WAC   MATURITY  MATURITY     MATURITY      FEE      MARGIN  MORTGAGE RATE  MORTGAGE RATE
    ($)     (%)   (MONTHS)  (MONTHS)     (MONTHS)      (%)      (%)         (%)            (%)
---------  -----  --------  ---------  ------------  ---------  ------  -------------  -------------


                                                     REMAINING
                                 INITIAL  PERIODIC  PREPAYMENT
  CURRENT    NEXT      RESET    PERIODIC    RATE      PENALTY   PREPAYMENT
  BALANCE   RESET    FREQUENCY  RATE CAP    CAP        TERM     MONTHS OF    PRE-FUNDING
    ($)    (MONTHS)  (MONTHS)      (%)      (%)      (MONTHS)   INTEREST        MONTH*
---------  --------  ---------  --------  -------   ---------   -----------  -----------



*Indicates the 30-day period during the funding period in which such mortgage loan is acquired.]

                              PREPAYMENT SCENARIOS

                      SCENARIO [_]     SCENARIO [_]    SCENARIO [_]  SCENARIO [_]  SCENARIO [_]   SCENARIO [_]    SCENARIO [_]
Group [_]
Prepayment
Assumption:                0%
Group [_]
Prepayment
Assumption:                0%

     The following tables set forth the approximate percentages of the initial principal amount of the offered notes that would be outstanding after each of the dates shown assuming the clean-up call is not exercised, and the approximate weighted average life in years of the offered notes, based on prepayment scenarios described in the table entitled "Prepayment Scenarios." The percentages have been rounded to the nearest 1%.

                     PERCENTAGE OF INITIAL PRINCIPAL BALANCE

                            CLASS [     ] SCENARIO
               ----------------------------------------------------
                  I     II     III    IV      V     VI     VII
                  -     --     ---    --      -     --     ---
 Initial
 Percent         100%   100%   100%   100%   100%   100%   100%
__/25/2003...
__/25/2004...
__/25/2005...
__/25/2006...
__/25/2007...
__/25/2008...
__/25/2009...
__/25/2010...
__/25/2011...
__/25/2012...
__/25/2013...
__/25/2014...
__/25/2015...
__/25/2016...
__/25/2017...
__/25/2018...
__/25/2019...
__/25/2020...
__/25/2021...
__/25/2022...
__/25/2023...
__/25/2024...
__/25/2025...
__/25/2026...
__/25/2027...
__/25/2028...
__/25/2029...
__/25/2030...
__/25/2031...
__/25/2032...
Weighted
Average
Life(1) to
Maturity
(Yrs.).......
Optional
Termination
(Yrs.).......
>
                         CLASS [     ] SCENARIO
              ------------------------------------------------
                I     II     III    IV     V     VI     VII
                -     --     ---    --     -     --     ---
  Initial
  Percent      100%   100%   100%  100%   100%   100%   100%
__/25/2003...
__/25/2004...
__/25/2005...
__/25/2006...
__/25/2007...
__/25/2008...
__/25/2009...
__/25/2010...
__/25/2011...
__/25/2012...
__/25/2013...
__/25/2014...
__/25/2015...
__/25/2016...
__/25/2017...
__/25/2018...
__/25/2019...
__/25/2020...
__/25/2021...
__/25/2022...
__/25/2023...
__/25/2024...
__/25/2025...
__/25/2026...
__/25/2027...
__/25/2028...
__/25/2029...
__/25/2030...
__/25/2031...
__/25/2032...
Weighted
Average
Life(1) to
Maturity
(Yrs.).....
Optional
Termination
(Yrs.).....

                     PERCENTAGE OF INITIAL PRINCIPAL BALANCE
                            CLASS [     ] SCENARIO
               --------------------------------------------------
                  I     II     III    IV      V     VI     VII
                  -     --     ---    --      -     --     ---
 Initial
 Percent         100%   100%   100%   100%   100%   100%   100%
__/25/2003...
__/25/2004...
__/25/2005...
__/25/2006...
__/25/2007...
__/25/2008...
__/25/2009...
__/25/2010...
__/25/2011...
__/25/2012...
__/25/2013...
__/25/2014...
__/25/2015...
__/25/2016...
__/25/2017...
__/25/2018...
__/25/2019...
__/25/2020...
__/25/2021...
__/25/2022...
__/25/2023...
__/25/2024...
__/25/2025...
__/25/2026...
__/25/2027...
__/25/2028...
__/25/2029...
__/25/2030...
__/25/2031...
__/25/2032...
Weighted
Average
Life(1) to
Maturity
(Yrs.).......
Optional
Termination
(Yrs.).......

                        CLASS [     ] SCENARIO
             ------------------------------------------------
                I     II     III   IV      V     VI     VII
                -     --     ---    --     -     --     ---
 Initial
 Percent       100%   100%   100%  100%   100%   100%   100%
__/25/2003...
__/25/2004...
__/25/2005...
__/25/2006...
__/25/2007...
__/25/2008...
__/25/2009...
__/25/2010...
__/25/2011...
__/25/2012...
__/25/2013...
__/25/2014...
__/25/2015...
__/25/2016...
__/25/2017...
__/25/2018...
__/25/2019...
__/25/2020...
__/25/2021...
__/25/2022...
__/25/2023...
__/25/2024...
__/25/2025...
__/25/2026...
__/25/2027...
__/25/2028...
__/25/2029...
__/25/2030...
__/25/2031...
__/25/2032...
Weighted
Average
Life(1) to
Maturity
(Yrs.).......
Optional
Termination
(Yrs.).......

   (1) The weighted average life is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial principal balance for the applicable class.

                        DESCRIPTION OF THE OFFERED NOTES

GENERAL

     The notes to be issued by the trust will consist of:

     - the following group [____] senior notes, all of which are offered by this prospectus supplement:

        -  Class [____], Class [____], Class [____], Class [____], Class [____]
           and Class [____] Notes;

     - the following group [____] senior notes, all of which are offered by this prospectus supplement:

        -  Class [____] Notes;

     - [the following interest only notes, which are offered by this prospectus supplement:

        -  Class [____] Notes;

     - the following subordinate notes, all of which are offered by this prospectus supplement:

        -  the Class [____] Notes;

     - the Class [____], Class [____] and Class [____] Notes, which are not offered hereby.

     The Class [____] Notes are subordinate in right of payment to the Class [____] and Class [____] Notes; the Class [____] Notes are subordinate in right of payment to the Class [____], Class [____] and Class [____] Notes; and the Class [____] Notes are subordinate in right of payment to the Class [____], Class [____], Class [____] and Class [____] Notes, in each case to the extent described herein. The Class [____] Notes are subordinate in right of payment of interest to the extent described herein. See "--Distributions -- Distributions of Principal."

     Significant defined terms that are necessary to develop an understanding of the manner in which distributions will be made on the offered notes appear in the Glossary at the end of this prospectus supplement.

     Persons in whose names notes are registered in the note register maintained by the trustee are the holders of the notes. For as long as the offered notes are in book-entry form with DTC, the only holder of the offered notes (as the term holder is used in the agreement) for the trust will be Cede & Co., a nominee of DTC. No investor will be entitled to receive a definitive note representing the investor's obligation from the trust, except in the event that physical notes are issued under limited circumstances set forth in the agreement. All references in this prospectus supplement and the accompanying prospectus to the holders of offered notes shall mean and include the rights of holders as such rights may be exercised through DTC and its participating organizations, except as otherwise specified in the agreement. See "Description of the Offered Notes -- Book-entry Registration of the Offered Notes" herein.

     [As described under "The Mortgage Loan Pool," the mortgage loan pool is divided into group [____], which contains mortgage loans having fixed interest rates and group [____], which contains mortgage loans having adjustable interest rates.]

     The agreement requires that the trustee create a distribution account. All funds in that account must be invested and reinvested, as directed by the master servicer, in permitted investments. See "The Agreement -- Administration of Accounts" in the prospectus.

     One day prior to the related Distribution Date or, if that day is not a business day, the immediately preceding business day, the master servicer is required to withdraw from the master servicer custodial account and remit to the distribution account an amount equal to the interest funds and principal funds (less the master servicing fee for that Distribution Date) with respect to each group for that Distribution Date.

DISTRIBUTIONS

     GENERAL. Distributions on the offered notes (other than the Class [____] Notes) will be made on each Distribution Date to holders of record as of the last business day of the month immediately preceding the calendar month in which the Distribution Date occurs, or the closing date in the case of the first Distribution Date, in an amount equal to the product of the holder's percentage interest and the amount to be distributed to that class on the Distribution Date. Distributions on the Class [____] Notes will be made on each Distribution Date to holders of record as of the business day immediately preceding that Distribution Date in an amount equal to the product of the holder's percentage interest and the amount to be distributed to that class on the Distribution Date. The percentage interest represented by any note will be equal to the percentage obtained by dividing the principal balance of the note by the principal balance of all notes of the same class.

     DISTRIBUTIONS OF INTEREST. On each Distribution Date, the amount of interest distributable with respect to the group I senior notes [(other than the Class [____] Notes)] and the Class [____] and Class [____] Notes is the interest which has accrued on those notes at the related interest rate during the calendar month immediately preceding the calendar month in which the Distribution Date occurs. On each Distribution Date, interest distributable with respect to the Class [____] Notes, the group [____] senior notes, the group [____] senior notes, the Class [____] Notes and the subordinate notes is the interest which has accrued on those notes at the then applicable interest rate from and including the preceding Distribution Date (or from the closing date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date. Each period referred to in the prior sentence relating to the accrual of interest is an accrual period for the related Distribution Date.

     All calculations of interest on the group [____] senior notes (other than the Class [____] Notes), the Class [____] and Class [____] Notes will be made on the basis of a 360-day year assumed to consist of twelve 30-day months (30/360). All calculations of interest on the Class [____], group [____] senior notes, the group [____] senior notes, Class [____], Class [____], Class [____] and Class [____] Notes will be made on the basis of the actual number of days in each monthly accrual period and a year of 360 days (actual/360).

     On each Distribution Date, the Interest Funds with respect to each group will be distributed in the following order of priority:

     - FIRST, from interest collections on each mortgage loan group, to each related class of senior notes and the Class [____] and Class [____] Notes, the Current Interest and any Interest Carry Forward Amount for such class (or, in the case of the Class [____] and Class [____] Notes, the related Allocable Portion thereof) on that Distribution Date; PROVIDED, HOWEVER, that, in the case of each group, any related shortfall in available amounts will be applied on a pro rata basis among such classes;

     - SECOND, the remaining amount for each mortgage loan group will be combined and applied in the following order of priority:

        - to the Class [____] Notes, the Current Interest for that class and Distribution Date;

        - to the Class [____] Notes, the Current Interest for that class and Distribution Date;

        - to the Class [____] Notes, the Current Interest for that class and Distribution Date;

        - to the Class [____] Notes, the Current Interest for that class and Distribution Date; and

        - any remainder will be treated as Excess Interest and distributed as described below under the subheading "-- Excess Interest" herein.

     [The interest rate for the Class [____] Notes will be equal to the lesser of (i) the Formula Rate, and (ii) the Net WAC Cap.

     - The Formula Rate for each such class is the lesser of (i) one month LIBOR plus the applicable margin set forth on page S-[__], and (ii) the Maximum Cap Rate.

     The interest rate of the Class [____] Notes is the lesser of (i) the per annum rate for such class set forth on page S-[__], and (ii) the Net WAC Cap.]

     [After the Clean-Up Call Date, the interest rates on the Class [____] and Class [____] Notes will increase by [____]% and the spread over one month LIBOR for the Class [____] and Class [____] Notes will increase to [____]% and [____]%, respectively.

     [The interest rate of the Class [____] Notes is [____]% per annum. The per annum interest rate of the Class [____] Notes is the lesser of (i) up to and including the Distribution Date in [____] 200[_], [____]% per annum, beginning in [____] 2004 and thereafter [ ]% per annum, and (ii) the excess of (a) the Net WAC Cap over (b) the weighted average of the Interest Rates of the offered notes other than the Class [____], Class [____] and Class [____] Notes. The per annum interest rate of the Class [____] Notes is the greater of (i) [____]% minus one month LIBOR and (ii) 0.00%.

     DISTRIBUTIONS OF PRINCIPAL. On each Distribution Date, the Principal Distribution Amount for that Distribution Date with respect to each group is required to be distributed as follows:

     - The Class A Principal Distribution Amount for Group [____] will be distributed as follows:

     - FIRST to the Class [____] Notes in an amount up to the Class [____] Distribution Amount for such date, until the note principal balance thereof has been reduced to zero; and SECOND sequentially to the Class [____], Class [____], Class [____], Class [____], Class [____] and Class
        [____] Notes, in that order, until the principal balance of such notes has been reduced to zero; PROVIDED, HOWEVER, that on and after any Distribution Date on which the principal balance of the subordinate notes has been reduced to zero, such amounts will be distributed on a PRO RATA basis, and not sequentially, among such classes.

     - The Class A Principal Distribution Amount for Group [____] will be distributed to the Class [____] Notes until the principal balance thereof has been reduced to zero.

     - In the event the principal balance of one or more of (A) the group I senior notes or (B) the group [____] senior notes has been reduced to zero, on each Distribution Date thereafter principal distributions otherwise distributable to such retired notes will be applied to the remaining senior notes related to the other mortgage loan groups, pro rata, on the basis of their group principal balances (after giving effect to the distributions described above). Any such distributions in respect of the group [____] senior notes will be made in the order of priority described above.

     - The combined Principal Distribution Amount of all groups remaining after distributions to the senior notes described above will be distributed in the following order of priority:

          - to the Class [____] Notes, the Class [____] Principal Distribution Amount until the principal balance thereof has been reduced to zero;

          - to the Class [____] Notes, the Class [____] Principal Distribution Amount until the principal balance thereof has been reduced to zero; and

          - to the Class [____] Notes, the Class [____] Principal Distribution Amount until the principal balance thereof has been reduced to zero.

     Notwithstanding the foregoing, before the Stepdown Date, or while a Trigger Event exists, the Principal Distribution Amount for each group will be distributed in the following order of priority:

     - exclusively to the related Class [____] Notes (in the case of Group [____], in the manner described above) until the principal balance of the Class [____] Notes has been reduced to zero;

     - after the principal balance of the Class [____] Notes has been reduced to zero, exclusively to the Class [____] Notes until the principal balance of the Class [____] Notes has been reduced to zero;

     - after the principal balance of the Class [____] Notes has been reduced to zero, exclusively to the Class [____] Notes until the principal balance of the Class [____] Notes has been reduced to zero; and

     - after the principal balance of the Class [____] Notes has been reduced to zero, exclusively to the Class [____] Notes until the principal balance of the Class [____] Notes has been reduced to zero.

     On each Distribution Date, the Released Principal Amount, if any, will be distributed to the holder of the Class [____] Notes.

[EXCESS INTEREST AND PLEDGED PREPAYMENT PENALTY CASHFLOW

     The notes of each group will have the benefit of a portion of prepayment penalties paid on mortgage loans in the related group. [The prepayment penalties not allocated to the offered notes will be paid to the holders of the Class [____] Notes.] On each Distribution Date, Pledged Prepayment Penalties with respect to each group will be applied to pay any shortfall in interest on notes in the related group resulting from the application of a cap.

     On each Distribution Date, Interest Funds from each group not otherwise required to be distributed as described under the heading
"--Distributions--Distributions of Interest" and Net Pledged Prepayment Penalties will be distributed in the following order of priority:

     - on each of the first three Distribution Dates only, to the Basis Risk Reserve Fund, any Basis Risk Payment for such date;

     - on each of the first three Distribution Dates only, from amounts on deposit in the Basis Risk Reserve Fund, to the Class [____] Notes on a pro rata basis, any Cap Carryover Amount applicable to the Class [____] Notes;

     - on each of the first three Distribution Dates only, from amounts on deposit in the Basis Risk Reserve Fund, sequentially, to the Class [____], Class [____] and Class [____] Notes, in that order, any Cap Carryover Amount applicable to the Class [____], Class [____] and Class [____] Notes;

     - the Principal Percentage for Group [____] of the Extra Principal Distribution Amount will be added to the Principal Distribution Amount for Group [____]; and the Principal Percentage for Group [____] of the Extra Principal Distribution Amount will be added to the Principal Distribution Amount for Group [____];

     - to the Class [____] Notes, any Interest Carry Forward Amount for that class;

     - to the Class [____] Notes, any Interest Carry Forward Amount for that class;

     - to the Class [____] Notes, any Unpaid Realized Loss Amount for that class;

     - to the Class [____] Notes, any Interest Carry Forward Amount for that class;

     - to the Class [____] Notes, any Unpaid Realized Loss Amount for that class;

     - to the Class [____] Notes, any Interest Carry Forward Amount for that class;

     - to the Class [____] Notes, any Unpaid Realized Loss Amount for that class;

     -  to the Basis Risk Reserve Fund, any Basis Risk Payment for such date;

     - from amounts in the Basis Risk Reserve Fund, to the Class [____] Notes on a pro rata basis, any Cap Carryover Amount applicable to the Class [____] Notes;

     - from amounts in the Basis Risk Reserve Fund, sequentially, to the Class [____], Class [____] and Class [____] Notes, in that order, any Cap Carryover Amount applicable to the Class [____], Class [____] and Class [____] Notes; and

     - to the other notes to the extent of any remaining Unpaid Realized Loss Amount;

     -  to the Class [____] and Class [____] Notes, the remaining amount.

     The level of Excess Interest will depend on, among other things:

     -  the rate at which prepayment penalties are collected;

     -  the overcollateralization level of the mortgage loans;

     -  the loss experience of the mortgage loans;

     - the level of one month LIBOR and the indices for the adjustable rate mortgage loans; and

     - the extent to which the weighted average of the net rates of the loans in all loan groups exceeds the weighted average of the pass through rates of the offered notes.

No assurance can be given as to the levels of Excess Interest at any time. For a more detailed description of the factors affecting the levels of Excess Interest and prepayment penalties see "Prepayment and Yield Considerations--General."]

[REALIZED LOSSES

     Prior to each Distribution Date, the servicer will determine whether any Realized Losses have occurred on the mortgage loans. As to any liquidated mortgage loan (i.e., a loan that the servicer has determined that all amounts recoverable on such loan have been received), a Realized Loss is calculated at final liquidation and is generally equal to the amount by which the unpaid principal balance thereof exceeds the related net liquidation proceeds. As to any Nonrecoverable Mortgage Loan (i.e., a defaulted loan as to which the servicer has determined that estimated liquidation expenses will exceed expected liquidation proceeds), a Realized Loss is calculated by the servicer at the time of such determination and is generally equal to the amount by which the unpaid principal balance thereof exceeds the estimated net liquidation proceeds of the loan.

     If, on any Distribution Date, the aggregate principal balance of the notes (after giving effect to all distributions to be made on that Distribution Date) exceeds the aggregate principal balance of the mortgage loans (plus any amounts on deposit in the pre-funding account), the principal balance of the subordinate notes (but not the Class A Notes) will be reduced by an amount equal to that excess, which is an Applied Realized Loss Amount, in inverse order of seniority:

     - FIRST, to the Class [____] Notes, until the principal balance of that class has been reduced to zero;

     - SECOND, to the Class [____] Notes, until the principal balance of that class has been reduced to zero; and

     - THIRD, to the Class [____] Notes, until the principal balance of that class has been reduced to zero.

     If the principal balance of a class of subordinate notes is reduced, that class thereafter will be entitled to distributions of interest and principal only with respect to the principal balance so reduced. The earlier the reduction of the principal balance of a class of subordinate notes (e.g., as a result of a Nonrecoverable Mortgage Loan), the greater the effect on the accrual of interest on such class. On subsequent Distribution Dates, however, as described above, Excess Interest, if any, will be applied to reduce Unpaid Realized Loss Amounts in direct order of seniority.

     Since a Realized Loss on a Nonrecoverable Mortgage Loan is calculated BEFORE the liquidation of such loan by estimating net liquidation proceeds, the effect to noteholders (i.e., a reduction in available overcollateralization or, after such overcollateralization has been reduced to zero, a reduction of the principal balance of the subordinate notes) will be experienced by noteholders in advance of the time that would have been the case if such Realized Loss had been determined at the time of liquidation. In the event that the servicer ultimately recovers an amount in respect of a Nonrecoverable Mortgage Loan in excess of the Realized Loss previously calculated for such loan ("Subsequent Recoveries"), such amounts will be applied

     - FIRST, to the most senior class of subordinate notes then outstanding in reduction of any Applied Realized Loss Amount previously allocated to such class (which amount will not further reduce the principal balance of such class); and

     -  SECOND, to increase Interest Funds for the related group on such date.

     Notwithstanding any application of a Subsequent Recovery to a class of subordinate notes to reduce any Unpaid Realized Loss Amount outstanding to such class, no payment will be made in respect of the amount of interest that would have accrued on such class of notes had such Unpaid Realized Loss Amount not been allocated thereto.

     Although the principal balance of Class [____] Notes will not be reduced on account of Realized Losses even if the notes principal balances of all the subordinate notes have been reduced to zero, under certain loss scenarios, the amount available to be distributed to the Class [____] Notes as principal may be less than the principal balances of the Class [____] Notes.

                            THE NOTE INSURANCE POLICY

     The following information has been supplied by [              ] (the
"Insurer") for inclusion in this Prospectus Supplement. Accordingly, the Depositor, the Servicer and the Underwriter do not make any representation as to the accuracy and completeness of this information.

     The Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Note Guaranty Insurance Policy (the "Insurance Policy") and the Insurer set forth below under this heading "The Insurance Policy." Additionally, the Insurer makes no representation regarding the Notes or the advisability of investing in the Notes.

THE INSURER

     [To be provided if applicable.]

INSURER FINANCIAL INFORMATION

     [To be provided if applicable.]

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION ABOUT THE INSURER

     [To be provided if applicable.]

FINANCIAL STRENGTH RATINGS OF THE INSURER

     [To be provided if applicable.]

THE INSURANCE POLICY

     [To be provided if applicable.]

[PRE-FUNDING ACCOUNT

     On the closing date, the seller will deposit approximately $[_________] into a separate pre-funding account to be maintained in the name of the trustee for the benefit of the holders of the group [____] notes and group [____] notes, as applicable. Approximately $[________] of the original pre-funded amount will be used to acquire group [____] subsequent mortgage loans, approximately $[________] of the original pre-funded amount will be used to acquire group II subsequent mortgage loans and approximately $[________] of the original pre-funded amount will be used to acquire group [____] subsequent mortgage loans, in each case during the period beginning on the closing date and generally terminating on the earlier to occur of:

     - the date on which the amount on deposit in the pre-funding account, excluding any interest or other investment earnings, is less than $100,000; and

     -  [____], 2002.

     The original pre-funded amount will be reduced during the pre-funding period by the amount used to purchase subsequent mortgage loans in accordance with the agreement for the trust. Any pre-funded amount, excluding any interest or other investment earnings, remaining at the end of the pre-funding period will be included as part of principal funds and will be distributed to holders of the group [____] notes, group [____] notes and group [____] notes, respectively, then entitled to distributions of principal on the first Distribution Date thereafter as a prepayment of principal in reduction of the related principal balances. This will result in an unscheduled distribution of principal in respect of the related notes on that date.

     Amounts on deposit in the pre-funding account will be invested in permitted investments. All interest and any other investment earnings on amounts on deposit in the pre-funding account will be paid to the seller. The pre-funding account will not be an asset of any REMIC established under the agreement for the trust. For federal income tax purposes, the pre-funding account will be owned by, and all interest and other investment earnings on amounts in the pre-funding account will be taxable to, the seller.]

CALCULATION AGENT

     The master servicer has appointed __________________________ to serve as calculation agent for the trust. As calculation agent, _______________________ will be responsible for calculating and distributing to holders of notes all amounts of principal and interest due on each Distribution Date.

[CALCULATION OF ONE MONTH LIBOR

     On each interest determination date, which is the second business day preceding each Distribution Date (or, in the case of the first accrual period, [__________], 2002), the calculation agent, as agent of the master servicer, will determine one month LIBOR.

     One month LIBOR means, as of any interest determination date, the rate for one-month U.S. dollar deposits which appears on the Telerate Page 3750, as of 11:00 a.m., London time, on that interest determination date. If that rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant accrual period (commencing on the first day of that accrual period). The calculation agent, as agent for the master servicer, will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the master servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant accrual period (commencing on the first day of that accrual period).

     Telerate Page 3750 means the display page currently so designated on the Bridge Telerate Market Report (or another page that may replace that page on that service for the purpose of displaying comparable rates or prices) and reference banks means leading banks selected by the master servicer and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.]

BOOK-ENTRY REGISTRATION OF THE OFFERED NOTES

     The offered notes will be book-entry notes. Noteholders may elect to hold their book-entry notes directly through DTC in the United States or upon request Clearstream Banking, societe anonyme (formerly Cedelbank), or Euroclear in Europe if they are participants of those systems or indirectly through organizations which are participants. The book-entry notes will be issued in one or more notes per class of offered notes which in the aggregate equal the principal balance of the offered notes and will initially be registered in the name of Cede & Co., the nominee of DTC. See "Description of the Notes -- Book-Entry Procedures" and "-- Global Clearance, Settlement and Tax Documentation Procedures" in the prospectus.

                                  THE AGREEMENT

     The notes will be issued in accordance with a trust agreement to be dated as of [__________], 2002, among the depositor, the master servicer, the securities administrator and the trustee. In addition to the provisions of the agreement summarized elsewhere in this prospectus supplement, there is set forth below a summary of certain other provisions of the agreement. See also "The Agreement -- The Trustee," "-- Administration of Accounts," "-- Events of Default and Remedies," "-- Amendment" and "-- Termination" in the prospectus.

FORMATION OF THE TRUST

     On the closing date, the depositor will create and establish the trust under the agreement and will sell without recourse the initial mortgage loans to the trust, and the trust will issue the notes under the terms of the agreement. During the pre-funding period, the depositor may sell without recourse subsequent mortgage loans to the trust. The prospectus contains important additional information regarding the terms and conditions of the notes. The depositor will provide to any prospective or actual holder of offered notes, upon written request, a copy of the agreement without exhibits. Requests should be addressed to BancCap Asset Securitization Issuance Corporation, [_____________________________________________], Attention: Secretary.

     The trust will consist of:

     -  the mortgage loans;

     - prepayment penalties to the extent described in this prospectus supplement;

     - those assets that are held in any account held for the benefit of the noteholders;

     - any mortgaged premises acquired on behalf of the noteholders by foreclosure or by deed in lieu of foreclosure;

     - the rights of the trustee to receive the proceeds of applicable insurance policies and funds, if any, required to be maintained under the terms of the agreement; and

     - certain rights of the depositor to the enforcement of representations and warranties made by the seller relating to the mortgage loans.

     The offered notes will not represent an interest in or an obligation of, nor will the mortgage loans be guaranteed by, the seller, the depositor, the servicer, the master servicer or the trustee.

REPORTS TO NOTEHOLDERS

     On each Distribution Date, the master servicer will report or cause to be reported to each holder of an offered note, by posting to the trustee's website [(http://www-______________________)] or other means of reporting described in the agreement:

     - with respect to each class of offered notes based on a note in the original principal amount of $1,000:

        -  the amount of the aggregate distribution on such Distribution Date;

        -  the amount of the distribution allocable to interest;

        - the amount of the distribution allocable to principal, separately identifying the aggregate amount of any prepayments, substitution shortfalls, repurchase amounts or other recoveries of principal included therein, any Extra Principal Distribution Amount and any Applied Realized Loss Amount with respect to, and any Unpaid Realized Loss Amount at, the Distribution Date;

     - the principal balance after giving effect to any distribution allocable to principal; and

     -  [any Interest Carry Forward Amount;]

     -  [any Cap Carryover Amount;]

     - the weighted average of the mortgage interest rates on the mortgage loans in each group less the servicing and master servicing fee rates;

     - the Realized Losses for each group for the related period and cumulatively since the cut off date;

     -  the largest mortgage loan balance outstanding in each group;

     - the prepayment penalties due from borrowers, collected by the servicer or the master servicer and transferred to the trust, in each case for the related prepayment period;

     -  the servicing fees and master servicing fees allocable to each group;

     -  [one month LIBOR on the most recent interest determination date;]

     - the interest rates for each class (and whether such rates have been capped); and

     - [for each Distribution Date during the pre-funding period, the amount, if any, on deposit in the pre-funding account.]

Noteholders may obtain assistance in operating the trustee's website by calling the trustee's investor relations department at [(___) ___-____].

DELIVERY AND SUBSTITUTION OF MORTGAGE LOANS

     The depositor must repurchase any mortgage loan for which the required documentation is not delivered on the closing date (or subsequent closing date in the case of subsequent mortgage loans) or reasonably promptly thereafter. Under the limited circumstances specified in the agreement, the depositor may substitute substantially similar mortgage loans for mortgage loans initially delivered. It is anticipated that any permitted substitution will not materially change the characteristics of the mortgage pools, as set forth above. See "The Trusts -- The Mortgage Loans -- General," and "-- Substitution of Mortgage Loans" in the prospectus.

THE TRUSTEE

     [_________________ will act as trustee of the trust. The mailing address of the trustee's Corporate Trust Office is c/o _________________________, __________________,

__________, __________ _______, Attention: BASIC Mortgage 2002-__ (______),
and its telephone number is (___) ___-_____.]

VOTING RIGHTS

     The voting rights of the trust will be allocated as follows:

     -  [__]% to the Class [___] Notes;

     -  [__]% to the Class [___] Notes;

     -  [__]% to the Class [__] Notes;

     -  [__]% to the Class [__] Notes;

     - [__]% to the classes of offered notes (other than the Class [___], Class [__] and Class [___] Notes) in proportion to their respective outstanding principal balances; and

     -  [__]% to each of the Class [__] and Class [___] Notes.

TERMINATION

     The trust will terminate upon the payment to the holders of all notes of all amounts required to be paid to the holders and upon the last to occur of:

     - the final payment or other liquidation, or any related advance, of the last mortgage loan; and

     - the disposition of all property acquired in respect of any mortgage loan remaining in the trust.

     BY THE [_________]. At its option, the [__________] may, on any Distribution Date when the aggregate principal balance of the mortgage loans is less than [__]% of the sum of:

     - the aggregate principal balances of the initial mortgage loans as of the cut off date; and

     -  any amounts initially deposited in the pre-funding account,

purchase from the trust all remaining mortgage loans, in whole only, and other property acquired by foreclosure, deed in lieu of foreclosure or otherwise then constituting the trust at a price generally equal to 100% of the aggregate principal balance of the mortgage loans (or, in the case of Nonrecoverable Mortgage Loan, at the Nonrecoverable Mortgage Loan Purchase Price) plus one month's interest computed as provided in the agreement. The date on which this optional repurchase is made is known as the Clean-Up Call Date.

SALE OF MORTGAGE LOANS

     In connection with the sale of mortgage loans, the depositor will be required to deliver a file with respect to each mortgage loan consisting of:

     - the original note endorsed in blank or to the order of the trustee or a custodian acting on behalf of the trustee, or a lost note affidavit in lieu thereof, with all prior and intervening endorsements (the seller, in some instances, having instructed the party selling a mortgage loan to the seller to have required the originator to endorse the original note directly to such custodian);

     - the original recorded security instrument or a certified copy, naming the originator of the related servicer, trustee or custodian as mortgagee, or if the original security instrument has been submitted for recordation but has not been returned by the applicable public recording office, a photocopy certified by an officer of the related servicer, title company, closing/settlement-escrow agent or closing attorney;

     - each original recorded intervening assignment of the security instrument as may be necessary to show a complete chain of title to the related servicer, trustee or custodian (the seller, in some instances, having instructed the party selling a mortgage loan to the seller to record an assignment directly from the originator to the custodian) or if any assignment has been submitted for recordation but has not been returned from the applicable public recording office or is otherwise not available, a copy certified by an officer of the related servicer;

     - if an assignment of the security instrument to the related servicer has been recorded or sent for recordation, an original assignment of the security instrument from the servicer in blank or to the trustee or custodian in recordable form;

     - except as to any second lien mortgage loan with a balance of less than $50,000, an original title insurance policy, certificate of title insurance or written commitment or a copy certified as true and correct by the insurer; and

     - if indicated on the applicable schedule, the original or certified copies of each assumption agreement, modification agreement, written assurance or substitution agreement, if any.

The custodian is required to review each mortgage loan note and provide certification regarding the existence of such mortgage loan notes on or before the closing date and the custodian is required to review the remainder of the mortgage loan file within a specified number of days after the closing date and provide a final certification on the entire mortgage loan file prior to the first anniversary of the closing date.

     On the closing date, the depositor will also assign to the trustee all the depositor's right, title and interest in the sales agreement between the seller and the depositor insofar as it relates to the representations and warranties made therein by the seller in respect of the origination of the mortgage loans and the remedies provided for breach of such representations and warranties. Such representations and warranties include, among others, in the case of the mortgage loans in group [_] and group [__], that (i) no such mortgage loan was subject to Home Ownership and Equity Protection Act of 1994 or any comparable state law, (ii) no proceeds from any such mortgage loan were used to finance single-premium credit insurance policies, (iii) the servicer will accurately and fully report for each such mortgage loan its borrower credit files to all three credit repositories in a timely manner and (iv) no prepayment penalty is payable on any such mortgage loan for a period in excess of five years following origination. Upon discovery by the trustee or the master servicer of a breach of any representation, warranty or covenant which materially and adversely affects the interests of the holders of the notes, the discovering party will promptly notify the depositor and the seller. The seller will have 60 days from its discovery or its receipt of a notice to cure the breach or, if required, to repurchase the mortgage loan or, subject to the conditions in the agreement, to substitute a qualified substitute mortgage loan. See "Origination of Mortgage Loans--Representations and Warranties" in the prospectus.

EVENTS OF DEFAULT

     The trustee and the holder of the ___________ note will each have the right to direct the termination of the servicer if the servicer is in breach under the agreement. In the event of a termination, the trustee with the consent of the holder of the class __ note must appoint a successor servicer to assume the obligations of the servicer under the agreement, including the obligation to make advances. If a successor servicer is not appointed, the master servicer will be obligated to service the mortgage loans. Any successor servicer will be entitled to compensation arrangements similar to, but no greater than, those provided to the predecessor servicer.

GOVERNING LAW

     The agreement and each note will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     [The Trust Agreement provides that the Trustee will elect to treat the Trust Fund as a [REMIC] [grantor trust] [FASIT]. Upon the issuance of the Offered Notes, McKee Nelson LLP ("Tax Counsel") will deliver its opinion to the effect that, assuming compliance with the Trust Agreement, for federal income tax purposes, [the Trust Fund will qualify as a REMIC within the meaning of
Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Offered Notes will represent the ownership of regular interests in the REMIC.] [Offered Notes will be treated as debt and the trust will not be characterized as an association, a publicly traded partnership taxable as a corporation, or a taxable mortgage pool.] [The trust will qualify as a FASIT.]

TAX TREATMENT OF THE OFFERED NOTES

     [To be provided as applicable.]

                              ERISA CONSIDERATIONS

ERISA CONSIDERATION

     The offered notes are eligible for relief under an individual exemption issued to [_________________], Inc. on [____________, _____] (Prohibited
Transaction Exemption [__-__]) (the "Exemption"), and may be purchased by an employee benefit plan or other retirement arrangement that is subject to the Employment Retirement Income Security Act of 1974, as amended ("ERISA") or to
Section 4975 of the Internal Revenue Code of 1986, as amended (collectively, a "Plan") and that is an "accredited investor" within the meaning of Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, or by a person investing on behalf of or with plan assets of such a plan or arrangement. A fiduciary of any employee benefit plan or other retirement arrangement subject to ERISA, or the Code, should carefully review with its legal advisors whether the purchase or holding of offered notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. The Exemption has been amended by Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021 (July 21, 1997) and Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765 (Nov. 13, 2000). See "ERISA Considerations" in the accompanying Prospectus for a description of the requirements for relief under the Exemption.

     The rating of an offered note may change. If a class of offered notes no longer has a rating of at least BBB- or Baa3 (the lowest permitted rating), notes of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased a note of that class when the class had a permitted rating would not be required by the Exemption to dispose of it).

                                     RATINGS

     It is a condition of the issuance of the offered notes that they receive ratings as set forth on page S-2.

     The ratings do not represent any assessment of the likelihood or rate of principal prepayments [or the likelihood that any Cap Carryover Amount will be paid].

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The security rating assigned to the offered notes should be evaluated independently of similar security ratings assigned to other kinds of securities.

     The ratings assigned by S&P and Moody's to the notes address the likelihood of the receipt by noteholders of all distributions to which noteholders are entitled. S&P's and Moody's ratings address the structural and legal aspects associated with the notes, including the nature of the underlying mortgage loans. S&P's and Moody's ratings on the notes do not represent any assessment of the likelihood or rate of principal prepayments.

     The initial ratings assigned to the offered notes do not address the possibility that holders of the offered notes might suffer a lower than anticipated yield in the event of principal payments on the offered notes resulting from rapid prepayments of the mortgage loans or the application of the Extra Principal Distribution Amount as described herein, or in the event that the trust fund is terminated before the expected final Distribution Dates of the offered notes. The ratings on the offered notes do not address the ability of the trust to acquire subsequent mortgage loans, any potential redemption with respect thereto or the effect on yield resulting therefrom.

                         LEGAL INVESTMENT CONSIDERATIONS

     [Upon the termination of the pre-funding period,] the Class [___] and Class [___] Notes [will/will not ]constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 [for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations.] [As such, they will be legal investments for particular entities to the extent provided in SMMEA, subject to state laws overriding SMMEA.] In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities. [Furthermore, some states have enacted legislation overriding the legal investment provisions of SMMEA.]

                                 USE OF PROCEEDS

     The depositor will sell the initial mortgage loans to the trust concurrently with the delivery of the offered notes. Net proceeds from the sale of the offered notes less the original pre-funded amount will represent, together with the private notes, certain of which may be retained by the depositor or its affiliates, the purchase price to be paid by the trust to the depositor for the initial mortgage loans.

                                  LEGAL MATTERS

     Legal matters relating to the validity of the issuance of the notes will be passed upon for the depositor and the seller by McKee Nelson LLP Washington, D.C. Legal matters relating to the validity of the offered notes will be passed upon for the underwriters by [______________]

                                  UNDERWRITING

     Under the terms and subject to the conditions contained in the underwriting agreement dated [[____]], 2002, the depositor has agreed to cause the trust to sell to the underwriters named below the following principal amounts of offered notes.

       CLASS            UNDERWRITER            UNDERWRITER            UNDERWRITER           UNDERWRITER
------------------  -------------------   ---------------------   ------------------   --------------------
[                               $                       $                    $                      $]



     [The depositor intends initially to retain the Class [__] and Class [____] Notes and a portion of the Class [_____] Notes but may offer such notes for sale from time to time in the future.]

     The underwriting agreement provides that the underwriters are obligated to purchase all of the offered notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults the purchase commitments of non-defaulting underwriters may be increased or the offering of the offered notes may be terminated.

     The underwriters will offer the offered notes for sale from time to time in one or more transactions (which may include block transactions), in negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriters may do so by selling the offered notes to or through broker/dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or the purchasers of the offered notes for whom they may act as agents. In connection with the sale of the offered notes, the underwriters may be deemed to have received compensation from the trust in the form of underwriting discounts, and the underwriters may also receive commissions from the purchasers of the offered notes for whom they may act as agent. The underwriters and any broker/dealers that participate with the underwriters in the distribution of the offered notes may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the offered notes by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

     The depositor expects to receive net proceeds (including accrued interest) of approximately $[___________] before deducting expenses payable by it of approximately $[_______].

     The depositor and the seller have agreed to indemnify the underwriters against certain liabilities including liabilities under the Securities Act of 1933, or contribute to payments that the underwriters may be required to make in that respect.

     There is currently no secondary market for the offered notes. Each underwriter intends to make a secondary market in the offered notes offered by that underwriter but has no obligation to do so. There can be no assurance that a secondary market for the offered notes will develop or, if it does develop, that it will continue.

     Some of the mortgage loans may have been the subject of financing provided by affiliates of the underwriters.

                                    GLOSSARY

     "Accrual period" means, with respect to any Distribution Date, for the Class [____], Class [____], Class [____], Class [__], Class [____], Class
[____], and Class [____] Notes, the period from the preceding Distribution Date (or from the closing date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date. An "accrual period" means, with respect to any Distribution Date, for the Class [____], Class [____], Class [____], Class [____], Class [____], Class [____] and Class [____]
Notes, the calendar month immediately preceding the month of such Distribution Date.

     "Agreement" means the trust agreement, dated as of the cut off date, among the depositor, the servicer and the master servicer.

     ["Allocable Portion" for each group, Distribution Date and each of the Class [____] and Class [____] Notes is equal to a fraction, expressed as a percentage, the numerator of which is (i) the Interest Funds for such date and such group; and the denominator of which is (ii) the Interest Funds for such date and all groups related to such class of notes.]

     "Applied Realized Loss Amount" with respect to any class of subordinate notes and as to any Distribution Date, the sum of Realized Losses with respect to mortgage loans which have been applied in reduction of the note principal balance of the class of notes (less any Excess Interest previously distributed in repayment thereof).

     "Assumed Principal Balance" as of any Distribution Date is the aggregate scheduled principal balance of the mortgage loans [plus applicable amounts on deposit in the pre-funding account,] in each case as of the related determination date [(or, in the case of any calculation made as of the cut off date, amounts on deposit in the pre-funding account on the closing date).]

     ["Basis Risk Payment" means, for any Distribution Date, an amount to be deposited into the Basis Risk Reserve Fund equal to the sum of (i) the Cap Carryover Amounts for such Distribution Date and (ii) any Required Reserve Fund Deposit for such Distribution Date, PROVIDED HOWEVER, the amount of the Basis Risk Payment for any Distribution Date cannot exceed the amount of Excess Interest for such date.]

     "Basis Risk Reserve Fund" means a fund created under the agreement and held as part of the trust, but not as part of any REMIC created under the agreement, to provide a source for payments of Cap Carryover Amounts. The Basis Risk Reserve Fund will initially be funded with a deposit of $[_____].

     ["Cap Carryover Amount" means with respect to any Distribution Date and any class of offered notes, other than the Class [____], Class [____] and Class [____] Notes, the sum of (i) the excess of the interest calculated at the interest rate applicable to such class for such date determined without regard to the Net WAC Cap over the amount of interest calculated at the Net WAC Cap, and (ii) the unpaid portion of the excess described in clause (i) for prior Distribution Dates together with accrued interest thereon at the applicable interest rate determined without regard to the Net WAC Cap. The Cap Carryover Amount for any class will be reduced by any amounts repaid to such class in respect of such Cap Carryover Amount.]

     ["Class ___ Distribution Amount" [to follow]

     "Class [__] Principal Distribution Amount" [to follow]

     "Clean-Up Call Date" is any Distribution Date when the Assumed Principal Balance is less than [___]% of the Assumed Principal Balance on the cut off date.

     "Collection account" is an account maintained by the servicer into which collections on the mortgage loans are deposited.

     "Compensating Interest" means an amount, as of any Distribution Date, payable by the servicer, equal to the lesser of

     - prepayment interest shortfalls for such date in respect of any prepayments in full, and

     -  the servicing fee for such date.

     "CPR" is a constant prepayment standard or model commonly used to measure prepayments on mortgage loans. The model represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of the mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of the mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the trust.

     "Current Interest," with respect to each class of the notes and each Distribution Date, is the interest accrued on the principal balance of the class immediately prior to the Distribution Date during the applicable accrual period at the applicable interest rate as reduced, on a pro rata basis, by any related Net Prepayment Interest Shortfalls and Relief Act Shortfalls for such date.

     "Cut off date" means [_____] 1, 2002 in respect of the mortgage loans to be sold to the trust on the closing date.

     "Depositor" under the agreement means BancCap Asset Securitization Issuance Corporation, a Delaware corporation.

     "Determination date" for each Distribution Date is the seventeenth day of the month, or if such day is not a business day, the immediately preceding business day.

     "Distribution account" is an account maintained by the trustee from which distributions are made on the notes.

     "Due period" is the period from and including the second day of a month to and including the first day of the following month.

     "Excess Interest" for any Distribution Date means, interest funds remaining after the payment of all related interest distributions as described under "Distributions -- Distributions of Interest" in this prospectus supplement, [plus Net Pledged Prepayment Penalties].

     "Extra Principal Distribution Amount" with respect to any Distribution Date is the lesser of (i) Excess Interest, if any, and (ii) the excess of (A) the Required Overcollateralization Amount over (B) the Overcollateralization Amount (assuming for this purpose that all Principal Funds are distributed as principal on the notes on such date).

     "Group [__] senior notes" are the Class [___], Class [___], Class [___], Class [___], Class [___] and Class [___] Notes.

     "Group [___] senior notes" are the Class [____] Notes.

     "Interest Carry Forward Amount" with respect to each class of the notes and each Distribution Date, is the sum of

     -  the excess of

        - Current Interest for the class with respect to prior Distribution Dates (excluding any Cap Carryover Amount) over

        - the amount actually distributed to the class with respect to Current Interest on those prior Distribution Dates and

     -  interest on the excess at the applicable interest rate.

     "Interest Funds" with respect to each master servicer remittance date, to the extent actually deposited in the master servicer custodial account, are equal to the sum, without duplication of

     - all scheduled interest due during the related due period and collected by the servicer as of the related determination date less the related servicing fee and master servicing fee;

     -  all advances relating to interest;

     -  all Compensating Interest;

     - liquidation proceeds to the extent the liquidation proceeds relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the related due period; and

     -  any Subsequent Recoveries for such date.

     "Master servicer" under the agreement is [_______________], a [______] corporation.

     ["Maximum Cap Rate" as to any Distribution Date is a per annum rate that would equal the Net WAC Cap for such date if such Net WAC Cap were determined under the assumption that (i) each adjustable rate Mortgage Loan had an interest rate equal to the maximum rate permitted under the terms of the related mortgage note, and (ii) each fixed rate Mortgage Loan had an interest rate equal to its stated fixed rate.]

     "Mortgage loans" referred to in this prospectus are the mortgage loans to be conveyed by the depositor to the trust under the agreement.

     ["Net Pledged Prepayment Penalties" for each Distribution Date means the Pledged Prepayment Penalties remaining after payment of any Cap Carryover Amounts.]

     "Net Prepayment Interest Shortfalls" for any Distribution Date refer to the excess of (a) any prepayment interest shortfalls, over (b) any Compensating Interest payments made by the servicer or master servicer.

     "Nonrecoverable Mortgage Loan" means any defaulted loan as to which the servicer has determined under the agreement that the expenses associated with the liquidation and foreclosure thereof will exceed the proceeds expected to be recovered in any such proceeding.

     "Nonrecoverable Mortgage Loan Purchase Price" means an amount determined under the agreement in respect of any Nonrecoverable Mortgage Loan generally equal to the sum of:

        - the projected net liquidation value thereof (i.e., the fair market value of the related mortgaged property less all expenses expected to be incurred in liquidation of such loan); and

        -  interest accrued on such loan.

     "Overcollateralization Amount" for each Distribution Date is the excess of the Assumed Principal Balance on that Distribution Date over the aggregate principal balance of the notes after giving effect to principal distributions on that Distribution Date.

     ["Pledged Prepayment Penalties" for any Distribution Date and any group is an amount equal to the sum of (i) the lesser of (x) prepayment penalties collected for the group during the related Prepayment Period and (y) [__]% of the prepayment penalties owed and not waived by the servicer pursuant to the terms of the agreement for that group and the related Prepayment Period and (ii) the aggregate amount, if any, by which (i)(y) exceeded (i)(x) for prior Distribution Dates for that group.]

     "Prepayment interest shortfall" means, as to each Distribution Date and any mortgage loan as to which a prepayment of principal was received during the period from the eighteenth day of the month preceding the month of such Distribution Date through the last day of such month, the amount, if any, by which one month's interest at the related mortgage rate (less the servicing fee) on such prepayment exceeds the amount of interest actually paid by the mortgagor in connection with such prepayment.

     "Prepayment Penalty Period" has the meaning set forth in this prospectus supplement under the heading "The Mortgage Loan Pool -- Characteristics of the Mortgage Loans."

     "Prepayment Period" with respect to each Distribution Date is the period beginning on the 18th day of the month (or, if the immediately preceding Prepayment Period ended on a later day, that later day) immediately preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, the cut off date) and ending on the Determination Date of the month in which such Distribution Date occurs.

     "Principal balance" of each class of notes, as of any Distribution Date, is the aggregate principal amount of the notes of that class on the closing date as reduced by:

     - all amounts distributed on previous Distribution Dates in reduction of the principal balance thereof, and

     - in the case of a subordinate note, reductions in the principal balance thereof as a result of the application of Realized Losses.

     Any amounts distributed to a class of subordinate notes in respect of any Unpaid Realized Loss Amount will not further reduce the note principal balance of that class.

     "Principal Distribution Amount" with respect to each group and Distribution Date, is the excess of

     -  the sum of

        -  the Principal Funds for that Distribution Date and group and

        - the related Principal Percentage of any Extra Principal Distribution Amount for that Distribution Date OVER

     - the related Principal Percentage of the Released Principal Amount for that Distribution Date.

     "Principal Funds" with respect to each master servicer remittance date, to the extent actually deposited in the master servicer custodial account, are equal to the sum, without duplication of:

     - the scheduled principal collected by the servicer during the related due period or advanced on or before the master servicer remittance date;

     - prepayments of principal collected by the servicer in the applicable prepayment period;

     - the scheduled principal balance of each mortgage loan that was repurchased by the depositor;

     - any substitution shortfall, which is the amount, if any, by which the aggregate unpaid principal balance of any substitute mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans, delivered by the depositor in connection with a substitution of mortgage loans; and

     - all liquidation proceeds collected by the servicer during the related due period, to the extent the liquidation proceeds related to principal, less all non-recoverable advances relating to principal reimbursed during the related due period.

     "Principal Percentage" for any Distribution Date and group is the percentage equivalent of a fraction, the numerator of which is the Principal Funds for such group and the denominator of which is the Principal Funds for all groups.

     "Realized Loss" means as to any Distribution Date and any

     - liquidated mortgage loan (other than a Nonrecoverable Mortgage Loan), the amount by which the unpaid principal balance thereof exceeds the net liquidation proceeds received thereon; and

     - Nonrecoverable Mortgage Loan, the amount by which the unpaid principal balance thereof exceeds the projected net liquidation proceeds thereof (i.e., the amount expected to be recovered in liquidation of such loan, less estimated expenses) as determined at the time that the amount of Realized Loss for the related Nonrecoverable Mortgage Loan was calculated.

     "Released Principal Amount" as to any Distribution Date will equal the amount by which the Overcollateralization Amount (assuming for this purpose that all Principal Funds for that date are distributed as principal on the notes) on that Distribution Date exceeds the Required Overcollateralization Amount for that Distribution Date.

     ["Required Overcollateralization Amount" for each Distribution Date is

     - prior to the Stepdown Date, [___]% of the Assumed Principal Balance as of the cut off date and

     - on and after the Stepdown Date, if a Trigger Event is not in effect, the greater of

        -  the lesser of

           -  [___]% of the Assumed Principal Balance as of the cut off date and

           - [___]% of the Assumed Principal Balance on the preceding determination date and

        -  [___]% of the Assumed Principal Balance as of the cut off date and

     - if a Trigger Event is in effect, the Overcollateralization Amount as of the preceding Distribution Date.]

     ["Required Reserve Fund Deposit" means, for any Distribution Date on which the difference between (a) the excess of the Net WAC Cap over the rate payable on the Class [___] Notes for such date, and (b) the weighted average of the rates on the offered notes, other than the Class [___], Class [___] and Class [___] Notes, is less than [___]%, an amount that would cause the balance held in the Basis Risk Reserve Fund to equal [___]% of the Assumed Principal Balance for such date, and, for any other Distribution Date, the amount that would cause the balance held in the Basis Risk Reserve Fund to equal $[___].]

     "Seller" of the mortgage loans to the trust is BancCap Mortgage Corporation, an Oklahoma corporation.

     "Senior Credit Enhancement Percentage" as of any Distribution Date is equal to a fraction, expressed as a percentage, the numerator of which is the sum of the aggregate principal balance of the subordinate notes for such Distribution Date and the Overcollateralization Amount for such Distribution Date, and the denominator of which is the Assumed Principal Balance of the mortgage loans as of such Distribution Date.

     "Senior Principal Distribution Amount" is

     - with respect to any Distribution Date prior to the Stepdown Date or as to which a Trigger Event exists, 100% of the aggregate Principal Distribution Amount for the Distribution Date and

     - with respect to any Distribution Date on or after the Stepdown Date and as to which a Trigger Event is not in effect, the excess of

        - the Class [____] principal balance immediately prior to the Distribution Date OVER

        -  the lesser of

           - [_____]% of the Assumed Principal Balance on the preceding determination date and

           - the Assumed Principal Balance on the preceding determination date less [___]% of the Assumed Principal Balance as of the cut off date (but in no event less than zero).

     "Servicer" of the mortgage loans is [_____________________], a [_______]
corporation.

     "Statistical cut off date" is [______] 1, 2002.

     "Stepdown Date" is the earlier to occur of:

     -  the later to occur of

        -  the Distribution Date in [_____] 200[_] and

        - the first Distribution Date on which the principal balance of the senior notes is less than or equal to [_____]% of the Assumed Principal Balance on such date and

     - the Distribution Date after the note principal balance of the Class [__] Notes has been reduced to zero.

     "Subsequent Recoveries" for any Nonrecoverable Mortgage Loan on any distribution means the amount by which net liquidation proceeds recovered on such loan exceed the previously estimated Realized Loss for such loan.

     "Trigger Event," with respect to each Distribution Date after the Stepdown Date, exists if either (i)

     -  the quotient, expressed as a percentage, of

        - the aggregate scheduled principal balance of all 60 or more day delinquent mortgage loans (including bankruptcy, foreclosure and REO loans) and

        -  the Assumed Principal Balance as of the preceding determination date equals or exceeds [___]% of the Senior Credit Enhancement Percentage, or (ii) losses occurring since the closing date as a percentage of the Assumed Principal Balance as of the cut off date, for the related Distribution Dates, are greater than:

                      Distribution Date                  Cumulative Loss Percentage
                      -----------------                  --------------------------
                      [37 to 48                                      %
                      49 to 60                                       %
                      61 and thereafter]                             %

     "Unpaid Realized Loss Amount" with respect to any class of subordinate notes and as to any Distribution Date, is the excess of

     -  Applied Realized Loss Amounts with respect to the class OVER

     - the sum of all distributions in reduction of the Applied Realized Loss Amounts to the class on all previous Distribution Dates.

     "Weighted Average Net Rate" is the weighted average of the mortgage interest rates of the mortgage loans less the sum of the servicing fee rate and master servicing fee rate, as applicable, multiplied, in the case of the first three Distribution Dates, by a fraction the numerator of which is the aggregate scheduled principal balance of the mortgage loans acquired on the closing date as of the statistical cut off date and the denominator of which is the Assumed Principal Balance as of the statistical cut off date.

                                   APPENDIX A:
                                POOL INFORMATION

                            GROUP [__] MORTGAGE LOANS

TOTAL SCHEDULED PRINCIPAL BALANCE:                           $
NUMBER OF LOANS:

                                                   AVERAGE               MINIMUM              MAXIMUM
SCHEDULED PRINCIPAL BALANCE:                                 $                  $                     $

                                               WEIGHTED AVERAGE          MINIMUM              MAXIMUM
MORTGAGE RATE:                                               %                   %                    %
SERVICING FEE:                                               %                   %                    %
NET MORTGAGE RATE:                                           %                   %                    %

COMBINED ORIGINAL LTV:                                       %                   %                    %
ORIGINAL LTV:                                                %                   %                    %
CREDIT SCORE:

ORIGINAL TERM (MONTHS):
REMAINING TERM (MONTHS):
SEASONING (MONTHS):                                                             0
REMAINING AMORTIZATION TERM (MONTHS):

                                                                        EARLIEST               LATEST
FIRST PAYMENT DATE:
MATURITY DATE:

                       CURRENT SCHEDULED PRINCIPAL BALANCE

                                                                                             PERCENTAGE OF
                                                                          TOTAL              MORTGAGE LOANS
                                                                        SCHEDULED          BY TOTAL SCHEDULED
                                                                        PRINCIPAL          PRINCIPAL BALANCE
           CURRENT SCHEDULED                      NUMBER OF         BALANCE AS OF THE      AS OF THE CUT-OFF
         PRINCIPAL BALANCE ($)                  MORTGAGE LOANS         CUT-OFF DATE               DATE
------------------------------------       ----------------------  ---------------------  ------------------------
[10,000.00   to    25,000.00.......                                                                         %
 25,000.01   to    50,000.00.......
 50,000.01   to    75,000.00.......
 75,000.01   to   100,000.00.......
100,000.01   to   125,000.00.......
125,000.01   to   150,000.00.......
150,000.01   to   175,000.00.......
175,000.01   to   200,000.00.......
200,000.01   to   225,000.00.......
225,000.01   to   250,000.00.......
250,000.01   to   275,000.00.......
275,000.01   to   300,000.00]......
 Total.............................                                              $                    100.00%
                                                                                 =                    ======

                         CURRENT MORTGAGE INTEREST RATES

                                                                           TOTAL               PERCENTAGE OF
                                                                         SCHEDULED             MORTGAGE LOANS
                                                                     PRINCIPAL BALANCE       BY TOTAL SCHEDULED
           CURRENT MORTGAGE                       NUMBER OF          AS OF THE CUT-OFF       PRINCIPAL BALANCE AS
           INTEREST RATES (%)                   MORTGAGE LOANS              DATE             OF THE CUT-OFF DATE
----------------------------------------     --------------------  ---------------------    -----------------------
[6.250 to   6.250......................                                           $                    %
 6.251 to   6.500......................
 6.501 to   6.750......................
 6.751 to   7.000......................
 7.001 to   7.250......................
 7.251 to   7.500......................
 7.501 to   7.750......................
 7.751 to   8.000......................
 8.001 to   8.250......................
 8.251 to   8.500......................
 8.501 to   8.750......................
 8.751 to   9.000......................
 9.001 to   9.250......................
 9.251 to   9.500......................
 9.501 to   9.750......................
 9.751 to  10.000......................
10.001 to  10.250......................
10.251 to  10.500......................
10.501 to  10.750......................
10.751 to  11.000......................
11.001 to  11.250......................
11.251 to  11.500......................
11.501 to  11.750......................
11.751 to  12.000......................
12.001 to  12.250......................
12.251 to  12.500......................
12.501 to  12.750......................
12.751 to  13.000......................
13.001 to  13.250......................
13.251 to  13.500......................
13.501 to  13.750......................
13.751 to  14.000......................
14.001 to  14.250......................
14.251 to  14.500......................
14.501 to  14.750......................
14.751 to  15.000......................
15.001 to  15.250......................
16.001 to  16.250......................
16.501 to  16.625].....................
 Total.................................                                           $              100.00%
                                                                                  =              ======

                    ORIGINAL COMBINED LOAN-TO-VALUE RATIO(1)

                                                                                              PERCENTAGE OF
                                                                                             MORTGAGE LOANS
                                                                            TOTAL                BY TOTAL
                                                                          SCHEDULED             SCHEDULED
                                                                      PRINCIPAL BALANCE     PRINCIPAL BALANCE
            ORIGINAL COMBINED                      NUMBER OF          AS OF THE CUT-OFF     AS OF THE CUT-OFF
         LOAN-TO-VALUE RATIO (%)                 MORTGAGE LOANS             DATE                  DATE
----------------------------------------        -----------------   --------------------  ----------------------
[12.07  to   15.00......................                                           $                    %
 15.01  to   20.00......................
 20.01  to   25.00......................
 25.01  to   30.00......................
 30.01  to   35.00......................
 35.01  to   40.00......................
 40.01  to   45.00......................
 45.01  to   50.00......................
 50.01  to   55.00......................
 55.01  to   60.00......................
 60.01  to   65.00......................
 65.01  to   70.00......................
 70.01  to   75.00......................
 75.01  to   80.00......................
 80.01  to   85.00......................
 85.01  to   90.00......................
 90.01  to   95.00......................
 95.01  to  100.00].....................
 Total..................................                                                          100.00%
                                                                                                  ======


     (1) The combined loan-to-value ratio of a mortgage loan (including a second mortgage loan) is equal to the ratio (expressed as a percentage) of the original scheduled principal balance of the mortgage loan plus any senior lien balances and the fair market value of the mortgaged premises at the time of origination. The fair market value is the lower of (i) the purchase price and
(ii) the appraised value in the case of purchases and is the appraised value in all other cases.

                      REMAINING SCHEDULED TERM TO MATURITY

                                                                           TOTAL               PERCENTAGE OF
                                                                         SCHEDULED            MORTGAGE LOANS
                                                                     PRINCIPAL BALANCE      BY TOTAL SCHEDULED
                                                    NUMBER OF        AS OF THE CUT-OFF     PRINCIPAL BALANCE AS
          REMAINING TERM (MONTHS)                MORTGAGE LOANS             DATE            OF THE CUT-OFF DATE
----------------------------------------      -------------------   -------------------  ------------------------
[58   to     60.........................                                           $                     %
109   to    120.........................
133   to    144.........................
157   to    168.........................
169   to    180.........................
229   to    240.........................
289   to    300.........................
337   to    348.........................
349   to    360]........................
 Total..................................                                                           100.00%
                                                                                                   ======

                           REMAINING AMORTIZATION TERM

                                                                           TOTAL              PERCENTAGE OF
                                                                         SCHEDULED            MORTGAGE LOANS
                                                                     PRINCIPAL BALANCE      BY TOTAL SCHEDULED
          REMAINING AMORTIZATION                   NUMBER OF         AS OF THE CUT-OFF     PRINCIPAL BALANCE AS
               TERM (MONTHS)                    MORTGAGE LOANS              DATE           OF THE CUT-OFF DATE
----------------------------------------    --------------------   -------------------   ----------------------
[60   to     60.........................                                           $                   %
109   to    120.........................
133   to    144.........................
169   to    180.........................
229   to    240.........................
289   to    300.........................
337   to    348.........................
349   to    360]........................
 Total..................................                                                         100.00%
                                                                                                 ======

                      OCCUPANCY TYPE OF MORTGAGED PREMISES

                                                                                               PERCENTAGE OF
                                                                       TOTAL                  MORTGAGE LOANS
                                                                     SCHEDULED              BY TOTAL SCHEDULED
                                                                   PRINCIPAL BALANCE       PRINCIPAL BALANCE AS
                                              NUMBER OF          AS OF THE CUT-OFF            OF THE CUT-OFF
              OCCUPANCY TYPE                MORTGAGE LOANS              DATE                       DATE
----------------------------------------   -----------------   ------------------------   ----------------------
Primary Home............................                                          $
Investment..............................
Second Home.............................
   Total................................                                                             100.00%
                                                                                                     ======

                               ORIGINATION PROGRAM

                                                                                               PERCENTAGE OF
                                                                       TOTAL                  MORTGAGE LOANS
                                                                     SCHEDULED              BY TOTAL SCHEDULED
                                                                   PRINCIPAL BALANCE       PRINCIPAL BALANCE AS
                                               NUMBER OF          AS OF THE CUT-OFF            OF THE CUT-OFF
          ORIGINATION PROGRAM                MORTGAGE LOANS              DATE                       DATE
----------------------------------------    ----------------   ------------------------   ----------------------
Full Documentation......................                                            $                      %
Stated Documentation....................
Limited Documentation...................
No Ratio Documentation..................
   Total................................                                                             100.00%
                                                                                                     ======

                              MORTGAGE LOAN PURPOSE

                                                                                               PERCENTAGE OF
                                                                       TOTAL                  MORTGAGE LOANS
                                                                     SCHEDULED              BY TOTAL SCHEDULED
                                                                   PRINCIPAL BALANCE       PRINCIPAL BALANCE AS
                                               NUMBER OF          AS OF THE CUT-OFF            OF THE CUT-OFF
       MORTGAGE LOAN PURPOSE                 MORTGAGE LOANS              DATE                       DATE
----------------------------------------    ----------------   ------------------------   ----------------------
Cash Out Refinance......................                                             $                     %
Purchase................................
Refinance...............................
   Total................................                                                             100.00%
                                                                                                     ======

                                  PROPERTY TYPE

                                                                                               PERCENTAGE OF
                                                                       TOTAL                  MORTGAGE LOANS
                                                                     SCHEDULED              BY TOTAL SCHEDULED
                                                                   PRINCIPAL BALANCE       PRINCIPAL BALANCE AS
                                               NUMBER OF          AS OF THE CUT-OFF            OF THE CUT-OFF
               PROPERTY                      MORTGAGE LOANS              DATE                       DATE
----------------------------------------    ----------------   ------------------------   ----------------------
Single Family Detached..................                                             $                     %
Planned Unit Development................
Two to Four Family......................
Condominium Low-Rise....................
Manufactured Housing....................
Single Family Attached..................
Townhouse...............................
Condominium High-Rise...................
Deminimus PUD...........................
   Total................................                                                             100.00%
                                                                                                     ======

                                    LOAN TYPE

                                                                                      PERCENTAGE OF
                                                                    TOTAL             MORTGAGE LOANS
                                                                  SCHEDULED              BY TOTAL
                                                               PRINCIPAL BALANCE        SCHEDULED
                                               NUMBER OF      AS OF THE CUT-OFF    PRINCIPAL BALANCE AS
              MORTGAGE LOAN TYPE             MORTGAGE LOANS          DATE          OF THE CUT-OFF DATE
------------------------------------------   --------------   ------------------   --------------------
[Balloon 15/30............................                            $                         %
 Fixed Rate   5 Year......................
 Fixed Rate 10 Year.......................
 Fixed Rate 12 Year.......................
 Fixed Rate 15 Year.......................
 Fixed Rate 20 Year.......................
 Fixed Rate 25 Year.......................
 Fixed Rate 30 Year]......................
    Total.................................                                                100.00%
                                                                                          ======

                  GEOGRAPHIC DISTRIBUTION OF MORTGAGED PREMISES

                                                                                      PERCENTAGE OF
                                                                    TOTAL             MORTGAGE LOANS
                                                                  SCHEDULED         BY TOTAL SCHEDULED
                                                               PRINCIPAL BALANCE   PRINCIPAL BALANCE AS
                                               NUMBER OF      AS OF THE CUT-OFF       OF THE CUT-OFF
                 STATE                       MORTGAGE LOANS          DATE                  DATE
------------------------------------------   --------------   ------------------   --------------------
[Alaska...................................                            $                         %
Arizona...................................
Arkansas..................................
California................................
Colorado..................................
Connecticut...............................
Delaware..................................
Florida...................................
Georgia...................................
Hawaii....................................
Idaho.....................................
Illinois..................................
Indiana...................................
Iowa......................................
Kansas....................................
Kentucky..................................
Louisiana.................................
Maine.....................................
Maryland..................................
Massachusetts.............................
Michigan..................................
Minnesota.................................
Mississippi...............................
Missouri..................................
Montana...................................
Nebraska..................................
Nevada....................................
New Hampshire.............................
New Jersey................................
New Mexico................................
New York..................................
North Carolina............................
North Dakota..............................
Ohio......................................
Oklahoma..................................
Oregon....................................
Pennsylvania..............................
Rhode Island..............................
South Carolina............................
South Dakota..............................
Tennessee.................................
Texas.....................................
Utah......................................
Vermont...................................
Virginia..................................
Washington................................
West Virginia.............................
Wisconsin.................................
Wyoming]..................................
   Total..................................                                                100.00%
                                                                                          ======

       No more than approximately [[ ]]% of the related mortgaged properties are located in any one postal zip code.

                                  CREDIT SCORE

                                                                                      PERCENTAGE OF
                                                                    TOTAL             MORTGAGE LOANS
                                                                  SCHEDULED         BY TOTAL SCHEDULED
                                                               PRINCIPAL BALANCE   PRINCIPAL BALANCE AS
                                               NUMBER OF      AS OF THE CUT-OFF       OF THE CUT-OFF
              CREDIT SCORE                   MORTGAGE LOANS          DATE                  DATE
-----------------------------------------    --------------   ------------------   --------------------
    Not Available........................                             $                         %
[449   to    450.........................
 451   to    500.........................
 501   to    550.........................
 551   to    600.........................
 601   to    650.........................
 651   to    700.........................
 701   to    750.........................
 751   to    800.........................
 801   to    809]........................
Total            ........................                                                 100.00%
                                                                                          ======

                                  CREDIT GRADE

                                                                                      PERCENTAGE OF
                                                                    TOTAL             MORTGAGE LOANS
                                                                  SCHEDULED         BY TOTAL SCHEDULED
                                                               PRINCIPAL BALANCE   PRINCIPAL BALANCE AS
                                               NUMBER OF      AS OF THE CUT-OFF       OF THE CUT-OFF
              CREDIT GRADE                   MORTGAGE LOANS          DATE                  DATE
------------------------------------------   --------------   ------------------   --------------------
[A+......................................                             $                         %
A........................................
A-.......................................
B........................................
C........................................
D].......................................
Total....................................                                                 100.00%
                                                                                          ======

                                   DELINQUENCY

                                                                                      PERCENTAGE OF
                                                                    TOTAL             MORTGAGE LOANS
                                                                  SCHEDULED         BY TOTAL SCHEDULED
                                                               PRINCIPAL BALANCE   PRINCIPAL BALANCE AS
                                               NUMBER OF      AS OF THE CUT-OFF       OF THE CUT-OFF
              DELINQUENCY                    MORTGAGE LOANS          DATE                  DATE
-----------------------------------------    --------------   ------------------   --------------------
Current..................................                                                       %
30 Days..................................
   Total.................................                                                 100.00%
                                                                                          ======

                                AMORTIZATION TYPE

                                                                                      PERCENTAGE OF
                                                                    TOTAL             MORTGAGE LOANS
                                                                  SCHEDULED         BY TOTAL SCHEDULED
                                                               PRINCIPAL BALANCE   PRINCIPAL BALANCE AS
                                               NUMBER OF      AS OF THE CUT-OFF       OF THE CUT-OFF
              AMORTIZATION TYPE              MORTGAGE LOANS          DATE                  DATE
-----------------------------------------    --------------   ------------------   --------------------
Fully Amortizing.........................                             $                         %
Balloon..................................
   Total.................................                                                 100.00%
                                                                                          ======

                                  LIEN POSITION

                                                                                      PERCENTAGE OF
                                                                    TOTAL             MORTGAGE LOANS
                                                                  SCHEDULED         BY TOTAL SCHEDULED
                                                               PRINCIPAL BALANCE   PRINCIPAL BALANCE AS
                                               NUMBER OF      AS OF THE CUT-OFF       OF THE CUT-OFF
              LIEN POSITION                  MORTGAGE LOANS          DATE                  DATE
-----------------------------------------    --------------   ------------------   --------------------
First Lien...............................                             $                         %
Second Lien..............................
   Total.................................                                                 100.00%
                                                                                          ======

                               PREPAYMENT PENALTY

                                                                                      PERCENTAGE OF
                                                                    TOTAL             MORTGAGE LOANS
                                                                  SCHEDULED         BY TOTAL SCHEDULED
                                                               PRINCIPAL BALANCE   PRINCIPAL BALANCE AS
                                               NUMBER OF      AS OF THE CUT-OFF       OF THE CUT-OFF
        PREPAYMENT PENALTY TYPE              MORTGAGE LOANS          DATE                  DATE
-----------------------------------------    --------------   ------------------   --------------------
[1 Year-5% of Prepay amount..............                             $                         %
1 Year-6 months advance..................
1 Year-2% of Prepay amount...............
1.5 Year-6 months advance................
2 Year-6 months advance..................
2.5 Year-1% of Prepay amount.............
3 Year-1% of Prepay amount...............
3 Year-2 months advance..................
3 Year-2% of Prepay amount...............
3 Year-3 months advance..................
3 Year 6 months advance..................
3.5 Year-2% of Prepay amount.............
4 Year-6 months advance..................
5 Year-1% of Prepay amount...............
5 Year-2% of Prepay amount...............
5 Year-5/4/3/2/1.........................
5 Year-6 months advance..................
Miscellaneous Prepayment Penalties.......
No Prepayment Penalties].................
   Total.................................                                                 100.00%
                                                                                          ======

                            GROUP [__] MORTGAGE LOANS

TOTAL SCHEDULED PRINCIPAL BALANCE:                         $
NUMBER OF LOANS:

                                                   AVERAGE        MINIMUM       MAXIMUM
SCHEDULED PRINCIPAL BALANCE:                              $              $            $

                                              WEIGHTED AVERAGE    MINIMUM       MAXIMUM
MORTGAGE RATE:                                         %                 %             %
SERVICING FEE:                                         %                 %             %
NET MORTGAGE RATE:                                     %                 %             %

GROSS MARGIN:                                          %                 %             %
FIRST PERIOD RATE CAP:                                 %                 %             %
PERIOD RATE CAP:                                       %                 %             %
LIFE FLOOR:                                            %                 %             %
LIFE CAP:                                              %                 %             %

MONTHS TO ROLL (MONTHS):

ORIGINAL LTV:                                          %                 %             %
CREDIT SCORE:

ORIGINAL TERM (MONTHS):
REMAINING TERM (MONTHS):
SEASONING (MONTHS):

REMAINING AMORTIZATION TERM (MONTHS):

                                                                 EARLIEST        LATEST
FIRST PAYMENT DATE:
MATURITY DATE:

                       CURRENT SCHEDULED PRINCIPAL BALANCE

                                                                                      PERCENTAGE OF
                                                                    TOTAL             MORTGAGE LOANS
                                                                  SCHEDULED         BY TOTAL SCHEDULED
                                                               PRINCIPAL BALANCE   PRINCIPAL BALANCE AS
          CURRENT SCHEDULED                    NUMBER OF      AS OF THE CUT-OFF       OF THE CUT-OFF
         PRINCIPAL BALANCE ($)               MORTGAGE LOANS          DATE                  DATE
-----------------------------------------    --------------   ------------------   --------------------
  [20,000.00   to     25,000.00..........                             $                         %
   25,000.01   to     50,000.00..........
   50,000.01   to     75,000.00..........
   75,000.01   to    100,000.00..........
  100,000.01   to    125,000.00..........
  125,000.01   to    150,000.00..........
  150,000.01   to    175,000.00..........
  175,000.01   to    200,000.00..........
  200,000.01   to    225,000.00..........
  225,000.01   to    250,000.00..........
  250,000.01   to    275,000.00..........
  275,000.01   to    300,000.00..........
  300,000.01   to    325,000.00..........
  350,000.01   to    375,000.00].........
   Total.................................                                                 100.00%
                                                                                          ======

                         CURRENT MORTGAGE INTEREST RATES

                                                                                               PERCENTAGE OF
                                                                           TOTAL               MORTGAGE LOANS
                                                                         SCHEDULED           BY TOTAL SCHEDULED
                                                                     PRINCIPAL BALANCE       PRINCIPAL BALANCE
            CURRENT MORTGAGE                      NUMBER OF          AS OF THE CUT-OFF       AS OF THE CUT-OFF
           INTEREST RATES (%)                   MORTGAGE LOANS             DATE                     DATE
---------------------------------------        ---------------       ------------------      ------------------
[6.625 to  6.750.......................                                        $                      %
 6.751 to  7.000.......................
 7.001 to  7.250.......................
 7.251 to  7.500.......................
 7.501 to  7.750.......................
 7.751 to  8.000.......................
 8.001 to  8.250.......................
 8.251 to  8.500.......................
 8.501 to  8.750.......................
 8.751 to  9.000.......................
 9.001 to  9.250.......................
 9.251 to  9.500.......................
 9.501 to  9.750.......................
 9.751 to 10.000.......................
10.001 to 10.250.......................
10.251 to 10.500.......................
10.501 to 10.750.......................
10.751 to 11.000.......................
11.001 to 11.250.......................
11.251 to 11.500.......................
11.501 to 11.750.......................
11.751 to 12.000.......................
12.001 to 12.250.......................
12.251 to 12.500.......................
12.501 to 12.750.......................
12.751 to 13.000.......................
13.001 to 13.250.......................
13.251 to 13.380]......................
 Total.................................                                                         100.00%
                                                                                                ======

                          ORIGINAL LOAN-TO-VALUE RATIO

                                                                                                PERCENTAGE OF
                                                                                               MORTGAGE LOANS
                                                                            TOTAL                 BY TOTAL
                                                                          SCHEDULED               SCHEDULED
                                                                      PRINCIPAL BALANCE       PRINCIPAL BALANCE
                 ORIGINAL                          NUMBER OF          AS OF THE CUT-OFF       AS OF THE CUT-OFF
         LOAN-TO-VALUE RATIO (%)                 MORTGAGE LOANS             DATE                    DATE
---------------------------------------          --------------       -----------------       -----------------
[10.64  to  15.00......................                                      $                           %
 15.01  to  20.00......................
 20.01  to  25.00......................
 25.01  to  30.00......................
 30.01  to  35.00......................
 35.01  to  40.00......................
 40.01  to  45.00......................
 45.01  to  50.00......................
 50.01  to  55.00......................
 55.01  to  60.00......................
 60.01  to  65.00......................
 65.01  to  70.00......................
 70.01  to  75.00......................
 75.01  to  80.00......................
 80.01  to  85.00......................
 85.01  to  90.00......................
 90.01  to  95.00].....................
  Total.................................                                                           100.00%
                                                                                                   ======

                      REMAINING SCHEDULED TERM TO MATURITY

                                                                                                 PERCENTAGE OF
                                                                             TOTAL              MORTGAGE LOANS
                                                                           SCHEDULED           BY TOTAL SCHEDULED
                                                                       PRINCIPAL BALANCE       PRINCIPAL BALANCE
                                                    NUMBER OF          AS OF THE CUT-OFF       AS OF THE CUT-OFF
        REMAINING TERM (MONTHS)                   MORTGAGE LOANS             DATE                    DATE
-----------------------------------------         --------------       -----------------       -----------------
[293   to   300..........................                                     $                            %
 337   to   348..........................
 349   to   360].........................
  Total..................................                                                            100.00%
                                                                                                     ======

                           REMAINING AMORTIZATION TERM

                                                                                                  PERCENTAGE OF
                                                                             TOTAL               MORTGAGE LOANS
                                                                           SCHEDULED           BY TOTAL SCHEDULED
                                                                       PRINCIPAL BALANCE       PRINCIPAL BALANCE
      REMAINING AMORTIZATION TERM                   NUMBER OF          AS OF THE CUT-OFF       AS OF THE CUT-OFF
                (MONTHS)                          MORTGAGE LOANS             DATE                    DATE
-----------------------------------------         --------------       -----------------       -----------------
[344   to   348..........................                                     $                           %
 349   to   360].........................
  Total..................................                                                           100.00%
                                                                                                    ======

                                  GROSS MARGIN

                                                                                               PERCENTAGE OF
                                                                           TOTAL               MORTGAGE LOANS
                                                                         SCHEDULED           BY TOTAL SCHEDULED
                                                                     PRINCIPAL BALANCE       PRINCIPAL BALANCE
                                                  NUMBER OF          AS OF THE CUT-OFF       AS OF THE CUT-OFF
           GROSS MARGIN (%)                     MORTGAGE LOANS             DATE                    DATE
-------------------------------------           --------------       -----------------       -----------------
[3.125 to  3.250.....................                                       $                           %
 3.251 to  3.500.....................
 3.501 to  3.750.....................
 3.751 to  4.000.....................
 4.001 to  4.250.....................
 4.251 to  4.500.....................
 4.501 to  4.750.....................
 4.751 to  5.000.....................
 5.001 to  5.250.....................
 5.251 to  5.500.....................
 5.501 to  5.750.....................
 5.751 to  6.000.....................
 6.001 to  6.250.....................
 6.251 to  6.500.....................
 6.501 to  6.750.....................
 6.751 to  7.000.....................
 7.001 to  7.250.....................
 7.251 to  7.500.....................
 7.501 to  7.750.....................
 7.751 to  8.000.....................
 8.001 to  8.250.....................
 8.251 to  8.500.....................
 8.501 to  8.750.....................
 8.751 to  9.000.....................
 9.001 to  9.250.....................
 9.251 to  9.500.....................
 9.751 to 10.000.....................
10.001 to 10.250.....................
10.251 to 10.500.....................
10.501 to 10.750.....................
11.001 to 11.200]....................
 Total...............................                                                             100.00%
                                                                                                  ======

                    MAXIMUM LIFETIME MORTGAGE INTEREST RATES

                                                                                                  PERCENTAGE OF
                                                                              TOTAL              MORTGAGE LOANS
                                                                            SCHEDULED          BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE       PRINCIPAL BALANCE
            MAXIMUM LIFETIME                         NUMBER OF          AS OF THE CUT-OFF       AS OF THE CUT-OFF
       MORTGAGE INTEREST RATES (%)                 MORTGAGE LOANS             DATE                    DATE
------------------------------------------         --------------       -----------------       -----------------
[12.625   to   12.750.....................                                     $                           %
12.751    to   13.000.....................
13.001    to   13.250.....................
13.251    to   13.500.....................
13.501    to   13.750.....................
13.751    to   14.000.....................
14.001    to   14.250.....................
14.251    to   14.500.....................
14.501    to   14.750.....................
14.751    to   15.000.....................
15.001    to   15.250.....................
15.251    to   15.500.....................
15.501    to   15.750.....................
15.751    to   16.000.....................
16.001    to   16.250.....................
16.251    to   16.500.....................
16.501    to   16.750.....................
16.751    to   17.000.....................
17.001    to   17.250.....................
17.251    to   17.500.....................
17.501    to   17.750.....................
17.751    to   18.000.....................
18.001    to   18.250.....................
18.251    to   18.500.....................
18.501    to   18.750.....................
18.751    to   19.000.....................
19.001    to   19.250.....................
19.251    to   19.500.....................
19.501    to   19.750.....................
19.751    to   20.000.....................
20.001    to   20.250.....................
20.251    to   20.380]....................
   Total..................................                                                           100.00%
                                                                                                     ======

                    MINIMUM LIFETIME MORTGAGE INTEREST RATES

                                                                                               PERCENTAGE OF
                                                                           TOTAL              MORTGAGE LOANS
                                                                         SCHEDULED           BY TOTAL SCHEDULED
                                                                     PRINCIPAL BALANCE       PRINCIPAL BALANCE
         MINIMUM LIFETIME                         NUMBER OF          AS OF THE CUT-OFF       AS OF THE CUT-OFF
   MORTGAGE INTEREST RATES (%)                  MORTGAGE LOANS             DATE                    DATE
-------------------------------------           --------------       -----------------       -----------------
[4.125 to  4.250.....................                                       $                             %
 4.251 to  4.500.....................
 4.501 to  4.750.....................
 4.751 to  5.000.....................
 5.001 to  5.250.....................
 5.251 to  5.500.....................
 5.501 to  5.750.....................
 5.751 to  6.000.....................
 6.001 to  6.250.....................
 6.251 to  6.500.....................
 6.501 to  6.750.....................
 6.751 to  7.000.....................
 7.001 to  7.250.....................
 7.251 to  7.500.....................
 7.501 to  7.750.....................
 7.751 to  8.000.....................
 8.001 to  8.250.....................
 8.251 to  8.500.....................
 8.501 to  8.750.....................
 8.751 to  9.000.....................
 9.001 to  9.250.....................
 9.251 to  9.500.....................
 9.501 to  9.750.....................
 9.751 to 10.000.....................
10.001 to 10.250.....................
10.251 to 10.500.....................
10.501 to 10.750.....................
10.751 to 11.000.....................
11.001 to 11.250.....................
11.251 to 11.500.....................
11.501 to 11.750.....................
11.751 to 12.000.....................
12.001 to 12.250.....................
12.251 to 12.500.....................
12.501 to 12.750.....................
12.751 to 13.000.....................
13.001 to 13.250.....................
13.251 to 13.380]....................
 Total...............................                                                               100.00%
                                                                                                    ======

                       NEXT INTEREST RATE ADJUSTMENT DATE

                                                                                                  PERCENTAGE OF
                                                                              TOTAL              MORTGAGE LOANS
                                                                            SCHEDULED           BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE       PRINCIPAL BALANCE
         NEXT INTEREST RATE                          NUMBER OF          AS OF THE CUT-OFF       AS OF THE CUT-OFF
          ADJUSTMENT DATE                          MORTGAGE LOANS             DATE                    DATE
------------------------------------------         --------------       -----------------       -----------------
[August 2002..............................                                     $                           %
January 2003..............................
March 2003................................
April 2003................................
May 2003..................................
June 2003.................................
August 2003...............................
September 2003............................
October 2003..............................
November 2003.............................
December 2003.............................
January 2004..............................
February 2004.............................
March 2004................................
May 2004..................................
August 2004...............................
September 2004............................
October 2004..............................
November 2004.............................
December 2004.............................
January 2005..............................
February 2005.............................
March 2005................................
January 2007..............................
February 2007.............................
March 2007]...............................
Total.....................................                                                           100.00%
                                                                                                     ======

                      OCCUPANCY TYPE OF MORTGAGED PREMISES

                                                                                                  PERCENTAGE OF
                                                                              TOTAL              MORTGAGE LOANS
                                                                            SCHEDULED           BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE       PRINCIPAL BALANCE
                                                     NUMBER OF          AS OF THE CUT-OFF       AS OF THE CUT-OFF
            OCCUPANCY TYPE                         MORTGAGE LOANS             DATE                    DATE
------------------------------------------         --------------       -----------------       -----------------
Primary Home..............................                                      $                          %
Investment................................
Second Home...............................
   Total..................................                                                           100.00%
                                                                                                     ======

                               ORIGINATION PROGRAM

                                                                                                  PERCENTAGE OF
                                                                              TOTAL              MORTGAGE LOANS
                                                                            SCHEDULED           BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE       PRINCIPAL BALANCE
                                                     NUMBER OF          AS OF THE CUT-OFF       AS OF THE CUT-OFF
          ORIGINATION PROGRAM                      MORTGAGE LOANS             DATE                    DATE
------------------------------------------         --------------       -----------------       -----------------
Full Documentation........................                                     $                           %
Stated Documentation......................
Limited Documentation.....................
No Ratio Documentation....................
   Total..................................                                                           100.00%
                                                                                                     ======

                              MORTGAGE LOAN PURPOSE

                                                                                                  PERCENTAGE OF
                                                                              TOTAL              MORTGAGE LOANS
                                                                            SCHEDULED           BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE       PRINCIPAL BALANCE
                                                     NUMBER OF          AS OF THE CUT-OFF       AS OF THE CUT-OFF
         MORTGAGE LOAN PURPOSE                     MORTGAGE LOANS             DATE                    DATE
------------------------------------------         --------------       -----------------       -----------------
Cash Out Refinance........................                                     $                           %
Purchase..................................
Refinance.................................
   Total..................................                                                           100.00%
                                                                                                     ======

                                  PROPERTY TYPE

                                                                                                  PERCENTAGE OF
                                                                              TOTAL              MORTGAGE LOANS
                                                                            SCHEDULED           BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE       PRINCIPAL BALANCE
                                                     NUMBER OF          AS OF THE CUT-OFF       AS OF THE CUT-OFF
              PROPERTY TYPE                        MORTGAGE LOANS             DATE                    DATE
------------------------------------------         --------------       -----------------       -----------------
Single Family Detached....................                                     $                           %
Planned Unit Development..................
Two to Four Family........................
Condominium Low-Rise......................
Manufactured Housing......................
Single Family Attached....................
Townhouse.................................
Condominium High Rise.....................
Deminimus PUD.............................
   Total..................................                                                           100.00%
                                                                                                     ======

                                   LOAN TYPES

                                                                                                  PERCENTAGE OF
                                                                              TOTAL              MORTGAGE LOANS
                                                                            SCHEDULED           BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE       PRINCIPAL BALANCE
                                                     NUMBER OF          AS OF THE CUT-OFF       AS OF THE CUT-OFF
                LOAN TYPES                         MORTGAGE LOANS             DATE                    DATE
------------------------------------------         --------------       -----------------       -----------------
[2/28 LIBOR ARM...........................                                     $                           %
3/27 LIBOR ARM............................
5/25 LIBOR ARM............................
One-Year Treasury ARM]....................
   Total..................................                                                           100.00%
                                                                                                     ======

                                  CREDIT SCORE

                                                                                                  PERCENTAGE OF
                                                                              TOTAL              MORTGAGE LOANS
                                                                            SCHEDULED           BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE       PRINCIPAL BALANCE
                                                     NUMBER OF          AS OF THE CUT-OFF       AS OF THE CUT-OFF
               CREDIT SCORE                        MORTGAGE LOANS             DATE                    DATE
------------------------------------------         --------------       -----------------       -----------------
[  Not Available..........................                                     $                           %
  436   to   450..........................
  451   to   500..........................
  501   to   550..........................
  551   to   600..........................
  601   to   650..........................
  651   to   700..........................
  701   to   750..........................
  751   to   791].........................
   Total..................................                                                           100.00%
                                                                                                     ======

                                  CREDIT GRADE

                                                                                                  PERCENTAGE OF
                                                                              TOTAL              MORTGAGE LOANS
                                                                            SCHEDULED           BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE       PRINCIPAL BALANCE
                                                     NUMBER OF          AS OF THE CUT-OFF       AS OF THE CUT-OFF
              CREDIT GRADE                         MORTGAGE LOANS             DATE                    DATE
------------------------------------------         --------------       -----------------       -----------------
[A+.......................................                                     $                           %
A.........................................
A-........................................
B.........................................
C.........................................
D]........................................
   Total..................................                                                           100.00%
                                                                                                     ======

                                   DELINQUENCY

                                                                                                  PERCENTAGE OF
                                                                              TOTAL              MORTGAGE LOANS
                                                                            SCHEDULED           BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE       PRINCIPAL BALANCE
                                                     NUMBER OF          AS OF THE CUT-OFF       AS OF THE CUT-OFF
              DELINQUENCY                          MORTGAGE LOANS             DATE                    DATE
------------------------------------------         --------------       -----------------       -----------------
Current...................................                                     $                           %
                                                                               -
30 Days
   Total..................................                                                           100.00%
                                                                                                     ======

                  GEOGRAPHIC DISTRIBUTION OF MORTGAGED PREMISES

                                                                                                  PERCENTAGE OF
                                                                              TOTAL              MORTGAGE LOANS
                                                                            SCHEDULED           BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE       PRINCIPAL BALANCE
                                                     NUMBER OF          AS OF THE CUT-OFF       AS OF THE CUT-OFF
                STATE                              MORTGAGE LOANS             DATE                    DATE
------------------------------------------         --------------       -----------------       -----------------
[Alaska...................................                                     $                       %
Arizona...................................
Arkansas..................................
California................................
Colorado..................................
Connecticut...............................
Delaware..................................
Florida...................................
Georgia...................................
Hawaii....................................
Idaho.....................................
Illinois..................................
Indiana...................................
Iowa......................................
Kansas....................................
Kentucky..................................
Louisiana.................................
Maine.....................................
Maryland..................................
Massachusetts.............................
Michigan..................................
Minnesota.................................
Mississippi...............................
Missouri..................................
Montana...................................
Nebraska..................................
Nevada....................................
New Hampshire.............................
New Jersey................................
New Mexico................................
New York..................................
North Carolina............................
North Dakota..............................
Ohio......................................
Oklahoma..................................
Oregon....................................

                                                               (TABLE CONTINUED)

                                                                                                  PERCENTAGE OF
                                                                              TOTAL              MORTGAGE LOANS
                                                                            SCHEDULED           BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE       PRINCIPAL BALANCE
                                                     NUMBER OF          AS OF THE CUT-OFF       AS OF THE CUT-OFF
                STATE                              MORTGAGE LOANS             DATE                    DATE
------------------------------------------         --------------       -----------------       -----------------
Pennsylvania..............................
Rhode Island..............................
South Carolina............................
South Dakota..............................
Tennessee.................................
Texas.....................................
Utah......................................
Vermont...................................
Virginia..................................
Washington................................
West Virginia.............................
Wisconsin.................................
Wyoming]..................................
   Total..................................                                                         100.00%
                                                                                                   ======

     No more than approximately [[   ]]% of the related mortgaged properties are
located in any one postal zip code.

                                  LIEN POSITION

                                                                                                  PERCENTAGE OF
                                                                              TOTAL              MORTGAGE LOANS
                                                                            SCHEDULED           BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE       PRINCIPAL BALANCE
                                                     NUMBER OF          AS OF THE CUT-OFF       AS OF THE CUT-OFF
             LIEN POSITION                         MORTGAGE LOANS             DATE                    DATE
------------------------------------------         --------------       -----------------       -----------------
First Lien................................                                                                 %
   Total..................................                                                           100.00%
                                                                                                     ======

                               PREPAYMENT PENALTY

                                                                                                  PERCENTAGE OF
                                                                              TOTAL              MORTGAGE LOANS
                                                                            SCHEDULED           BY TOTAL SCHEDULED
                                                                        PRINCIPAL BALANCE       PRINCIPAL BALANCE
                                                     NUMBER OF          AS OF THE CUT-OFF       AS OF THE CUT-OFF
        PREPAYMENT PENALTY TYPE                    MORTGAGE LOANS             DATE                    DATE
------------------------------------------         --------------       -----------------       -----------------
[1 Year-6 months advance.................                                       $                          %
2 Year-6 months advance...................
2.5 Year-1% of Prepay amount..............
3 Year-1% of Prepay amount................
3 Year-2 months advance...................
3 Year-2% of Prepay amount................
3 Year-3 months advance...................
3 Year-3/2/1..............................
3 Year-6 months advance...................
3.5 Year-2% of Prepay amount..............
5 Year - Waived each adjustment...........
5 Year-2% of Prepay amount................
5 Year-6 months advance...................
Miscellaneous Prepayment Penalties........
No prepayment penalties]..................
   Total..................................                                                           100.00%
                                                                                                     ======

                                     [LOGO]


                                 $[___________]


                        BASIC MORTGAGE TRUST 200[__]-[__]

               BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION,
                                  AS DEPOSITOR

                        MORTGAGE LOAN ASSET BACKED NOTES

                               SERIES [____]-[__]


                                 [UNDERWRITERS]


                              ---------------------
                              PROSPECTUS SUPPLEMENT
                              ---------------------


                                 [_____ _], 2002

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION _______________, 2002

                BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION
                                    DEPOSITOR

                      MORTGAGE AND ASSET BACKED SECURITIES
                              (ISSUABLE IN SERIES)

                       THE TRUSTS
YOU SHOULD CAREFULLY
CONSIDER THE RISK
FACTORS BEGINNING ON   Each trust will be established to hold assets in its
PAGE 6 OF THIS         trust fund transferred to it by BancCap Asset
PROSPECTUS.            Securitization Issuance Corporation. The assets in each
                       trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

          - first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan,

          - mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac, or

          - private mortgage-backed securities backed by first and/or subordinate lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan, or

          - closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties or participations in that type of loan, or

          - home improvement installment sale contracts and installment loan agreements that are either unsecured, secured by the improvement or secured by first or subordinate liens on one- to four-family residential properties or participations in those types of contracts.

THE SECURITIES

The securities of a series will consist of certificates which evidence beneficial ownership of a trust established by the depositor, and/or notes secured by the assets of a trust fund. The depositor or a trust established by the depositor will sell the securities pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series of securities will be issued in one or more classes and each class will evidence the right to receive a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

OFFERS OF SECURITIES

The securities may be offered to the public through several different methods, including offerings through underwriters.

THE SEC AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ________ ___, 2002

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about each series of securities is contained in two separate documents:

     - this prospectus, which provides general information, some of which may not apply to a particular series; and

     - the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

     You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                      -------------------------------------

     If you require additional information, the mailing address of our principal executive offices is BancCap Asset Securitization Issuance Corporation, 553 Capital Drive, Lake Zurich, Illinois 60047 and the telephone number is (847) 540-6554. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Documents by Reference" beginning on page [ ].

                   TABLE OF CONTENTS

                                                   PAGE
RISK FACTORS..........................................5

THE TRUST FUND.......................................24
General..............................................24
The Loans............................................26
Participation Certificates...........................30
Agency Securities....................................31
Private Mortgage-Backed Securities...................33
Substitution of Trust Fund Assets....................35

AVAILABLE INFORMATION................................35

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE......35

REPORTS TO SECURITYHOLDERS...........................36

USE OF PROCEEDS......................................36

THE DEPOSITOR........................................36

LOAN PROGRAM.........................................37
Underwriting Standards...............................37
Qualifications of Unaffiliated Sellers...............42
Representations by Sellers; Repurchases..............42

DESCRIPTION OF THE SECURITIES........................44
General..............................................45
Distributions On Securities..........................47
Advances.............................................49
Reports to Securityholders...........................50
Categories of Classes of Securities..................51
Indices Applicable to Floating Rate and
   Inverse Floating Rate Classes.....................54
    LIBOR............................................54
    LIBO MethoD......................................54
    BBA Method.......................................55
    COFI.............................................56
    Treasury Index...................................58
    Prime Rate.......................................58
Book-entry Registration of Securities................59

CREDIT ENHANCEMENT...................................64
General..............................................64
Subordination........................................65
Letter of Credit.....................................66
Insurance Policies, Surety Bonds and Guaranties......66
Over-collateralization...............................66
Reserve Accounts.....................................67
Pool Insurance Policies..............................69
Special Hazard Insurance Policies....................70
Bankruptcy Bonds.....................................72
Cross Support........................................72
Financial Instruments................................72

YIELD AND PREPAYMENT CONSIDERATIONS..................73

THE AGREEMENTS.......................................75
Assignment of the Trust Fund Assets..................75
Payments On Loans; Deposits to Security Account......79
Pre-funding Account..................................81
Sub-servicing by Sellers.............................82
Collection Procedures................................82
Hazard Insurance.....................................83
Realization Upon Defaulted Loans.....................86
Servicing and Other Compensation and
   Payment of Expenses...............................86
Evidence as to Compliance............................87
Certain Matters Regarding the Servicer and
   the Depositor.....................................88
Events of Default; Rights Upon Event of Default......89
Amendment............................................92
Termination; Optional Termination....................93
The Trustee..........................................94

LEGAL ASPECTS OF THE LOANS...........................94
General..............................................94

Foreclosure..........................................96
Environmental Risks..................................98
Rights of Redemption................................100
Anti-deficiency Legislation and Other
   Limitations On Lenders...........................100
Due-on-sale Clauses.................................101
Enforceability of Prepayment and Late Payment Fees..102
Applicability of Usury Laws.........................102
Home Improvement Contracts..........................103
Installment Contracts...............................104
Soldiers' and Sailors' Civil Relief Act.............105
Junior Mortgages and Rights of Senior Mortgagees....106
the Title I Program.................................107
Consumer Protection Laws............................111
Home Ownership and Equity Protection Act of 1994....111

MATERIAL FEDERAL INCOME TAX CONSEQUENCES............112
Types of Securities.................................113
Taxation of Securities Treated as Debt Instruments..117
REMIC Residual Certificates.........................124
FASIT Ownership Certificates........................132
Grantor Trust Certificates..........................133
Partner Certificates................................136
Special Tax Attributes..............................138
Backup Withholding..................................141

STATE AND LOCAL TAX CONSIDERATIONS..................141

ERISA CONSIDERATIONS................................142
General.............................................142

LEGAL INVESTMENT....................................148

METHOD OF DISTRIBUTION..............................149

LEGAL MATTERS.......................................150

FINANCIAL INFORMATION...............................150

RATING..............................................151

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
   PROCEDURES.......................................153

INITIAL SETTLEMENT..................................153

SECONDARY MARKET TRADING............................154

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION
   REQUIREMENTS.....................................157

INDEX OF DEFINED TERMS..............................160

                                  RISK FACTORS

     You should carefully consider the following information since it identifies known material sources of risk associated with an investment in the securities.

LIMITED SOURCE OF PAYMENTS -- NO
 RECOURSE TO SELLERS, DEPOSITOR,
 MASTER SERVICER OR SERVICER.......     The securities will be entitled to
                                        payment from the assets of the related
                                        trust fund or funds or other assets
                                        pledged for the benefit of the
                                        securityholders, as specified in the
                                        related prospectus supplement and will
                                        not be entitled to payments in respect
                                        of the assets of any other trust fund
                                        established by the depositor. If the
                                        trust fund does not have sufficient
                                        assets to distribute the full amount due to you as a securityholder, your yield will be impaired, and perhaps even the return of your principal may be impaired, without your having recourse to anyone else.

                                        Furthermore, at the times specified in
                                        the applicable prospectus supplement,
                                        some assets of the trust fund may be
                                        released and paid out to other people,
                                        such as the depositor, a servicer, a
                                        credit enhancement provider, or any
                                        other person entitled to payments from
                                        the trust fund. Those assets will no
                                        longer be available to make payments to
                                        you. Those payments are generally made
                                        after other specified payments that may
                                        be set forth in the applicable
                                        prospectus supplement have been made.

                                        You will not have any recourse against
                                        the depositor or any servicer if you do
                                        not receive a required distribution on
                                        the securities. Unless otherwise ___ in
                                        the applicable Prospectus Supplment. Nor will you have recourse against the assets of the trust fund of any other series of securities.

                                        The securities will not represent an
                                        interest in the depositor, any servicer, any seller to the depositor, or anyone else except the trust fund. The only obligation of the depositor to a trust fund comes from certain representations and warranties made by it about assets transferred to the trust fund. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets. BancCap Asset Securitization Issuance, which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. So if the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

                                        -    funds obtained from enforcing a
                                             corresponding obligation of a
                                             seller or originator of the loan,
                                             or

                                        -    funds from a reserve fund or
                                             similar credit enhancement
                                             established to pay for loan
                                             repurchases.

                                        The servicer is only responsible for
                                        servicing the loans in accordance with
                                        the provisions of the Agreement and has
                                        no other obligation to the trustee or
                                        holders of securitization. The only
                                        obligations of the master servicer to a
                                        trust fund (other than its master
                                        servicing obligations) come from certain representations and warranties made by it in connection with its master servicing activities.

                                        The only obligations to a trust fund of
                                        a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase or substitute for some of the loans. However, the seller may not have the financial ability to make the required repurchase or substitution.

MORTGAGE INTEREST RATES MAY LIMIT
 INTEREST RATES OF CERTAIN
 SECURITIES........................     The interest rates applicable to certain
                                        classes of securities may be limited by
                                        the interest rates on the mortgage loans in the related pools. With respect to adjustable rate securities, the underlying mortgage loans may either adjust based on a different index or indices or at different times than the securities or be fixed rate mortgage loans.

                                        Therefore, in a rising interest rate
                                        environment, the interest rates on some
                                        securities may rise before the interest
                                        rates on the related adjustable rate
                                        mortgage loans, and may rise above the
                                        fixed rates on the related fixed rate
                                        mortgage loans, as applicable.

                                        The indices on the securities may
                                        respond to economic and market factors
                                        that differ from those affecting the
                                        indices on the mortgage loans. It could
                                        rise while the other indices are stable
                                        or are falling. Even if they move in the same direction, the indices on the securities may rise more rapidly than the other indices in a rising interest rate environment or fall less rapidly in a declining interest rate environment.

                                        In any of these interest rate
                                        environments, the interest rates on
                                        certain securities may be limited by
                                        application of a Net WAC Cap. A Net WAC
                                        Cap is calculated on the basis of the
                                        interest rates on the underlying
                                        mortgage loans. The excess of interest
                                        that would have been distributable
                                        absent application of the cap over
                                        interest calculated at the capped rate
                                        may not be able to be repaid to the
                                        investor from available trust assets.

CREDIT ENHANCEMENT MAY NOT BE           Credit enhancement is intended to reduce
 SUFFICIENT TO PROTECT YOU              the effect of loan losses. But credit
 FROM LOSSES.......................     enhancements may benefit only some
                                        classes of a series of securities and
                                        the amount of any credit enhancement
                                        will be limited as described in the
                                        applicable prospectus supplement.

                                        Furthermore, the amount of a credit
                                        enhancement may decline over time
                                        pursuant to a schedule or formula or
                                        otherwise, and could be depleted from
                                        payments or for other reasons before the securities covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, the trustee may be permitted to reduce, substitute for, or even eliminate all or a portion of a credit enhancement so long as the rating agencies that have rated the securities at the request of the depositor indicate that the reduction would not cause them to change adversely their rating of the securities. Consequently, securityholders may suffer losses even though a credit enhancement exists and its provider does not default.

NATURE OF MORTGAGES

THE PREPAYMENT RATE ON MORTGAGE AND     Generally, if prevailing interest rates
 HOME IMPROVEMENT CONTRACTS IS          fall significantly below the coupon
 UNCERTAIN.........................     rates on the loans, or if borrowers
                                        experience an improvement in their
                                        credit standing from the time their
                                        loans were originated, the loans are
                                        likely to be subject to higher
                                        prepayment rates than if prevailing
                                        rates remain at or above the coupon
                                        rates on the loans or their credit
                                        standing did not improve. However, if
                                        prevailing interest rates rise
                                        significantly above the coupon rate on
                                        the loans, the rate of prepayments is
                                        likely to decrease. The average life of
                                        your securities and, if purchased at
                                        other than par, the yields realized by
                                        you will be sensitive to levels of
                                        payment (including prepayments) on the
                                        loans.

                                        In general, if you purchase a security
                                        at a premium to the outstanding
                                        principal amount of the security, the
                                        yield on your security may be adversely
                                        affected by a higher than anticipated
                                        level of prepayments of the loans.
                                        Conversely, if you purchase a security
                                        at a discount to the outstanding
                                        principal balance of the security, the
                                        yield on your security may be adversely
                                        affected by a lower than anticipated
                                        level of prepayments.

JUNIOR LIEN STATUS OF SOME MORTGAGE
 LOANS COULD ADVERSELY
 AFFECT YOU........................     Some of the mortgages and deeds of trust
                                        securing the mortgage loans may be
                                        junior liens subordinate to the rights
                                        of the mortgagee under the related
                                        senior mortgage(s) or deed(s) of trust.
                                        Accordingly, the proceeds from any
                                        liquidation, insurance or condemnation
                                        proceeds will be available to satisfy
                                        the outstanding balance of the junior
                                        lien only to the extent that the claims
                                        of the related senior mortgagees have
                                        been satisfied in full, including any
                                        related foreclosure costs. In addition,
                                        if a junior mortgagee forecloses on the
                                        property securing a junior mortgage, it
                                        forecloses subject to any senior
                                        mortgage and must take one of the
                                        following steps to protect its interest
                                        in the property:

                                        -    pay the senior mortgage in full at
                                             or prior to the foreclosure sale,
                                             or

                                        -    assume the payments on the senior
                                             mortgage in the even the mortgagor
                                             is in default under the senior
                                             mortgage.

                                        The trust find may effectively be
                                        prevented from foreclosing on the
                                        related property since it will have no
                                        funds to satisfy any senior mortgages
                                        ormake payments due to any senior
                                        mortgages.

                                        Some states have imposed legal limits on the remedies of a secured lender in the event that the proceeds of any sale under a deed of trust or other foreclosure proceedings are insufficient to pay amounts owed to that secured lender. In some states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of:

                                        -    the aggregate amount owed under
                                             both the senior and junior loans
                                             over

                                        -    the proceeds of any sale under a
                                             deed of trust or other foreclosure
                                             proceedings.

DECLINES IN PROPERTY VALUES MAY
 ADVERSELY AFFECT YOU..............     The value of the properties underlying
                                        the loans held in the trust fund may
                                        decline over time. Among the factors
                                        that could adversely affect the value of the properties are:

                                        -    an overall decline in the
                                             residential real estate market in
                                             the areas in which they are
                                             located,

                                        -    a decline in their general
                                             condition from the failure of
                                             borrowers to maintain their
                                             property adequately, and

                                        -    natural disasters that are not
                                             covered by insurance, such as
                                             earthquakes and floods.

                                        In the case of home equity loans,
                                        declining property values could diminish or extinguish the value of a junior mortgage before reducing the value of a senior mortgage on the same property.

                                        If property values decline, the actual
                                        rates of delinquencies, foreclosures,
                                        and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of securities.

DELAYS IN LIQUIDATION MAY ADVERSELY
 AFFECT YOU........................     Even if the properties underlying the
                                        loans held in the trust fund provide
                                        adequate security for the loans,
                                        substantial delays could occur before
                                        defaulted loans are liquidated and their proceeds are forwarded to investors.
                                        Property foreclosure actions are
                                        regulated by state statutes and rules
                                        and are subject to many of the delays
                                        and expenses of other lawsuits if
                                        defenses or counterclaims are made,
                                        sometimes requiring several years to
                                        complete. Furthermore, in some states if the proceeds of the foreclosure are insufficient to repay the loan, the borrower is not liable for the deficit.
                                        Thus, if a borrower defaults, these
                                        restrictions may impede the trust's
                                        ability to dispose of the property and
                                        obtain sufficient proceeds to repay the
                                        loan in full.

                                        In addition, the servicer will be
                                        entitled to deduct from liquidation
                                        proceeds all expenses reasonably
                                        incurred in attempting to recover on the defaulted loan, including legal fees and costs, real estate taxes, and property maintenance and preservation expenses.

DISPROPORTIONATE EFFECT OF
 LIQUIDATION EXPENSES MAY ADVERSELY
 AFFECT YOU........................     Liquidation expenses of defaulted loans
                                        generally do not vary directly with the
                                        outstanding principal balance of the
                                        loan at the time of default. Therefore,
                                        if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.

CONSUMER PROTECTION LAWS MAY
 ADVERSELY AFFECT YOU..............     State laws generally regulate interest
                                        rates and other charges, require
                                        specific disclosures, and require
                                        licensing of mortgage loan originators
                                        and servicers. In addition, most states
                                        have other laws and public policies for
                                        the protection of consumers that
                                        prohibit unfair and deceptive practices
                                        in the origination, servicing, and
                                        collection of mortgage loans. Depending
                                        on the particular law and the specific
                                        facts involved, violations may limit the ability to collect all or part of the principal or interest on the underlying loans held in the trust fund.

                                        In some cases, the borrower may even be
                                        entitled to a refund of amounts
                                        previously paid.

                                        The loans held in the trust fund may
                                        also be subject to certain federal laws, including:

                                        -    the Federal Truth in Lending Act
                                             and its regulations, which require
                                             disclosures to the borrowers
                                             regarding the terms of any mortgage
                                             loan;

                                        -    the Equal Credit Opportunity Act
                                             and its regulations, which prohibit
                                             discrimination in the extension of
                                             credit on the basis of age, race,
                                             color, sex, religion, marital
                                             status, national origin, receipt of
                                             public assistance, or the exercise
                                             of any right under the Consumer
                                             Credit Protection Act; and

                                        -    the Fair Credit Reporting Act,
                                             which regulates the use and
                                             reporting of information related to
                                             the borrower's credit experience.

                                        HOME EQUITY LOAN CONSUMER PROTECTION
                                        ACT. For loans that were originated or
                                        closed after November 7, 1989, the Home
                                        Equity Loan Consumer Protection Act of

                                        1988, which requires additional
                                        application disclosures, limits changes
                                        that may be made to the loan documents
                                        without the borrower's consent and
                                        restricts a lender's ability to declare
                                        a default or to suspend or reduce a
                                        borrower's credit limit to certain
                                        enumerated events.

                                        THE RIEGLE ACT. Certain mortgage loans
                                        may be subject to the Riegle Community
                                        Development and Regulatory Improvement
                                        Act of 1994, known as the Riegle Act,
                                        which incorporates the Home Ownership
                                        and Equity Protection Act of 1994. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor, including the trust fund, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including the right to rescind the mortgage loan.

                                        HOLDER IN DUE COURSE RULES. The home
                                        improvement contracts are also subject
                                        to the so-called holder in due course
                                        rules which comprise the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations. The holder in due course rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

                                        Some violations of these federal laws
                                        may limit the ability to collect the
                                        principal or interest on the loans held
                                        in the trust fund, and in addition could subject the trust fund to damages and administrative enforcement. Losses on loans from the application of those laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

LOSSES ON BALLOON PAYMENT MORTGAGES
 ARE BORNE BY YOU..................     Some of the mortgage loans held in the
                                        trust fund may not be fully amortizing
                                        over their terms to maturity and, thus,
                                        will require substantial principal
                                        payments (that is, balloon payments) at
                                        their stated maturity. Loans with
                                        balloon payments involve a greater
                                        degree of risk than fully amortizing
                                        loans because typically the borrower
                                        must be able to refinance the loan or
                                        sell the property to make the balloon
                                        payment at maturity. The ability of a
                                        borrower to do this will depend on
                                        factors such as mortgage rates at the
                                        time of sale or refinancing, the
                                        borrower's equity in the property, the
                                        relative strength of the local housing
                                        market, the financial condition of the
                                        borrower, and tax laws. Losses on these
                                        loans that are not otherwise covered by
                                        a credit enhancement will be borne by
                                        the holders of one or more classes of
                                        certificates.

MODIFICATION OF MORTGAGE LOANS MAY
 DELAY OR REDUCE CERTIFICATE
 PAYMENTS..........................     With respect to a mortgage loan on which
                                        a material default has occurred or a
                                        payment default is imminent, the
                                        servicer may enter into a forbearance or modification agreement with the borrower. The terms of any forbearance or modification agreement may affect the amount and timing of payment on the mortgage loan and, consequently, the amount and timing of payment on one or more classes of the related series of certificates. For example, a modification agreement that results in a lower mortgage interest rate would lower the pass through rate of any related class of certificates that accrues interest at a rate based on the weighted average net rate of the mortgage loans.

YOUR RISK OF LOSS MAY BE HIGHER
 THAN YOU EXPECT IF YOUR SECURITIES
 ARE BACKED BY LOANS THAT WERE
 UNDERWRITTEN TO STANDARDS WHICH DO
 NOT CONFORM TO THE STANDARDS OF
 FREDDIE MAC OR FANNIE MAE.........     The trust fund may also include loans
                                        that were originated under standards
                                        that were less stringent than the
                                        standards generally acceptable to
                                        Freddie Mac and Fannie Mae with regard
                                        to the borrower's credit standing and
                                        repayment ability. The related borrowers may have payment histories and debt-to-income ratios which would not satisfy Freddie Mac and Fannie Mae underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. In addition, on a case by case basis, the related seller may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under its applicable underwriting risk category guidelines warrants an underwriting exception.
                                        These exceptions would represent a
                                        further departure from the Freddie Mac
                                        Fannie Mae standards.

                                        As a result of the application of less
                                        stringent underwriting standards,
                                        certain mortgage loans in a mortgage
                                        pool may experience rates of
                                        delinquency, foreclosure and bankruptcy
                                        that are higher, and that may be
                                        substantially higher, than those
                                        experienced by mortgage loans
                                        underwritten in a more traditional
                                        manner. Furthermore, changes in the
                                        values of the related mortgaged
                                        properties may have a
                                        greater effect on the delinquency,
                                        foreclosure, bankruptcy and loss
                                        experience of these mortgage loans than
                                        on mortgage loans originated in a more
                                        traditional manner. No assurance can be
                                        given that the values of the related
                                        mortgage properties have remained or
                                        will remain at the levels in effect on
                                        the dates of origination of the related
                                        mortgage loans.

YOUR RISK OF LOSS MAY BE HIGHER
 THAN YOU EXPECT IF YOUR SECURITIES
 ARE BACKED BY PARTIALLY UNSECURED
 HOME EQUITY LOANS.................     The trust fund may also include home
                                        equity loans that were originated with
                                        loan-to-value ratios or combined
                                        loan-to-value ratios in excess of the
                                        value of the related mortgaged property.
                                        Under these circumstances, the trust
                                        fund could be treated as a general
                                        unsecured creditor as to any unsecured
                                        portion of any related loan. In the
                                        event of a default under a loan that is
                                        unsecured in part, the trust fund will
                                        have recourse only against the
                                        borrower's assets generally for the
                                        unsecured portion of the loan, along
                                        with all other general unsecured
                                        creditors of the borrower.

THE PREPAYMENT RATE ON HOME EQUITY
 LOANS AND HOME IMPROVEMENT
 CONTRACTS IS UNCERTAIN............     Generally, if prevailing interest rates
                                        fall significantly below the coupon
                                        rates on the loans, the loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the coupon rates on the loans.
                                        Conversely, if prevailing interest rates rise significantly above the coupon rate on the home equity loans, the rate of prepayments is likely to decrease. The average life of your securities and, if purchased at other than par, the yields realized by you will be sensitive to levels of payment (including prepayments) on the loans.

                                        In general, if you purchase a security
                                        at a premium to the outstanding
                                        principal
                                        premium to the outstanding principal
                                        amount of the security, the yield on
                                        your security may be adversely affected
                                        by a higher than anticipated level of
                                        prepayments of the loans. Conversely, if you purchase a security at a discount to the outstanding principal balance of the security, the yield on your security may be adversely affected by a lower than anticipated level of prepayments.

YOU MAY BE UNABLE TO REINVEST
 DISTRIBUTIONS IN COMPARABLE
 INVESTMENTS.......................     Asset-backed securities usually produce
                                        more returns of principal to investors
                                        when market interest rates fall below
                                        the interest rates on the loans and
                                        produce less returns on principal when
                                        market interest rates rise above the
                                        interest rates on the loans. If
                                        borrowers refinance their loans as a
                                        result of lower interest rates, you will receive an unanticipated payment of principal. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the securities, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the securities. You will bear the risk that the timing and amount of distributions on your securities will prevent you from obtaining your desired yield.

YOU COULD BE ADVERSELY AFFECTED BY
 VIOLATIONS OF ENVIRONMENTAL LAWS..     Federal, state, and local laws and
                                        regulations impose a wide range of
                                        requirements on activities that may
                                        affect the environment, health, and
                                        safety. In some circumstances, these
                                        laws and regulations impose obligations
                                        on owners or operators of residential
                                        properties such as those that secure the loans held in the trust fund. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

                                        In some states, a lien on the property
                                        due to contamination has priority over
                                        the lien of an existing mortgage. Also,
                                        a mortgage lender may be held liable as
                                        an "owner" or "operator" for costs
                                        associated with the release of petroleum from an underground storage tank under some circumstances. If the trust is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

RATINGS OF THE SECURITIES DO NOT
 ASSURE THEIR PAYMENT; RATINGS MAY
 BE LOWERED OR WITHDRAWN AT ANY TIME    Any class of securities issued under
                                        this prospectus and the accompanying
                                        prospectus supplement may be rated by
                                        one or more nationally recognized rating agencies. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency's assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early. A rating is not a recommendation to purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor.

                                        A rating may not remain in effect for
                                        any predetermined period of time and the rating agency could lower or withdraw the rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

                                        -    a decrease in the adequacy of the
                                             value of the trust assets or any
                                             related credit enhancement,

                                        -    an adverse change in the financial
                                             or other condition of a credit
                                             enhancement provider, or

                                        -    a change in the rating of the
                                             credit enhancement provider's
                                             long-term debt.

                                        The amount, type, and nature of credit
                                        enhancement established for a class of
                                        securities will be determined on the
                                        basis of criteria established by each
                                        rating agency rating classes of the
                                        securities. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties (or in the case that the differential is increased where the loan to value was greater than 100%), the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust fund. Losses from this that are not otherwise covered by a credit enhancement will be borne, by the holders of one or more classes of securities.

YOU MAY HAVE DIFFICULTY RESELLING
 YOUR SECURITIES DUE TO A LACK OF A
 SECONDARY MARKET, FLUCTUATING
 MARKET VALUES OR PERIODS OF
 ILLIQUIDITY.......................     No market for any of the securities will
                                        exist before they are issued. We cannot
                                        assure you that a secondary market will
                                        develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired return or yield to maturity. The market values of the securities are likely to fluctuate;
                                        these fluctuations may be significant
                                        and could result in significant losses
                                        to you. The secondary markets for
                                        mortgage and asset backed securities
                                        have experienced periods of illiquidity
                                        and can be expected to do so in the
                                        future.

                                        Illiquidity can have a severely adverse
                                        effect on the prices of securities that
                                        are especially sensitive to prepayment,
                                        credit, or interest rate risk.
                                        Illiquidity can also have an adverse
                                        effect on the price of securities that
                                        have been structured to support other
                                        classes of certificates or that have
                                        been structured to meet the investment
                                        requirements of limited categories of
                                        investors. For example, a particular
                                        investor may require a security with a
                                        specified maturity date, a call
                                        protection feature, or a specific type
                                        of amortization feature. The unique
                                        nature of the security may inhibit its
                                        marketability to other investors.

BOOK-ENTRY REGISTRATION                 Securities issued in book-entry form may
                                        have only limited liquidity in the
                                        resale market, since investors may be
LIMITED LIQUIDITY..................     unwilling to purchase securities for
                                        which they cannot obtain physical
                                        instruments.

LIMIT ON ABILITY TO TRANSFER OR         Transactions in book-entry securities
 PLEDGE............................     can be effected only through The
                                        Depository Trust Company, its
                                        participating organizations, its
                                        indirect participants, and some banks.
                                        Therefore, your ability to transfer or
                                        pledge securities issued in book-entry
                                        form may be limited.

DELAYS IN DISTRIBUTIONS............     You may experience some delay in the
                                        receipt of distributions on book-entry
                                        securities since the distributions will
                                        be forwarded by the trustee to The
                                        Depository Trust Company for it to
                                        credit the accounts of its participants.
                                        In turn, these participants will then
                                        credit the distributions to your account either directly or indirectly through indirect participants.

BANKRUPTCY OR INSOLVENCY MAY AFFECT
 THE TIMING AND AMOUNT OF
 DISTRIBUTIONS ON THE SECURITIES....    The seller and the depositor intend that
                                        the transfers of assets to the depositor and, in turn, to the related trust constitute sales under applicable law rather than pledges to secure indebtedness for insolvency purposes. If the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities.
                                        Similarly, if the characterizations of
                                        the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor's bankruptcy estate and would not be available to the depositor's creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities.

                                        If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor master servicer. The period during which cash collections may be commingled with the master servicer's own funds before each distribution date for securities will be specified in the applicable prospectus supplement. If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer's own funds for at least ten days, the trust fund will likely not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections commingled less than ten days but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the trust may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the securities.

                                        Federal and state statutory provisions
                                        affording protection or relief to
                                        distressed borrowers may affect the
                                        ability of the secured mortgage lender
                                        to realize upon its security in other
                                        situations as well. For example, in a
                                        proceeding under the federal Bankruptcy
                                        Code, a lender may not foreclose on a
                                        mortgaged property without the
                                        permission of the bankruptcy court. And
                                        in some instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under-collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

THE PRINCIPAL AMOUNT OF SECURITIES
 MAY EXCEED THE MARKET VALUE OF THE
 TRUST FUND ASSETS.................     The market value of the assets relating
                                        to a series of securities at any time
                                        may be less than the principal amount of the securities of that series then outstanding, plus accrued interest.
                                        After an event of default and a sale of
                                        the assets relating to a series of
                                        securities, the trustee, the master
                                        servicer, the credit enhancer, if any,
                                        and any other service provider specified in the related prospectus supplement generally will be entitled to receive the proceeds of that sale to the extent of unpaid fees and other amounts owing to them under the related transaction document prior to distributions to securityholders. Upon any such sale, the proceeds may be insufficient to pay in full the principal of and interest on the securities of the related series.

     Some capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Defined Terms" beginning on page 154.

                                 THE TRUST FUND

GENERAL

     The securities of each series will represent interests in the assets of the related trust fund, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of the trust fund assets (the "Trust Fund Assets") consisting of a pool comprised of loans as specified in the related prospectus supplement, together with payments relating to those loans as specified in the related prospectus supplement.(1) The pool will be created on the first day of the month of the issuance of the related series of securities or another date as may be specified in the related prospectus supplement. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

     The Trust Fund Assets will be acquired by the depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the depositor (the "Sellers"), and conveyed without recourse by the depositor to the related trust fund. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Loan Program -- Underwriting Standards" and in the related prospectus supplement.

     The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The servicer(s) named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to a Trust Agreement among the depositor, the master servicer, the servicer(s), the securities administrator and the trustee with respect to a series consisting of certificates, or a servicing agreement (each, a "Servicing Agreement") among the seller(s), the servicer, the administrator and the master servicer with respect to a series consisting of certificates and notes, and will receive a fee for those services. See "Loan Program" and "The Agreements." With respect to loans serviced by a servicer through a sub-servicer, the related servicer will remain liable for its servicing obligations under the related Agreement as if such servicer alone were servicing the loans.

     As used in this prospectus, "Agreement" means, with respect to a series consisting of certificates and notes, the Trust Agreement, the Indenture, the Loan Purchase Agreement and the Servicing Agreement, as the context requires.

     If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement (each, a "Trust Agreement") between the depositor and the trustee of the trust fund.

     With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated in this prospectus and in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

--------
(1) Whenever the terms "pool," "certificates," "notes" and "securities" are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. Similarly, the term "Pass-Through Rate" will refer to the pass- through rate borne by the certificates and the term "interest rate" will refer to the interest rate borne by the notes of one specific series, as applicable, and the term "trust fund" will refer to one specific trust fund.

     The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for that series of securities the depositor's rights with respect to those representations and warranties. See "The Agreements -- Assignment of the Trust Fund Assets". The obligations of the servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described in this prospectus under "Loan Program -- Representations by Sellers; Repurchases" and "The Agreements -- Sub-Servicing By Sellers" and " -- Assignment of the Trust Fund Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described in this prospectus under "Description of the Securities -- Advances". The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

     The following is a brief description of the assets expected to be included in the trust funds. If specific information respecting the Trust Fund Assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission after the initial issuance of the securities (the "Detailed Description"). A schedule of the loans relating to the series will be attached to the Agreement delivered to the trustee upon delivery of the securities. No more than 5% of the loans relative to the pool principal balance as of the related cut-off date will deviate from the loan characteristics described in the related prospectus supplement.

THE LOANS

     GENERAL. Loans will consist of single-family mortgage loans, home equity loans or home improvement contracts. For purposes hereof, "home equity loans" includes "closed-end loans" and "revolving credit line loans". If so specified, the loans may include cooperative apartment loans ("cooperative loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the Federal Housing Administration (the "FHA") or the Department of Veterans' Affairs (the "VA"). In addition, the loans may have been underwritten to standards that are less stringent than the standards generally acceptable to Freddie Mac and Fannie Mae with regard to the borrower's credit standing and repayment ability because the standards focus more on the value of the mortgaged property.

     The applicable prospectus supplement may specify the day or days on which monthly payments on the loans in a pool will be due, but if it does not, all of the mortgage loans in a pool will have monthly payments due on the first day of each month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

     - Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan (the "Loan Rate") for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

     - Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the loan.

     - Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. The terms of a loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     - The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods, which are called lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related Property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

     A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the loans during the early years of the loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable loan upon receipt by the servicer of the mortgagor's portion of the monthly payment on the loan. The servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

     The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of home equity loans, the liens generally will be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. The home improvement contracts may be secured by purchase money security interests in the home improvements financed thereby and may also be secured by the related real estate. If so specified in the related prospectus supplement, the home equity loans may include loans (primarily for home improvement or debt consolidation purposes) that are in amounts in excess of the value of the related mortgaged properties at the time of origination. The mortgaged properties and the home improvements are collectively referred to in this prospectus as the "Properties". The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

     Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of coverage under a Primary Mortgage Insurance Policy will be described in the applicable prospectus supplement.

     The aggregate principal balance of loans secured by Properties that are owner-occupied will be disclosed in the related prospectus supplement. The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties, but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

     SINGLE FAMILY LOANS. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, and certain other dwelling units ("Single Family Properties"). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may provide for the leasehold term, but if it does not, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

     HOME EQUITY LOANS. The mortgaged properties relating to home equity loans will consist of Single Family Properties. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments of an amount which will fully amortize the loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Under some circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

     HOME IMPROVEMENT CONTRACTS. The Trust Fund Assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The home improvement contracts may be secured by mortgages on Single Family Properties which are generally subordinate to other mortgages on the same Property. The initial Loan-to-Value Ratio of a home improvement contract is computed in the manner described in the related prospectus supplement.

     ADDITIONAL INFORMATION. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including:

     - the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date,

     - the type of property securing the loans (e.g., single-family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives, other real property or home improvements),

     -  the original terms to maturity of the loans,

     - the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the loans,

     - the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APR's borne by the loans,

     -  the maximum and minimum per annum Loan Rates and

     -  the geographical distribution of the loans.

     If specific information with respect to the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the description of Trust Assets.

     The "Loan-to-Value Ratio" of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the Collateral Value of the related Property. The "Combined Loan-to-Value Ratio" of a loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the loan (or, in the case of a revolving credit line loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to the mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the loan, to
(ii) the Collateral Value of the related Property. The "Collateral Value" of the Property, other than for loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the Property. In the case of Refinance Loans, the "Collateral Value" of the related Property is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

     No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans, and any secondary financing on the Properties, in a particular pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

PARTICIPATION CERTIFICATES

     The Trust Fund Assets may include participation certificates evidencing interests in loans or contracts, including:

     -  first lien residential mortgage loans,

     - private residential mortgage-backed securities backed by first lien and home equity loans,

     -  closed-end and/or revolving home equity loans, or

     - home improvement installment sale contracts and installment loan agreements.

     If those participation certificates were issued by an issuer that is not affiliated with the depositor, the depositor must have acquired them from one or more entities unaffiliated with the depositor in one or more bona fide secondary market transactions and they must either have been previously registered under the Securities Act of 1933, as amended (the "Securities Act"), or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act. If those participation certificates were issued by the depositor or an affiliate of the depositor, they must be registered under the Securities Act concurrently with the offering of the securities under the related prospectus supplement.

AGENCY SECURITIES

     Agency securities are mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. All of the agency securities will be registered in the name of the trustee or its nominee or, in the case of agency securities issued only in book-entry form, a financial intermediary that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. The financial intermediary may be the same entity as the trustee for a series of certificates. Each agency security will evidence an interest in a pool of mortgage loans or cooperative loans and in principal distributions and interest distributions on those loans.

     The descriptions of Ginnie Mae, Freddie Mac and Fannie Mae Certificates that are set forth below are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest thereon. Ginnie Mae, Freddie Mac or Fannie Mae may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest or to receive distributions of principal or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans.

     In addition, any of the issuers may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described below. The terms of any certificates to be included in a trust fund and of the underlying mortgage loans will be described in the related prospectus supplement, and the descriptions that follow are subject to modification as appropriate to reflect the terms of any certificates that are actually included in a trust fund.

     GINNIE MAE. Ginnie Mae is a wholly-owned corporate instrumentality of the United States within HUD. Section 306(g) of the Housing Act authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates representing interests in a pool of mortgages insured by the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under this guarantee, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

     GINNIE MAE CERTIFICATES. Each Ginnie Mae Certificate relating to a series, which may be a "Ginnie Mae I Certificate" or a "Ginnie Mae II Certificate" as referred to by Ginnie Mae, will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae, except with respect to any stripped mortgage-backed securities guaranteed by Ginnie Mae or any REMIC securities issued by Ginnie Mae. The characteristics of any Ginnie Mae Certificates included in the trust fund for a series of certificates will be set forth in the related prospectus supplement.

     FREDDIE MAC. Freddie Mac is a corporate instrumentality of the United States created pursuant to the Freddie Mac Act. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in mortgage loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac Certificates. In 1981, Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with Freddie Mac Certificates representing interests in the mortgage loans so purchased. All mortgage loans purchased by Freddie Mac must meet specific standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality and type as to meet generally the purchase standards imposed by private institutional mortgage investors. Neither the United States nor any agency thereof is obligated to finance Freddie Mac's operations or to assist Freddie Mac in any other manner.

     FREDDIE MAC CERTIFICATES. Each Freddie Mac Certificate relating to a series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans, FHA Loans or VA Loans purchased by Freddie Mac, except with respect to any stripped mortgage-backed securities issued by Freddie Mac. Each pool will consist of mortgage loans, substantially all of which are secured by one- to four-family residential properties or, if specified in the related prospectus supplement, are secured by five or more family residential properties. The characteristics of any Freddie Mac Certificates included in the trust fund for a series of certificates will be set forth in the related prospectus supplement.

     FANNIE MAE. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. Section 1716 et. seq.). It is the nation's largest supplier of residential mortgage funds. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. Although the Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner.

     FANNIE MAE CERTIFICATES. Each Fannie Mae Certificate relating to a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae, except with respect to any stripped mortgage-backed securities issued by Fannie Mae. Mortgage loans underlying Fannie Mae Certificates will consist of fixed, variable or adjustable rate conventional mortgage loans or fixed-rate FHA Loans or VA Loans. Those mortgage loans may be secured by either one- to four-family or multi-family residential properties. The characteristics of any Fannie Mae Certificates included in the trust fund for a series of certificates will be set forth in the related prospectus supplement.

PRIVATE MORTGAGE-BACKED SECURITIES

     Private mortgage-backed securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Private mortgage-backed securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on some mortgage loans. Private mortgage-backed securities will have been issued pursuant to a trust agreement, an indenture or similar agreement. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

     The issuer of the private mortgage-backed securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of establishing trusts and acquiring and selling housing loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of private mortgage-backed securities may be an affiliate of the depositor. The obligations of the issuer of private mortgage-backed securities will generally be limited to its representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of private mortgage-backed securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the private mortgage-backed securities issued under the trust agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the private trustee or the private servicer. The issuer of private mortgage-backed securities or the private servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specific date or under other circumstances specified in the related prospectus supplement.

     The mortgage loans underlying the private mortgage-backed securities will include the types of mortgage loans, home equity loans and home improvement contracts described above.

     The prospectus supplement for a series for which the trust fund includes private mortgage-backed securities will specify the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund and specific characteristics of the mortgage loans that comprise the underlying assets for the private mortgage-backed securities, including:

     -  the payment features of the mortgage loans;

     - the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity;

     - the minimum and maximum stated maturities of the underlying mortgage loans at origination;

     - the weighted average term-to stated maturity of the private mortgage-backed securities;

     - the pass-through or certificate rate of the private mortgage-backed securities;

     - the weighted average pass-through or certificate rate of the private mortgage-backed securities;

     - the issuer, the servicer and the trustee of the private mortgage-backed securities;

     - certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

     - the terms on which the underlying mortgage loans for the private mortgage-backed securities may, or are required to, be purchased before their stated maturity or the stated maturity of the private mortgage-backed securities; and

     - the terms on which mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

     Private mortgage-backed securities included in the trust fund for a series of securities that were issued by an issuer of private mortgage-backed securities that is not affiliated with the depositor must be acquired from one or more entities unaffiliated with the depositor in one or more bona fide secondary market transactions and they must either have been previously registered under the Securities Act or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act. Private mortgaged-backed securities included in the trust fund for a series of securities that were issued by the depositor or an affiliate of the depositor must be registered under the Securities Act concurrently with the offering of the securities under the related prospectus supplement.

SUBSTITUTION OF TRUST FUND ASSETS

     Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust Fund Asset or in the event the documentation with respect to any Trust Fund Asset is determined by the trustee to be incomplete. The period during which substitution will be permitted generally will be indicated in the related prospectus supplement.

                              AVAILABLE INFORMATION

     The depositor has filed with the SEC a Registration Statement under the Securities Act covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, 233 Broadway, New York, New York 10279. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http://www.sec.gov.

     This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed under the name of BancCap Asset Securitization Issuance Corporation and/or the name of the trust referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. Neither the depositor nor the trustee intends to file with the Securities and Exchange Commission periodic reports with respect to the trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934.

     The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

                           REPORTS TO SECURITYHOLDERS

     Periodic and annual reports concerning the trust fund will be forwarded to securityholders. However, these reports will neither be examined nor reported on by an independent public accountant. See "Description of the Securities -- Reports to Securityholders."

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the securities will be applied by the depositor to acquire the related Trust Fund Assets and for other general corporate purposes consistent with the limitations set forth in its charter documents. SEE "The Depositor." The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

     The depositor, BancCap Asset Securitization Issuance Corporation, was incorporated in the State of Delaware on July 3, 2002 for the limited purpose of acquiring, owning and transferring mortgage collateral and selling interests in mortgage collateral or bonds secured by mortgage collateral. The depositor is a wholly owned limited purpose finance subsidiary of BancCap Funding LLC, a Nevada limited liability company ("BancCap"). The depositor maintains its principal office at 553 Capital Drive, Lake Zurich, Illinois 60047. Its telephone number is (847) 540-6554.

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     Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                                  LOAN PROGRAM

     The loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The applicable prospectus supplement may provide for the underwriting criteria used in originating the loans, but if it does not, the loans so acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards."

UNDERWRITING STANDARDS

     GENERAL STANDARDS FOR FIRST LIEN MORTGAGE LOANS. BancCap's underwriting standards with respect to first lien mortgage loans will generally conform to those published in the Guide. The underwriting standards as set forth in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the depositor's securities. If an affiliate of the depositor originates the loan directly, the underwriting standards described below will apply to the affiliate's origination process. If a non-affiliated loan broker or correspondent originates the loan, the underwriting standards described below will apply collectively to the originator's and BancCap's origination processes. The mortgage loans may be reunderwritten by BancCap or by a designated third party on BancCap's behalf. See " -- Qualifications of Unaffiliated Sellers." In bulk acquisitions, BancCap may perform only sample quality assurance reviews to determine whether the mortgage loans in any mortgage pool were underwritten in accordance with applicable standards.

     BancCap's underwriting standards, as well as any other underwriting standards that may be applicable to any first lien mortgage loans, generally include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of those underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan substantially complies with the underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

     The level of review by BancCap, if any, of any mortgage loan acquired in bulk for conformity with the applicable underwriting standards will vary depending on any one of a number of factors, including:

     -  factors relating to the experience and status of the seller,

     - characteristics of the specific mortgage loan, including the principal balance, the loan-to-value ratio, the loan type or loan program, and

     - the applicable credit score of the related mortgagor used in connection with the origination of the mortgage loan, as determined based on a credit scoring model acceptable to BancCap.

     Generally, credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the Mortgage Loans may be originated and reviewed may provide that qualification for the loan, or the availability of specific loan features, such as maximum loan amount, maximum loan-to-value ratio, property type and use, and documentation level, may depend on the borrower's credit score.

     BancCap's underwriting standards for first lien mortgage loans are generally intended to provide an underwriter with information to evaluate the borrower's repayment ability and the adequacy of the Property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the mortgage loans included in any mortgage pool, the related prospectus supplement generally will not distinguish among the various underwriting standards applicable to the mortgage loans nor describe any review for compliance with applicable underwriting standards performed by BancCap. Moreover, there can be no assurance that every mortgage loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of mortgage loans underwritten pursuant to varying standards as described above will be equivalent under all circumstances.

     GUIDE STANDARDS. The following is a brief description of the underwriting standards set forth in the guide for BancCap's alternative documentation programs for first lien mortgage loans (the "Guide"). Initially, a prospective borrower is required to fill out a detailed application providing pertinent credit information. As part of the application, the borrower is required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization for the lender to obtain a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy. Salaried prospective borrowers generally are required to submit pay stubs covering a consecutive 30-day period and their W-2 form for the most recent year. In addition, BancCap generally requires a verbal verification of employment from the prospective borrower's employer. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns or provide bank statements. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has accounts. In the case of a mortgage loan secured by a Property owned by a trust, the foregoing procedures may be waived where the mortgage note is executed on behalf of the trust.

     In determining the adequacy of the Property as collateral, an appraisal is made of each Property considered for financing. The appraiser is required to verify that the Property is in good condition and that construction, if new, has been completed. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements.

     Information with respect to the credit scores for the mortgage loans underlying a series of certificates may be supplied in the related prospectus supplement. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. In addition, credit scores may be obtained by BancCap after the origination of a mortgage loan if the seller does not provide a credit score to BancCap. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

     The credit score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender. For example, a borrower with a higher credit score is statistically expected to be less likely to default in payment than a borrower with a lower credit score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, such as the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor's credit score would not be lower if obtained as of the date of the related prospectus supplement.

     Once all applicable employment, credit and Property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet its monthly obligations on the proposed mortgage loan and other expenses related to the home, including property taxes and hazard insurance, and its other financial obligations and monthly living expenses. The maximum monthly debt-to-income ratio will vary depending upon a borrower's credit grade and loan program but will not generally exceed 55%. BancCap will generally underwrite adjustable rate mortgage loans, buy-down mortgage loans, graduated payment mortgage loans and certain other mortgage loans on the basis of the borrower's ability to make monthly payments as determined by reference to the mortgage rates in effect at origination or the reduced initial monthly payments, as the case may be, and on the basis of an assumption that the borrowers will likely be able to pay the higher monthly payments that may result from later increases in the mortgage rates or from later increases in the monthly payments, as the case may be, at the time of the increase, even though the borrowers may not be able to make the higher payments at the time of origination. The mortgage rate in effect from the origination date of an ARM Loan or certain other types of loans to the first adjustment date generally will be lower, and may be significantly lower, than the sum of the then applicable index and note margin. Similarly, the amount of the monthly payment on buy-down mortgage loans and graduated payment mortgage loans will increase periodically. If the borrowers' incomes do not increase in an amount commensurate with the increases in monthly payments, the likelihood of default will increase. In addition, in the case of either adjustable rate mortgage loans or graduated payment mortgage loans that are subject to negative amortization, due to the addition of deferred interest to the principal balances of the mortgage loans are more likely to equal or exceed the value of the underlying mortgaged properties, thereby increasing the likelihood of defaults and losses. With respect to balloon loans, payment of the balloon amount will generally depend on the borrower's ability to obtain refinancing or to sell the Property before the maturity of the balloon loan, and there can be no assurance that the borrower will be able to refinance or sell the Property before the balloon loan matures.

     If so specified in the related prospectus supplement, a mortgage pool may include mortgage loans that have been underwritten pursuant to a streamlined documentation refinancing program, as set forth in the Guide. These programs permit certain mortgage loans to be refinanced with only limited verification or updating of the underwriting information that was obtained at the time that the original mortgage loan was originated. For example, a new appraisal of the Property may not be required if the refinanced mortgage loan was originated up to approximately 24 months before the refinancing. In addition, the mortgagor's income may not be verified, although continued employment is required to be verified. Each mortgage loan underwritten pursuant to this program will be treated as having been underwritten pursuant to the same underwriting documentation program as the mortgage loan that it refinanced, including for purposes of the disclosure in the related prospectus supplement.

     The underwriting standards set forth in the Guide will be varied in appropriate cases, including limited or reduced documentation programs. Certain limited documentation programs, for example, do not require income, employment or asset verifications. Generally, in order to be eligible for a limited documentation program, the loan-to-value ratio must meet applicable guidelines, the borrower must have a good credit history and the borrower's eligibility for this type of program may be determined by use of a credit scoring model.

     In its evaluation of mortgage loans which have more than twelve months of payment experience, BancCap generally places greater weight on payment history and may take into account market and other economic trends while placing less weight on underwriting factors generally applied to newly originated mortgage loans. Mortgage loans seasoned for over twelve months may be underwritten for purchase by BancCap based on the borrower's credit score and payment history, with no current income verification, and under an alternative property valuation method.

     The mortgaged properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the mortgagor but rather must look solely to the Property for repayment in the event of foreclosure. See "Certain Legal Aspects of the Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders." BancCap's underwriting standards applicable to all states, including anti-deficiency states, require that the value of the Property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, although there can be no assurance that the value of the Property will continue to support the loan balance in the future.

     GENERAL STANDARDS FOR HOME EQUITY AND HOME IMPROVEMENT LOANS. The applicable prospectus supplement may provide for the seller's representations and warranties relating to the home equity/home improvement loans, but if it does not, each seller will represent and warrant that all home equity/home improvement loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans.

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a home equity/home improvement loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any. The applicable prospectus supplement may specify whether that credit information will be verified by the seller, but if it does not, the credit information supplied by the borrower will be verified by the related seller. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization and the borrower's current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     In determining the adequacy of the Property to be used as collateral, an appraisal will generally be made of each Property considered for financing. The appraiser is generally required to inspect the Property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the Property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

     The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed $750,000. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

     Each seller's underwriting standards will generally permit home equity/home improvement loans with loan-to-value ratios at origination of up to 125% depending on the loan program, type and use of the Property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related prospectus supplement, a seller's underwriting criteria may permit home equity/home improvement loans with loan-to-value ratios at origination in excess of

125%, such as for debt consolidation or home improvement purposes. Loan-to-value ratios are generally not evaluated in the case of Title I loans.

     After obtaining all applicable employment, credit and Property information, the related seller will use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly payments to the borrower's gross monthly income. The maximum monthly debt-to-income ratio will vary depending upon a borrower's credit grade and loan program but will not generally exceed 55%. Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related prospectus supplement.

     In the case of a home equity/home improvement loan secured by a leasehold interest in Property, the title to which is held by a third party lessor, the applicable prospectus supplement may provide for the related representations and warranties of the seller, but if it does not, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the home equity/home improvement loan.

     Certain of the types of home equity/home improvement loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of the loans may provide for escalating or variable payments by the borrower. These types of home equity/home improvement loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower's income may not be sufficient to permit continued loan payments as those payments increase. These types of loans may also be underwritten primarily upon the basis of loan-to-value ratios or other favorable credit factors.

QUALIFICATIONS OF UNAFFILIATED SELLERS

     Each seller that is not an affiliate of the depositor will be required to satisfy the following qualifications. Each such seller must be an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Each seller must be a mortgagee approved by the FHA or an institution the deposit accounts of which are insured by the FDIC.

REPRESENTATIONS BY SELLERS; REPURCHASES

     Each seller will have made representations and warranties in respect of the loans sold by that seller and evidenced by all, or a part, of a series of securities. These representations and warranties may include, among other things:

     - that title insurance (or in the case of Properties located in areas where title insurance policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective at origination of each loan, other than cooperative loans and certain home equity loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the loan from the seller by or on behalf of the depositor;

     - that the seller had good title to each loan and the loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

     - that each loan constituted a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Property was free from damage and was in acceptable condition;

     - that there were no delinquent tax or assessment liens against the Property;

     - that no required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

     - that each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

     In addition, if any required payment on a mortgage loan was more than 31 days delinquent at any time during the twelve months before the cut-off date, the related prospectus supplement shall so indicate.

     As to any mortgage loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

     If so specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the cut-off date but as of the date on which the seller sold the loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a loan by the seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a loan occurs after the date of sale of the loan by the seller to the depositor or its affiliates or after the origination of the mortgage loan, as the case may be. In addition, certain representations, including the condition of the related Property, will be limited to the extent the seller has knowledge and the seller will be under no obligation to investigate the substance of the representation. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities.

     The trustee will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. If the seller cannot cure the breach within 90 days following notice from the trustee the applicable prospectus supplement may provide for the seller's obligations under those circumstances, but if it does not, then the seller will be obligated either

     - to repurchase the loan from the trust fund at a price (the "Purchase Price") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate or

     - substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

     The trustee will be required under the applicable Agreement to enforce this obligation for the benefit of the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller.

     Neither the depositor nor the servicer will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to loans.

                          DESCRIPTION OF THE SECURITIES

     Each series of certificates will be issued pursuant to a Trust Agreement. A form of Trust Agreement for certificates and a form of Trust Agreement for notes have been filed as exhibits to the Registration Statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture (the "Indenture") between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to the series, and the related loans will be serviced by the master servicer pursuant to a Servicing Agreement. A form of Indenture, Loan Purchase Agreement and Servicing Agreement have been filed as exhibits to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. Each Agreement, dated as of the related cut-off date, will be among the depositor, the master servicer, the servicer(s) and the trustee for the benefit of the holders of the securities of the series. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in each Agreement. The depositor will provide a copy of the Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of the series addressed to BancCap Asset Securitization Issuance Corporation, 553 Capital Drive, Lake Zurich, Illinois 60047, Attention:
President.

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GENERAL

     The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement, will, in the case of certificates, evidence specified beneficial ownership interests in, and in the case of notes, be secured by, the assets of the related trust fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees or insurance obtained from a governmental entity or other person, but if it does not, the Trust Fund Assets will not be guaranteed or insured by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related Agreement,

     - the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement ("Retained Interest")), including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of the loans as of the cut-off date (the "Cut-off Date Principal Balance"));

     - the assets required to be deposited in the related Security Account from time to time;

     - Property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure and any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

     If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

     Each series of securities will be issued in one or more classes. Each class of certificates of a series evidence beneficial ownership of future interest and/or principal payments on, and each class of notes of a series will be secured by, the related Trust Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" in this prospectus and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

     Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related prospectus supplement) in amounts determined as described in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement (each, a "Record Date"). Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for holders of securities (the "Security Register"); provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

     The securities will be freely transferable and exchangeable at the Corporate Trust Office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Under current law the purchase and holding of a class of securities entitled only to a specified percentage of payments of either interest or principal or a notional amount of either interest or principal on the related loans or a class of securities entitled to receive payments of interest and principal on the loans only after payments to other classes or after the occurrence of certain specified events by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested) subject to provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the Internal Revenue Code of 1986, as amended (the "Code"), may result in prohibited transactions, within the meaning of ERISA and the Code. See "ERISA Considerations". The applicable prospectus supplement may provide for the conditions for transferring a security of that type of class, but if it does not, the transfer of securities of that class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of securities of that class by or on behalf of a plan, account or arrangement is permissible under applicable law and will not subject the trustee, the master servicer, the servicer(s) or the depositor to any obligation or liability in addition to those undertaken in the Agreements.

     As to each series, an election may be made to treat the related trust fund or designated portions thereof as a "real estate mortgage investment conduit" or REMIC as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the trustee and may only be made if certain conditions are satisfied. As to any series for which a REMIC election will be made, the terms and provisions applicable to the making of the REMIC election will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of securities in the series generally will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the trustee or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The trustee, unless otherwise provided in the related prospectus supplement, will be entitled to reimbursement for these payments from the assets of the trust fund or from any holder of the related residual certificate.

DISTRIBUTIONS ON SECURITIES

     GENERAL. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the series. See "Credit Enhancement". Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of the series.

     Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve fund. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement.

     AVAILABLE FUNDS. All distributions on the securities of each series on each distribution date will be made from the Available Funds described below, in accordance with the terms described in the related prospectus supplement and specified in the Agreement. "Available Funds" for each distribution date will generally equal the amount on deposit in the related Security Account on the distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held in the Security Account for distribution on future distribution dates.

     DISTRIBUTIONS OF INTEREST. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the "Class Security Balance") entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in the prospectus supplement), and for the periods specified in the prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the securities of the class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of the securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original Class Security Balance of each security will equal the aggregate distributions allocable to principal to which the security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding the distribution date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

     With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate Class Security Balance of the class of securities on that distribution date. Distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in the prospectus supplement. Prior to that time, the beneficial ownership interest in the trust fund or the principal balance, as applicable, of the class of accrual securities, as reflected in the aggregate Class Security Balance of the class of accrual securities, will increase on each distribution date by the amount of interest that accrued on the class of accrual securities during the preceding interest accrual period but that was not required to be distributed to that class on the distribution date. The class of accrual securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

     DISTRIBUTIONS OF PRINCIPAL. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which the amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate Class Security Balance of any class of securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of the class of securities specified in the prospectus supplement, reduced by all distributions paid to the holders of such class of securities as allocable to principal and any losses allocable thereto and,

     - in the case of accrual securities, in general, increased by all interest accrued but not then distributable on the accrual securities; and

     - in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable.

     If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal including payment of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of the payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in the prospectus supplement. The allocation of disproportional amounts of principal to a class or classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by the other securities. See "Credit Enhancement -- Subordination".

     UNSCHEDULED DISTRIBUTIONS. If specified in the related prospectus supplement, the securities will be subject to distributions of principal before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the trustee determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on that distribution date. The applicable prospectus supplement may provide for limits on the amount of an unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may specify whether the unscheduled distribution will include interest, but if it does not, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

ADVANCES

     To the extent provided in the related prospectus supplement, the servicer(s) will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Security Account for future distributions to the holders of securities of the related series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as that term is defined in the related prospectus supplement) and were not advanced by any sub-servicer, subject to the servicer's determination that those advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of cooperative loans, the servicer(s) also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

     In making advances, the servicer(s) will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by servicer from cash being held for future distribution to securityholders, the servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable Security Account on the future distribution date would be less than the amount required to be available for distributions to securityholders on that distribution date. Any servicer funds advanced will be reimbursable to the servicer out of recoveries on the specific loans with respect to which those advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related Agreement). Advances by the servicer (and any advances by a sub-servicer) also will be reimbursable to the servicer (or sub-servicer) from cash otherwise distributable to securityholders (including the holders of Senior Securities) to the extent that the servicer determines that the advances previously made are not ultimately recoverable as described above.

To the extent provided in the related prospectus supplement, the servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the servicer to the extent permitted by the related Agreement. The obligations of the servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described in this prospectus under "Credit Enhancement", in each case as described in the related prospectus supplement.

     In the event the servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the master servicer will be obligated to make the advance in its capacity as successor servicer. If the master servicer makes an advance, it will be entitled to be reimbursed for the advance to the same extent and degree as the servicer or a sub-servicer is entitled to be reimbursed for advances. See "Description of the Securities -- Distributions on Securities".

REPORTS TO SECURITYHOLDERS

     Prior to or concurrently with each distribution on a distribution date the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to the related series of securities, among other things:

     - the amount of the distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, any applicable prepayment penalties included in the distribution;

     -  the amount of the distribution allocable to interest;

     -  the amount of any advance;

     - the aggregate amount (a) otherwise allocable to the Subordinated Securityholders on the distribution date, and (b) withdrawn from the reserve fund, if any, that is included in the amounts distributed to the Senior Securityholders;

     - the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

     - the related amount of the servicing compensation retained or withdrawn from the Security Account by the servicer, and the amount of additional servicing compensation received by the servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

     - the number and aggregate principal balances of loans (A) delinquent (exclusive of loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

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

     - the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

     - if applicable, the amount remaining in any reserve fund at the close of business on the distribution date;

     - if applicable, the amount of the Pre-Funding Amount deployed by the trustee to purchase Subsequent Loans during the preceding collection period;

     - the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date;

     - any amounts remaining under letters of credit, pool policies or other forms of credit enhancement; and

     - the servicing fee payable to the servicer and any subservicer, if applicable.

     Where applicable, any amount set forth above may be expressed as a dollar amount per $1,000 security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the trustee will mail to each securityholder of record at any time during that calendar year a report as to (a) the aggregate of amounts reported pursuant to the first two items above for that calendar year or, in the event the person was a securityholder of record during a portion of that calendar year, for the applicable portion of that calendar year and (b) such other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

CATEGORIES OF CLASSES OF SECURITIES

     The securities of any series may be comprised of one or more classes. These classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise the series by reference to the following categories.

            CATEGORIES OF CLASSES                       DEFINITION
            ---------------------                       ----------

PRINCIPAL TYPES

Accretion Directed.................     A class that receives principal
                                        payments from the accreted interest from specified Accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying Trust Fund Assets for the related series.

Component Securities...............     A class consisting of "components." The
                                        components of a class of component
                                        securities may have different

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

                                        principal and/or interest payment
                                        characteristics but together constitute
                                        a single class. Each component of a
                                        class of component securities may be
                                        identified as falling into one or more
                                        of the categories in this chart.

Notional Amount Securities.........     A class having no principal balance and
                                        bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class or PACs....     A class that is designed to receive
                                        principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Trust Fund Assets.
                                        These two rates are the endpoints for
                                        the "structuring range" for the planned
                                        principal class. The planned principal
                                        classes in any series of certificates
                                        may be subdivided into different
                                        categories (e.g., primary planned
                                        principal classes, secondary planned
                                        principal classes and so forth) having
                                        different effective structuring ranges
                                        and different principal payment
                                        priorities. The structuring range for
                                        the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal Class..........     A class that is designed to receive
                                        principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Trust Fund Assets.
                                        These two rates are the endpoints for
                                        the "structuring range" for the
                                        scheduled principal class.

Sequential Pay.....................     Classes that receive principal payments
                                        in a prescribed sequence, that do not
                                        have predetermined principal balance
                                        schedules and that under all
                                        circumstances receive payments of
                                        principal continuously from the first
                                        distribution date on which they receive
                                        principal until they are retired. A
                                        single class that receives principal
                                        payments before or after all other
                                        classes in the same series of securities may be identified as a sequential pay class.

Strip..............................     A class that receives a constant
                                        proportion, or "strip," of the principal payments on the underlying Trust

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                                        Fund Assets.

Support Class (also sometimes
 referred to as "companion
 classes").........................     A class that receives principal payments
                                        on any distribution date only if
                                        scheduled payments have been made on
                                        specified planned principal classes,
                                        targeted principal classes and/or
                                        Scheduled Principal Classes.

Targeted Principal Class or TACs...     A class that is designed to receive
                                        principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Trust Fund
                                        Assets.

INTEREST TYPES

Fixed Rate.........................     A class with an interest rate that is
                                        fixed throughout the life of the class.

Floating Rate......................     A class with an interest rate that
                                        resets periodically based upon a
                                        designated index and that varies
                                        directly with changes in the index.

Inverse Floating Rate..............     A class with an interest rate that
                                        resets periodically based upon a
                                        designated index and that varies
                                        inversely with changes in the index.

Variable Rate......................     A class with an interest rate that
                                        resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

Interest Only......................     A class that receives some or all of the
                                        interest payments made on the underlying
                                        Trust Fund Assets and little or no
                                        principal. Interest Only classes have
                                        either a nominal principal balance or a
                                        notional amount. A nominal principal
                                        balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an Interest
                                        Only class that is not entitled to any
                                        distributions in respect of principal.

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Principal Only.....................     A class that does not bear interest and
                                        is entitled to receive only
                                        distributions in respect of principal.

Partial Accrual....................     A class that accretes a portion of the
                                        amount of accrued interest thereon,
                                        which amount will be added to the
                                        principal balance of that class on each
                                        applicable distribution date, with the
                                        remainder of the accrued interest to be
                                        distributed currently as interest on
                                        that class. This accretion may continue
                                        until a specified event has occurred or
                                        until the Partial Accrual class is
                                        retired.

Accrual............................     A class that accretes the amount of
                                        accrued interest otherwise distributable on that class, which amount will be added as principal to the principal balance of that class on each applicable distribution date. The accretion may continue until some specified event has occurred or until the Accrual class is retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

LIBOR

     The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related trust agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO METHOD

     If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Reuters Screen LIBO Page, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on the Reuters Screen LIBO Page, the calculation agent will request each of the reference banks to provide the offered quotations at the time.

     Under this method LIBOR will be established by the calculation agent on each LIBOR determination date as follows:

     - If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the

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

          arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

     - If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

     -    LIBOR as determined on the previous LIBOR determination date, or

     -    the reserve interest rate.

     The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

     - the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made, or

     - if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

     - If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

     Each reference bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London. If a reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA METHOD

     If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

     If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under "LIBO Method."

     The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

     The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "Eleventh District"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

     A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it its due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

     The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

     The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. So long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of "COFI securities") for the Interest Accrual Period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

     The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI certificates the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of Funds Index") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the Agreement relating to the series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

     The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

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TREASURY INDEX

     The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

     Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The Calculation Agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

PRIME RATE

     The applicable prospectus supplement may specify the party responsible for determining the Prime Rate, but if it does not, on the Prime Rate Determination Date (as that term is defined in the related prospectus supplement) for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the calculation agent will ascertain the Prime Rate for the related interest accrual period. The applicable prospectus supplement may provide for the means of determining the Prime Rate, but if it does not, the Prime Rate for an interest accrual period will be the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal (or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of the range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The calculation agent's determination of

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the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

BOOK-ENTRY REGISTRATION OF SECURITIES

     As described in the related prospectus supplement, if not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities ("Security Owners") will hold their securities through the Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg or Euroclear (in Europe) if they are participants of those systems, or indirectly through organizations which are participants in those systems. The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositories which in turn will hold those positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank, N.A., will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear (in those capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Except as described below, no person acquiring a book-entry security (each, a "beneficial owner") will be entitled to receive a physical certificate representing the security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only "securityholder" of the securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through the participating organizations that use the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations and DTC.

     A Security Owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of the book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

     Security Owners will receive all distributions of principal of, and interest on, the securities from the applicable trustee through DTC and DTC participants. While the securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC must make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and organizations that have indirect access to the DTC system, such as banks, brokers, dealers, trust companies and other indirect participants that clear through or maintain a custodial relationship with a participant, with whom Security Owners have accounts for securities are similarly required to make book-entry transfers and receive and transmit those distributions on behalf of their respective Security Owners. Accordingly, although Security

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Owners will not possess physical certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

     Security Owners will not receive or be entitled to receive certificates representing their respective interests in the book-entry securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing them to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of the securities, which account is maintained with their respective participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

     Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on the business day following the DTC settlement date. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the securities, see "Material Federal Income Tax Consequences -- Taxation of Securities Treated as Debt Instruments -- Foreign Persons," " -- Grantor Trust Certificates -- Foreign Persons," " -- Partner Certificates -- Foreign Persons" and " -- Backup Withholding" in this prospectus and "Global Clearance, Settlement And Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I attached to this prospectus.

     Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.

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Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the European Depositories.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A," a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG. The merger involved the transfer by Cedel International of substantially all of its assets and liabilities to a new Luxembourg company, New Cedel International, societe anonyme, which is 50% owned by Cedel International and 50% owned by Deutsche Borse Clearing AG's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

     Further to the merger, the Board of Directors of New Cedel International decided to re-name the companies in the group to give them a cohesive brand name. The new brand name that was chosen is "Clearstream." With effect from January 14, 2000 New Cedel International has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme," and Cedel Global Services was renamed "Clearstream Services, societe anonyme."

     On 17 January 2000 Deutsche Borse Clearing AG was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

     Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream, Luxembourg in any of 36 currencies, including United States dollars. Clearstream, Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream, Luxembourg's participants are world-wide financial institutions including

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underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. participants are limited to securities brokers and dealers and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream, Luxembourg is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the operator of the Euroclear System ("MGT/EOC") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and deals with domestic securities markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by MGT/EOC under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by MGT/EOC, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance Systems, S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     MGT/EOC is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with MGT/EOC are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. MGT/EOC acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since those payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant

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system's rules and procedures, to the extent received by the Relevant
Depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences -- Taxation of Securities Treated as Debt Instruments -- Foreign Persons," " -- Grantor Trust Certificates -- Foreign Persons," " -- Partner Certificates -- Foreign Persons" and " -- Backup Withholding" in this prospectus and "Global Clearance, Settlement And Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I attached to this prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Security Owner to pledge book-entry securities to persons or entities that do not participate in the depository system may be limited due to the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of those securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Security Owners upon request, in accordance with the Rules, and to the Financial Intermediaries to whose DTC accounts the book-entry securities of those Security Owners are credited.

     DTC has advised the depositor and the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that the actions are taken on behalf of Financial Intermediaries whose holdings include the book-entry securities. Clearstream, Luxembourg or MGT/EOC, as the case may be, will take any other action permitted to be taken by a securityholder under the Agreement on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

     The applicable prospectus supplement may specify when and for what reasons Definitive Securities may be issued, but if it does not, Definitive Securities will be issued to Security Owners or their nominees, rather than to DTC, only if

     - DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the depositor or the trustee is unable to locate a qualified successor;

     - the depositor, at its sole option, elects to terminate the book-entry system through DTC; or

     - after the occurrence of an event of default under the applicable Agreement, beneficial owners of securities representing not less than 51% of the aggregate percentage interests evidenced by each class of securities of the related series issued as book-entry securities advise the trustee and the DTC through the financial intermediaries in

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        writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the beneficial owners.

     Upon the availability of Definitive Securities, the applicable trustee will be required to notify all Security Owners of the occurrence of the event resulting in their availability and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the applicable trustee will issue Definitive Securities, and thereafter the applicable trustee will recognize the holders of Definitive Securities as securityholders under the applicable Agreement.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

     The foregoing information with respect to DTC, Clearstream, Luxembourg and Euroclear has been provided for informational purposes only and is not a representation, warranty or contract modification of any kind by DTC, Clearstream, Luxembourg or Euroclear.

     None of the master servicer, the servicer(s), the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                               CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of the series, the establishment of one or more reserve funds, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA Insurance, VA Guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or another method of credit enhancement contemplated in this prospectus or described in the related prospectus supplement, or any combination of the foregoing. SEE "The Agreements -- Realization upon Defaulted Loans -- FHA Insurance; VA Guaranties" for a description of FHA Insurance and VA Guaranties and "-- Insurance Policies, Surety Bonds and Guaranties" for a description of guaranteed investment contracts. The applicable prospectus supplement may provide for credit enhancement which covers all the classes of securities or only certain classes and such, credit enhancement may not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

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SUBORDINATION

     If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of the series (the "Senior Securities") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of Senior Securities of a series by: (i) reducing the ownership interest (if applicable) of the related subordinated securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related prospectus supplement. If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of subordinated securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in the prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any distribution date may be limited as specified in the related prospectus supplement. Delinquent payments on the loans or aggregate losses in respect of the loans were to exceed an amount specified in the related prospectus supplement, holders of Senior Securities would experience losses or delays in payments on the securities.

     In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any distribution date may instead be deposited into one or more reserve funds established with the trustee or distributed to holders of Senior Securities. Those deposits may be made on each distribution date, for specified periods or until the balance in the reserve fund has reached a specified amount and, following payments from the reserve fund to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve fund to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve fund may be released to the holders of certain classes of securities at the times and under the circumstances specified in the prospectus supplement.

     If specified in the related prospectus supplement, various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross-collateralization mechanism or otherwise.

     As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among those classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related prospectus supplement. As between classes of Subordinated Securities, payments to holders of Senior

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Securities on account of delinquencies or losses and payments to any reserve fund will be allocated as specified in the related prospectus supplement.

LETTER OF CREDIT

     The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more Classes of securities (the "L/C Percentage"). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements -- Termination: Optional Termination."

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

     If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties (including guaranteed investment contracts) for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in the trust fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of those assets or a principal payment rate on those assets. These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement.

OVER-COLLATERALIZATION

     If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities. Reducing the principal

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balance of the securities without a corresponding reduction in the principal balance of the underlying Trust Fund Assets will result in over-collateralization.

RESERVE ACCOUNTS

     If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for the series of securities, in trust, of one or more reserve funds for the series. The related prospectus supplement will specify whether or not any reserve funds will be included in the trust fund for a series.

     The reserve fund for a series will be funded (i) by the deposit of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement, (ii) by the deposit from time to time of certain amounts, as specified in the related prospectus supplement to which the Subordinate Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related prospectus supplement.

     Any amounts on deposit in the reserve fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in "Permitted Investments" which may include

     - obligations of the United States or any agency thereof, provided those obligations are backed by the full faith and credit of the United States;

     - general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related series of securities, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each Rating Agency;

     - commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each Rating Agency;

     - certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's Investors Service, Inc. ("Moody's") is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for the securities,

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

          or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the securities by any Rating Agency;

     - demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

     - guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of the agreements, terms and conditions that will not result in the downgrading or withdrawal of the rating then assigned to the securities by any Rating Agency;

     - repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

     - securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of the investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the securities by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

     - short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each Rating Agency;

     -    securities issued or guaranteed by GNMA, FNMA or FHLMC; and

     - other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency that will not result in the downgrading or withdrawal of the rating then assigned to the securities by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency; provided that no instrument shall be a Permitted Investment if the instrument evidences the right to receive interest only payments with respect to the obligations underlying the instrument; and provided, further, that no investment specified in clause (ix) or clause (x) above shall be a Permitted Investment for any pre-funding account or any related Capitalized Interest Account.

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     If a letter of credit is deposited with the trustee, that letter of credit will be irrevocable and will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the securities of the related series. Additional information with respect to the instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

POOL INSURANCE POLICIES

     If specified in the related prospectus supplement, a separate pool insurance policy ("Pool Insurance Policy") will be obtained for the pool and issued by the insurer (the "Pool Insurer") named in the prospectus supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the servicer will present claims thereunder to the Pool Insurer on behalf of itself, the trustee and the holders of the securities of the related series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The applicable prospectus supplement may provide for the extent of coverage provided by the related Pool Insurance Policy, but if it does not, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

     The applicable prospectus supplement may provide for the conditions for the presentation of claims under a Pool Insurance Policy, but if it does not, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the Property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of purchase and certain expenses incurred by the servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the master servicer will not be required to expend its own funds to restore the

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damaged Property unless it determines that (i) the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) the expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

     The applicable prospectus supplement may provide for a Pool Insurance Policy covering losses resulting from defaults. Primary Mortgage Insurance Policies generally do not insure against loss sustained by reason of a default arising from, among other things,

     - fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or

     - failure to construct a Property in accordance with plans and specifications.

     A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's representations described above and might give rise to an obligation on the part of the related seller to repurchase the defaulted loan if the breach cannot be cured by the related seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted loan occurring when the servicer of the loan, at the time of default or thereafter, was not approved by the applicable insurer.

     The applicable prospectus supplement may provide for a Pool Insurance Policy featuring a fixed amount of coverage over the life of the policy, but if it does not, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide for the exclusion of specified expenses from the coverage of the Pool Insurance Policy, but if it does not, the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related securityholders.

SPECIAL HAZARD INSURANCE POLICIES

     If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the mortgage pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related securities from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the Property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage and other losses that

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may be specified in the related prospectus supplement. See "The Agreements --
Hazard Insurance." No special hazard insurance policy will cover losses from fraud or conversion by the trustee or servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

     The applicable prospectus supplement may provide for other payment coverage, but if it does not, each special hazard policy will insure against damage to mortgaged properties caused by special hazard losses in an amount equal to the lesser of:

     -  the cost of repair to or replacement of the damaged Property, or

     - upon transfer of the Property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the Property.

     If the unpaid principal balance of a mortgage loan, plus accrued interest and expenses, is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the Property. In addition, any amount paid to repair or replace the Property will further reduce special hazard coverage by that amount.

     No special hazard policy will insure against damage that is covered by a hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the servicer.

     So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

     To the extent specified in the prospectus supplement, the servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

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BANKRUPTCY BONDS

     If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be canceled or reduced by the servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related securities. See "Legal Aspects of the Mortgage Loans -- Anti-deficiency Legislation and Other Limitations on Lenders."

     To the extent specified in the prospectus supplement, the servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

CROSS SUPPORT

     If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

     If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified trust funds.

FINANCIAL INSTRUMENTS

     If specified in the related prospectus supplement, the trust fund may include one or more swap arrangements or other financial instruments that are intended to meet the following goals:

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     -  to convert the payments on some or all of the mortgage loans, private securities or agency securities from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

     - to provide payments in the event that any index rises above or falls below specified levels; or

     - to provide protection against interest rate changes, certain type of losses including reduced market value, or other payment shortfalls to one or more classes of the related series.

     If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act.

                       YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included the pool. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

     The rate of prepayment on the loans cannot be predicted. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including changes in borrowers' credit standing, general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and realizations on defaulted loans. The enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related loan. See "Legal Aspects of the Loans -- Due-on-Sale Clauses". The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment including for this purpose prepayments resulting from refinancing, liquidations of mortgage loans due to defaults, casualties, condemnations and purchases as a result of a breach of a representation and warranty on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

     Generally, all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the FHA, and single family loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on those types of loans may be lower than that of conventional loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the servicer will

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not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements -- Collection Procedures" and "Legal Aspects of the Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the loans.

     The rate of prepayments with respect to mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Loan Rates borne by the loans, the loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the loans, the loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below the Loan Rates. However, there can be no assurance that this will be the case.

     When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or in the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in the month of receipt. The applicable prospectus supplement may specify when prepayments are passed through to securityholders, but if it does not, neither full nor partial prepayments will be passed through or paid until the month following receipt.

     Even assuming that the Properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a Property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be

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smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the servicer to damages and administrative sanctions.

     If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yield on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price, because while interest will generally accrue on each loan from the first day of the month, the distribution of the interest will not be made earlier than the month following the month of accrual.

     Under certain circumstances, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of securities. See "The Agreements -- Termination; Optional Termination".

     The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the securities.

     The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

                                 THE AGREEMENTS

     Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this prospectus. Where particular provisions or terms used in the Agreements are referred to, the provisions or terms are as specified in the Agreements.

ASSIGNMENT OF THE TRUST FUND ASSETS

     ASSIGNMENT OF THE LOANS. At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to the loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any Retained Interest specified in the related prospectus

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supplement. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Agreement. This schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the Loan Rate or APR, the maturity of the loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and certain other information.

     In addition, the depositor will also deliver or cause to be delivered to the trustee (or to the custodian) for each single family loan or home equity loan,

     - the mortgage note or contract endorsed without recourse in blank or to theorder of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost,

     - the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the Mortgage together with a certificate that the original of the Mortgage was delivered to the recording office),

     - an assignment of the Mortgage in blank, which assignment will be in recordable form in the case of a Mortgage assignment, and any other security documents, including those relating to any senior liens on the Property, as may be specified in the related prospectus supplement or the related Agreement.

     The applicable prospectus supplement may provide other arrangements for assuring the priority of assignments, but if it does not, the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in those states designated by the Rating Agencies where recording is not required to protect the trustee's interest in those loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the related loans.

     With respect to any loans that are cooperative loans, the depositor will cause to be delivered to the trustee (or to the custodian) for each cooperative loan,

     - the related original cooperative note endorsed without recourse in blank or to the order of the trustee or, to the extent the related Agreement so provides, a lost note affidavit,

     -  the original security agreement,

     -  the proprietary lease or occupancy agreement,

     -  the recognition agreement,

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     -  an executed financing agreement and the relevant stock certificate, together with the related blank stock powers, and

     -  any other document specified in the related prospectus supplement.

     The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

     The applicable prospectus supplement may provide for the depositor's delivery obligations in connection with home improvement contracts, but if it does not, the depositor will, as to each home improvement contract, deliver or cause to be delivered to the trustee (or to the custodian) the original home improvement contract and copies of documents and instruments related to each home improvement contract and the security interest in the Property securing the home improvement contract. In general, it is expected that the home improvement contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the home improvement contracts without notice of the assignment, the interest of securityholders in the home improvement contracts could be defeated. See "Legal Aspects of the Loans -- The Home Improvement Contracts."

     The trustee (or the custodian) will review the loan documents within the time period specified in the related prospectus supplement after receipt thereof, and the trustee will hold the loan documents in trust for the benefit of the related securityholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the depositor, and the depositor will notify the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of notice, the seller will be obligated to either purchase the related loan from the trust fund at the Purchase Price or if so specified in the related prospectus supplement, remove the loan from the trust fund and substitute in its place one or more other loans that meets certain requirements set forth in the related prospectus supplement. There can be no assurance that a seller will fulfill this purchase or substitution obligation. Although the trustee may be obligated to enforce the obligation to the extent described above under "Loan Program -- Representations by Sellers; Repurchases," neither the trustee nor the depositor will be obligated to purchase or replace a loan if the seller defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the depositor. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

     The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

     ASSIGNMENT OF AGENCY SECURITIES. The depositor will cause the agency securities to be registered in the name of the trustee or its nominee. Each agency security will be identified in a schedule appearing as an exhibit to the trust agreement, which will specify as to each agency

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security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

     ASSIGNMENT OF PRIVATE MORTGAGE-BACKED SECURITIES. The depositor will cause the private mortgage-backed securities to be registered in the name of the trustee. The trustee or the custodian will have possession of any certificated private mortgage-backed securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a private mortgage-backed security. See "The Trust Fund -- Private Mortgage-Backed Securities." Each private mortgage-backed security will be identified in a schedule appearing as an exhibit to the related trust agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each private mortgage-backed security conveyed to the trustee.

     CONVEYANCE OF SUBSEQUENT LOANS. With respect to a series of securities for which a Pre-Funding Arrangement is provided, in connection with any conveyance of Subsequent loans to the trust fund after the issuance of the related securities, the related Agreement will require the seller and the depositor to satisfy the following conditions, among others:

     - each Subsequent loan purchased after the applicable closing date must satisfy the representations and warranties contained in the subsequent transfer agreement to be entered into by the depositor, the seller and the trustee and in the related Agreement;

     - the seller will not select the Subsequent loans in a manner that it believes is adverse to the interests of the securityholders;

     - as of the related cut-off date, all of the loans in the loan pool at that time, including the Subsequent loans purchased after the closing date, will satisfy the criteria set forth in the related Agreement;

     - the Subsequent loans will have been approved by any third party provider of credit enhancement, if applicable; and

     - in connection with the purchase of each Subsequent loan the trustee will perform an initial review of certain related loan file documentation for the loan and issue an initial certification for which the required documentation in the loan file has been received with respect to each Subsequent loan.

     The Subsequent loans, on an aggregate basis, will have characteristics similar to the characteristics of the initial pool of loans as described in the related prospectus supplement. Each acquisition of any Subsequent loans will be subject to the review of the aggregate statistical characteristics of the related loan pool for compliance with the applicable statistical criteria set forth in the related Agreement, which will be conducted by any third party provider of credit enhancement, if applicable, the rating agencies and the seller's accountants.

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     Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

     The servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the trust fund (the "Security Account"). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, the Security Account must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related series of securities,
(ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation ("SAIF")), (iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or (iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held in a Security Account may be invested pending each succeeding distribution date in Permitted Investments. To the extent provided in the related prospectus supplement, the trustee or its designee will be entitled to receive any interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the trustee or with a depository institution that is an affiliate of the trustee, provided it meets the standards set forth above.

     The servicer will deposit or cause to be deposited in the Security Account for each trust fund, to the extent applicable and unless otherwise specified in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing Retained Interest):

     - all payments on account of principal, including Principal Prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

     - all payments on account of interest on the loans, net of applicable servicing compensation;

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     -  all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the master servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent those proceeds are not applied to the restoration of the Property or released to the Mortgagor in accordance with the servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the servicer, if any) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

     - all proceeds of any loan or Property in respect thereof purchased by the depositor or any seller as described under "Loan Program -- Representations by Sellers; Repurchases" or " -- Assignment of Trust Fund Assets" above and all proceeds of any loan repurchased as described under " -- Termination; Optional Termination" below;

     - all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under " -- Hazard Insurance" below;

     - any amount required to be deposited by the servicer in connection with losses realized on investments for the benefit of the servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the servicer in connection with prepayment interest shortfalls; and

     - all other amounts required to be deposited in the Security Account pursuant to the Agreement.

     The servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

     - to pay to the servicer the servicing fees described in the related prospectus supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto;

     - to reimburse the servicer for advances, this right of reimbursement with respect to any loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which the advance was made;

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     -  to reimburse the servicer for any advances previously made which the servicer has determined to be nonrecoverable;

     - to reimburse the servicer from Insurance Proceeds for expenses incurred by the servicer and covered by the related insurance policies;

     - to reimburse the servicer for unpaid servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the servicer in the performance of its servicing obligations, this right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

     - to pay to the servicer, with respect to each loan or Property acquired in respect thereof that has been purchased by the servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of the repurchased loan;

     - to reimburse the servicer or the depositor for expenses incurred and reimbursable pursuant to the Agreement;

     - to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

     - to clear and terminate the Security Account upon termination of the Agreement.

     In addition, the Agreement will generally provide that, on or prior to the business day immediately preceding each distribution date, the servicer shall withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

PRE-FUNDING ACCOUNT

     If so provided in the related prospectus supplement, the trustee will establish and maintain an account (the "Pre-Funding Account"), in the name of the related trustee on behalf of the related securityholders, into which the depositor will deposit cash in an amount specified in the prospectus supplement (the "Pre-Funded Amount") on the related Closing Date. The Pre-Funding Account will be maintained for the related series of securities and is designed solely to hold funds to be applied by the trustee during the period from the closing date to a date not more than a year after the closing date (the "Funding Period") to pay to the depositor the purchase price for loans purchased during the Funding Period (the "Subsequent Loans"). Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the certificates and notes of the related series. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related Agreement. SEE "Credit Enhancement -- Reserve Accounts" for a description of the types of investments which may constitute "Permitted Investments". Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or such other trust account as is specified in the related prospectus supplement and

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losses will be charged against the funds on deposit in the Pre-Funding Account.
Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities. Prior to or concurrently with each distribution on a distribution date within the Funding Period, the trustee will furnish to each securityholder of record of the related series of securities a statement setting forth the amounts of the Pre-Funding Amount deployed by the trustee to purchase Subsequent Loans during the preceding collection period. The depositor will file or cause such statement to be filed with the SEC as an exhibit to a Current Report on Form 8-K within 15 days after the related distribution date. SEE "Description of the Securities -- Reports to Securityholders." The underwriting standards for the Subsequent Loans will not materially differ from the underwriting standards for the mortgage loans initially included in the trust fund.

     In addition, if so provided in the related prospectus supplement, on the related Closing Date the depositor will deposit in an account (the "Capitalized Interest Account") cash in such amount as is necessary to cover shortfalls in interest on the related series of securities that may arise as a result of the Pre-Funding feature as described above. The Capitalized Interest Account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related series of securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the depositor.

SUB-SERVICING BY SELLERS

     Each seller of a loan or any other servicing entity may act as the sub-servicer for the loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. While each sub-servicing agreement will be a contract solely between the servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the servicer for the series of securities is no longer the servicer of the related loans, the trustee or any successor servicer must recognize the sub-servicer's rights and obligations under the sub-servicing agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the servicer will remain liable for its servicing duties and obligations under the Servicing Agreement as if the servicer alone were servicing the loans.

COLLECTION PROCEDURES

     The servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, follow those collection procedures as are customary with respect to loans that are comparable to the loans. Consistent with the above, the servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and to the extent not inconsistent with the coverage of the loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty,

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bankruptcy bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment.

     In any case in which Property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the loan under any due-on-sale clause applicable thereto, but only if the exercise of those rights is permitted by applicable law and will not impair or threaten to impair any recovery under any Primary Mortgage Insurance Policy. If these conditions are not met or if the servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if the loan is a mortgage loan insured by the FHA or partially guaranteed by the VA, the servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the Property has been or is about to be conveyed, pursuant to which the person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation. See "Legal Aspects of the Loans -- Due-on-Sale Clauses". In connection with the assumption of any loan, the terms of the related loan may not be changed.

     With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Legal Aspects of the Loans". This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

HAZARD INSURANCE

     In general, the servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which the Property is located. This coverage will be in an amount that is at least equal to the lesser of

     - the maximum insurable value of the improvements securing the loan or the greater of

     (1)    the outstanding principal balance of the loan, and

     (2) an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

All amounts collected by the servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the servicer maintains a blanket policy insuring against hazard losses

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on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. This blanket policy may contain a deductible clause, in which case the servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited in the Security Account but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of those policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a loan is located in a federally designated special flood area at the time of origination, the servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

     The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of a specified percentage (generally 80% to 90%) of the full replacement value of the insured Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of

     - the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or

     - such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Since the amount of hazard insurance the servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged Property.

     If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement".

     The servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the Property owned by

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the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged Property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the related cooperative loan to the extent not covered by other credit support.

     If the Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the servicer for its expenses and (ii) that the related expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted loan under any related Insurance Policy is not available or if the defaulted loan is not covered by an Insurance Policy, the servicer will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the Property securing the defaulted loan are less than the principal balance of the related loan plus interest accrued thereon that is payable to securityholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the servicer in connection with the liquidation proceedings and which are reimbursable under the Agreement. In the unlikely event that any liquidation proceedings result in a total recovery which is, after reimbursement to the servicer of its expenses, in excess of the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

     If the servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the servicer, exceed the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan. In the event that the servicer has expended its own funds to restore the damaged Property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to those expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the servicer, no such payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest thereon. See "Credit Enhancement".

     The proceeds from any liquidation of a loan will be applied in the following order of priority: FIRST, to reimburse the servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the servicer with

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respect to the loan; SECOND, to reimburse the servicer for any unreimbursed advances with respect to the loan; THIRD, to accrued and unpaid interest (to the extent no advance has been made for that amount) on the loan; and FOURTH, as a recovery of principal of the loan.

REALIZATION UPON DEFAULTED LOANS

     PRIMARY MORTGAGE INSURANCE POLICIES. If so specified in the related prospectus supplement, the servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which this type of coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.

     FHA INSURANCE; VA GUARANTIES. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see "Legal Aspects of the Loans -- Title I Program", certain loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

     Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA Guaranty"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal servicing compensation to be paid to the servicer in respect of its servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each loan, and this compensation will be retained by it from collections of

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interest on the loan in the related trust fund (the "Servicing Fee"). As compensation for its servicing duties, a sub-servicer will be entitled to a monthly sub-servicing fee as described in the related prospectus supplement. In addition, generally, the servicer or sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account.

     The servicer will pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. In addition, the servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted mortgage loan as to which it has determined that all recoverable liquidation proceeds and insurance proceeds have been received, and in connection with the restoration of mortgaged properties, the right of reimbursement being before the rights of certificateholders to receive any related liquidation proceeds, including insurance proceeds.

EVIDENCE AS TO COMPLIANCE

     Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the servicer of mortgage loans or private asset backed securities, or under trust agreements substantially similar to each other (including the related Agreement) was conducted in compliance with those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, or the Uniform Single Attestation Program for Mortgage Bankers, it is required to report. In rendering its statement the firm may rely, as to matters relating to the direct servicing of loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of the statement) of firms of independent public accountants with respect to the related sub-servicer.

     Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the servicer to the effect that the servicer has fulfilled its obligations under the Agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of the servicer may be obtained by securityholders of the related series without charge upon written request to the servicer at the address set forth in the related prospectus supplement.

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CERTAIN MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

     The servicer will be named in the related Prospectus Supplement. The entity acting as servicer under a Trust Agreement or Servicing Agreement, as applicable, may be an affiliate of the depositor and may have normal business relationships with the depositor or the depositor's affiliates.

     Each Agreement will provide that the servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that neither the servicer, the depositor nor any director, officer, employee or agent of the servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the servicer, the depositor nor any director, officer, employee or agent of the servicer or the depositor will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of the servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except for any loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to securityholders.

     In general, any person into which the servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor of the servicer under each Agreement, provided that the related merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of the related series that have been rated.

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EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     TRUST AGREEMENT; SERVICING AGREEMENT. The applicable prospectus supplement may provide for other Events of Default under any Trust agreement or Servicing Agreement, but if it does not, the Events of Default will consist of

     - any failure by the Servicer to deposit in the Security Account or remit to the Trustee any payment required to be made under the terms of this Agreement, which failure shall continue unremedied for one day after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or the Depositor or to the Master Servicer and the Trustee by the Holders of Certificates having not less than 51% of the Voting Rights evidenced by the Certificates; or

     - any failure by the Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement, which failure materially affects the rights of Certificateholders, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Servicer by the Trustee, the Master Servicer, or the Depositor, or to the Servicer and the Trustee by the Holders of Certificates evidencing not less than 51% of the Voting Rights evidenced by the Certificates; provided, however, that the 60-day cure period shall not apply to the initial delivery of the Mortgage File for Delay Delivery Mortgage Loans nor the failure to substitute or repurchase in lieu thereof; or

     - a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

     - the Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or all or substantially all of the property of the Servicer; or

     - the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

     The applicable prospectus supplement may provide for steps required to be taken if an Event of Default remains unremedied, but if it does not, so long as an Event of Default under an Agreement remains unremedied, the depositor, the trustee or all of the holder of the class of certificates designated in the prospectus supplement may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate percentage interests

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constituting the class and under such other circumstances as may be specified in the Agreement, the trustee shall terminate all of the rights and obligations of the servicer under the Agreement relating to the trust fund and in and to the related Trust Fund Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the Agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the servicer under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor to the servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the Agreement.

     Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of the holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to the Agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of securities of any class of the series evidencing not less than 25% of the aggregate percentage interests constituting the class have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

     INDENTURE. The applicable prospectus supplement may provide for other Events of Default, but if it does not, the Events of Default under each Indenture will consist of:

     - a default in the payment of any principal of or interest on any note of the series which continues unremedied for five days after the giving of written notice of the default is given as specified in the related prospectus supplement;

     - failure to perform in any material respect any other covenant of the depositor or the trust fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

     - certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

     - any other Event of Default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

     If an Event of Default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series affected thereby, or such other class of notes specified in the applicable prospectus supplment, may declare the principal amount (or, if the notes of the series have an interest rate of 0%, that portion of the principal amount as may be specified in the terms of the series, as provided in the related prospectus supplement) of all the

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notes of the series to be due and payable immediately. This declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the percentage interests of the notes of the series.

     If, following an Event of Default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration of acceleration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, unless

     - the holders of 100% of the percentage interests of the notes of the series consent to the sale,

     - the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or

     - the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the percentage interests of the notes of the series.

     In the event the principal of the notes of a series is declared due and payable, as described above, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of the series, unless the holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the request or direction. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of the series, and the holders of a majority of the then aggregate outstanding amount of the notes of the series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of the series affected thereby.

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AMENDMENT

     The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may be amended by the depositor, the depositor and the trustee, without the consent of any of the securityholders,

     (a)    to cure any ambiguity;

     (b) to correct any defective provision in the Agreement or to supplement any provision in the Agreement that may be inconsistent with any other provision in it; or

     (c) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions in it,

provided that the action will not adversely affect in any material respect the interests of any securityholder. An amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting the amendment obtains a letter from each Rating Agency requested to rate the class or classes of securities of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the securities.

     In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Security Account is maintained, provided that any change does not adversely affect the then current rating on the class or classes of securities of the series that have been rated. Moreover, the related Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

     The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may also be amended by the depositor, the depositor and the trustee with consent of holders of securities of the series evidencing not less than 66% of the aggregate percentage interests of each class affected thereby or of all classes if all classes are so affected for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no amendment may

     - reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of the security, or

     - reduce the aforesaid percentage of securities of any class the holders of which are required to consent to any such amendment,

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in each case without the consent of the holders of all securities of the class covered by the Agreement then outstanding.

     If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

     TRUST AGREEMENT. The applicable prospectus supplement may provide for the timing by which the Agreement terminates, but if it does not, the obligations created by each Trust Agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the trustee and required to be paid to them pursuant to the Agreement following the later of

     - the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all Property acquired upon foreclosure of any Trust Fund Assets remaining in the trust fund, and

     - the purchase by the servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see "Federal Income Tax Consequences" below), or other person specified in the related prospectus supplement from the related trust fund of all of the remaining Trust Fund Assets and all Property acquired in respect of the Trust Fund Assets.

     Any purchase of Trust Fund Assets and Property acquired in respect of Trust Fund Assets for a series of securities will be made at the option of the servicer, or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of this right will effect early retirement of the securities of that series, but the right of the servicer, or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(a)(4) of the Code.

     INDENTURE. The Indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the trustee for cancellation of all the notes of the series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the series.

     In addition to the discharge with certain limitations, the Indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from

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any and all obligations in respect of the notes of the series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of the series, to replace stolen, lost or mutilated notes of the series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the Indenture and the notes of the series. In the event of any defeasance and discharge of notes of a series, holders of notes of the series would be able to look only to this money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

THE TRUSTEE

     The trustee under each Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer, the servicer(s) and any of their respective affiliates.

                           LEGAL ASPECTS OF THE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because the legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

GENERAL

     The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the Property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the Property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the Property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the Property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a

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security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject Property to the grantee until the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     COOPERATIVES. Certain of the loans may be cooperative loans. The cooperative owns all the Property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

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FORECLOSURE

     DEED OF TRUST. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the Property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, the foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (including California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the Property and sent to all parties having an interest of record in the Property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

     MORTGAGES. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the Property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the Property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the Property, the possible deterioration of the Property during the foreclosure proceedings and a requirement that the purchaser pay for the Property in cash or by cashier's check. Thus the foreclosing lender often purchases the Property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where the judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of

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ownership, including obtaining hazard insurance and making the repairs at its own expense as are necessary to render the Property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the Property. Depending upon market conditions, the ultimate proceeds of the sale of the Property may not equal the lender's investment in the Property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Mortgages; Rights of Senior Mortgagees" below.

     COOPERATIVE LOANS. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds form the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

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     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the Property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

ENVIRONMENTAL RISKS

     Property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a Property may give rise to a lien on the Property to assure the payment of the costs of clean-up. In several states this type of lien has priority over the lien of an existing mortgage against the Property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the EPA may impose a lien on Property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exclusion")

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but without "participating in the management" of the Property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or Property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or Property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or Property as an investment (including leasing the facility or Property to third party), or fails to market the Property in a timely fashion.

     Whether actions taken by a lender would constitute participation in the management of a Property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exemption to the lender.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. This legislation provides that in order to be deemed to have participated in the management of a Property, a lender must actually participate in the operational affairs of the Property or the borrower. The legislation also provides that participation in the management of the Property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the Property.

     If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to certificateholders.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

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     In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the Properties was conducted.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the Property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed Property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the Property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem Property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the Property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular Property and a loan secured by a junior lien on the same Property, the lender, as the holder of the junior lien, may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

     Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the Property. Finally,

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other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the Property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a Property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the Property is not the debtor's principal residence and the court determines that the value of the Property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the Property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of these types of proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of the payments.

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

DUE-ON-SALE CLAUSES

     Generally, each conventional loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce due-on-sale clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of those clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of

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a total of eleven "window period states," five states (Arizona, Michigan,
Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the Property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of a prepayment penalty, particularly with respect to fixed rate loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of the those loans or contracts. Late charges and prepayment penalties are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted these laws prior to the April 1, 1983 deadline. In addition, even where

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Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

HOME IMPROVEMENT CONTRACTS

     GENERAL. Some home improvement contracts may in addition to being secured by mortgages on real estate, also be secured by purchase money security interests in home improvements financed thereby (these home improvement contracts are referred to in this section as "contracts"). These contracts generally are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. In general, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

     SECURITY INTERESTS IN HOME IMPROVEMENTS. The contracts that are secured by the home improvements financed thereby grant to the originator of the contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. These purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose this characterization upon incorporation of the materials into the related Property, will not be secured by a purchase money security interest in the home improvement being financed.

     ENFORCEMENT OF SECURITY INTEREST IN HOME IMPROVEMENTS. So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also

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requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     CONSUMER PROTECTION LAWS. The so-called holder in due course rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

     APPLICABILITY OF USURY LAWS. Title V, provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT CONTRACTS

     The loans may also consist of installment contracts. Under an installment contract the seller (referred to in this section as the "lender") retains legal title to the Property and enters into an agreement with the purchaser (referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the

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borrower of the contract is the lender obligated to convey title to the Property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the Property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the Property.

     The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the Property, the entire indebtedness is accelerated, and the buyer's equitable interest in the Property is forfeited. The lender in this type of situation does not have to foreclose in order to obtain title to the Property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the Property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the Property under an installment contract for the sale of real estate to share in the proceeds of sale of the Property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a Property subject to one or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of the borrower's loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the servicer to foreclose on an affected loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that a loan that is subject to the Relief Act

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goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

JUNIOR MORTGAGES AND RIGHTS OF SENIOR MORTGAGEES

     To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under the junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the Property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the Property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply these proceeds and awards to any indebtedness secured by the mortgage, in the order determined by the mortgagee. Thus, in the event improvements on the Property are damaged or destroyed by fire or other casualty, or in the event the Property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the Property and, when due, all encumbrances, charges and liens on the Property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the Property, to maintain and repair the Property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the Property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

     The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any Mortgage will not be included in the trust

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fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

THE TITLE I PROGRAM

     GENERAL. Certain of the loans contained in a trust fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

     The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans ("Property Improvement Loans" or "Title I Loans"). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a Property and includes single family improvement loans.

     There are two basic methods of lending or originating these loans which include a "direct loan" or a "dealer loan". With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

     Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond

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with the borrower's irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first scheduled payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated on a simple interest basis. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

     Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

     Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In this case, provided that the validity of any lien on the Property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless the material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

     REQUIREMENTS FOR TITLE I LOANS. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single Property, in each case as long as the total outstanding balance of all Title I Loans in the same Property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

     Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if the loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

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     The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the Property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend the list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the borrower is required to submit to the lender, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender or its agent is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

     FHA INSURANCE COVERAGE. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to the loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during the year, FHA will not refund the insurance premium, but will abate any insurance charges falling due after the prepayment.

     Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to the insured loans and (ii) the amount of insurance coverage attributable to insured loans sold by the lender. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage in the lender's FHA insurance coverage reserve account may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

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     The lender may transfer (except as collateral in a bona fide loan transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of the loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of the loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

     CLAIMS PROCEDURES UNDER TITLE I. Under the Title I Program the lender may accelerate an insured loan following a default on the loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

     Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the Property under any security instrument, or
(b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the Property under a security instrument (or if it accepts a voluntary conveyance or surrender of the Property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

     When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of the loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If a defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

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     Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. For the purposes hereof, the "Claimable Amount" means an amount equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against Property securing the loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney's fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of loans secured by Single Family Properties. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z, requires certain disclosures to the borrowers regarding the terms of the loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Certain provisions of these laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of these laws may limit the ability of the sellers to collect all or part of the principal of or interest on the loans and could subject the sellers and in some cases their assignees to damages and administrative enforcement.

HOME OWNERSHIP AND EQUITY PROTECTION ACT OF 1994

     Some loans and contracts, known as "High Cost Loans", may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Home Ownership and Equity Protection Act of 1994, or "Homeownership Act", if such trust assets were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan, including any trust fund, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as recision rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The maximum damages that may be recovered under these provisions from an assignee, including the trust fund, is the remaining

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amount of indebtedness plus the total amount paid by the borrower in connection with the home loan.

     In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in home loans that have interest rates or origination costs in excess of consummation of the home loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. An originators' failure to comply with these laws could subject the trust fund, and other assignees of the home loans, to monetary penalties and could result in the borrowers rescinding the home loans against either the trust fund or subsequent holders of the home loans.

     Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion has been prepared with the advice of McKee Nelson LLP, special counsel to the depositor. This discussion is based on authorities that are subject to change or differing interpretations. Any such change or differing interpretation could be applied retroactively. No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

     This discussion is directed solely to Security Owners that purchase securities at issuance and hold them as "capital assets" within the meaning of
Section 1221 of the Code. The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

     In addition, this discussion does not address the state, local or other tax consequences of the purchase, ownership, and disposition of securities. We recommend that you consult your own tax advisor in determining the state, local and other tax consequences of the purchase, ownership, and disposition of securities. Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

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     In this discussion, when we use the term:

     - "Security Owner," we mean any person holding a beneficial ownership interest in securities;

     -  "Code," we mean the Internal Revenue Code of 1986, as amended;

     -  "IRS," we mean the Internal Revenue Service;

     - "AFR," we mean the applicable federal rate, which is an average of current yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

     -  "Foreign Person," we mean any person other than a U.S. Person; and

     -  "U.S. Person," we mean (i) a citizen or resident of the United States;
        (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

TYPES OF SECURITIES

     This discussion addresses the following four types of securities:

     -  REMIC certificates,

     -  FASIT certificates,

     - notes issued by a trust, including a trust for which a REIT election has been made, and

     - trust certificates issued by trusts for which a REMIC or FASIT election is not made.

     The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement. Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities. The discussions under "-Special Tax Attributes" and "-Backup Withholding" below address all types of securities.

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     REMIC CERTIFICATES GENERALLY. With respect to each series of REMIC certificates, McKee Nelson LLP will deliver its opinion that, assuming compliance with all provisions of the related trust agreement, the related trust will comprise one or more "REMICs" within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be "regular interests" or "residual interests" in a REMIC within the meaning set out in
Section 860G(a) of the Code. The prospectus supplement for REMIC certificates will identify the regular interests and residual interest in the REMIC.

     A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest. We refer to a REMIC certificate representing a regular interest in a REMIC as a "REMIC regular certificate." REMIC regular certificates generally will be treated for federal income tax purposes as debt instruments issued by the REMIC. The tax treatment of securities treated as debt instruments, including REMIC regular certificates, is discussed under "--Taxation of Securities Treated as Debt Instruments" below. You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular certificate in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

     We refer to a REMIC certificate representing a residual interest in a REMIC as a "REMIC residual certificate" and the owner of a beneficial interest in a REMIC residual certificate as a "Residual Owner." The tax treatment of REMIC residual certificates is discussed under "-REMIC Residual Certificates" below.

     A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions. In general, a "prohibited transaction" means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects "net income from foreclosure property" to tax at the highest corporate rate. We do not anticipate that any REMIC in which we will offer certificates will engage in any such transactions or receive any such income.

     If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In this event, the entity may be subject to taxation as a separate corporation, and the certificates issued by the entity may not be accorded the status described under "-- Special Tax Attributes" below. In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity's income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

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     To the extent provided in the applicable prospectus supplement, a certificate may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract. This can occur, for instance, if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an "outside reserve fund"). The outside reserve fund typically would be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

     FASIT CERTIFICATES GENERALLY. With respect to each series of FASIT certificates, McKee Nelson LLP will deliver its opinion that, assuming compliance with all provisions of the related trust agreement, the related trust will qualify as a "FASIT" within the meaning of Section 860L of the Code. In such case, the certificates will represent one or more classes of FASIT regular interests, which we refer to herein as "FASIT regular certificates," and a single ownership interest, which we refer to herein as the "Ownership certificate." The prospectus supplement for FASIT certificates will identify the regular interests and ownership interest in the FASIT.

     FASIT regular certificates generally will be treated as debt instruments for federal income tax purposes, and a Security Owner must report income from such certificates under an accrual method of accounting, even if it otherwise would have used another method. The tax treatment of securities treated as debt instruments, including FASIT regular certificates, is discussed under "--Taxation of Securities Treated as Debt Instruments" below.

     Certain FASIT regular interests, referred to as "High-Yield Interests," are subject to special rules. The applicable prospectus supplement will identify those FASIT regular certificates, if any, that are High-Yield Interests. Generally, High-Yield Interests may be held only by domestic "C" corporations, other FASITs, and dealers in securities who hold such interests in inventory. If a securities dealer (other than a domestic "C" corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment or ceases to be a dealer, the dealer will become subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, the transfer of a High-Yield Interest to a disqualified holder will be disregarded for federal income tax purposes, and the transferor will continue to be taxed as the holder of the High-Yield Interest.

     The beneficial owner of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular income tax purposes or alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule under which corporate income tax could be imposed on income derived from a FASIT regular certificate that is held by a pass through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular certificate that have the same features as High-Yield Interests.

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     The Ownership certificate in a FASIT must be held by an "eligible corporation" within the meaning of Section 860L(a)(2) of the Code (generally, a domestic, taxable "C" corporation other than a REIT, regulated investment company or cooperative). The tax treatment of Ownership certificates is discussed under "-- FASIT Ownership Certificates" below.

     Qualification as a FASIT requires ongoing compliance with certain conditions. If a trust for which a FASIT election has been made fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a trust, as a separate association taxable as a corporation, or as a partnership. The FASIT regular certificates could be treated as debt instruments for federal income tax purposes or as equity interests in the former FASIT. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for a period of time in which the requirements for FASIT status are not satisfied.

     On February 7, 2000, the IRS released proposed regulations interpreting the provisions of the Code applicable to FASITs. Subject to certain exceptions, the proposed regulations would become effective only at the time the regulations are issued in final form. Accordingly, definitive guidance addressing the qualification of a trust as a FASIT and the tax consequences to beneficial owners of interests in FASITs does not exist.

     ISSUANCE OF NOTES GENERALLY. For each issuance of notes by a trust (which does not make a REMIC or FASIT election), McKee Nelson LLP will deliver its opinion that, assuming compliance with the trust agreement and the indenture, the notes will constitute debt instruments for federal income tax purposes. No regulations, published rulings, or judicial decisions may exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the notes. The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes. The tax treatment of securities treated as debt instruments is discussed under "--Taxation of Securities Treated as Debt Instruments" below. If, contrary to the opinion of McKee Nelson LLP, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under "--Taxation of Securities Treated as Debt Instruments."

     With respect to certain trusts that issue notes, an election may be made to treat the trust as a "real estate investment trust" within the meaning of
Section 856(a) of the Code (a "REIT"). In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code. The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

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     CLASSIFICATION OF TRUST CERTIFICATES GENERALLY. With respect to each series of trust certificates for which no REMIC or FASIT election is made, McKee Nelson LLP will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the trust agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a certificate will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a "Grantor Trust" and to the certificates issued by the trust as "Grantor Trust Certificates"); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a certificate issued by the trust will be a partner in that partnership (we refer to such certificates as "Partner Certificates"). The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner Certificates will agree by their purchase of such securities, to treat the trust and the related securities consistent with the manner provided in the related supplement for all tax purposes. The proper characterization of the arrangement involving Grantor Trust Certificates or Partner Certificates may not be clear, because there may be no authority on closely comparable transactions. For a discussion of the tax treatment of Grantor Trust Certificates, see "--Grantor Trust Certificates" below, and for a discussion of the tax treatment of Partner Certificates, see "Partner Certificates" below.

TAXATION OF SECURITIES TREATED AS DEBT INSTRUMENTS

     When we refer to "Debt Securities" in the discussion that follows, we mean
(i) REMIC regular certificates, (ii) FASIT regular certificates and (iii) notes issued by a trust that does not make a REMIC or FASIT election. This discussion is based in part on the regulations applicable to original issue discount (the "OID Regulations) and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities. To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Prospective investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount ("OID") with respect to Debt Securities.

     INTEREST INCOME AND OID. Debt Securities may be treated as having been issued with OID. A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price by more than a DE MINIMIS amount. Although not clear, the DE MINIMIS amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the

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class, computed by taking into account the prepayment assumption discussed below. A beneficial owner of a Debt Security generally must report DE MINIMIS OID with respect to that Debt Security PRO RATA as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

     For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Debt Security also includes any amount paid by an beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

     The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate ("Qualified Stated Interest"). Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an "accrual class"), or a class the interest on which is substantially disproportionate to its principal amount (a "super-premium class").

     To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular certificates or FASIT regular certificates, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner's method of tax accounting. If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security's stated redemption price at maturity. Qualified Stated Interest payable on a REMIC regular certificate or FASIT regular certificate must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

     If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security. This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

     The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the "PAC Method"). Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the

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sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period. The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day. The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each Distribution Date as the accrual period.

     The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity. The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust's assets.

     For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust's assets. The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes. No representation, however, is made as to the rate at which principal payments or recoveries on the trust's assets actually will occur.

     Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust's assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security.

     VARIABLE RATE SECURITIES. Debt Securities may provide for interest based on a variable rate. The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under "--INTEREST INCOME AND OID" above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security. It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class. OID reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

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     ACQUISITION PREMIUM. If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an "acquisition premium" as that term is defined in Section 1272(a)(7) of the Code. The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium. Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security. Security Owners should be aware that this fixed fraction methodology will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security's stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

     MARKET DISCOUNT. If a purchaser acquires a Debt Security at a discount from its outstanding principal amount (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a "market discount bond"). If the market discount is less than a statutorily defined DE MINIMIS amount (presumably equal to the product of (i)
0.25 percent, (ii) the stated redemption price at maturity of the Debt Security and (iii) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero. It appears that DE MINIMIS market discount would be reported in a manner similar to DE MINIMIS OID. See "--INTEREST INCOME AND OID" above.

     Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we recommend that prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

     Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it. The election may be revoked only with the consent of the IRS.

     The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end

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of the accrual period. In the case of a Debt Security that was issued without
OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

     If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b) of the Code, the interest deferral rule will not apply.

     AMORTIZABLE BOND PREMIUM. A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under Section 171 of the Code. If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner's income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount. The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it. The election may be revoked only with the consent of the IRS.

     NON-PRO RATA SECURITIES. A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a "non-pro rata security"). In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption. In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above. However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID

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Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole. Prospective investors are advised to consult their tax advisors as to this treatment.

     ELECTION TO TREAT ALL INTEREST AS OID. The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including DE MINIMIS OID and DE MINIMIS market discount), and premium in income as interest, based on a constant yield method (a "constant yield election"). It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner's acquisition would apply. If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above. Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in Section 1278(b) of the Code, which is described above. A constant yield election may be revoked only with the consent of the IRS.

     TREATMENT OF LOSSES. Security Owners that own REMIC regular certificates or FASIT regular certificates, or in the case of Debt Securities for which a REMIC of FASIT election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust's assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible. In addition, potential investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code. As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

     Although not entirely clear, it appears that: (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security's partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security's complete worthlessness. Security Owners should consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

     SALE OR OTHER DISPOSITION. If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner's adjusted tax basis in the Debt Security. The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner's cost for the Debt Security,

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increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security's stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Gain from the sale of a REMIC regular certificate that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner's income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner's income.

     FOREIGN PERSONS. Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered "portfolio interest" and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (ii) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the "withholding agent") with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the Foreign Person that owns the Debt Security. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed. If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. We recommend that Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

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     INFORMATION REPORTING. Payments of interest (including OID, if any) on a
Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under "-- MARKET DISCOUNT" above.

     Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

REMIC RESIDUAL CERTIFICATES

     If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under " - BASIS RULES AND DISTRIBUTIONS" below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner. The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter. The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss.

     TAXABLE INCOME OR NET LOSS OF THE REMIC. Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting. There are, however, certain modifications. First, a deduction is allowed for accruals of interest and OID on the REMIC regular certificates issued by the REMIC. Second, market discount will be included in income as it accrues, based on a constant yield to maturity method. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account. Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code. Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees. See, however, "-- PASS THROUGH OF CERTAIN EXPENSES" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter. For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

     PASS THROUGH OF CERTAIN EXPENSES. A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections 67 and 68 of the Code. See "-- Grantor Trust Certificates - TRUST EXPENSES" below for a discussion of the limitations of Sections

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67 and 68 of the Code. Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC. In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

     EXCESS INCLUSIONS. Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules. For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC's taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate. If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions. The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

     For Residual Owners, an excess inclusion may not be offset by deductions, losses, or loss carryovers. Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

     Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner's excess inclusions for the year. Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner's excess inclusions for the year. Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     TAXABLE INCOME MAY EXCEED DISTRIBUTIONS. In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year. The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of

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premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand. If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued OID relating to those regular interests. When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

     Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under "--EXCESS INCLUSIONS" above. The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC certificates, may have a significant adverse effect upon a Residual Owner's after-tax rate of return.

     BASIS RULES AND DISTRIBUTIONS. A Residual Owner's adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (i) the daily portions of REMIC net loss taken into account by the Residual Owner and (ii) distributions made by the REMIC to the Residual Owner.

     A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner's adjusted basis in the REMIC residual certificate immediately before the distribution. The distribution will reduce the Residual Owner's adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the Residual Owner's adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate. See "-- SALES OF REMIC RESIDUAL CERTIFICATES" below.

     A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to

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future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

     The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate. See "-- SALES OF REMIC RESIDUAL CERTIFICATES."

     SALES OF REMIC RESIDUAL CERTIFICATES. If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

     INDUCEMENT PAYMENTS. The tax treatment of any payments made by a transferor of a REMIC residual certificate to a transferee to induce the transferee to acquire the REMIC residual certificate is unclear. We recommend, therefore, that you consult your tax advisor concerning the tax treatment of such payments.

     DISQUALIFIED ORGANIZATIONS. If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see "--Taxation of Securities Treated as Debt Instruments - INTEREST INCOME AND OID," for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the trust agreement. The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The trust agreement for each series of REMIC certificates will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain

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other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

     In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity
(1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a "pass through entity" means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity. Moreover, in the case of any "electing large partnership," within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income. Finally, an exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

     NONECONOMIC REMIC RESIDUAL CERTIFICATES. A transfer of a "noneconomic" REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

     A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust. See "-Taxation of Securities Treated as Debt Instruments - INTEREST INCOME AND OID," for a discussion concerning prepayment assumptions.

     All transfers of REMIC residual certificates will be subject to certain restrictions under the terms of the related trust agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an

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affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests; PROVIDED, HOWEVER, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

     Treasury regulations provide a safe harbor for transfers of REMIC residual certificates and if the safe harbor is satisfied, the transfer is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor set out in the regulations, (1) the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due, (2) the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC residual certificate the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due, (3) the transferee must represent that it will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer and (4) either (i) the amount received by the transferee must be no less on a present value basis than the present value of the net tax detriment attributable to holding the REMIC residual certificate reduced by the present value of the projected payments to be received on the REMIC residual certificate or (ii) the transfer must be to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporation sin transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the REMIC residual certificate will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations providing this safe harbor generally are applicable to transfers of residual interest on or after February 4, 2000, but certain provisions only apply to transfers of residual interests occurring on or after August 19, 2002. The safe harbor rules contain additional detail regarding their application. If you are a Residual Owner, we recommend that you consult your tax advisor concerning the safe harbor rules before undertaking a transfer of a REMIC residual certificate.

     RESTRICTIONS ON TRANSFERS OF RESIDUAL CERTIFICATES TO FOREIGN PERSONS. Transfers to a Foreign Person of REMIC residual certificates that have tax avoidance potential are disregarded for all federal income tax purposes. If such a transfer is disregarded, the purported transferor of

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the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate. A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate. The trust agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

     FOREIGN PERSONS. The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Owners may qualify as "portfolio interest," subject to the conditions described in "--Taxation of Securities Treated as Debt Instruments - FOREIGN PERSONS" above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984, and (ii) the trust fund to which the REMIC residual certificate relates consists of obligations issued in "registered form" within the meaning of Section 163 (f)(1) of the Code. Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form. Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--EXCESS INCLUSIONS" above. If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates. If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of ) under rules similar to withholding upon disposition of Debt Securities that have OID. See "--RESTRICTIONS ON TRANSFERS OF RESIDUAL CERTIFICATES TO FOREIGN INVESTORS" above concerning the disregard of certain transfers having "tax avoidance potential." Potential investors who are Foreign Persons should consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual certificates.

     ADMINISTRATIVE PROVISIONS. The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real

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Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC's returns. Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC's residual interest. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax mattes person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the REMIC residual certificates of the same series would be able to participate in those proceedings in appropriate circumstances.

     Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC's return if the holder owns 100 percent of the REMIC residual certificates for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may access a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

     The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC taxable Income or Net Loss Allocation. Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the Code expenses (see "--PASS THROUGH OF CERTAIN EXPENSES" above) allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC's assets meeting the qualified asset tests described under "--Special Tax Attributes--REMIC Certificates" below.

     MARK-TO-MARKET RULES. Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. The Treasury regulations provide that a REMIC

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residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

FASIT OWNERSHIP CERTIFICATES

     An Ownership certificate represents the residual equity interest in a FASIT. As such, the beneficial owner of an Ownership certificate determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of the FASIT (other than those allocable to prohibited transactions as described below). In general, the character of the income to the beneficial owner of an Ownership certificate will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the beneficial owner of an Ownership certificate is treated as ordinary income. In determining that taxable income, the beneficial owner of an Ownership certificate must determine the amount of interest, OID, market discount and premium recognized with respect to the FASIT's assets and the FASIT regular certificates issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, the beneficial owner of the Ownership certificate is subject to the same limitations on its ability to use losses to offset income from the FASIT as are the beneficial owners of High-Yield Interests. See "-- Types of Securities -- FASIT CERTIFICATES GENERALLY" above.

     A Security Owner that holds an Ownership certificate will recognize gain, but not loss, upon the contribution of assets to a FASIT to support one or more FASIT regular certificates to the extent the value of the assets exceeds the Security Owner's basis in those assets. Moreover, in the case of debt instruments that are not publicly traded, the value for purposes of the gain computation will be determined by reference to a formula set out in Section 860I(d) of the Code that will likely overstate the market value of those debt instruments. Any gain recognized will increase the Security Owner's basis in the assets held in the FASIT. Proposed Treasury Regulations would, if issued in final form, provide that the Security Owner holding the Ownership certificate would not be allowed to use non-FASIT losses to offset the gain recognized.

     Rules similar to the wash sale rules applicable to REMIC residual certificates also will apply to the Ownership certificate. Accordingly, losses on dispositions of an Ownership certificate generally will be disallowed where, within six months before or after the disposition, the seller of such security acquires any other Ownership certificate or, in the case of a FASIT holding mortgage assets, any REMIC residual interest or interest in a taxable mortgage pool that is economically comparable to an Ownership certificate.

     The beneficial owner of an Ownership certificate will be subject to a tax equal to 100 percent of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include:

     -  the receipt of income derived from assets that are not permitted assets,

     -  certain dispositions of permitted assets,

     - the receipt of any income derived from any loan originated by a FASIT, and

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     -  in certain cases, the receipt of income representing a servicing fee or other compensation.

     Any trust for which a FASIT election will be made will be structured in order to avoid application of the prohibited transaction tax.

GRANTOR TRUST CERTIFICATES

     For purposes of this discussion, we refer to two types of certificates issued by a Grantor Trust: "Standard Certificates" and "Stripped Certificates." Each certificate issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

     CLASSIFICATION OF STRIPPED CERTIFICATES. There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate. First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only certificates, all the certificates of that trust likely will be Stripped Certificates. Second, if the seller, depositor, or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the certificates issued by the trust could be Stripped Certificates. Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the certificates of the trust could be Stripped Certificates.

     TAXATION OF STRIPPED CERTIFICATES. Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the "Stripped Bond Rules"). Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. A beneficial owner of a Stripped Certificate will be treated as owning "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments.

     Generally, if a taxpayer acquires an interest in "stripped coupons" or "stripped bonds," the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid. As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument. The tax consequences of holding a debt instrument are discussed generally under "--Taxation of Securities Treated as Debt Instruments" above.

     Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments. Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under "--Taxation of Securities Treated as Debt Instruments - INTEREST INCOME AND OID," and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under "--Taxation of Securities Treated as Debt Instruments - INFORMATION REPORTING." Whether aggregation of stripped coupons from several assets acquired in a single purchase is

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appropriate, and whether the PAC Method should apply to compute OID accruals on
Stripped Certificates are not free from doubt. We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.

     For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates. However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities, except as set forth in the prospectus supplement. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

     A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under "-TAXATION OF STANDARD CERTIFICATES" below. In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner's recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner's Stripped Certificate. While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

     In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust. Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period. The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under "--TRUST EXPENSES" below, subject to the limitation described therein.

     PURCHASE OF MORE THAN ONE CLASS OF STRIPPED CERTIFICATES. When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     TAXATION OF STANDARD CERTIFICATES. For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust. As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate. Thus, for example, in the case of a Standard Certificate representing

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ownership of mortgage loans, a beneficial owner of the certificate would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner's method of accounting. In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust's assets. Those losses would be deductible generally only as described under "-- Taxation of Securities Treated as Debt Instruments -- TREATMENT OF LOSSES" above.

     For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

     TRUST EXPENSES. Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust's expenses, as described above. Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust's assets and paid directly its share of the servicing and related fees and expenses. Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust. In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor's adjusted gross income. In addition,
Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (i) 3 percent of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for post-1991 inflation), and (ii) 80 percent of the amount of itemized deductions otherwise allowable for that year. This reduction is currently scheduled to be phased-out over a five year period beginning 2006. As a result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates. In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

     SALES OF GRANTOR TRUST CERTIFICATES. If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner's adjusted tax basis in the Grantor Trust Certificate. Such tax basis will equal the Security Owner's cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income. See "-- Taxation of Securities Treated as Debt Instruments - SALE OR OTHER DISPOSITION." Any remaining gain or any loss will be capital gain or loss. Capital losses generally may be used only to offset capital gains

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     TRUST REPORTING. Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns. The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

     FOREIGN PERSONS. The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities. See the discussion of the tax and withholding rules under "--Taxation of Securities Treated as Debt Instruments -FOREIGN PERSONS."

PARTNER CERTIFICATES

     If a trust is classified as a partnership for federal income tax purposes, the trust will not be subject to an entity level federal income tax. Instead, pursuant to the terms of the trust agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates. Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust's income for the taxable year of the trust that ends with or within the Security Owner's taxable year. The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

     SECURITY OWNER'S DISTRIBUTIVE SHARE. The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in Section 703(a)(2) of the Code are not allowed. The trustee will allocate that taxable income among the Partner Certificates. The method of allocation will be described in the applicable prospectus supplement.

     A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under "-- Grantor Trust Certificates - TRUST EXPENSES" above. Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

     DISTRIBUTIONS. A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner's adjusted basis in the Partner Certificate. If the amount of cash distributed exceeds a Security Owner's basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate. If, upon receipt of a cash distribution in liquidation of a Security Owner's interest in the trust, the Security Owner's adjusted basis

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exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

     A Security Owner's adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

     If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution. The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

     SALE OR EXCHANGE OF A PARTNER CERTIFICATE. If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner's adjusted basis in the Partner Certificate at the time of sale. Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

     SECTION 708 TERMINATIONS. Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners. The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners. If the Partner Certificates are Book Entry Certificates, the trust most likely will not be able to comply with the termination provisions of Section 708 of the Code due to lack of information concerning the transfer of interests in the trust.

     SECTION 754 ELECTION. If a Security Owner were to sell its Partner Certificate at a profit (loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller. The trust's adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code. To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement. As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

     FOREIGN PERSONS. Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a security is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

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     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

     INFORMATION REPORTING. Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust. The trust will report each Security Owner's allocable share of the trust's items of income and expense to the Security Owner and to the IRS on Schedules K-1. The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates. Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

     Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates. In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates. The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year. Brokers and nominees who fail to provide the information may be subject to penalties. However, a clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish that information statement to the trust.

     ADMINISTRATIVE MATTERS. Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership. An adjustment also could result in an audit of a beneficial owner's returns and adjustments of items not related to the income and losses of the partnership.

SPECIAL TAX ATTRIBUTES

     In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

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     REMIC CERTIFICATES. REMIC certificates held by a domestic building and loan association will constitute "regular or residual interests in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x). If, however, at least 95 percent of the assets of the REMIC are described in
Section 7701(a)(19)(C)(i) through (x), the entire REMIC certificates in that REMIC will so qualify.

     In addition, REMIC certificates held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of "real estate assets," then the portion of the REMIC certificates that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets. Similarly, income on the REMIC certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

     REMIC regular certificates also will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMIC within the periods required by the Code, and will be "permitted assets" within the meaning of Section 860L(c)(1) of the Code with respect to FASITs.

     The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Section 593(d) of the Code for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that these institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

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     For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs ("Tiered REMICs") for federal income tax purposes. Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those Securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

     As described above, certain REMIC regular certificates will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement. See "Types of Securities - REMIC CERTIFICATES GENERALLY" above. Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

     FASIT REGULAR CERTIFICATES FASIT regular certificates held by a REIT will qualify as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and interest on such certificates will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code to the same extent that REMIC certificates would be so considered. Likewise, FASIT regular certificates held by a domestic building and loan association will represent qualifying assets for purposes of the qualification requirements set forth in Section 7701(a)(19)(C) of the Code to the same extent that REMIC certificates would be so considered. See "-- REMIC CERTIFICATES" above.

     NON-REMIC AND NON-FASIT DEBT SECURITIES. Debt Securities that are not REMIC regular certificates or FASIT regular certificates and that are owned by domestic building and loan associations and other thrift institutions will not be considered "loans secured by an interest in real property" or "qualifying real property loans." Moreover, such Debt Securities owned by a REIT will not be treated as "real estate assets" nor will interest on the Debt Securities be considered "interest on obligations secured by mortgages on real property." In addition, such Debt Securities will not be "qualified mortgages" for REMICs.

     GRANTOR TRUST CERTIFICATES. Standard Certificates held by a domestic building and loan association will constitute "loans secured by interests in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

     Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates. We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of

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Stripped Certificates, and the income therefrom, if the characterization of the
Stripped Certificates under the above-referenced rules is relevant.

     PARTNER CERTIFICATES. For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs, a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the capital accounts.

BACKUP WITHHOLDING

     Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

                       STATE AND LOCAL TAX CONSIDERATIONS

     In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

     For example, a REMIC or FASIT or non-REMIC or non-FASIT trust may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the trust. We recommend that potential investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

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                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code ("Plans") and on persons who are fiduciaries for those Plans. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Therefore, assets of these plans may be invested in certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any of these plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

     A Plan's investment in certificates may cause the assets included in a related trust fund to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan's investment in the entity) is not "significant," both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the certificates are treated as equity interests for purposes of DOL regulations Section 2510.3-101, equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the assets included in a trust fund constitute plan assets of

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an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a "fiduciary" of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the assets included in a trust fund constitute plan assets, the purchase of certificates by a Party in Interest of the Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

     The DOL has issued individual exemptions to various underwriters as indicated in the related prospectus supplement (the "Exemption") that generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of mortgage pools and the purchase, sale and holding of certificates underwritten by an underwriter, as defined below, that (1) represent a beneficial ownership interest in the assets of an issuer which is a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund or (2) are denominated as a debt instrument and represent an interest in the issuer, provided that certain conditions set forth in the Exemption are satisfied.

     For purposes of this Section "ERISA Considerations," the term "underwriter" will include (a) the underwriter specified in the related prospectus supplement,
(b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter, and
(c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of certificates.

     The Exemption sets forth several general conditions that must be satisfied for a transaction involving the purchase, sale and holding of certificates to be eligible for exemptive relief thereunder:

- The acquisition of certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

- Unless the investment pool contains only certain types of assets, such as mortgage loans fully secured by real property (a "Designated Transaction"), the Exemption only applies to certificates evidencing rights and interests not subordinated to the rights and interests evidenced by the other certificates of the trust fund;

- The certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories (four, in a Designated Transaction) by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch, Inc. (each, a "Rating Agency");

- The trustee may not be an affiliate of any other member of the Restricted Group, as defined below;

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-  The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuer must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person's services under the related agreement and reimbursement of that person's reasonable expenses in connection therewith;

- The Plan investing in the certificates must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended;

- For certain types of issuers, the documents establishing the issuer and governing the transaction must contain provisions intended to protect the assets of the issuer from creditors of the seller.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Sections 4975(a) and 4975(b) of the Code, by reason of Section 4975(c)(1)(E) of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than five percent of the fair market value of the obligations contained in the trust fund; (2) the Plan's investment in each class of certificates does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition and (3) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of certificates in connection with their initial issuance, at least 50% of each class of certificates in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan. An "Excluded Plan" is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuer, the sponsor, each servicer, any obligor with respect to obligations included in the issuer constituting more than 5 percent of the aggregate unamortized principal balance of the assets of the issuer on the date of the initial issuance of certificates, each counterparty in any eligible swap transactions and any affiliate of any such persons.

     A fiduciary of a Plan contemplating purchasing a certificate must make its own determination that the general conditions set forth above will be satisfied for that certificate.

     The rating of a certificate may change. If the rating of a certificate declines below the lowest permitted rating, the certificate will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificate when the certificate had a permitted rating would not be required by the Exemption to dispose of it).

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     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c) (1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the mortgage pools, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan's ownership of certificates.

     The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the exemption. Obligations in an investment pool supporting payments to securityholders, and having a value equal to no more than 25% of the total initial principal balance of the related certificates, may be transferred to the trust fund within the pre-funding period, instead of being required to be either identified or transferred on or before the closing date. The relief is available if the following conditions are met:

          (1) The ratio of the amount allocated to the pre-funding account to purchase mortgage loans that have not yet been identified to the total principal amount of the certificates being offered (the "pre-funding limit") must not exceed 25%.

          (2) All assets transferred after the closing date (the "Subsequent Assets") must meet the same terms and conditions for eligibility as the original assets used to create the issuer, which terms and conditions have been approved by at least one rating agency.

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

          (3) The transfer of the Subsequent Assets to the issuer during the pre-funding period must not result in the certificates that are to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the issuer.

          (4) The weighted average annual percentage interest rate for all of the assets in the issuer at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the assets transferred to the issuer on the closing date.

          (5) In order to ensure that the characteristics of the Subsequent Assets are substantially similar to the original assets that were transferred to the issuer:

                 - the characteristics of the Subsequent Assets must be monitored by an insurer or other credit support provider that is independent of the depositor; or

                 - an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the certificates, the underwriter and the trustee) stating whether or not the characteristics of the Subsequent Assets conform to the characteristics described in the related prospectus supplement and/or the related agreement. In preparing this letter, the independent accountant must use the same type of procedures as were applicable to the assets transferred to the issuer as of the closing date.

          (6) The pre-funding period must end no later than the later of three months or 90 days after the closing date (or earlier if the pre-funding account falls below the minimum level specified in the related agreement or an event of default occurs).

          (7) Amounts transferred to the pre-funding account and/or the capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

          (8)    The prospectus or prospectus supplement must describe:

                 - the pre-funding account and/or capitalized interest account used in connection with the pre-funding account;

                 -  the duration of the pre-funding period;

                 - the percentage and/or dollar amount of the pre-funding limit for the issuer; and

                 - that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to securityholders as repayments of principal.

          (9) The related agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the prospectus supplement, the terms and conditions for eligibility of Subsequent Assets.

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

     With respect to each transaction specified in a related prospectus supplement, there will be sufficient obligations identified prior to the closing date so that these obligations, if transferred to the trust after the closing date, in exchange for amounts credited to the pre-funding account, would result in a ratio that is within the pre-funding limit. In addition, these obligations would meet the same terms and conditions for eligibility as the original obligations used to create the trust and other conditions required under the Exemption.

     The certificates may have features, such as put option rights or mandatory purchase features, that are not eligible for exemptive relief under the Exemption. In this case, the prospectus supplement related to a series of certificates will identify any additional considerations and conditions for a fiduciary investing assets of a Plan in a class of certificates that includes such features.

     To the extent the certificates are not treated as equity interests for purposes of DOL regulations Section 2510.3-101, a Plan's investment in those certificates would not cause the assets included in a related trust fund to be deemed Plan assets. However, the depositor, the master servicer, the servicer, the trustee, or underwriter may be the sponsor of or investment advisor with respect to one or more Plans. Because these parties may receive certain benefits in connection with the sale of Non-Equity Certificates, the purchase of Non-Equity Certificates using Plan assets over which any of these parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Non-Equity Certificates may not be purchased using the assets of any Plan if any of the depositor, the servicer, the trustee or underwriter has investment authority for those assets, or is an employee maintaining or contributing to the Plan.

     In addition, certain affiliates of the depositor might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of certificates, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by that holder. In either case, the acquisition or holding of Non-Equity Certificates by or on behalf of that Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more statutory, regulatory or administrative exemptions such as Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager," PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

     Any Plan fiduciary that proposes to cause a Plan to purchase certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary that proposes to cause a Plan to purchase certificates representing a beneficial ownership interest in a pool of single-family residential first mortgage loans should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement for a series of certificates may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the certificates offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase certin types of certificates should consider the federal income tax consequences of that investment.

     Any Plan fiduciary considering whether to purchase a certificate on behalf of a Plan should consult with its counsel regarding the application of the DOL regulations Section 2510.3-101 and the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

     The sale of certificates to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

     The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of those entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of those entities with respect to "mortgage related securities", securities will constitute legal investments for entities subject to the legislation only to the extent provided in the legislation. Approximately twenty-one states adopted this legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as the contractual commitment was made or the securities were acquired prior to the enactment of the legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a "mortgage related security"). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit Unions in certain types of mortgage related securities.

     All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities", which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security", and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," or in securities which are issued in book-entry form.

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             METHOD OF DISTRIBUTION

     Securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust fund) through any of the following methods:

     - by negotiated firm commitment underwriting and public reoffering by underwriters;

     - by agency placements through one or more placement agents primarily with institutional investors and dealers; and

     -  by placement directly by the depositor with institutional investors.

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

     A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which that series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     It is anticipated that the underwriting agreement pertaining to the sale of offered securities of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all the securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the securities Act of 1933 or will contribute to payments required to be made in respect thereof.

     Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which those underwriters or agents may be required to make in respect thereof.

     If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.

                                  LEGAL MATTERS

     The validity of the securities of each series, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by McKee Nelson LLP, Washington, D.C.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

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

                                     RATING

     It is a condition to the issuance of the securities of each series offered hereby and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related prospectus supplement.

     A rating is based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to a class of securities and will reflect the Rating Agency's assessment solely of the likelihood that holders of that class of securities will receive payments to which the holders are entitled under the related Agreement. A rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of those prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a series, a rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each Rating Agency rating classes of such series. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. This analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each class of securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that those losses are not covered by credit enhancement, they will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                                     ANNEX I

                      GLOBAL CLEARANCE, SETTLEMENT AND TAX
                            DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the book-entry securities will be available only in book-entry form. Investors in the book-entry securities may hold them through any of The Depository Trust Company ("DTC"), Clearstream, Luxembourg or Euroclear. The book-entry securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding interests in book-entry securities through Clearstream, Luxembourg and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in book-entry securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between investors holding interests in book-entry securities through Clearstream, Luxembourg or Euroclear and investors holding interests in book-entry securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream, Luxembourg and Euroclear (in that capacity) and other DTC participants.

     Although DTC, Euroclear and Clearstream, Luxembourg are expected to follow the procedures described below to facilitate transfers of interests in the book-entry securities among participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Issuer nor the indenture trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

     Non-U.S. holders (as described below) of book-entry securities will be subject to U.S. withholding taxes unless the holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

                               INITIAL SETTLEMENT

     The book-entry securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold the positions in accounts as DTC participants.

     Investors electing to hold interests in book-entry securities through DTC participants, rather than through Clearstream, Luxembourg or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through notes. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold interests in book-entry securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in book-entry securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

                            SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through notes in same-day funds.

     Transfers between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants and/or investors holding interests in book-entry securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Transfers between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When interests in book-entry securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant or a purchaser, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or the Euroclear operator will instruct its respective depository to receive an interest in the book-entry securities against payment. Payment will include interest accrued on the book-entry securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the book-entry securities. After settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The credit of the interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the book-entry securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream, Luxembourg participants or Euroclear participants will take on credit exposure to Clearstream, Luxembourg or the Euroclear operator until interests in the book-entry securities are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or the Euroclear operator has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants receiving interests in book-entry securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the book-entry securities were credited to their accounts. However, interest on the book-entry securities would accrue from the value date. Therefore, the investment income on the interest in the book-entry securities earned during that one-day period would tend to offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

     Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in book-entry securities to the respective depository of Clearstream, Luxembourg or Euroclear for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

     Finally, intra-day traders that use Clearstream, Luxembourg participants or Euroclear participants to purchase interests in book-entry securities from DTC participants or sellers settling through them for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

     (a) borrowing interests in book-entry securities through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the intra-day trade is reflected in the relevant Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing interests in book-entry securities in the United States from a DTC participant no later than one day before settlement, which would give sufficient time for the interests to be reflected in the relevant Clearstream, Luxembourg or Euroclear accounts to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

     Transfers between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which interests in book-entry securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or the Euroclear operator through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or Euroclear will instruct its respective depository to credit an interest in the book-entry securities to the DTC participant's account against payment. Payment will include interest accrued on the book-entry securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York). If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry security through Clearstream, Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the trustee or to the U.S. entity required to withhold tax (the U.S. withholding agent) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

     I.     the trustee or the U.S. withholding agent receives a statement--

            (a) from the holder on Internal Revenue Service (IRS) Form W-8BEN (or any successor form) that--

                   (i) is signed by the holder under penalties of perjury,

                   (ii) certifies that such owner is not a United States person, and

                   (iii)  provides the name and address of the holder, or

            (b) from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that--

                   (i) is signed under penalties of perjury by an authorized representative of the financial institution,

                   (ii) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the holder or that another financial institution acting on behalf of the holder has received such IRS Form W-8BEN (or any successor form),

                   (iii)  provides the name and address of the holder, and

                   (iv) attaches the IRS Form W-8BEN (or any successor form) provided by the holder;

     II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the trustee or the U.S. withholding agent;

     III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the trustee or the U.S. withholding agent; or

     IV. the holder is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the securities.

     A holder holding book-entry securities through Clearstream, Luxembourg or Euroclear provides the forms and statements referred to above by submitting them to the person through which the holder holds an interest in the book-entry securities, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

     In addition, all holders holding book-entry securities through Clearstream, Luxembourg, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

     I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

     II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

     III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

     This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry securities.

     The term United States person means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

     This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the book-entry securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry securities.

                             INDEX OF DEFINED TERMS

"AFR"......................................................................113
"Agreement".................................................................25
"APR".......................................................................30
"Available Funds"...........................................................47
"BancCap"...................................................................36
"BIF".......................................................................79
"Capitalized Interest Account"..............................................82
"CERCLA"....................................................................98
"Claimable Amount".........................................................111
"Class Security Balance"....................................................47
"Clearstream, Luxembourg"...................................................61
"Code"......................................................................46
"COFI securities"...........................................................57
"Collateral Value"..........................................................30
"Combined Loan-to-Value Ratio"..............................................30
"Cut-off Date Principal Balance"............................................45
"Debt Securities"..........................................................122
"Definitive Security".......................................................59
"Designated Transaction"...................................................135
"Detailed Description"......................................................26
"DOL"......................................................................134
"DTC".......................................................................59
"Eleventh District".........................................................56
"ERISA".....................................................................46
"European Depositories".....................................................59
"Exemption"................................................................135
"FHA".......................................................................26
"FHLBSF"....................................................................56
"Financial Intermediary"....................................................59
"Foreign Person"...........................................................113
"Funding Period"............................................................81
"Garn-St Germain Act"......................................................101
"Grantor Trust Certificates"...............................................128
"Grantor Trust"............................................................128
"Guide".....................................................................38
"Indenture".................................................................44
"Insurance Proceeds"........................................................80
"Insured Expenses"..........................................................80
"IO Certificates"..........................................................128
"L/C Bank"..................................................................66
"L/C Percentage"............................................................66
"Liquidation Expenses"......................................................80

"Liquidation Proceeds"......................................................80
"Loan Rate".................................................................27
"Loan-to-Value Ratio".......................................................30
"Master Servicing Fee"......................................................87
"MGT/EOC"...................................................................62
"Moody's"...................................................................67
"Moody's"..................................................................135
"Mortgage"..................................................................76
"National Cost of Funds Index"..............................................57
"NCUA".....................................................................140
"OID"......................................................................122
"OTS".......................................................................57
"PAC Method"...............................................................123
"Parties in Interest"......................................................134
"Partner Certificates".....................................................130
"Pass-Through Rate".........................................................25
"Permitted Investments".....................................................67
"Plans"....................................................................134
"Policy Statement".........................................................141
"Pool Insurance Policy".....................................................69
"Pool Insurer"..............................................................69
"Pre-Funded Amount".........................................................81
"Pre-Funding Account".......................................................81
"Primary Mortgage Insurance Policy".........................................28
"Prime Rate"................................................................58
"Principal Prepayments".....................................................48
"Properties"................................................................28
"Property Improvement Loans"...............................................107
"PTCE".....................................................................139
"Purchase Price"............................................................44
"Qualified Stated Interest"................................................123
"Rating Agency"............................................................143
"RCRA"......................................................................99
"Record Date"...............................................................46
"Refinance Loan"............................................................30
"Relevant Depositary".......................................................59
"Relief Act"...............................................................105
"REMIC Regular Certificate"................................................114
"REMIC Residual Certificate"...............................................114
"Residual Owner"...........................................................114
"Retained Interest".........................................................45
"Rules".....................................................................59
"S&P"......................................................................135
"SAIF"......................................................................79
"Securities Act"............................................................31
"Security Account"..........................................................79

"Security Owners"...........................................................59
"Security Register".........................................................46
"Sellers"...................................................................25
"Senior Securities".........................................................65
"Servicing Agreement".......................................................25
"Single Family Properties"..................................................28
"SMMEA"....................................................................140
"Stripped Bond Rules"......................................................129
"Subsequent Assets"........................................................137
"Subsequent Loans"..........................................................81
"Terms and Conditions"......................................................62
"Title I Loans"............................................................107
"Title I Program"..........................................................107
"Title V"..................................................................102
"Trust Agreement".......................................................25, 44
"Trust Fund Assets".........................................................24
"U.S. Person"..............................................................113
"UCC".......................................................................98
"VA Guaranty"...............................................................86
"VA"........................................................................26

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses expected to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as follows:

SEC Registration Fee............................................      $92.00
Trustee's Fees and Expenses (including counsel fees)*...........          **
Printing and Engraving Costs*...................................          **
Rating Agency Fees*.............................................          **
Legal Fees and Expenses*........................................          **
Blue Sky Fees and Expenses*.....................................          **
Accounting Fees and Expenses*...................................          **
Miscellaneous*..................................................          **
                                                                   ---------
   Total........................................................      $92.00

----------
*   Estimated in accordance with Item 511 of Regulation S-K.
**  To be filed by Amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The registrant's certificate of incorporation provides that directors and officers of the registrant will be indemnified as permitted by Delaware law.
Section 145 of the Delaware Corporation Law provides, in substance, that Delaware corporations have the power, under specified circumstances, to indemnify their directors, officers, employees or agents in connection with actions, suits or proceedings involving any of them by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

         The form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides, under certain circumstances, for indemnification of the Registrant and other persons.

ITEM 16. EXHIBITS.

         1.1     Form of Underwriting Agreement for Certificates*

         1.2     Form of Underwriting Agreement for Notes*

         3.1 Certificate of Incorporation of BancCap Asset Securitization Issuance Corporation as currently in effect

         3.2 Bylaws of BancCap Asset Securitization Issuance Corporation as currently in effect

         4.1     Form of Trust Agreement for Certificates

         4.2     Form of Servicing Agreement

         4.3     Form of Loan Purchase Agreement*

         4.4     Form of Deposit Trust Agreement*

         4.5     Form of Administration Agreement*

         4.6     Form of Indenture*

         5.1 Opinion of McKee Nelson LLP as to legality (including consent of such firm)*

         8.1 Opinion of McKee Nelson LLP as to certain tax matters (including consent of such firm included in Exhibit 5.1)*

         23.1    Consent of McKee Nelson LLP (included in Exhibit 5.1)*

         24.1    Power of Attorney (included on page II-4)

*  To be filed by amendment

ITEM 17. UNDERTAKINGS

A.  Undertaking in respect of Rule 415 offering.

The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Undertaking in respect of filings incorporating subsequent Exchange Act documents by reference.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

C.  Undertaking in respect of indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

D.  Undertakings for registration statement permitted by Rule 430A.

The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
(4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

         (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Lake Zurich, Illinois on the 30th day of July 2002.

                                             BANCCAP ASSET SECURITIZATION
                                             ISSUANCE CORPORATION


                                             By:   /s/ Scott J. Reading
                                                --------------------------
                                                 Scott J. Reading
                                                 President

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Scott J. Reading, Michael W. Trickey and Alton N. Moody, and each of them his or her true and lawful attorney-in-fact and agent, acting together or alone, with full powers of substitution and resubstitution, for them and in their name, place and stead, to sign any or all amendments to this Registration Statement (including any pre-effective or post-effective amendment), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, acting together or alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, acting together or alone, or other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

             Signature                    Title                     Date

      /s/  Scott J. Reading        President and Director       July 30, 2002
    ---------------------------
    Scott J. Reading

      /s/  Michael W. Trickey      Secretary, Treasurer and     July 30, 2002
    ---------------------------    Director
    Michael W. Trickey

      /s/  Alton N. Moody          Director                     July 30, 2002
    ---------------------------
    Alton N. Moody